As filed with the Securities and Exchange Commission on August 25, 2026

Registration No. 333-297716

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE JONES FINANCIAL COMPANIES, L.L.L.P.

(Exact Name of Registrant as Specified in Its Charter)

Missouri	6211	43-1450818

(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12555 Manchester Road

Des Peres, Missouri 63131

(314) 515-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keir Gumbs

The Jones Financial Companies, L.L.L.P.

12555 Manchester Road

Des Peres, Missouri 63131

(314) 515-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Brent R. Trame

Thompson Coburn LLP

One US Bank Plaza

St. Louis, Missouri 63101

Telephone: (314) 552-6569

Facsimile: (314) 552-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine

The information in this prospectus may change. The registrant may not complete the offer and the securities being registered may not be exchanged or distributed until the registration statement filed with the Securities and Exchange Commission of which this prospectus forms a part is effective. This prospectus is not an offer to sell or exchange these securities and it is not soliciting offers to buy or exchange these securities in any jurisdiction where the exchange offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 25, 2026

PROSPECTUS

THE JONES FINANCIAL COMPANIES, L.L.L.P.

OFFER TO EXCHANGE ANY AND ALL ISSUED AND OUTSTANDING

UNITS OF CLASS A LIMITED PARTNER INTERESTS FOR

UNITS OF CLASS B LIMITED PARTNER INTERESTS

We are offering to exchange (the “Exchange Offer”) any and all issued and outstanding units of Class A Limited Partner Interests (each unit of Class A Limited Partner Interest is referred to herein as a “Class A Interest,” and collectively, units of Class A Limited Partner Interests are referred to herein as “Class A Interests”) in The Jones Financial Companies, L.L.L.P. (the “Registrant,” “JFC” or the “Partnership”), for Class B Limited Partner Interests (each unit of Class B Limited Partner Interest is referred to herein as a “Class B Interest,” and collectively, units of Class B Limited Partner Interests are referred to herein as “Class B Interests”) in JFC on the terms and conditions set forth in this prospectus and accompanying letters of election and transmittal (as supplemented and amended from time to time, the “Letter of Transmittal”). A unit of Class A Interest and a unit of Class B Interest collectively are referred to herein as an “Interest,” and units of Class A Interests and units of Class B Interests, collectively, are referred to herein as “Interests”).

This Exchange Offer will begin as soon as practicable after the effective date of this registration statement on Form S-4. This Exchange Offer will be offered to all current Class A Limited Partners (as defined in the Partnership Agreement) holding Class A Interests. If you are a current employee or partner of JFC or any of its subsidiaries, your decision of whether or not to participate in the Exchange Offer will have no effect on your current status as an employee or partner of JFC or any of its subsidiaries.

Each unit of Class A Interests and Class B Interests of the Partnership has been and will be offered (including in the Exchange Offer) for a capital contribution (each, a “Capital Contribution”) of $1,000. In exchange for each $1,000 of Capital Contributions of Class A Interests properly tendered (and not validly withdrawn) prior to 11:59 P.M., Central Standard Time (“CST”), on December 28, 2026 (such time and date, as the same may be extended, the “Expiration Date”) and accepted by JFC, an exchanging Class A Limited Partner will receive one unit of Class B Interests. Our obligation to complete the Exchange Offer is not conditioned on the receipt of an aggregate minimum number of Class A Interests. Class A Interests not exchanged for Class B Interests pursuant to the Exchange Offer will remain outstanding subject to the terms of the Partnership Agreement.

Subject to the terms and conditions described herein, you may tender some or all of your Class A Interests in the Exchange Offer. If you wish to tender units of Class A Interests in the Exchange Offer, you should follow the instructions within the Letter of Transmittal, which are summarized under “Procedures for Tendering Class A Interests” in Section III of this prospectus. If you wish to withdraw your tender, you may do so by following the instructions set forth therein. Any exchanging Class A Limited Partner that withdraws a prior tender may re-tender their units of Class A Interests by tendering such units in accordance with the instructions referenced above.

The Exchange Offer is subject to the conditions described under “Conditions of the Exchange Offer” in Section III of this prospectus, which include, among other things, the effectiveness of a registration statement on Form S-4 filed with the United States (“U.S.”) Securities and Exchange Commission (the “SEC”) to register the Class B Interests issuable upon exchange of the Class A Interests pursuant to the Exchange Offer, of which this prospectus forms a part and the execution and delivery of a subscription agreement (the “Subscription Agreement”) and a durable power of attorney (the “Power of Attorney”), by an exchanging Class A Limited Partner. The Exchange Offer will expire at the Expiration Date unless extended or the Exchange Offer is earlier terminated by JFC.

No holder of an Interest has any right to vote or otherwise participate in the management of the business of JFC. Interests may not be transferred without the express written consent of the Managing Partner (which is not expected to be given). There is no public market in the Interests. Because Interests may not be transferred without the express written consent of the Managing Partner (which is not expected to be given), no public market for Interests will develop. The per unit price of the Class B Interests being offered is $1,000, which represents the book value of each Class B Interest. The decision to issue units of Class B Interests in increments of $1,000 as part of the Exchange Offer, rather than in other amounts, has been arbitrarily determined by the Partnership. Any Class B Limited Partner (as defined in the Partnership Agreement) must accept redemption of their Class B Interest(s), accept the return of their Capital Contribution(s) and accumulated profits due under the Partnership Agreement, and relinquish all rights as a Class B Limited Partner of JFC upon the earliest of (i) their death, (ii) their voluntary withdrawal as a Class B Limited Partner of the Partnership; or (iii) their receipt of a mandatory notice of withdrawal from the Managing Partner (as defined in the Partnership Agreement) or after a decision made by a General Partner Majority Vote (as defined in the Partnership Agreement), each as provided in the Partnership Agreement. No Class B Limited Partner has any rights to retain their Class B Interest(s). In addition, after a Class B Limited Partner has retired or separated from the Partnership, the Managing Partner may cause the Partnership to redeem the Class B Interests held by a Class B Limited Partner. Factors the Managing Partner may consider in causing the redemption of a Class B Limited Partner include those set forth in Section 6.2A of the Partnership Agreement. For more information see Section VI of this prospectus under the heading “Termination and Withdrawal of Partners; Return of Capital.”

The Managing Partner has authorized and approved the Exchange Offer. No other person or group of persons are required to authorize or approve the Exchange Offer. None of JFC, the General Partners, the Managing Partner, Enterprise Leadership Team, JFC’s officers and employees, any of JFC’s financial advisors or any other person has adopted any recommendation to any Class A Limited Partner as to whether or not such Class A Limited Partner should tender units of Class A Interests in the Exchange Offer. You must make your own decision whether to tender units of Class A Interests in the Exchange Offer. JFC IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND JFC A PROXY.

We will amend our offering materials, including this Prospectus and Offer to Exchange, to the extent required by applicable securities laws to disclose any material changes to information previously published, sent, or given to the Class A Limited Partners holding Class A Interest(s).

THE EXCHANGE OFFER INVOLVES RISKS. YOU SHOULD READ THIS PROSPECTUS CAREFULLY AND CONSIDER ALL RELEVANT FACTORS BEFORE DECIDING TO ACCEPT THE EXCHANGE OFFER. FOR MORE INFORMATION ABOUT CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER, SEE “RISK FACTORS” IN SECTION II OF THIS PROSPECTUS AND “PART I, ITEM 1A – RISK FACTORS” IN OUR FORM 10-K.

NEITHER THE SEC, NOR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THE CLASS B INTERESTS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

All questions concerning the terms of the Exchange Offer, exchange procedures and requests for additional copies of this prospectus or a Letter of Transmittal should be directed to the Partnership:

The Jones Financial Companies, L.L.L.P.

12555 Manchester Road

St. Louis, MO 63131

joneslp@edwardjones.com

800-441-2222 (x1931073)

The date of this prospectus is [    ], 2026.

APPENDICES (each of which is attached hereto and incorporated herein):

APPENDIX A – PARTNERSHIP AGREEMENT

APPENDIX B – ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2025

APPENDIX C – QUARTERLY REPORTS ON FORM 10-Q

APPENDIX D – FORM OF LETTER OF TRANSMITTAL

APPENDIX E – FORM OF CLASS B LIMITED PARTNER SUBSCRIPTION AGREEMENT

References in this prospectus to the “Partnership,” “we,” “us,” and “our” refer to JFC and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

References in this prospectus to “Edward Jones” refer to Edward D. Jones & Co., L.P., a Missouri limited partnership, and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

References in this prospectus to “EJ Canada” refer to Edward Jones (an Ontario limited partnership) and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

References in this prospectus to the “Partnership Agreement” mean the Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership dated as of November 5, 2025, as may be amended from time to time, which is attached as “Appendix A.”

References in this prospectus to the “Form 10-K” mean our Annual Report on Form 10-K for the most recent year filed with the SEC, which is attached as “Appendix B.”

References in this prospectus to the “Forms 10-Q” mean our Quarterly Reports on Form 10-Q filed with the SEC subsequent to the Form 10-K, each of which is attached as “Appendix C.”

References in this prospectus to the “Forms 8-K” mean our Current Reports on Form 8-K filed with the SEC subsequent to the Form 10-K.

Capitalized terms used in this prospectus shall have the meanings given to them in the Partnership Agreement, unless otherwise stated.

ABOUT THIS PROSPECTUS

This prospectus is being furnished to Class A Limited Partners invited to exchange units of Class A Interests for units of Class B Interests and contains a summary of information that you should consider when evaluating whether to participate in the Exchange Offer. This prospectus discusses various aspects of holding Class B Interests and being a Class B Limited Partner in the Partnership, including some of the risks associated with being a Class B Limited Partner. It also identifies certain information that is contained elsewhere or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before deciding whether to participate Exchange Offer. For a more complete understanding of this offering, you should read this entire document carefully and the documents incorporated by reference herein as described in Section XIV of this prospectus, including the Partnership Agreement, our Form 10- K, Forms 10-Q and Forms 8-K, especially the risk factors in our Form 10-K.

We have not authorized anyone to give any information or to make any representations concerning the Exchange Offer except the information in this prospectus and the information which is incorporated by reference into this prospectus. If anyone gives you any other information or makes any other representation to you regarding the Exchange Offer and/or the Class A Interests or Class B Interests, you should not rely on it. This prospectus is not an offer or solicitation of an offer to exchange any securities other than Class A Interests for Class B Interests. In addition, this prospectus shall be considered void and you shall not have any right to exchange any Class A Interests in any circumstance or jurisdiction in which an offer or solicitation regarding the Class A Interests or Class B Interests is unlawful or where registration or other undertakings are required and have not been met by the Partnership. You should not interpret the delivery of this prospectus, or any exchange of Class A Interests for Class B Interests, as an indication that there has been no adverse change in our affairs since the date of this prospectus. You should also be aware that the information in this prospectus may change after the date of this prospectus. This prospectus may be delivered via e-mail or other electronic means.

We will provide you, upon written or oral request, with a paper copy of this prospectus (including appendices), without charge. Please direct your written or oral request to:

Partnership Consulting & Support

12555 Manchester Road

St. Louis, Missouri 63131

800-441-2222 (x1931073)

In order to receive timely delivery of the documents in advance of the Expiration Date, you should make your request no later than December 18, 2026 (five business days prior to the Expiration Date).

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain statements that are, or may be considered to be, forward-looking statements within the meaning of U.S. securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “may,” “intend,” “estimate,” “will,” “should,” “plan,” and other expressions which predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Partnership. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Partnership to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause differences between forward-looking statements and actual events include, but are not limited to, the following: (1) general economic conditions, including inflation, an economic downturn, a recession or volatility in the U.S. and/or global securities markets, actions of the U.S. Federal Reserve and/or central banks outside of the United States and economic effects of international geopolitical conflicts, tariffs and other trade restrictions, the U.S. federal debt ceiling, widespread health epidemics or pandemics or other major world events; (2) actions of competitors; (3) the Partnership’s ability to attract and retain qualified financial advisors and other employees; (4) changes in interest rates; (5) regulatory actions; (6) changes in legislation or regulation, including changes in tax laws; (7) litigation; (8) the ability of clients, other broker-dealers, banks, depositories and clearing organizations to fulfill contractual obligations; (9) changes in technology and other technology-related risks; (10) a fluctuation or decline in the fair value of securities; and (11) the risks discussed under “Part I, Item 1A – Risk Factors” in our Form 10-K, as may be supplemented by “Part II, Item 1A – Risk Factors” in our Forms 10-Q, as well as in other places in this prospectus. These forward-looking statements were based on information, plans, and estimates as of the date of this prospectus, and the Partnership does not undertake to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual results may be materially different from our past and anticipated results. Except as required by law, we undertake no duty to update the forward-looking statements included or incorporated by reference in this prospectus, even though our situation may change in the future, including changes in underlying assumptions or factors, new information, future events or other changes. Forward-looking statements are based on information, plans, and estimates as of the date of this prospectus or as of the date of such statement contained in the respective documents incorporated in this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

I. PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before participating in the Exchange Offer. For a more complete understanding of the Exchange Offer, you should read this entire prospectus carefully, and the information incorporated by reference in this prospectus.

The Partnership

The Partnership operates in two geographic business units, the U.S. and Canada. Edward Jones is a registered broker-dealer and investment adviser in the U.S., and EJ Canada is a registered investment dealer in Canada. Both Edward Jones and EJ Canada are wholly owned subsidiaries of JFC. Edward Jones and EJ Canada are retail brokerage businesses and primarily derive revenues from fees for providing investment advisory and other account services to clients, fees for assets held by clients and commissions for the distribution of mutual fund shares and insurance products and the purchase or sale of securities.

Our purpose is to partner for positive impact to improve the lives of our clients and colleagues and, together, better our communities and society. Our strategic ambition is to improve the financial fulfillment for tens of millions of long-term investors across North America by providing comprehensive, personalized planning and professional advice.

For additional information related to our business and operations, refer to “Part I, Item 1 – Business” in our Form 10-K.

Partnership Contact Information

Our principal office is located at 12555 Manchester Road, St. Louis, Missouri 63131. Our principal telephone number is (314) 515-2000. Our website is www.edwardjones.com. The information contained on, or accessible through, our website is not part of or incorporated by reference in this prospectus.

Summary Terms of the Exchange Offer
Class A Interests that qualify for the Exchange Offer	Any and all outstanding Class A Interests.

Capital Contributions

Each unit of Class A Interest and Class B Interest of the Partnership has been and will be issued (including in the Exchange Offer) for a Capital Contribution of $1,000, which represents the book value of each Class A Interest and Class B Interest. The decision to issue Class A Interests and Class B Interests in increments of $1,000, rather than in other amounts, has been arbitrarily determined by the Partnership.

Exchange Offer and Exchange Consideration

We are offering to exchange any and all issued and outstanding units of Class A Interests for Class B Interests subject to the terms and conditions set forth in this prospectus, the Schedule TO filed with the SEC in connection with the Exchange Offer (the “Schedule TO” and collectively with this Form S-4 and this prospectus, as the same may be amended, supplemented or otherwise modified, collectively, the “Offering Documents”), the accompanying Letter of Transmittal, and the Subscription Agreement and the Power of Attorney (collectively, the “Exchange Documents”).

In exchange for each $1,000 in Capital Contributions paid by a Class A Limited Partner for their Class A Interests properly tendered and accepted by JFC, an exchanging Class A Limited Partner will receive one unit of Class B Interest with an allocated Capital Contribution of $1,000 (the “Exchange Consideration”). JFC may issue fractional units of Class B Interests upon exchange of fractional units of Class A Interests with allocable Capital Contributions of less than $1,000 pursuant to the Exchange Offer.

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All Class A Limited Partners may exchange all or a portion of their Class A Interests. To be eligible for a partial exchange of Class A Interests (a “Partial Exchange”), the following conditions must be met:

•

you must continue to hold at least $5,000.00 in Capital Contributions related to your Class A Interests (representing at least five units of Class A Interests) immediately after the exchange in the Exchange Offer; and

•

you must hold at least $5,000.00 in Capital Contributions related to your Class B Interests (representing at least five units of Class B Interests) immediately after the exchange in the Exchange Offer.

In addition to meeting these conditions, you may only exchange Class A Interests in $100.00 increments of allocated Capital Contributions.

Class A Interests and Class B Interests Outstanding Before the Exchange Offer	As of August 14, 2026, there were 1,716,911.20 units of Class A Interests and zero units of Class B Interests outstanding.

Class A Interests and Class B Interests Outstanding After the Exchange Offer

Assuming all outstanding units of Class A Interests are properly tendered (and not validly withdrawn) and accepted for exchange in the Exchange Offer, upon completion of the Exchange Offer, there would be zero units of Class A Interests and 1,716,911.20 units of Class B Interests outstanding.

Market for the Interests, Trading and Transfer Restrictions; No Governing Rights

Interests are not listed on any stock exchange, there is no market for Interests, and none of our Class A Limited Partners or Class B Limited Partners may sell, pledge, exchange, transfer or assign any Interest without the consent of the Managing Partner, which is not expected to be given. Because Interests may not be transferred without the express written consent of the Managing Partner (which is not expected to be given), no public market for Interests will develop.

No holder of an Interest has any right to vote or otherwise participate in the management of the business of JFC. Any Class B Limited Partner must accept redemption of their Class B Interest(s), accept the return of their Capital Contribution(s) and accumulated profits due under the Partnership Agreement, and relinquish all rights as a Class B Limited Partner of JFC upon the earliest of (i) their death, (ii) their voluntary withdrawal as a Class B Limited Partner of the Partnership; or (iii) their receipt of a mandatory notice of withdrawal from JFC’s Managing Partner or after a decision made by a General Partner Majority Vote. No Class B Limited Partner has any rights to retain their Class B Interest(s). Factors the Managing Partner may consider in causing the redemption of a Class B Limited Partner include those set forth in Section 6.2A of the Partnership Agreement. For more information see Section VI of this prospectus under the heading “Termination and Withdrawal of Partners; Return of Capital.”

Background of the Class A Interests and Purpose of the Exchange Offer

Pursuant to employee benefit plans and exempt offerings of securities permitted by applicable securities laws, JFC has historically offered certain “employees” (as defined in the instructions to Form S-8 as promulgated by the SEC) of JFC and its Subsidiaries the option to become Class A Limited Partners of JFC. The rights and obligations of Class A Limited Partners of the Partnership with respect to the Class A Interests are governed by the Partnership Agreement. On November 5, 2025, the Partnership adopted the current Partnership Agreement, which, among other things, (i) reclassified “Limited Partners” prior to the adoption of the Partnership Agreement to Class A Limited Partners and limited partner interests to Class A Interests and (ii) created a new class of limited partners designated as Class B Limited Partners and a new class of limited partner interests designated as the Class B Limited Partner Interests. Pursuant to the Partnership Agreement, Class B Interests will not be issued before January 1, 2027 (the “Recapitalization Date”). Additionally, no new Class A Limited Partners will be admitted and no new Class A Interests will be issued by the Partnership upon the issuance of any Class B Interests (all such events collectively referred to as, the “Recapitalization”).

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The purpose of the Recapitalization, enabled in part by the Exchange Offer, is to (i) simplify the capital structure of the Partnership, (ii) ensure that JFC’s benefit package for employees and non-employee service providers remains competitive in the business markets in which JFC operates, (iii) provide greater transparency regarding limited partner economics, and (iv) improve alignment across Subordinated Limited Partner Interests, limited partner interests and Profits Interests.

In addition, the Partnership expects that the Exchange Offer would (i) reduce the current 7 1⁄2% Payment expense associated with Class A Interests, (ii) improve the treatment of limited partner capital in external credit analysis, and (iii) improve the limited partner experience through more frequent distributions of allocated net income.

Differences between Class A Interests and Class B Interests

For a description of certain material terms of the Class A Interests and the Class B Interests see “Summary Description of the Class B Interests” below, Section II of this prospectus and the Partnership Agreement.

Offer Period

The Exchange Offer will expire at 11:59 P.M., CST, on December 28, 2026 (such time and date, as the same may be extended, the “Expiration Date”). See “Expiration Date; Extension; Termination; Amendment” in Section III of this prospectus.

Approval of Exchange Offer	The Managing Partner authorized and approved the Exchange Offer on July 24, 2026. No other person or group of persons are required to authorize or approve the Exchange Offer.

Withdrawal; Change in Election; Non-Acceptance

You may withdraw any Class A Interests tendered in the Exchange Offer at any time prior to the Expiration Date. To withdraw previously tendered Class A Interests, you are required to submit a notice of withdrawal to the Partnership in accordance with the procedures described herein and in the Letter of Transmittal.

For further information regarding withdrawal of tendered Class A Interests, see “Withdrawal Rights” in Section III of this prospectus.

In addition, you may change an election with respect to the Class A Interests and related Capital Contributions tendered in the Exchange Offer by submitting a replacement of the Letter of Transmittal and any other documents required by the Exchange Offer, including the Subscription Agreement and the Power of Attorney, prior to the Expiration Date. In the event that you submit more than one Letter of Transmittal, the last submitted Letter of Transmittal executed by you and received by the Partnership prior to the Expiration Date will govern your elections for the Exchange Offer.

Under certain circumstances the Partnership may not be required to accept for exchange any of the Class A Interests tendered by you.

Class A Limited Partners Eligible to Participate in the Exchange Offer	All Class A Limited Partners holding Class A Interests are eligible to participate in the Exchange Offer. See “Terms of the Exchange Offer” in Section III of this prospectus.

Conditions of the Exchange Offer

Our obligation to complete the Exchange Offer is not conditioned on the receipt of a minimum number of Class A Interests. Class A Interests not exchanged for Class B Interests pursuant to the Exchange Offer will remain outstanding subject to the terms of the Partnership Agreement.

The Exchange Offer is subject to the satisfaction of certain conditions, including, but not limited to, (i) the effectiveness of the registration statement of which this prospectus is a part and (ii) with respect each participating Class A Limited Partner, the execution and delivery of the Exchange Documents by such Class A Limited Partner.

Subject to the terms and conditions of the Exchange Offer, the Partnership reserves the right, in its sole discretion, to waive, at any time or from time to time, any of the specified conditions of the Exchange Offer, in whole or in part, in the case of any Class A Interests and related Capital Contributions exchanged in the Exchange Offer.

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See “Conditions of the Exchange Offer” in Section III of this prospectus.

Procedures for Tendering Eligible Class A Interests

Only a Class A Limited Partner holding Class A Interests may tender units of Class A Interests in the Exchange Offer. To tender your Class A Interests in the Exchange Offer, you must deliver to the Partnership executed copies of the Exchange Documents, in accordance with the instructions within the Letter of Transmittal prior to the Expiration Date. See “Procedures for Tendering Class A Interests” in Section III of this prospectus.

Please see the above regarding the applicable requirements for Partial Exchanges in the Exchange Offer.

Settlement

Distribution of the Exchange Consideration for the Class A Interests validly tendered and accepted for exchange will be made promptly after the Expiration Date. The Partnership currently expects to issue such Class B Interests on or about January 4, 2027 with the exchange of the Class B Interests being effective as of the Recapitalization Date.

Distributions related to Net Income allocated to the holders of Class A Interests (including Class A Interests exchanged in the Exchange Offer) for periods prior to the Recapitalization Date (the “Class A Distributions”) will be made to the holders of the Class A Interests (regardless of whether or not such holder’s Class A Interests are exchanged in the Exchange Offer) in accordance with the Partnership Agreement and consistent with past practice and the policies of the Partnership. The Partnership currently anticipates that the Class A Distributions will be made within the first quarter of the calendar year 2027.

Amendment and Termination

JFC reserves the right to extend the Exchange Offer for any reason. JFC also reserves the right, at any time or from time to time, to amend the terms of the Exchange Offer in any respect prior to the acceptance of Class A Interests, subject to the terms and conditions of the Exchange Offer set forth herein. If JFC makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or waives a material condition of the Exchange Offer, JFC will promptly disseminate disclosure regarding the changes to the Exchange Offer as required by law. JFC reserves the right, in its sole and absolute discretion, to terminate the Exchange Offer at any time prior to the acceptance of Class A Interests if any condition is not met. For more information regarding JFC’s right to extend, amend or terminate the Exchange Offer, see “Expiration Date; Extension; Termination; Amendment” in Section III of this prospectus.

Consequences of Failure to Exchange Eligible Class A Interests	Class A Interests not exchanged for Class B Interests pursuant to the Exchange Offer will remain outstanding subject to the terms of the Partnership Agreement.

Tax Consequences

See Section VII of this prospectus for a description of the material tax consequences of the Exchange Offer. You are urged to consult your own tax advisors for a full understanding of the tax considerations of participating in the Exchange Offer in light of your own particular circumstances.

Brokerage Commissions	No brokerage commissions are payable by Class A Limited Partners to JFC in connection with the Exchange Offer.

Use of Proceeds	JFC will not receive any cash proceeds from the Exchange Offer.

No Dissenters or Appraisal Rights in Connection with the Exchange Offer

No Class A Limited Partner of JFC has the right to vote for or against the Exchange Offer.

Class A Limited Partners will not have appraisal rights, or any contract right, to petition for fair value with respect to the Exchange Offer. JFC will not independently provide such a right.

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No Recommendation

Neither we nor any of our General Partners, our Managing Partner, Enterprise Leadership Team, any of our officers or employees, or any other person has adopted any recommendation on whether you should tender or refrain from tendering all or any portion of your Class A Interests, and no one has been authorized by any of them to adopt such a recommendation.

Risk Factors

Your decision whether to participate in the Exchange Offer and to exchange your Class A Interests for Class B Interests will involve risk. Before deciding whether to participate in the Exchange Offer, you should be aware of and carefully consider the “Risk Factors” in Section II of this prospectus and in any corresponding sections included in the documents incorporated herein by reference.

Regulatory Approvals

JFC is not aware of any material regulatory approvals applicable to JFC that are necessary to complete the Exchange Offer, other than effectiveness of the registration statement of which this prospectus is a part, JFC’s obligation to file a Schedule TO with the SEC and otherwise to comply with applicable securities laws.

Exchange Agent	The Partnership will serve as the exchange agent for the Exchange Offer.

Further Information

We recommend that our Class A Limited Partners review the registration statement on Form S-4, of which this prospectus forms a part, including the exhibits that we have filed with the SEC in connection with the Exchange Offer and our other materials that we have filed with the SEC that are incorporated herein by reference as described under “Where You Can Find More Information” in Section XII of this prospectus, before making a decision on whether to tender your Class A Interests for exchange in the Exchange Offer. All reports and other documents we have filed with the SEC can be accessed electronically on the SEC’s Internet site (http://www.sec.gov).

All questions concerning the terms of the Exchange Offer, exchange procedures and requests for additional copies of the Offering Documents or the Exchange Documents should be directed to the Partnership:

The Jones Financial Companies, L.L.L.P.

12555 Manchester Road

St. Louis, MO 63131

joneslp@edwardjones.com

1-800-441-2222 (x1931073)

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Summary Description of the Class B Interests

Description of Class B Interests

For a complete description of the Class B Interests and the rights and obligations of Class B Limited Partners in the Partnership, please refer to the Partnership Agreement. Capitalized terms used in this Section I and not otherwise defined in this prospectus shall have the meanings given to them in the Partnership Agreement.

Class B Interests are being offered at the price of $1,000 of Capital Contributions previously paid for Class A Interests surrendered in the Exchange Offer per Class B Interest, which represents the book value of each Class B Interest and has been arbitrarily determined as discussed in “Part I, Item 1A – Risk Factors – Risks Related to an Investment in Limited Partner Interests and Profits Interests – Non-Voting Interests; Non-Transferability of Interests; Absence of Market and Price for Interests” in our Form 10-K.

The rights and obligations of each Class B Limited Partner are governed by our Partnership Agreement and the applicable Subscription Agreement entered into by such Class B Limited Partner. The provisions of the Partnership Agreement, including the rights and obligations of each Class B Limited Partner with respect to a Class B Interest, may be amended from time to time by the Managing Partner upon the affirmative vote of the majority of the Enterprise Leadership Team (as defined below) or upon an affirmative vote of the General Partners holding a majority of the voting power of all the General Partners, where the voting power of each General Partner, as of a given time, is equal to the General Partner Percentage of such General Partner (a “General Partner Majority Vote”).

Pursuant to Article Eight of the Partnership Agreement, each of the Class B Limited Partners has the right to receive allocations and distributions based on a percentage of the Net Income of the Partnership, if any, remaining after allocations and distributions are made in respect of senior partnership interests in the Partnership. For any Fiscal Year beginning on or after the Recapitalization Date, the Partnership’s Net Income for each Fiscal Year (except for Net Income generated in any transaction in connection with our dissolution and liquidation) will be allocated on a monthly basis. Class B Limited Partners are third in priority among partners in the Partnership, after the Class A Limited Partners and Service Partners, and pari passu alongside Profits Interest Holders and Subordinated Limited Partners of the Partnership. More specifically, Net Income will be allocable to each Class B Limited Partner in an amount equal to the product of (a) the applicable Post-Recapitalization Aggregate Variable Return (as defined below) times (b) a percentage equal to (I) the total Capital Contributions of such Class B Limited Partner divided by (II) the Post-Recapitalization Variable Capital Base (as defined below). Net Income remaining after allocations to Class A Limited Partners, Service Partners, Class B Limited Partners, Profits Interest Holders and Subordinated Limited Partners is allocated among the General Partners in accordance with the terms of the Partnership Agreement. “Post-Recapitalization Aggregate Variable Return” means, for any Fiscal Year or portion thereof beginning on or after the Recapitalization Date, an amount equal to the product of (a) the Net Income for such period remaining after allocations are made to Class A Limited Partners and Service Partners times (b) a percentage derived by the following formula: (i) 50% of the Post-Recapitalization Variable Capital Base divided by (ii) the sum of (A) 50% of the Post-Recapitalization Variable Capital Base plus (B) the sum of all General Partners’ Adjusted Capital Contributions. The “Post-Recapitalization Variable Capital Base” is determined at the beginning of each applicable period and may be adjusted to reflect intra-period changes in Capital Contributions and Notional Capital Contributions. For any Fiscal Year or portion thereof beginning on or after the Recapitalization Date, Post-Recapitalization Variable Capital Base equals the sum of the Capital Contributions of the Class B Limited Partners and the Subordinated Limited Partners and the Total Notional Capital Contributions of Profits Interest Holders. For purposes of the calculations in this paragraph, the Notional Capital Contributions otherwise attributable to a Profits Interest that was issued before the Recapitalization Date are discounted at a 55% rate (i.e., every $100 of Notional Capital Contributions for a Profits Interest issued before the Recapitalization Date is deemed to equal only $55 of Notional Capital Contributions for purposes of making Net Income allocations in Fiscal Years that begin on or after the Recapitalization Date). The “Recapitalization Date” is the first date on which the Class B Interests are issued by the Partnership, or if such Class B Interests are issued on a day that is the first business day but not the first calendar day of a month, the Recapitalization Date will be the first calendar day of such month.

In general, the Partnership will distribute its cash (other than the proceeds of liquidation of the Partnership or certain other material transactions) at least annually, from time to time (but in no event later than 180 days after the end of an applicable Fiscal Year), after the Recapitalization Date (i) first to each Class A Limited Partner in a total amount equal to the amount of Net Income allocated to such Class A Limited Partner, (ii) second to each Service Partner in a total amount equal to the amount of Net Income allocated to such Service Partner, (iii) third to each Class B Limited Partner, Profits Interest Holder and Subordinated Limited Partner in a total amount equal to the amount of Net Income allocated to such Class B Limited Partner, Profits Interest Holder and Subordinated Limited Partner, and (iv) thereafter to the General Partners in accordance with the terms of the Partnership Agreement.

Because returns to Class B Limited Partners are dependent upon our annual net profits, which cannot be predicted, acquirors of the Class B Interests should not rely on projections or other materials provided by the Partnership as being indicative of returns in future periods. Further, acquirors of the Class B Interests should be aware that during any downswings in the securities markets, the reduction in the return on the Class B Interests may be particularly severe. See “Part I, Item 1A – Risk Factors” in our Form 10-K, which describe risks that may impact returns.

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Any Class B Limited Partner must accept redemption of their Class B Interest(s), accept the return of their Capital Contribution(s) plus any accrued and unpaid accumulated profits due under the Partnership Agreement, and relinquish all rights as one of our limited partners upon (i) their death, (ii) the Partnership receiving their notice of voluntary withdrawal, or (iii) their receipt of a mandatory notice of withdrawal from our Managing Partner or after a decision made by a General Partner Majority Vote. No Class B Limited Partner has any rights to retain their Class B Interest(s). Factors the Managing Partner may consider in causing the redemption of a Class B Limited Partner include those set forth in Section 6.2A of the Partnership Agreement. For more information see Section VI of this prospectus under the heading “Termination and Withdrawal of Partners; Return of Capital.”

Upon the withdrawal or death of a Class B Limited Partner, their Capital Contribution(s) will be paid pursuant to the terms of Article Six of the Partnership Agreement, including certain timing and other withdrawal restrictions, some of which may be waived at the discretion of the Managing Partner, as further discussed in the Partnership Agreement, and in “Part I, Item 1A – Risk Factors – Risks Related to Liquidity and Capital – Lack of Capital Permanency” and “Part I, Item 1A – Risk Factors – Risks Related to Liquidity and Capital – Capital Requirements; Uniform Net Capital and Customer Protection Rules” in our Form 10-K. Refer to Section V for a more comprehensive discussion of the rights of Class B Limited Partners.

No Market for Class B Interests

Class B Interests are not listed on any stock exchange, there is no market for Class B Interests, and none of our Class B Limited Partners may sell, pledge, exchange, transfer or assign any Class B Interest without the consent of the Managing Partner, which is not expected to be given. Because Class B Interests may not be transferred without the express written consent of the Managing Partner, no public market for Class B Interests will develop.

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II. RISK FACTORS

You should carefully consider the risk factors discussed in “Part I, Item 1A – Risk Factors” in our Form 10-K as may be supplemented by our Forms 10-Q, as well as the other information contained and incorporated by reference in this document, before considering whether to participate in the Exchange Offer. In addition to the “Risks Related to the Exchange Offer” below, the risk factors related to an investment in and acquisition of the Class B Interests under “Part I, Item 1A – Risk Factors – Risks Related to an Investment In Limited Partner Interests and Profits Interests” in our Form 10-K should be carefully reviewed prior to such a decision, including, but not limited to, the following:

•	Non-Voting Interests; Non-Transferability of Interests; Absence of Market and Price for Interests;

•	Risk of Dilution;

•	Risk of Loss; and

•	Status as Partner for Tax Purposes and Tax Risks.

Risks Related to the Exchange Offer

The General Partners, Managing Partner, and Enterprise Leadership Team have not adopted a recommendation as to whether you should tender your Class A Interests in the Exchange Offer, and JFC has not obtained a third-party determination that the Exchange Offer is fair to Class A Limited Partners.

The General Partners, Managing Partner, and Enterprise Leadership Team have not adopted, and will not adopt, any recommendation as to whether Class A Limited Partners should tender their Class A Interests in the Exchange Offer. JFC has not retained and does not intend to retain any unaffiliated representative to act solely on behalf of the Class A Limited Partners for purposes of negotiating the terms of the Exchange Offer or preparing a report or has adopted any recommendation concerning the fairness of the Exchange Offer. Class A Limited Partners holding Class A Interests will not have dissenters or appraisal rights, or any contract right to petition for fair value, with respect to the Exchange Offer. JFC will also not independently provide such a right.

The Exchange Offer may not be consummated.

If any of the conditions to the Exchange Offer are not satisfied or waived, JFC will not accept any Class A Interests tendered in the Exchange Offer. For more information regarding the conditions to the Exchange Offer, see “Conditions of the Exchange Offer” in Section III of this prospectus for a list of the conditions to the consummation of the Exchange Offer.

JFC may choose to waive certain of the conditions of the Exchange Offer.

The consummation of the Exchange Offer is subject to, and conditioned upon, the satisfaction or waiver of the conditions discussed under “Conditions of the Exchange Offer” in Section III of this prospectus. Certain of these conditions may be waived by JFC in whole or in part at any time or from time to time in its sole and absolute discretion, in accordance with applicable law. Accordingly, JFC may elect to waive certain conditions to allow the Exchange Offer to close, notwithstanding the fact that one or more conditions may not have been satisfied. The following conditions cannot be waived: (i) the effectiveness of the registration statement of which this prospectus forms a part; and (ii) with regard to each participating Class A Limited Partner, the execution and delivery of the Exchange Documents by such Class A Limited Partner.

The Exchange Offer may be terminated, canceled or delayed.

JFC reserves the right to extend the Exchange Offer for any reason at all. The Partnership also expressly reserves the right, at any time or from time to time, to amend the terms of the Exchange Offer in any respect prior to the acceptance of units of Class A Interests. If JFC makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or waives a material condition of the Exchange Offer, JFC will promptly disseminate disclosure regarding the changes to the Exchange Offer as required by law. In addition, JFC will take steps to ensure that the Exchange Offer remains open for the minimum number of days, as required by law, following the date JFC disseminates disclosure regarding the changes. During any extension of the Exchange Offer, Class A Interests that were previously tendered for exchange pursuant to the Exchange Offer and not validly withdrawn will remain subject to the Exchange Offer. JFC reserves the right, in its sole and absolute discretion, to terminate the Exchange Offer at any time prior to the acceptance of Class A Interests if any condition is not met. If the Exchange Offer is terminated, no units of Class A Interests tendered in the Exchange Offer will be accepted for exchange and any units of Class A Interests that have been tendered for exchange will be returned to the Class A Limited Partner promptly after the termination at JFC’s expense.

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Even if the Exchange Offer is completed, the Exchange Offer may not be completed on the schedule described in this prospectus. The Exchange Offer may be delayed by a waiver of certain of the conditions of the Exchange Offer. Accordingly, Class A Limited Partners participating in the Exchange Offer may have to wait longer than expected to receive the Exchange Consideration.

In the future, JFC may acquire units of Class A Interests that are not validly tendered or accepted in the Exchange Offer for consideration different than the Exchange Consideration.

In the future, JFC may acquire units of Class A Interests that are not validly tendered or accepted in the Exchange Offer through redemptions, privately negotiated transactions, a future exchange offer or such other means as JFC deems appropriate in accordance with the Partnership Agreement. Any such acquisitions will occur upon the terms and at the prices as JFC may determine in its sole and absolute discretion, based on factors prevailing at the time, which may be greater or less than the value of the Exchange Consideration. JFC may choose to pursue any or none of these alternatives, or combinations thereof, in the future.

Class B Limited Partners will not have a right to be paid the 7 1⁄2% Payments.

Each of the Class A Limited Partners has the right to be paid a 7 1⁄2% payment per annum on the amount of their Capital Contribution (the “7 1⁄2% Payment”) pursuant to the Partnership Agreement, which is charged as an expense to the Partnership and accordingly, senior to all allocations and distributions of Net Income. No Class B Limited Partner has a right to be paid the 7 1⁄2% Payment. For a description of certain material terms of the Class A Interests and the Class B Interests see “Summary Description of the Class B Interests” and the Partnership Agreement.

Class A Interests are senior to Class B Interests with respect to allocations of Net Income and current distributions, and accordingly, Class A Interests may receive better returns than Class B Interests in certain circumstances.

Pursuant to the Partnership Agreement, Class A Interests are senior in priority to Class B Interests with respect to not only the 7 1⁄2% Payment, but also the allocation of Net Income and the making of current distributions to limited partners of the Partnership. As a result of this treatment, Class A Interests may receive better returns than Class B Interests in certain circumstances. For any Fiscal Year beginning on or after the Recapitalization Date, Net Income is allocated first to each Class A Limited Partner, second to each Service Partner, and third to Class B Limited Partners, Profits Interests Holders, and Subordinated Limited Partners. Similarly, the Partnership makes current distributions first to each Class A Limited Partner, second to each Service Partner, and third to Class B Limited Partners, Profits Interest Holders and Subordinated Limited Partners. In addition, because the 7 1⁄2% Payment is an expense of the Partnership, it is senior to all allocations and distributions of Net Income. As a consequence of this priority structure, in periods of reduced profitability of the Partnership, Class B Limited Partners may receive lower allocations of Net Income and lower distributions, or no allocations or distributions at all, while Class A Limited Partners continue to receive 7 1⁄2% Payments and allocations and distributions of Net Income pursuant to the Partnership Agreement. Prospective investors in Class B Interests should carefully consider this economic subordination risk before deciding whether to exchange their Class A Interests for Class B Interests in the Exchange Offer. For a description of certain material terms of the Class A Interests and the Class B Interests see “Summary Description of the Class B Interests” and the Partnership Agreement.

If any of the risks occur, our business, financial condition, results of operations and cash flows could be materially adversely affected, the value of Interests could decline, and you might lose part or all of your investment in Interests. The risks and uncertainties described in such materials are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business.

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III. THE EXCHANGE OFFER

No Recommendation

None of JFC, the General Partners, Managing Partner, Enterprise Leadership Team, JFC officers or employees, any of JFC’s financial advisors or any other person has adopted any recommendation to any Class A Limited Partner as to whether or not you should tender units of Class A Interests in the Exchange Offer. Accordingly, you must make your own decision as to whether to tender units of Class A Interests in the Exchange Offer and, if so, the number of units of Class A Interests to tender in the Exchange Offer. Participation in the Exchange Offer is voluntary and you should carefully consider whether to participate before you make your decision. JFC urges you to carefully read this prospectus in its entirety, including the information set forth in Section II of this prospectus entitled “Risk Factors” and any corresponding section included in the documents incorporated herein by reference. JFC also urges you to consult your own financial, legal, regulatory and tax advisors in making your own decisions on what action, if any, to take in light of your own particular circumstances with regard to the Exchange Offer.

Background of the Class A Interests and Reasons for the Exchange Offer

Pursuant to employee benefit plans and exempt offerings of securities permitted by applicable securities laws, JFC has historically offered certain employees of JFC and its Subsidiaries the option to become Class A Limited Partners of JFC. The rights and obligations of Class A Limited Partners of the Partnership with respect to the Class A Interests are governed by the Partnership Agreement. On November 5, 2025, the Partnership adopted the current Partnership Agreement, which, among other things, (i) reclassified “Limited Partners” prior to the adoption of the Partnership Agreement as Class A Limited Partners and limited partner interests to Class A Limited Partner Interests and (ii) created a new class of limited partners designated as Class B Limited Partners and a new class of limited partner interests designated as the Class B Limited Partner Interests. Pursuant to the Partnership Agreement, Class B Interests will not be issued before the Recapitalization Date (January 1, 2027). Additionally, no new Class A Limited Partners will be admitted and no new Class A Interests will be issued by the Partnership upon the issuance of any Class B Interests

The purpose of the Recapitalization, enabled in part by the Exchange Offer, is to (i) simplify the capital structure of the Partnership, (ii) ensure that JFC’s benefit package for employees and non-employee service providers remains competitive in the business markets in which JFC operated, (iii) provide greater transparency regarding limited partner economics, and (iv) improve alignment across Subordinated Limited Partner Interests, limited partner interests and Profits Interests.

In addition, the Partnership expects that the Exchange Offer would (i) reduce the current 7 1⁄2% Payment expense associated with Class A Interests, (ii) improve the treatment of limited partner capital in external credit analysis, and (iii) improve the limited partner experience through more frequent distributions of allocated net income.

Terms of the Exchange Offer

JFC is offering to exchange, upon the terms and subject to the conditions set forth in the Offering Documents and the Exchange Documents, any and all outstanding Class A Interests for Class B Interests.

In exchange for each $1,000 in Capital Contributions paid by a Class A Limited Partner for their Class A Interests properly tendered and accepted by JFC, an exchanging Class A Limited Partner will receive one unit of Class B Interest with an allocated Capital Contribution of $1,000 (the “Exchange Consideration”). JFC may issue fractional units of Class B Interests upon exchange of fractional units of Class A Interests with allocable Capital Contributions of less than $1,000 pursuant to the Exchange Offer.

A Class A Limited Partner may exchange all or, if eligible, a portion of their Class A Interests. To be eligible for a Partial Exchange of Class A Interests (a “Partial Exchange”), the following conditions must be met:

•

you must continue to hold at least $5,000.00 in Capital Contributions related to your Class A Interests (representing at least five units of Class A Interests) immediately after the exchange in the Exchange Offer; and

•

you must hold at least $5,000.00 in Capital Contributions related to your Class B Interests (representing at least five units of Class B Interests) immediately after the exchange in the Exchange Offer.

In addition to meeting these conditions, you may only exchange Class A Interests in $100.00 increments of allocated Capital Contributions.

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JFC will issue units of Class B Interests in exchange for properly tendered (and not validly withdrawn) units of Class A Interests that are accepted for exchange promptly after the Expiration Date. JFC currently expects to issue such Class B Interests on or about January 4, 2027 with the exchange of the Class B Interests being effective as of the Recapitalization Date (January 1, 2027).

The Offering Documents and the Exchange Documents are being sent to all Class A Limited Partners. You must be a Class A Limited Partner as of the Expiration Date in order to validly tender your Class A Interests. Except in the case of a Partial Exchange, there is no minimum number of units of Class A Interests or Capital Contributions that are required to be tendered in the Exchange Offer.

Any units of Class A Interests that are accepted for exchange in the Exchange Offer will be canceled. Class A Interests tendered but not accepted because they were not validly tendered shall remain outstanding upon completion of the Exchange Offer. If any tendered units of Class A Interests are received by the Partnership are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus or otherwise, all unaccepted units of Class A Interests will be transferred back, without expense, to the tendering Class A Limited Partner promptly after the Expiration Date.

JFC’s obligation to accept units of Class A Interests tendered pursuant to the Exchange Offer is limited by the conditions listed below under “Conditions of the Exchange Offer.” JFC currently expects that each of the conditions will be satisfied and that no waivers will be necessary.

Class A Limited Partners who tender units of Class A Interests in the Exchange Offer will not be required to pay brokerage commissions or fees to JFC in connection with the Exchange Offer. It is important that you read “Fees and Expenses” below and Section VII of this prospectus for more details regarding fees and expenses and the intended tax treatment relating to the Exchange Offer.

Fractional Units

JFC may issue fractional units of Class B Interests upon exchange of fractional units of Class A Interests with allocated Capital Contributions of less than $1,000 pursuant to the Exchange Offer.

Consequences of Failure to Exchange Class A Interests in the Exchange Offer

The terms of your units of Class A Interests that remain outstanding after the consummation of the Exchange Offer and your rights as a Class A Limited Partner will not change as a result of the Exchange Offer.

Expiration Date; Extension; Termination; Amendment

The Exchange Offer will expire at the Expiration Date, unless extended or the Exchange Offer is earlier terminated by JFC. If JFC extends the period of time for which the Exchange Offer remains open, the term “Expiration Date” means the latest time and date to which the Exchange Offer is so extended. Tendered units of Class A Interests may be withdrawn prior to the Expiration Date. You must validly tender your units of Class A Interests for exchange prior to the Expiration Date to receive the Exchange Consideration. The Expiration Date will be at least 20 business days from commencement of the Exchange Offer as required by Rule 14e-1(a) under the Exchange Act.

JFC reserves the right to extend the period of time that the Exchange Offer is open, and delay acceptance for exchange of any units of Class A Interests by issuing a press release or other public announcement, no later than 11:59 p.m., CST, on the next business day after the previously scheduled Expiration Date. During any extension, all units of Class A Interests previously tendered pursuant to the extended Exchange Offer will remain subject to the Exchange Offer unless properly withdrawn.

In addition, at any time prior to the acceptance of the Class A Interests tendered in the Exchange Offer, JFC reserves the right to:

•

terminate the Exchange Offer and not to accept for exchange any units of Class A Interests not previously accepted for exchange upon the occurrence of any of the events specified below under “Conditions of the Exchange Offer” that have not been waived by JFC; and

•	amend the terms of the Exchange Offer in any manner permitted or not prohibited by law.

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If JFC terminates or amends the Exchange Offer, JFC will issue a timely press release or other public announcement regarding the termination or amendment.

In the event that the Exchange Offer is terminated, withdrawn or otherwise not consummated prior to the acceptance of units of Class A Interests, no Exchange Consideration will be distributed or become distributable to Class A Limited Partners who have properly tendered their units of Class A Interests pursuant to the Exchange Offer. In any such event, the units of Class A Interests previously tendered and received pursuant to the Exchange Offer will be promptly returned to the tendering Class A Limited Partners.

If JFC makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or waives a material condition of the Exchange Offer, JFC will promptly disseminate disclosure regarding the changes to the Exchange Offer as required by law. In addition, JFC will take steps to ensure that the Exchange Offer remains open for the minimum number of business days, as required by law, following the date JFC disseminates disclosure regarding the changes.

Procedures for Tendering Class A Interests

If you intend to participate in the Exchange Offer, JFC strongly encourages you to complete and return the Exchange Documents as soon as possible.

Only a registered Class A Limited Partner may tender units of Class A Interests in the Exchange Offer. To tender units of Class A Interests in the Exchange Offer, a Class A Limited Partner must deliver to the Partnership executed copies of the Exchange Documents in accordance with the instructions within the Letter of Transmittal prior to the Expiration Date.

To be a valid tender, the Partnership must receive delivery of the Exchange Documents and any other required documents pursuant to the terms of the Letter of Transmittal before the Expiration Date. All exchanging Class A Limited Partners, by executing the Letter of Transmittal, waive any right to receive any notice of acceptance of their Class A Interests for exchange in the Exchange Offer.

The acceptance by JFC of units of Class A Interests not withdrawn by a Class A Limited Partner prior to the Expiration Date will constitute an agreement between that Class A Limited Partner and JFC in accordance with the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal. Pursuant to the Letter of Transmittal, each tendering Class A Limited Partner will represent and warrant to JFC that, among other things, (1) such Class A Limited Partner has the full power and authority to tender, exchange, sell, assign and transfer the tendered Class A Interests and distributions, rights, other Class A Interests or securities issued or issuable in respect of such Class A Interests (collectively, “Distributions”); and (2) when the same are accepted for exchange by the Partnership, the Partnership will acquire good, marketable and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. In addition, each tendering Class A Limited Partner will acknowledge that all validly tendered Class A Interests will be accepted, wherever such Class A Limited Partner may be located and the Partnership has not taken any action under the laws of any country outside the United States to qualify or otherwise facilitate a public offer to exchange the Class A Interests in that country.

The Exchange Consideration issued in the Exchange Offer in exchange for validly tendered Class A Interests by a trust holding title to such tendered Class A Interests will be issued to such trust and not an individual (including any trustee of such trust) in the Exchange Offer.

JFC will determine in its sole and absolute discretion all questions as to the validity, form and eligibility, including time of receipt, acceptance and withdrawal of tendered units of Class A Interests. JFC’s determination will be final and binding; however, any challenge a Class A Limited Partner may make to such determination shall be resolved in accordance with the terms of the Partnership Agreement. JFC reserves the absolute right to reject any units of Class A Interests not properly tendered or any units of Class A Interests the acceptance of which would, in the opinion of JFC’s counsel, be unlawful. JFC also reserves the right to waive any defects, irregularities or conditions of tender as to particular units of Class A Interests, subject to the terms and conditions of the Exchange Offer. JFC’s interpretation of the terms and conditions of the Exchange Offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties; however, any challenge a Class A Limited Partner may make to such determination shall be resolved in accordance with the terms of the Partnership Agreement.

Unless waived, any defects or irregularities in connection with tenders of units of Class A Interests must be cured within the time that JFC determines. Although JFC may notify Class A Limited Partner of defects or irregularities with respect to tenders of units of Class A Interests, neither JFC nor any other person will incur any liability for failure to give notification. Tenders of units of Class A Interests will not be deemed made until those defects or irregularities have been cured or waived. Any units of Class A Interests received by the Partnership that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Partnership without cost to the tendering Class A Limited Partner, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

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The acceptance by JFC of units of Class A Interests from a participating Class A Limited Partner and entering into the Exchange Documents does not constitute a waiver of the Partnership’s right to seek assurances that the Exchange Documents were, in fact, properly completed and that the representations and warranties made by the participating Class A Limited Partner therein are true and correct. JFC may contact a participating Class A Limited Partner after completion of the Exchange Offer to request documentation or other evidence reasonably satisfactory to JFC in order to verify that the Exchange Documents have been properly completed and that the representations and warranties made by the participating Class A Limited Partner therein are true and correct. In the Letter of Transmittal, the participating Class A Limited Partner will agree to promptly respond to any such request with the requested evidence.

Class A Limited Partners will receive copies of the Offering Documents and the Exchange Documents from the Partnership. A Class A Limited Partner may obtain additional copies of the Offering Documents and the Exchange Documents from the Partnership by contacting the Partnership.

Withdrawal Rights

You may withdraw your tender of Class A Interests at any time before the Expiration Date. In addition, if not previously accepted, you may withdraw your tendered Class A Interests that are not accepted by JFC for exchange after expiration of 40 days from commencement of the Exchange Offer.

Any notice of withdrawal must:

•	specify the name of the person that tendered the Class A Interests to be withdrawn;
•	specify the number of units of Class A Interests to be withdrawn;
•	include a statement that the Class A Limited Partner is withdrawing its election to have such units of Class A Interests exchanged; and
•	be signed by the Class A Limited Partner in the same manner as the original signature on the Letter of Transmittal by which the Class A Interest was tendered.

Any Class A Interests withdrawn will not have been properly tendered for exchange for purposes of the Exchange Offer. Properly withdrawn units of Class A Interests may be re-tendered by following the procedures described under “Procedures for Tendering Class A Interests” above at any time on or before the applicable Expiration Date.

Change in Election

You may change an election with respect to the Class A Interests and allocated Capital Contributions tendered in the Exchange Offer by submitting replacement Exchange Documents prior to the Expiration Date. In the event that you submit more than one Letter of Transmittal, the last submitted Letter of Transmittal executed by you and received by the Partnership prior to the Expiration Date will govern your elections for the Exchange Offer.

Acceptance of Class A Interests for Exchange; Delivery of Exchange Consideration

Upon satisfaction or waiver of all of the conditions to the Exchange Offer, JFC will promptly accept the units of Class A Interests properly tendered that have not been validly withdrawn pursuant to the Exchange Offer and will issue the Exchange Consideration in exchange for such units of Class A Interests promptly after the Expiration Date. See “Conditions of the Exchange Offer” below. JFC currently expects to issue such Class B Interests on or about January 4, 2027 with the exchange of the Class B Interests being effective as of the Recapitalization Date (January 1, 2027).

In all cases, JFC will only accept units of Class A Interests for exchange pursuant to the Exchange Offer after the Partnership timely receives executed copies of the Exchange Documents.

Conditions of the Exchange Offer

Notwithstanding any other provision of the Exchange Offer to the contrary, the Exchange Offer is subject to the following conditions that JFC may not waive:

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•

the registration statement of which this prospectus forms a part shall have become effective and no stop order suspending the effectiveness of the registration statement and no proceedings for that purpose shall have been instituted or be pending, or to JFC’s knowledge, be contemplated or threatened by the SEC; and

•	with respect to each participating Class A Limited Partner, the execution and delivery of the Exchange Documents by such Class A Limited Partner.

In addition, JFC will not be required to accept for exchange, or to pay the Exchange Consideration in exchange for, any units of Class A Interests and may terminate or amend the Exchange Offer ,by a timely press release or other public announcement, at any time before accepting any of the units of Class A Interests for exchange, if, in JFC’s reasonable judgment:

•

there shall have been instituted, threatened in writing or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Exchange Offer, that is, or is reasonably likely to be, in JFC’s reasonable judgment, materially adverse to JFC’s business, operations, properties, condition, assets, liabilities or prospects, or that would or might, in JFC’s reasonable judgment, prohibit, prevent, restrict or delay completion of the Exchange Offer or materially impair the contemplated purpose (as set forth above under “Background of the Class A Interests and Reasons for the Exchange Offer”) of the Exchange Offer;

•

any order, statute, rule, regulation, supervisory guidance, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in JFC’s reasonable judgment, would, or would be reasonably likely to, prohibit, prevent, restrict or delay completion of the Exchange Offer or materially impair the contemplated purpose of the Exchange Offer, or that is, or is reasonably likely to be, materially adverse to JFC’s business, operations, properties, condition, assets, liabilities or prospects;

•	there shall have occurred or be reasonably likely to occur any material adverse change to JFC’s business, operations, properties, condition, assets, liabilities, prospects or financial affairs; or
•	there shall have occurred:
○	any general suspension of trading in securities in U.S. securities or financial markets;
○	a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States;
○

any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative authority, agency or instrumentality, domestic or foreign, or other event that, in JFC’s reasonable judgment, would, or would be reasonably likely to, affect the extension of credit by banks or other lending institutions; or

○

a commencement or material worsening of a war or armed hostilities or other national or international calamity or any catastrophic terrorist attacks against the United States or its citizens, which, in JFC’s reasonable judgment, would be, or would be reasonably likely to be, materially adverse to JFC or otherwise make it inadvisable for JFC to proceed with the Exchange Offer.

Subject to the terms and conditions of the Exchange Offer, JFC expressly reserves the right to amend or terminate the Exchange Offer and to reject for exchange any units of Class A Interests not previously accepted for exchange upon the occurrence of any of the conditions of the Exchange Offer specified above. In addition, JFC expressly reserves the right, at any time or at various times, to waive any of the conditions the Exchange Offer, in whole or in part, except as to the requirement that the registration statement be declared effective by the SEC and, with respect to each participating Class A Limited Partner, the delivery of executed Exchange Documents, which conditions JFC cannot waive. JFC will give notice of any amendment, termination or waiver pursuant to this section by a timely press release or other public announcement.

These conditions are for JFC’s sole benefit and JFC may assert them or, to the extent permissible, waive them in whole or in part in its sole and absolute discretion. If JFC fails at any time to exercise any of the foregoing rights, any such failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that JFC may assert at any time or at various times with respect to the Exchange Offer on or prior to the expiration of the Exchange Offer.

All conditions to the Exchange Offer must be satisfied or waived prior to the expiration of the Exchange Offer. The Exchange Offer is not conditioned upon any minimum amount of Class A Interests tendered for exchange in the Exchange Offer.

Fees and Expenses.

JFC will bear the fees and expenses it incurs in connection with the Exchange Offer. Tendering Class A Limited Partners will not be required to pay any of JFC’s expenses of the Exchange Offer.

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Settlement

If any tendered and received Class A Interests are not accepted for exchange pursuant to the terms and conditions of the Exchange Offer for any reason, such unexchanged Class A Interests will be returned to the tendering Class A Limited Partner promptly following the Expiration Date.

Distribution of the Exchange Consideration for the Class A Interests validly tendered and accepted for exchange will be made promptly after the Expiration Date. JFC currently expects to issue such Class B Interests on or about January 4, 2027 with the exchange of the Class B Interests being effective as of the Recapitalization Date (January 1, 2027). Under no circumstances will interest be paid by JFC by reason of any delay in making such exchange.

Class A Distributions will be made to the holders of the Class A Interests (regardless of whether or not such holder’s Class A Interests are exchanged in the Exchange Offer) in accordance with the Partnership Agreement and consistent with past practice and the policies of the Partnership. The Partnership currently anticipates that the Class A Distributions will be made within the first quarter of the calendar year 2027.

No Appraisal Rights

Class A Limited Partners will not have appraisal rights, or any contract right to petition for fair value, with respect to the Exchange Offer. JFC will not independently provide such a right.

Schedule TO

Pursuant to Rule 13e-4 under the Exchange Act, JFC will file with the SEC a statement on Schedule TO, which contains additional information with respect to the Exchange Offer. Such Schedule TO, including the exhibits and any amendment thereto, may be examined, and copies may be obtained, at the same places and in the same manner as are set forth under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

“Blue Sky” Compliance

JFC is making the Exchange Offer only to eligible Class A Limited Partners. Applicable state securities laws may require JFC to register the Class B Interests offered in the Exchange Offer or otherwise provide notice to certain states regarding the Exchange Offer prior to the Expiration Date. JFC is currently not aware of any jurisdiction within the U.S. in which the making of this Exchange Offer is not in compliance with applicable law. If JFC becomes aware of any jurisdiction within the U.S. in which the making of this Exchange Offer would not be in compliance with applicable law, JFC will make a good faith effort to comply with any such law. If, after such good faith effort, JFC cannot comply with any such law, this Exchange Offer will not be made to, nor will tenders of units of Class A Interests be accepted from or on behalf of, the Class A Limited Partners residing in such jurisdiction.

Accounting Treatment

For each unit of Class A Interest accepted for exchange, JFC will reallocate the allocated Capital Contributions associated with such units on JFC’s balance sheet to the number of units of Class B Interests issued as the Exchange Consideration.

JFC will also recognize a general and administrative expense for the direct fees and expenses related to the Exchange Offer, other than with respect to certain legal and other professional fees related to the Exchange Offer, which will be recognized as professional fees.

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IV. USE OF PROCEEDS

JFC will not receive any cash proceeds from the issuance of the Class B Interests in connection with the Exchange Offer. In exchange for issuing the Class B Interests, we will receive the tendered Class A Interests. The Class A Interests tendered in connection with the Exchange Offer will be cancelled and will not be reissued by the Partnership.

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V. PARTNERSHIP GOVERNANCE

The following information describes the governance of the Partnership as well as selected provisions of our Partnership Agreement. The rights and obligations of Class B Limited Partners in the Partnership are governed by the Partnership Agreement. Capitalized terms used in this Section V and not otherwise defined in this prospectus shall have the meanings given to them in the Partnership Agreement.

This description is only a summary. The statements set forth herein do not purport to be complete and are qualified in their entirety by express reference to our Partnership Agreement. The provisions of our Partnership Agreement may be amended from time to time by the Managing Partner or upon a General Partner Majority Vote approving an amendment to the Partnership Agreement.

Under the terms of our Partnership Agreement, our Managing Partner has the right, subject to the restrictions set forth below and otherwise described in the Partnership Agreement, to manage our business on behalf of the General Partners. Our Managing Partner, subject to limitations set out in the Partnership Agreement, is specifically authorized to take any of the following actions, among others:

•	admit to the Partnership any Partner;

•	dismiss from the Partnership any Partner, subject to the limitations set forth in the Partnership Agreement;

•

determine each General Partner’s Adjusted Capital Contribution and the related General Partner Percentage which each General Partner will be entitled to maintain and require an increase or decrease of the same, subject to the limitations set forth in the Partnership Agreement;

•	determine the guaranteed draw to be paid to a General Partner;

•

determine the amount, if any, of additional compensation to be paid to one or more of our General Partners, Class A Limited Partners, Class B Limited Partners or Subordinated Limited Partners to assist such Partner(s) in making or maintaining Capital Contributions, subject to an aggregate limitation of $3,000,000 per calendar year;

•

determine the Capital Contribution that each General Partner, Class A Limited Partner, Class B Limited Partner and Subordinated Limited Partner or the Notional Capital Contribution(s) that each Profits Interest Holder, as the case may be, will be entitled to maintain;

•	determine all amounts, if any, to be distributed to the Partners pursuant to the Partnership Agreement;

•	convey title to any assets of the Partnership;

•	withdraw from bank accounts of the Partnership in the regular course of Partnership business; and

•	make or cause to be made certain tax elections.

Penny Pennington has served as our Managing Partner since January 1, 2019.

Under the terms of the Partnership Agreement, the Partnership has a committee known as the Enterprise Leadership Team (the “Enterprise Leadership Team”), which consists of our Managing Partner and five to fifteen additional General Partners appointed by our Managing Partner, the number of which is determined from time to time by our Managing Partner. The Enterprise Leadership Team is currently comprised of Ms. Pennington (our Managing Partner), Kenneth Cella, Jr., David Chubak, Keir Gumbs, David Gunn, Tina Hrevus, Kristin Johnson, Hasan Malik, Suzan McDaniel, Andrew Miedler, and Hema Widhani. The purpose of the Enterprise Leadership Team is to provide counsel and advice to our Managing Partner in discharging their functions. In the event the position of Managing Partner is vacant, the Enterprise Leadership Team will succeed to all of the powers and duties of the Managing Partner.

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Upon the majority vote of the Enterprise Leadership Team (not including the Managing Partner), the Enterprise Leadership Team may override any determination made by our Managing Partner as to the Adjusted Capital Contribution and the related General Partner Percentage that each General Partner (including the Managing Partner) is entitled to maintain or the admission or dismissal of a General Partner. Upon the majority vote of the Enterprise Leadership Team (not including the Managing Partner) or upon a General Partner Majority Vote, our Managing Partner may be removed from their office and a new Managing Partner elected.

Without the approval of the Enterprise Leadership Team and a General Partner Majority Vote, our Managing Partner may not take the following actions, among others:

•	approve, effect or cause a sale of all or substantially all of the Partnership’s assets in a single transaction or series of transactions;

•

approve, effect or cause, in a single or series of related transactions: (1) a merger or consolidation of the Partnership with or into another person; (2) the acquisition by the Partnership or any of its subsidiaries of another business (either by asset, stock or interest purchase) or any equity of another entity; or (3) the admissions of a group of General Partners, in each case, which would result in the General Partners immediately prior to such transaction(s) subsequently holding less than a majority of the voting power of the Partnership; provided, that a subsequent General Partner Majority Vote shall not be required for transactions by the Partnership described in (2) above unless both the Managing Partner and Enterprise Leadership Team determine in their discretion that such transaction would have a significant and transformational impact to the Partnership;

•	change the entity form of the Partnership from a partnership to a corporation or other form of entity; or

•	take certain actions in respect of bankruptcy or insolvency-related matters.

As provided in the Partnership Agreement, any General Partner may be dismissed as a General Partner by the Managing Partner or by a General Partner Majority Vote. Members of the Enterprise Leadership Team may be dismissed and replaced by the Managing Partner or by a General Partner Majority Vote.

None of the Class B Limited Partners in their capacities as Class B Limited Partners have the right to vote or otherwise participate in our management.

For further information about the Partnership’s governance, see “Part III, Item 10 – Directors, Executive Officers and Corporate Governance” in our Form 10-K.

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VI. DESCRIPTION OF CLASS B INTERESTS

The following information describes the Class B Interests, as well as selected provisions of our Partnership Agreement. The rights and obligations of Class B Limited Partners in the Partnership are governed by the Partnership Agreement. Section references listed below refer to sections of the Partnership Agreement. Capitalized terms used in this Section VI and not otherwise defined in this prospectus shall have the meanings given to them in the Partnership Agreement.

This description is only a summary. The statements set forth herein do not purport to be complete and are qualified in their entirety by express reference to our Partnership Agreement. The provisions of our Partnership Agreement may be amended from time to time by the Managing Partner or upon a General Partner Majority Vote approving an amendment to the Partnership Agreement.

Non-Assignability of Interests

No Class B Limited Partner may sell, pledge, exchange, transfer or assign their Class B Interest(s) to any Person without the express written consent of the Managing Partner, which is not expected to be given. The death or withdrawal of a Class B Limited Partner will terminate (as of such date) all their Class B Interests, and neither the estate of a deceased Class B Limited Partner nor any other third party will become or have any rights as a Class B Limited Partner. (Section 7.1) No Class B Limited Partner will have the power to grant the right to become a substituted Class B Limited Partner to any assignee. (Section 7.2)

Lack of Voting Rights

None of the Class B Limited Partners in their capacities as Class B Limited Partners may vote or otherwise participate in the management of the business of the Partnership. (Section 3.7) Class B Limited Partners in their capacities as Class B Limited Partners have no right to vote in selecting the Managing Partner.

Dilution

The Managing Partner is authorized, without the approval of (and without prior notice to) the Class B Limited Partners, to admit to the Partnership additional Class B Limited Partners, and the Class B Limited Partners are afforded no pre-emptive rights. (Sections 3.2 and 3.4) Also, any additional Capital Contribution, including retention of General Partner allocation of Net Income (Section 8.2A), by General Partners in future periods may reduce the percentage of participation in Net Income by Class B Limited Partners.

7 1⁄2% Payments to Class A Limited Partners

Each of the Class A Limited Partners has the right to be paid a 7 1⁄2% payment per annum on the amount of their Capital Contribution (the “7 1⁄2% Payment”), which is charged as an expense to the Partnership and accordingly senior in priority to all allocations and distributions of Net Income. No Class B Limited Partner has a right to be paid the 7 1⁄2% Payment.

Allocation of Net Income or Net Loss and Cash Distributions

Allocation of Net Income (Section 8.1A) For any Fiscal Year beginning on or after the Recapitalization Date, the Partnership’s Net Income for each Fiscal Year (except for Net Income generated in any transaction in connection with our dissolution and liquidation) will be allocated on a monthly basis. Class B Limited Partners are third in priority among the Partners of the Partnership, after the Class A Limited Partners and Service Partners, and pari passu alongside Profits Interest Holders and Subordinated Limited Partners of the Partnership. More specifically, Net Income will be allocable to each Class B Limited Partner in an amount equal to the product of (a) the applicable Post-Recapitalization Aggregate Variable Return times (b) a percentage equal to (I) the total Capital Contributions of such Class B Limited Partner divided by (II) the Post-Recapitalization Variable Capital Base. Net Income remaining after allocations to Class A Limited Partners, Service Partners, Class B Limited Partners, Profits Interest Holders and Subordinated Limited Partners is allocated among the General Partners in accordance with the terms of the Partnership Agreement.

The percentage of participation for Class B Limited Partners will be calculated at the beginning of each Fiscal Year and used in allocating Net Income earned during the Fiscal Year. This calculation shall be adjusted during the applicable period for any increases or decreases of Capital Contributions that occurs during such period as determined by the Managing Partner. For purposes of the calculation, Capital Contributions includes Notional Capital Contributions and excludes undistributed Net Income (other than undistributed Net Income previously reserved from General Partner distributions). Any monthly Net Income allocation may be adjusted to the extent that the Partnership incurs a Net Loss in any Fiscal Month during the Fiscal Year.

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Allocation of Net Loss (Section 8.1B) In any year in which there is a Net Loss and the Partnership is not dissolved and liquidated, such Net Loss will be allocated to the Subordinated Limited Partners and the General Partners in accordance with the Partnership Agreement.

Current Distributions (Section 8.2A) Subject to the limitations on distributions in the Partnership Agreement, for each Fiscal Year after the Recapitalization Date, the Partnership will distribute its cash (other than the proceeds of liquidation or certain other material transactions), from time to time, but in no event later than 180 days after the end of such Fiscal Year, (i) first to each Class A Limited Partner in a total amount equal to the amount of Net Income allocated to such Class A Limited Partner, (ii) second to each Service Partner in a total amount equal to the amount of Net Income allocated to such Service Partner, (iii) third to each Class B Limited Partner, Profits Interest Holder and Subordinated Limited Partner in a total amount equal to the amount of Net Income allocated to such Class B Limited Partner, Profits Interest Holder and Subordinated Limited Partner, and (iv) thereafter to the General Partners in accordance with the terms of the Partnership Agreement.

Distributions Upon Dissolution (Section 8.2B) Upon the Partnership’s dissolution, the proceeds of liquidation will be applied and distributed in the following order of priority:

•

To the payment of the Partnership’s debts and liabilities, including any expenses of liquidation, but expressly excluding (a) all Capital Contributions of all General Partners, Class A Limited Partners, Class B Limited Partners and Subordinated Limited Partners and (b) accrued but unpaid 7 1⁄2% Payments.

•	To the payment of any accrued but unpaid 7 1⁄2% Payments.

•	To the payment of any accrued but unpaid amounts due as described above under the subheading “Current Distributions.”

•	To the repayment of the Capital Contributions of the Class A Limited Partners and the Class B Limited Partners.

•	To the repayment of the Capital Contributions of the Subordinated Limited Partners.

•	To the repayment of the General Partners’ Adjusted Capital Contributions.

•	The balance to the General Partners in proportion to their respective General Partner Percentages.

Distribution of Frozen Appreciation Amount (Section 8.3) In the event any tract of real estate shown on the Partnership’s books and records at the time of its organization in 1987 or those of Edward Jones or EDJ Leasing Co., L.P. is sold, then there will be distributed from the net proceeds of such sale (prior to making any distributions described above under the subheadings “Current Distributions” or “Distributions Upon Dissolution”) to each General Partner an amount equal to his or her Frozen Appreciation Amount, with respect to such tract of real estate.

Sale of Assets to Third Party (Section 8.4) In the event the Partnership sells or otherwise disposes of, at one time, all, or substantially all, of the Partnership’s assets (a “Sale”), to any one Person or to any one Person and its Affiliates and the Partnership is subsequently liquidated within 180 days, then prior to making any payments to the General Partners pursuant to the seventh bullet described above under the subheading “Distributions Upon Dissolution,” the Partnership will distribute first to the Partnership’s Class A Limited Partners and Class B Limited Partners, in the aggregate, a percentage of the applicable Premium calculated in accordance with the Partnership Agreement equal to the same percentage of the Partnership’s Net Income which the Class A Limited Partners and the Class B Limited Partners, in the aggregate, receive from the Partnership for the then current Fiscal Year as described above under the subheading “Current Distributions”, apportioned between the Class A Limited Partners and Class B Limited Partners according to each classes’ relative share of Net Income, and thereafter to the Subordinated Limited Partners and General Partners in accordance with the terms of the Partnership Agreement.

Neither the Partnership, the Managing Partner, nor any of the General Partners will have any obligation to cause a Sale to occur.

Other Sales or Dispositions to Third Party (Section 8.5) In the event the Partnership or any of its significant subsidiaries, in a transaction (dealing with all or substantially all of the Partnership’s business or such significant subsidiary) not described above under the subheading “Sale of Assets to Third Party” (but similar in scope and nature to such a transaction), sells assets, merges or conducts a public offering, the General Partners intend, as a matter of policy of the Partnership, the Class A Limited Partners, the Class B Limited Partners, and the Subordinated Limited Partners to share in a portion of such “profit” or “premium” in a fair, just and equitable manner in such amount, if any, as determined in the sole and absolute discretion of the Managing Partner at the time of such transaction. No Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner will have any right to bring any cause of action against the Partnership or its General Partners by reason of such provision.

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Distributions Based on Capital Accounts (Section 8.6) In order to satisfy requirements of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (the “Regulations”) governing allocations of the Partnership’s income, gain, loss and deduction for U.S. income tax purposes, the Partnership will establish and maintain a Capital Account for each Class B Limited Partner in accordance with the Code and Regulations. Further, in connection with the liquidation and dissolution of the Partnership, if the aggregate amounts distributable to a Class B Limited Partner under the foregoing “Distributions Upon Dissolution,” “Sales of Assets to Third Party,” and “Other Sales or Dispositions to Third Party” subheadings differ from the balance of the Class B Limited Partner’s Capital Account, the Partnership would be required to distribute to the Class B Limited Partner the balance of the Class B Limited Partner’s Capital Account. The Partnership intends and expects that, after giving effect to the allocations described under “Allocations for Tax Purposes”, each Class B Limited Partner’s Capital Account will equal the amount distributable under the foregoing “Distributions Upon Dissolution,” “Sales of Assets to Third Party,” and “Other Sales or Dispositions to Third Party” subheadings, and that the Class B Limited Partner will be distributed such amounts.

Allocation for Tax Purposes

Applicable U.S. federal income tax law requires the Partnership to maintain Capital Accounts for its Partners. Under the Partnership Agreement, the Partnership’s income, gain, loss and deduction (as determined under applicable tax rules) generally is required to be allocated among the Partners’ Capital Accounts using what is commonly referred to as a “target allocation” methodology designed to align Capital Accounts with the Partners’ intended distribution entitlements upon the liquidation and dissolution of the Partnership. More specifically, for each taxable year or other period, such items generally will be allocated among the Partners in a manner intended to cause each Partner’s Capital Account at the end of such taxable year or other period to equal the amount that would be distributed to the Partner if the Partnership were liquidated and dissolved, its liabilities satisfied in accordance with their terms (but limited in the case of each nonrecourse liability of the Partnership to the value of the asset(s) securing such liability, in each case as determine under applicable tax rules), and the proceeds were distributed as provided under the foregoing “Distributions Upon Dissolution,” “Sales of Assets to Third Party,” “Other Sales or Dispositions to Third Party,” and, for General Partners, “Distribution of Frozen Appreciation Amount” subheadings. For such purpose, amounts distributable to a Partner under the “Sales of Assets to Third Party,” and “Other Sales or Dispositions to Third Party” subheadings are taken into account only to the extent those provisions are applicable for the relevant year or period.

In connection with the liquidation and dissolution of the Partnership, the Partnership therefore intends and expects that each Class B Limited Partner’s Capital Account, after giving effect to the allocations of the Partnership’s income, gain, loss and deduction, will equal the aggregate amount distributable to the Class B Limited Partner under the foregoing “Distributions Upon Dissolution,” “Sales of Assets to Third Party,” and “Other Sales or Dispositions to Third Party” subheadings. The Managing Partner may modify the manner in which such allocations are made among the Partners if the Managing Partner determines that the modification is necessary or appropriate to, among other reasons, comply with the Code or the Regulations or give effect to the respective economic rights and obligations of the Partners under the Partnership Agreement.

Partnership Capital; Liability of Limited Partners; Liquidation

Except as otherwise described in the Partnership Agreement, or as otherwise determined by the Managing Partner, no Class B Limited Partner will be paid interest on any Capital Contribution to the Partnership. Except as otherwise provided in the Partnership Agreement, prior to the Partnership’s dissolution, no Class B Limited Partner will have the right to demand the return of their Capital Contribution. No Class B Limited Partner will have the right to demand and receive property other than cash in return for their Capital Contribution. The General Partners will have no personal liability for the repayment of the Capital Contribution of any Class B Limited Partner. (Section 3.5)

Except as otherwise provided in the Partnership Agreement, a Class B Limited Partner in their capacity as a Class B Limited Partner will only be liable to make the payment of their Capital Contribution. Except as otherwise provided in the Partnership Agreement or as provided in the Missouri Revised Uniform Limited Partnership Act, no Class B Limited Partner in their capacity as a Class B Limited Partner will be liable for any of the Partnership’s obligations. (Section 3.6) The Capital Contributions of the Class B Limited Partners are subordinate to all existing and future claims of the general creditors of the Partnership.

Upon a partial or total liquidation of the Partnership, the Capital Contributions of the General Partners would be used first to satisfy the claims of general creditors in the event the Partnership assets were insufficient to satisfy such claims. Except as otherwise provided in the Partnership Agreement, the liability of the Class B Limited Partners in their capacities as Class B Limited Partners for the Partnership’s obligations is limited to the extent of their Capital Contributions, and their individual assets would not be subject to the unsatisfied claims of the general creditors. The Partnership, in its discretion, may in the future issue securities which are senior in right of repayment to the claims of the Class B Limited Partners.

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Termination and Withdrawal of Partners; Return of Capital

Any Class B Limited Partner will have the right to voluntarily withdraw from the Partnership. (Section 6.1) The Managing Partner or General Partners by a General Partner Majority Vote may cause the withdrawal of any Class B Limited Partner from the Partnership (a “Mandatory Withdrawal”). (Section 6.2)

Factors relevant to a Mandatory Withdrawal decision include whether the Class B Limited Partner engaged in conduct:

•	giving rise to a Suspension Event;

•

that may negatively impact the Partnership, including directly competing with the Partnership’s business or for its employees or clients, or disparaging the Partnership, its current or former Partners, or employees; and

•	that negatively impacts the Partnership’s business or business strategy.

In the event of any withdrawal by a Class B Limited Partner from the Partnership, the Partnership will return their Capital Contribution in three equal installments. The first installment is to be paid no earlier than 90 days from the date on which the Class B Limited Partner’s Voluntary Withdrawal Notice is received by the Managing Partner or a Mandatory Notice of Withdrawal is received by the Class B Limited Partner. The balance of the Capital Contribution will be paid in two equal installments on the first and second anniversaries of the first installment payment. In addition, such Class B Limited Partner will receive their pro rata share of any cash distributions to which such Class B Limited Partner was entitled. The Managing Partner, in their sole discretion, may cause the Partnership to accelerate the return of a Class B Limited Partner’s Capital Contribution or the payment of any or all installments. (Section 6.3)

The Capital Contributions of Class B Limited Partners may be used, in part, by JFC as part of its capital contribution to Edward Jones, which is regulated by the SEC, the Financial Industry Regulatory Authority (“FINRA”), and other governmental and regulatory agencies. Accordingly, in order for the Partnership to return to any Class B Limited Partner all or a portion of his or her Capital Contribution, JFC may have to obtain such funds from Edward Jones. Therefore, notwithstanding any other provision contained in the Partnership Agreement to the contrary, without the written consent of the Managing Partner, no Class B Limited Partner may have returned to them such Class B Limited Partner’s Capital Contribution, if after giving effect to such return of capital, JFC or any of its Affiliates (including Edward Jones) would, if such payment had been made directly by Edward Jones, be in violation of:

•	any rule of FINRA;

•	any rule issued under the Securities Exchange Act;

•	any agreement (cash subordination or otherwise) which has been entered into by JFC or any of its Affiliates (including Edward Jones);

•	any agreement (including any loan agreement, cash subordination agreement or otherwise) which has been entered into by JFC or any of its Affiliates (including Edward Jones); or

•	any other law, rule or regulation to which JFC or any of its Affiliates (including Edward Jones) is subject. (Section 6.6)

In the event there is returned to any Class B Limited Partner all or any portion of his or her Capital Contribution and because of such return JFC or any of its Affiliates (including Edward Jones) violated any of the above rules, agreements or regulations, then such Class B Limited Partner will be required, whether or not such Class B Limited Partner had any knowledge or notice of such facts at the time of such return, to repay the Partnership, its successors or assigns, the sum so returned to such Class B Limited Partner, which the Partnership will hold under the terms of the Partnership Agreement, as if such return had never been made; provided, however, that any suit for the recovery of any such return must be commenced within two years of the date of such return. (Section 6.6)

All allocations, distributions, or other payments to a withdrawing Class B Limited Partner are conditioned on the Class B Limited Partner not engaging in any conduct that gives rise to any Suspension Event prior to the actual payment or distribution of such amounts. If the Managing Partner determines that a Class B Limited Partner has engaged in conduct that gives rise to a Suspension Event, the Managing Partner may defer or hold back all payments otherwise due until making a determination that there are no unresolved claims, demands, actions, suits, investigations or proceedings against the Class B Limited Partner or until an earlier date set by the Managing Partner (i.e., the Deferral Period). Except as otherwise determined by the Managing Partner, throughout the Deferral Period, such withdrawing Class B Limited Partner will cease for all purposes to earn, accrue or have any rights as a Class B Limited Partner to any further allocations, distributions or other payments to Class B Limited Partners under the Partnership Agreement. The Partnership may elect to retain, apply as an offset to, or otherwise pay any unreturned portion of the withdrawing Class B Limited Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount or any other amount that would otherwise have been payable to the withdrawing Class B Limited Partner toward (i) the satisfaction of any loan financing the purchase of the withdrawing Class B Limited Partner’s applicable Class B Interests, or (ii) the satisfaction of any losses, claims, damages, liabilities, costs, expenses (including reasonable legal and experts’ fees, costs and expenses), judgments, awards, fines, settlements or other amounts arising from any and all claims, demands, actions, suits, investigations or proceedings by the Partnership or its Affiliates (whether on their own behalf or on behalf of a client or regulatory body) against such withdrawing Class B Limited Partner. Any remaining unreturned amounts that have been deferred during the Deferral Period and not retained, applied as an offset to, or paid in connection with such claims, demands, actions, suits, investigations or proceedings shall be paid, without interest or additional earnings, to the withdrawing Class B Limited Partner within 30 days following the end of the Deferral Period. The Managing Partner may waive any of these provisions with the approval of the Enterprise Leadership Team. (Section 6.11)

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Under the Partnership Agreement, a “Suspension Event” includes if: (i) a Class B Limited Partner materially breaches the terms of the Partnership Agreement or any other agreement between the Class B Limited Partner and the Partnership or any of its Affiliates, (ii) a Class B Limited Partner breaches any fiduciary duty owed to the Partnership or otherwise fails to act in good faith on behalf of the Partnership or any of its Affiliates and in the best interests of the Partnership, or (iii) a Class B Limited Partner engages in any other gross negligence, malpractice or willful misconduct that gives rise to one or more actual or potential claims, demands, actions, suits, investigations or proceedings by the Partnership or any of its Affiliates against such Class B Limited Partner.

Death of Class B Limited Partners

In the event of the death of any Class B Limited Partner, the Capital Contribution of such deceased Class B Limited Partner will be returned to their estate within six months after the date of death of such Class B Limited Partner. In addition, such Class B Limited Partner’s estate will receive the Class B Limited Partner’s pro rata share of any cash distributions to which such deceased Class B Limited Partner was entitled under the Partnership Agreement. (Section 6.4)

Term and Dissolution

The Partnership will dissolve on December 31, 2199, or prior thereto upon the happening of any of the following events:

•	the sale of all of its assets;

•	an event of withdrawal of a General Partner if no General Partner remains; or

•	the dissolution of the Partnership by a General Partner Majority Vote. (Section 2.4)

Books, Records and Reports; Appointment of Attorneys-in-Fact; Amendment

The Partnership’s books and records will at all times be maintained at the Partnership’s principal offices and will be open for examination and inspection by the Class B Limited Partners or by their duly authorized representatives during reasonable business hours. The Partnership will have financial statements prepared, and copies of such statements will be made available to the Class B Limited Partners. (Section 9.1)

We will have financial statements prepared, and copies of such statements will be made available to the Class B Limited Partners. (Section 9.1)

Each Partner, by the execution of the Partnership Agreement, irrevocably constitutes and appoints the Managing Partner, their true and lawful attorney-in-fact with full power and authority to, among other things, execute such documents as may be necessary or appropriate to carry out the provisions and intent and purpose of the Partnership Agreement. (Section 12.1)

The Partnership Agreement may be amended without the consent or approval of (and without prior notice to) any Class B Limited Partners by the Managing Partner upon the affirmative vote of a majority of the Enterprise Leadership Team, or by a General Partner Majority Vote. In particular, but without limiting the foregoing, the Class B Limited Partners’ right to the Net Income or the proceeds of liquidation of the Partnership or in any other allocation or distribution to be received by them from the Partnership pursuant to the Partnership Agreement may be reduced or increased or otherwise modified or amended without the consent or approval of (and without prior notice to) any Class B Limited Partner. (Section 12.12)

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VII.  MATERIAL UNITED STATES TAX CONSEQUENCES

GENERAL

The following is a general summary of certain material U.S. tax consequences expected to be relevant to the Exchange Offer and the ownership of Class B Interests as a Class B Limited Partner. This summary is based on, and limited in its entirety by, the Code, Treasury Regulations, positions of the U.S. Internal Revenue Service (“IRS”) contained in published Revenue Rulings and Revenue Procedures, other administrative interpretations of the IRS and judicial decisions, all of which are subject to change at any time. Any such change could be retroactive with respect to transactions occurring prior to such change.

We have not sought any rulings from the IRS with respect to any of the tax matters described in this prospectus. There can be no assurance that a position taken by us will not be challenged by the IRS. Any adjustment by the IRS could result in an unfavorable adjustment to the U.S. income tax returns of a holder and a tax deficiency, which could require a partner to amend their U.S. income tax returns and seek professional tax assistance at their expense.

The following summarizes only certain material U.S. income tax consequences of the Exchange Offer and an investment in Class B Interests.

This summary is not intended to address all potential tax consequences that the Exchange Offer or an investment in Class B Interests may have. Since the tax consequences of the foregoing will vary by investor, you are urged to consult your own tax advisors, at your expense, as to the particular U.S. federal, state, and any non-U.S. tax consequences to you of the Exchange Offer and an investment in Class B Interests. Solely for purposes of this summary, and except as the context requires otherwise, references to the “Partnership”, “we,” “us,” and “our” refer to JFC independently, and not to its consolidated subsidiaries.

UNITED STATES FEDERAL INCOME TAX TREATMENT OF THE EXCHANGE

Section 721(a) of the Code provides no gain or loss shall be recognized to a partnership or to any of its partners in the case of a contribution of property to the partnership in exchange for an interest in the partnership. In the opinion of Eversheds Sutherland (US) LLP, special tax counsel to the Partnership, and subject to the limitations, exceptions, assumptions and conditions set forth in this discussion and in the tax opinion filed as Exhibit 8.1 to the registration statement of which this prospectus forms a part (the “U.S. Tax Opinion”), under current U.S. federal income tax law, an exchange of units of Class A Interests for units of Class B Interests pursuant to the Exchange Offer should, in each case, be treated as an exchange described in Section 721(a) of the Code.

Based on the foregoing, the Partnership does not expect to recognize any gain or loss for U.S. federal income tax purposes with respect to the Exchange Offer or any exchange of Class A Interests for Class B Interests undertaken pursuant thereto. Further, the Exchange Offer and such exchanges should not cause the Partnership to terminate or to change its tax classification for U.S. federal income tax purposes.

Similarly, subject to the caveats described below under “Changes in Partners’ Interests in Partnership Profits,” a partner is not expected to recognize gain or loss for U.S. federal income tax purposes on such partner’s exchange of some or all of their Class A Interests in exchange for Class B Interests. In general, such exchange should not affect a partner’s holding period or (subject to the discussion below under “Changes in Partners’ Interests in Partnership Profits”) adjusted tax basis in their interests in the Partnership.

If a holder participates in the Exchange Offer, such holder will generally be required to report consistently with the above treatment for U.S. federal income tax purposes. The Partnership does not intend to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Exchange Offer. Consequently, no assurance can be given that the IRS will not challenge the foregoing tax treatment.

Changes in Partners’ Interests in Partnership Profits

For U.S. federal income tax purposes, certain Partnership items are required to be allocated in a manner that directly or indirectly depends upon the partners’ interests in Partnership profits. Accordingly, because Class B Interests provide a different interest in the Partnership’s profits than a Class A Interest, the Exchange Offer may affect the partners’ relative interests in certain Partnership items. Importantly, such items may include “nonrecourse liabilities” of the Partnership (as determined for U.S. federal income tax purposes). A partner’s adjusted tax basis in their Partnership interest includes the partner’s allocable share of Partnership nonrecourse liabilities; as a result, if a partner’s interest in Partnership profits is reduced due to the Exchange Offer, such partner’s adjusted tax basis in their Partnership interest may be reduced. If the partner’s adjusted tax basis in their Partnership interest is lesser than the reduction in their share of nonrecourse liabilities, the partner will recognize taxable income or gain that equals, in the aggregate, the excess of the liability reduction over the partner’s adjusted tax basis in their Partnership interest.

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Because Class B Interests are expected to have a relatively larger interest in Partnership profits (as their return is based entirely upon Partnership profits, whereas returns on Class A Interests consist in significant part of the 7 1⁄2% Payments), the amount of Partnership nonrecourse liabilities allocable to a given Class A Interest is expected to be reduced as a result of the Exchange Offer. In contrast, a partner that exchanges some or all of their Class A Interests are expected to receive a greater allocation of Partnership nonrecourse liabilities relative to their share before the Exchange Offer. As a result, such a partner’s adjusted tax basis in their Partnership interest is expected to increase. The exact amount of changes in Partnership nonrecourse liability allocations cannot be predicted, as such allocations depend on the total amount of such liabilities, the amount of participation in the Exchange Offer, and other events during the taxable year. The effects of a change in a partner’s interest in Partnership profits, including the effects upon a partner’s adjusted tax basis in their Partnership interest, are complex. Each holder should consult with their own tax advisor regarding such effects.

CERTAIN MATERIAL UNITED STATES TAX CONSEQUENCES ARISING FROM OWNERSHIP OF CLASS B INTERESTS

CLASS B LIMITED PARTNERS WILL GENERALLY BE REQUIRED TO FILE TAX RETURNS AND PAY INCOME TAXES TO THE U.S. FEDERAL GOVERNMENT AND THOSE STATES WHICH HAVE AN INDIVIDUAL STATE INCOME TAX.

Partnership Status

Under current U.S. federal income tax law we are classified as a partnership. A partnership is not a taxable entity for such purpose and incurs no U.S. federal income tax liability, except as described below under “Audits and Adjustments.” Instead, each partner of a partnership is required to take into account the partner’s allocable share of items of income, gain, loss, deduction and credit of the partnership (“Partnership Items”) in computing their U.S. federal income tax liability, regardless of whether cash distributions are made to the partner by the partnership. Distributions by a partnership to a partner are generally not taxable except to the extent the amount of cash distributed exceeds the partner’s adjusted basis in their partnership interest (as described below under “Adjusted Basis”).

Notwithstanding the foregoing, the Code provides that “publicly traded partnerships” will, as a general rule, be taxed as corporations. A partnership is considered a publicly traded partnership if its interests are traded on an established securities market or its interests are readily tradable on a secondary market or the substantial equivalent thereof. Interests in the Partnership are not listed on any established securities market. In addition, the Partnership Agreement contains restrictions on transfers, including redemptions by us, of all of our partnership interests, including requiring our consent to any transfers. As a result, under current tax law we believe that we are not classified as a publicly traded partnership taxable as a corporation. Further, under applicable Treasury Regulations, an exchange of Interests pursuant to the Exchange Offer is not expected to cause us to be classified as a publicly traded partnership.

If we were treated as a corporation in any taxable year, either as a result of a failure to meet applicable exemptions under the Code with respect to publicly traded partnership status or otherwise, income would be taxable to us at corporate rates, and distributions to our partners would be taxable as dividends to the extent such distributions represent earnings and profits (as determined for U.S. federal income tax purposes), as a return of capital to the extent they exceed earnings and profits but do not exceed a distributee owner’s adjusted tax basis in their relevant interest, or as proceeds from the sale of an interest to the extent such proceeds exceed both earnings and profits and such adjusted tax basis. Taxing income to us at corporate rates could result in a substantial reduction in cash available for distribution to Class B Limited Partners.

Tax Allocations

The Partnership Agreement’s allocation of a Class B Limited Partner’s allocable share of Partnership Items will be respected for tax purposes if the allocation has “substantial economic effect” or is in accordance with such Class B Limited Partner’s interest in us (determined by taking into account all the facts and circumstances). Treasury Regulations provide safe-harbor tests under which allocations are deemed to have “substantial economic effect” or deemed to be made in accordance with a “partner’s interest in the partnership.” The Partnership Agreement’s allocations are intended to meet the safe-harbor tests set forth in the Treasury Regulations or otherwise be deemed to be in accordance with the “partner’s interest in the partnership.”

U.S. Federal Income Tax

Each Class B Limited Partner must report on their U.S. federal income tax return for each year their allocable share of our Partnership Items for the applicable year, regardless of whether they receive any distribution or other payment from us. Such allocable share of Partnership Items must be included in determining the taxable income of a Class B Limited Partner for their taxable year within which our taxable year relating to the Partnership Items ends. For each applicable taxable year, we will furnish to each Class B Limited Partner the information necessary for preparation of this aspect of their U.S. federal income tax return. Due to the complexity of the filing process and the size of the Partnership, the receipt of this tax reporting information may be delayed, and may require that you apply for an extension of time to file your income tax returns.

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Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 37% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than 12 months) of individuals is 20%. These rates are subject to change by new legislation at any time. In addition, net investment income is subject to an additional 3.8% tax in the case of individuals with modified adjusted gross income or adjusted gross income, as the case may be, in excess of certain levels (generally, $250,000 on a joint return, or $200,000 on a return for a single individual). Net investment income may include interest, dividends, gains and a Class B Limited Partner’s allocable share of income from a passive investment. In addition, as further described below under “Self-Employment Taxation,” U.S. federal self-employment taxes may be imposed on a Class B Limited Partner.

U.S. federal income tax regulations require us to treat certain Partnership Items differently for tax purposes than for financial statement purposes. Accordingly, our net taxable income may exceed our Net Income, and a Class B Limited Partner’s allocable share of our net taxable income may exceed their allocable share of our Net Income as determined for financial statement purposes. Since Class B Limited Partner distributions are based on our Net Income and Class B Limited Partner tax liability is based on their allocable share of our taxable income, a Class B Limited Partner’s effective tax rate based upon their distributions from us may be higher than such Class B Limited Partner’s statutory tax rate, and a Class B Limited Partner may incur a tax liability that requires the Class B Limited Partner to use proceeds from other sources to satisfy a tax liability arising from ownership of a Class B Interest.

U.S. State Income Taxes

Generally, a Class B Limited Partner will be required to file tax returns and pay income taxes in those U.S. states in which we operate which have an individual state income tax, as well as potentially in the Class B Limited Partner’s state of residence or domicile. We will furnish annually to each of the Class B Limited Partners the information necessary for the preparation of such returns. The filing of these state returns is the responsibility of the Class B Limited Partners. However, we may offer Class B Limited Partners the ability to participate in the filing of composite returns in certain states. Composite filings are completed and filed by us and report each Class B Limited Partner’s share of income allocated to them in the respective state. The state income taxes are remitted on each Class B Limited Partner’s behalf, and each Class B Limited Partner is charged their allocable share of taxes paid. We will provide Class B Limited Partners with information on how to participate in composite filings.

State and local income taxes paid by a Class B Limited Partner are currently deductible on only a limited basis for U.S. federal income tax purposes. Specifically, such taxes (together with certain other state and local taxes) are subject to a $40,000 deduction cap for taxable years beginning before 2030, and to a $10,000 cap for taxable years thereafter. The $40,000 cap may be reduced down to $10,000 for a taxpayer due to a phase-out. Under the Partnership Agreement, the Managing Partner may elect to cause the Partnership to participate in a “pass-through entity tax,” under which the Partnership would become subject to a state income tax that directly or indirectly reduces the state taxes payable by its partners. In such a case, state taxes paid by the Partnership would be expected not to be subject to the foregoing caps, and therefore may ultimately produce a more efficient tax result for some or all Partners. However, pass-through entity taxes are complex and may create competing interests among our Partners. Accordingly, we have made no determination as to whether we will elect to participate in any such regime. There is no guarantee that the results of any such election, if made, would be more or less favorable for any particular Partner. If the Managing Partner ultimately determines that the Partnership should participate in a pass-through entity tax, the Managing Partner may also take additional actions authorized by the Partnership Agreement to ensure an effective election is made and to cause any resulting tax liabilities to be economically borne by our Partners in the manner described in the Partnership Agreement.

Adjusted Basis

A Class B Limited Partner’s initial basis in their Class B Interests is equal to the price paid for their Class B Interests plus, subject to the discussion below, their proportionate share of our liabilities as to which no Partner is personally liable (as determined for U.S. federal income tax purposes), which we refer to as “Nonrecourse Debt,” if any. In general, our liabilities as to which a Partner is personally liable (as determined for U.S. federal income tax purposes), which we refer to as “Recourse Debt,” can only be included in the basis of such Partner. A Class B Limited Partner’s proportionate share of our Nonrecourse Debt, if any, will be based on such Class B Limited Partner’s allocable share of our profits as determined in accordance with the Partnership Agreement.

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A Class B Limited Partner’s initial adjusted basis for their Class B Interests will be increased from time to time by (a) their allocable share of our taxable income and tax-exempt income, (b) the amount of their future cash Capital Contributions (treating any assumption of a liability from us as a Capital Contribution for this purpose) and the adjusted tax basis of in-kind Capital Contributions to us, if any, and (c) increases in their share of our Nonrecourse Debt or Recourse Debt, if any. A Class B Limited Partner’s adjusted basis in their Class B Interests will be decreased from time to time, but not below zero, by (x) their allocable share of our taxable loss, (y) the amount of our cash distributions to him or her, including, for this purpose, any decrease in their share of Nonrecourse Debt or Recourse Debt and any assumption of their liability by us, and the adjusted tax basis of an in-kind distribution from us, if any, and (z) their allocable share of our nondeductible expenditures that are not properly chargeable to a capital account for tax purposes.

If a Class B Limited Partner holds multiple interests in the Partnership (including multiple Interests), the adjusted tax basis of all such Class B Limited Partner’s partnership interests generally will be aggregated for U.S. federal income tax purposes. The computation of a Class B Limited Partner’s adjusted basis in their Partnership interest is complex, and Class B Limited Partners should consult with their individual tax advisors regarding such computations.

Audits and Adjustments

Our income tax returns may be audited by government authorities. Audit adjustments to our Partnership Items may require Class B Limited Partners to amend their personal income tax returns. The cost of amending such return is the responsibility of the Class B Limited Partner.

Investors should be aware that if the IRS were to audit our income tax returns, Class B Limited Partners may be subject to the outcome of any administrative or judicial proceedings agreed to by us. Thus, if the IRS were to propose adjusting any of our Partnership Items, Class B Limited Partners may be precluded from contesting any such adjustments.

Moreover, pursuant to U.S. federal audit and administrative procedures applicable to partnerships, we have designated our Managing Partner as our partnership representative, and the Managing Partner may delegate this role. The partnership representative has the sole authority to act on our behalf for purposes of, among other things, U.S. income tax audits and judicial review of administrative adjustments by the IRS. Further, any actions taken by us or by the partnership representative on our behalf with respect to, among other things, U.S. income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our Class B Limited Partners.

In addition, under these procedures, any U.S. federal income taxes, penalties (including any accuracy- related penalties discussed below under the heading, “Material United States Tax Consequences – Accuracy-Related Penalties”), and interest resulting from adjustments to Partnership tax items, including adjustments made pursuant to an IRS audit, generally will be imposed on the Partnership in the year in which the adjustments are made or otherwise become final. Generally, the Managing Partner or the Managing Partner’s designee, as the partnership representative, may elect to have our Partners and former Partners take any adjustments into account in accordance with their interests in us during the taxable year in which the Partnership tax items arose, but there can be no assurance that the election will be available, made or effective in all circumstances. If, as a result of adjustments to tax items relating to the Partnership, we are required to make payments of taxes, penalties and interest, our cash available for distribution to our Class B Limited Partners may be substantially reduced.

Under the Partnership Agreement, if the Partnership is liable for any amounts under or on account of these procedures, the Managing Partner or the Managing Partner’s designee, as the partnership representative, may apportion such liability among the Partners and former Partners. Any amount apportioned to a Partner or former Partner will be considered a “tax payment loan amount” in respect of such Partner or former Partner. For so long as any tax payment loan amount or interest thereon remains unpaid by the Partner or former Partner, any amounts otherwise distributable by the Partnership to such Partner or former Partner pursuant to the Partnership Agreement will be applied first to pay any unpaid interest on all tax payment loan amounts, and then to repay the principal of any tax payment loan amount, and any amounts so applied shall be treated for all purposes as having been distributed to such Partner or former Partner. If the partnership representative issues a “payment due notice” to any Partner or former Partner in respect of any tax payment loan amount, the Partner or former Partner will be required to make a payment of the amount to the Partnership within 30 days of the date of the payment due notice, and any amount remaining unpaid thereafter shall accrue interest. Notwithstanding the foregoing, the Managing Partner may, in its sole discretion, elect to adjust allocations of Net Income or Net Loss to cause a Partner to bear the economic burden of a liability that gave rise to, or would otherwise give rise to, a tax payment loan amount (and in such case, any applicable tax loan amount will be correspondingly treated as satisfied).

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Partnership Distributions and Redemption of Class B Interests

Taxable income generally should not be recognized upon a cash distribution from us to the extent that the cash distributed (including reductions in a Class B Limited Partner’s proportionate share of our Nonrecourse Debt or Recourse Debt) does not exceed the Class B Limited Partner’s adjusted basis in their Class B Interests. Once such adjusted basis is reduced to zero, additional cash distributions will result in taxable income to a Class B Limited Partner. Such taxable income may consist of ordinary income and/or capital gain.

A Class B Limited Partner may recognize income or loss for tax purposes upon receipt of a distribution in redemption of their Class B Interest(s). Taxable income will be recognized by a Class B Limited Partner upon the distribution to the extent their amount realized (including reductions in their share of our Nonrecourse Debt or Recourse Debt) exceeds their adjusted basis in their Class B Interests. A taxable loss may be recognized by a Class B Limited Partner upon the redemption of their Class B Interests to the extent their amount realized (including reductions in their proportionate share of our Nonrecourse Debt or Recourse Debt) is less than their adjusted basis in their Class B Interests and such Class B Limited Partner holds no other interest (as a Class B Limited Partner or otherwise) in the Partnership. The character of such gain or loss on redemption will normally represent a capital gain or loss for the Class B Limited Partner, except to the extent that Class B Limited Partner is treated as receiving, in respect of their share of Partnership “unrealized receivables” or “inventory,” amounts realized that differ from their share of the Partnership’s adjusted basis in such assets. In such a case, the difference will result in an ordinary income or loss, and the remaining proceeds of the Class B Limited Partner will result in a capital gain or loss depending upon their remaining adjusted basis. Any such capital loss of a Class B Limited Partner may be subject to limitation, as described below under “Certain Limitations on Use of Losses.”

Whether any capital gain or loss recognized from a distribution or redemption is short-term or long-term will depend on the timing of Capital Contributions made by the relevant Class B Limited Partner (including Capital Contributions made other than in the capacity of a Class B Limited Partner, if any).

Alternative Minimum Tax

In determining their alternative minimum tax (“AMT”) liability, if any, each Class B Limited Partner must include their share of our AMT adjustment and tax preference items. Investors should consult their tax advisors with regard to AMT.

Certain Limitations on Use of Losses

The use of losses recognized by or from the Partnership, or of losses recognized from other sources against Partnership income, is complex, and Class B Limited Partners should consult with their individual tax advisors regarding such matters. Various rules may limit the Partnership’s use of losses or deductions or a particular Partner’s distributive share of losses from the Partnership. For example, a Partner may not deduct an allocation of taxable loss to the extent that such loss exceeds the Partner’s adjusted basis in their Partnership interest, and Partners are unable to apply more than $3,000 of capital losses against ordinary income for each taxable year (although excess capital losses generally carry forward). In addition, under the passive loss rules of the Code, it is possible that, in some cases, an interest in a limited partnership may be considered an interest in a passive activity. Passive activities are generally trade or business activities in which the taxpayer does not materially participate. As a Class B Limited Partner, the determination of whether you materially participate in the partnership’s trade or business depends on your individual facts and circumstances. In general, you are considered to have materially participated in the Partnership’s trade or business for purposes of a tax year if you provide at least 500 hours of service to the Partnership while holding a Partnership interest during that tax year, or if not, if you had previously provided 500 hours of service to the Partnership during any three calendar years in which you were a Partner. If a Class B Limited Partner does not materially participate in the Partnership’s trade or business, or the passive loss rules otherwise apply, the deductibility of losses allocated to such Class B Limited Partner may be limited. Further, income allocated to such Class B Limited Partner from the Partnership may be considered passive income. A portion of Partnership income or loss may constitute portfolio income or loss under the passive loss rules. Other limitations, including the “excess business loss” rules and the “at-risk” rules, may further limit deductibility of losses allocated to a Partner by the Partnership.

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Certain Other Limitations on Specific Items

Class B Limited Partners’ use of certain items recognized from the Partnership may be subject to limitation. For example, in general, a taxpayer’s annual deduction for “investment interest expense” is limited to the amount of their “net investment income.” Interest expense incurred by a Class B Limited Partner to purchase their Class B Interests may be treated as investment interest expense. In addition, in computing limitations on the deductibility of investment interest expense, a Class B Limited Partner must include their allocable share of the Partnership’s investment interest expense. The Partnership does not anticipate, however, that we will generate significant amounts of investment interest expense allocable to Class B Limited Partners. A portion of a Class B Limited Partner’s allocable share of our income may be treated as investment income. In addition, charitable deductions may be subject to limitation. For tax years beginning on or after January 1, 2026, charitable contribution deductions for individuals who claim the standard deduction are capped at $1,000 (for non-joint returns) or $2,000 (for joint returns), and for individuals who itemize, such deductions are subject to a floor based on 0.5% of such individuals’ adjusted gross income. Additional rules may limit the maximum rate benefit of charitable deductions in certain circumstances for such years, and in some cases, a Partner’s share of charitable contributions could be subject to limitation due to their adjusted basis in their interest in the Partnership. Further, miscellaneous itemized deductions are disallowed under current law. Although the Partnership does not expect to directly recognize material miscellaneous itemized deductions from its own operations, such items may be allocated to the Partnership by certain subsidiaries of the Partnership.

U.S. Federal Estate Tax

Class B Interests may be subject to U.S. federal estate tax in the estate of a Class B Limited Partner.

Deduction for Qualified Business Income

Section 199A of the Code may allow a taxpayer other than a corporation a 20% deduction based on the taxpayer’s “qualified business income.” Qualified business income may include a taxpayer’s allocable share of qualifying income and certain payments from an entity classified as a partnership for U.S. income tax purposes, such as the Partnership. In the case of an entity classified as a partnership for U.S. income tax purposes, the Section 199A deduction is determined and applied at the partner level. The Partnership may generate qualifying income to Class B Limited Partners for purposes of Section 199A; however, this will depend on a number of different variables, many of which are outside of the control of the Partnership, including the U.S. income tax filing status of the Class B Limited Partner and the amount of the Class B Limited Partner’s adjusted taxable income in any relevant taxable year. Section 199A is complex, and many aspects of it are uncertain. You are encouraged to consult your own tax advisor concerning the potential application of Section 199A to your Class B Interests.

Self-Employment Taxation

Pursuant to Section 1402(a)(13) of the Code, the term “net earnings from self-employment” excludes partnership income or loss (other than certain guaranteed payments for services) of a limited partner, as a limited partner. Proposed Treasury Regulations define which partners of a partnership are considered limited partners under Section 1402(a)(13) of the Code. Under such proposed regulations, which have not been finalized, an individual generally would be treated as a limited partner unless the individual: (a) has personal liability for the debts of or claims against the partnership by reason of being a partner; (b) has authority to contract on behalf of the partnership under the statute or law pursuant to which the partnership is organized; or (c) participates in the partnership’s trade or business for more than 500 hours during the taxable year. The Partnership’s long-standing position is that limited partner earnings attributable to their limited partner interests (historically in the context of Class A Limited Partners) are not subject to self-employment taxes. However, as noted above, there has been discussion of legislation and final regulations pursuant to which Class B Limited Partners may be subject to self-employment tax on their net earnings from self-employment. Further, in certain court cases, the IRS has successfully taken the position that limited partners of a state law limited partnership (as well as limited partners of a state law limited liability partnership) who are active in the business of the partnership are subject to self-employment taxes on their distributive share of the partnership’s income. Yet other courts have come to the opposite conclusion, including one recent court that held that a partner need only have limited liability to qualify as a “limited partner” under Section 1402(a)(13).

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Nevertheless, the IRS may take the position, or case law or legislation may require, that limited partners who are active in the business of a state law partnership are subject to self-employment tax on their earnings from their partnership. If self-employment taxes applied to earnings from a limited partner interest, the resulting tax impact could be substantial. In general, under current law, the self-employment tax is composed of two parts: (a) a 12.4% tax for the social security portion; and (b) a 2.9% tax for the Medicare portion. For individuals with self-employment income in excess of certain levels (generally, $250,000 on a joint return, or $200,000 on a return for a single individual), the Medicare tax on such excess is increased to 3.8%. Under current law, only the first $184,500 of combined wages, tips and net earnings are subject to the social security portion of the self-employment tax; however, an individual’s entire combined wages, tips and net earnings are subject to the Medicare portion of the self-employment tax. If Section 1402(a)(13) of the Code were to be repealed, modified, or interpreted in a manner that imposes self-employment tax on a state law limited partner’s distributive share of partnership income, such change may increase taxes on income from Class B Interests by 12.4% for all Class B Limited Partners for the social security portion, up to the applicable social security wage base, and by 2.9% for all Class B Limited Partners (or 3.8% for Class B Limited Partners with self-employment income in excess of certain levels, as discussed above) for the Medicare portion; however, any income from Class B Interests that is taken into account in computing self-employment income may avoid the 3.8% net investment income tax discussed above. The imposition of self-employment tax on income from Class B Interests would significantly reduce a Class B Limited Partner’s after-tax return on income from Class B Interests. Self-employment tax rates and the earnings subject to self-employment tax are subject to change, including by new legislation, regulations or case law, at any time. Future changes in tax laws cannot be predicted and may substantially impact the tax consequences of Class B Interests.

Accuracy-Related Penalties

The Code imposes an additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, with respect to any portion of an underpayment if it is shown that there is a reasonable cause for that portion and that the taxpayer acted in good faith with respect to that portion.

In general, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000. For taxpayers claiming any deduction under Section 199A of the Code (discussed above under the heading, “Material United States Tax Consequences – Deduction for Qualified Business Income”), a lower threshold applies, such that an understatement of income tax is substantial if it exceeds the greater of 5% of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return (a) with respect to which there is, or was, “substantial authority” or (b) as to which there is a reasonable basis and the pertinent facts of such position are disclosed on the return.

A substantial valuation misstatement exists if the value, or adjusted basis, of any property claimed on a tax return is 150% or more of the amount determined to be the correct amount of such valuation or adjusted basis. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000. If the value or adjusted basis claimed on a return is 200% or more than the correct value or adjusted basis, the penalty imposed increases to 40% from the aforementioned 20%.

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VIII. NECESSITY OF OBTAINING PROFESSIONAL ADVICE

The tax matters relating to an investment in Class B Interests are complex. The effects of the existing tax laws and proposed changes in tax laws on prospective Class B Limited Partners are of particular importance to each Class B Limited Partner. It should be emphasized that the foregoing is only a summary of certain important tax consequences of, or relating to, our Partnership. Furthermore, no tax rulings regarding the tax considerations outlined in this prospectus related to this offering will be requested or obtained from any taxing authority. In view of the foregoing, each prospective or existing Class B Limited Partner should consult with their own tax advisor and counsel, at their own expense, with regard to all tax aspects of the Exchange Offer. In addition, due to U.S. federal and state filing requirements, Class B Limited Partners may need to obtain professional advice in connection with ongoing ownership of Class B Interests in order to comply with applicable tax laws, filing requirements or audit requirements. All costs of obtaining professional advice and preparation of federal or state tax returns are the individual responsibility of the Class B Limited Partner. The cost of such advice may be significant.

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IX. LEGAL MATTERS

The legality of the Class B Interests to be issued pursuant to the Exchange Offer has been passed upon for the Partnership by Thompson Coburn LLP, St. Louis, Missouri.

Eversheds Sutherland (US) LLP will issue the U.S. Tax Opinion to the Partnership regarding certain tax matters relating to the Exchange Offer.

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X. EXPERTS

The financial statements as of December 31, 2024 and December 31, 2025 and for each of the three years in the period ended December 31, 2025 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2025 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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XI. DESCRIPTIONS OF CERTAIN ITEMS AND MATTERS

For a description of the following items and matters, refer to the referenced section in our Form 10-K (which is attached to Appendix B of this prospectus):

•	our business, Part I, Item 1, “Business;”
•	our properties, Part I, Item 2, “Properties;”
•	our legal proceedings, Part I, Item 3, “Legal Proceedings;”
•	market price of and dividends on our common equity and related matters, Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities;”
•	changes and disagreements with our accountants on accounting and financial disclosure, Part II, Item 9, “Changes and Disagreements with Accountants on Accounting and Financial Disclosure;”
•	quantitative and qualitative disclosures about market risk, Part II, Item 7A, “Quantitative and Qualitative Disclosures About Market Risk;” and
•

our Enterprise Leadership Team, Part III, Item 10, “Directors, Executive Officers and Corporate Governance,” Item 11, “Directors, Executive Officers and Corporate Governance” and Item 13, “Certain Relationships and Related Transactions, and Director Independence.”

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XII. WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 (including exhibits, schedules and amendments) under the Securities Act with respect to Class B Interests to be issued in the Exchange Offer. This prospectus covers Class B Interests that we may issue in connection with the Exchange Offer, including any additional Class B Interests we may issue as a result of any subsequent reorganization, reclassification, Class B Interest splits, reverse Class B Interest splits or similar matters affecting the amount and type of outstanding Class B Interests of the Partnership. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the Class B Interests to be issued in the Exchange Offer, please refer to the registration statement.

Because we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we file reports and other information with the SEC. The SEC makes our filings available to the public on its Internet site (http://www.sec.gov).

Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete, and you should refer to the relevant appendices or exhibits that are a part of this prospectus or other reports that are filed with the SEC for a copy of the contract or document.

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XIII. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference into this prospectus the following documents, which contain important information about us and our business and financial results:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•	our Quarterly Report(s) on Form 10-Q for the quarter(s) ended March 27, 2026 and June 26, 2026, respectively;

•	our Current Report(s) on Form 8-K filed with the SEC on January 7, 2026, January 13, 2026 (but not the information furnished pursuant to Items 2.02 or 9.01 thereof) and February 9, 2026; and

•

all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in the first bullet point above (other than portions of those documents furnished or otherwise not deemed to be filed).

We have not authorized anyone to incorporate by reference any information into this prospectus other than the documents listed above. No documents or information filed with or furnished to the SEC after the date of this prospectus shall be deemed to be incorporated by reference into, or otherwise made a part of, this prospectus or the registration statement of which this prospectus forms a part, unless expressly incorporated by reference in a subsequently filed amendment or supplement to this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any document subsequently filed with the SEC, which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you, upon written or oral request, with copies of any of the documents incorporated by reference into this prospectus (including exhibits attached to those documents), without charge. Please direct your written or oral request to Partnership Consulting and Support at 12555 Manchester Road, St. Louis, Missouri 63131, by e-mail at jones lp@edwardjones.com, or by telephone (314) 515-2000 (x1931073).

We maintain a website at http://www.edwardjones.com and the incorporated documents listed above can be accessed at http://www.edwardjones.com/about/financial-reports.html. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus.

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APPENDIX A

PARTNERSHIP AGREEMENT

See attached.

PARTNERSHIP AGREEMENT

THE JONES FINANCIAL COMPANIES, L.L.L.P.

TWENTY-THIRD

AMENDED AND RESTATED

AGREEMENT OF REGISTERED

LIMITED LIABILITY LIMITED PARTNERSHIP

Dated as of November 5, 2025

		Page
ARTICLE ONE	DEFINED TERMS	4

ARTICLE TWO	CONTINUATION, NAME AND OFFICE, PURPOSES, TERM AND DISSOLUTION, REGISTERED AGENT, AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP	12

2.1	Continuation	12
2.2	Name, Place of Business and Office	12
2.3	Purposes	12
2.4	Term and Dissolution	13
2.5	Registered Office and Agent	13
2.6	Amendment to Certificate of Limited Partnership	13

ARTICLE THREE	PARTNERS, CAPITAL AND JV FINANCIAL ADVISORS	13

3.1	General Partners	13
3.2	Admission of Additional General Partners	14
3.3	Limited Partners and Payments to Class A Limited Partners	14
3.4	Admission of Class A Limited Partners, Class B Limited Partners, Subordinated Limited Partners and Profits Interest Holders	15
3.5	Partnership Capital	15
3.6	Liability of Class A Limited Partners, Class B Limited Partners, Subordinated Limited Partners and Profits Interest Holders	16
3.7	Participation in Partnership Business by Class A Limited Partners, Class B Limited Partners, Subordinated Limited Partners and Profits Interest Holders	16
3.8	Priority Among Class A Limited Partners, Class B Limited Partners, Profits Interest Holders, Service Partners, Subordinated Limited Partners and General Partners	16
3.9	Service Partners and JV Financial Advisors	17

ARTICLE FOUR	RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNERS	18

4.1	Authorized Acts; Management and Control	18
4.2	Restrictions on Authority of the Managing Partner and Enterprise Leadership Team	20
4.3	Removal or Dismissal of General Partners	21
4.4	Enterprise Leadership Team	22
4.5	Guaranteed Payment; Time and Effort; Independent Activities	23
4.6	Duties and Obligations of the Managing Partner	24
4.7	Appointment and Removal or Dismissal of the Managing Partner; Term Limit of Managing Partner	24
4.8	Dealing with an Affiliate	25
4.9	General Partners’ Responsibility	25
4.10	Responsibilities of Partnership Leaders	25
4.11	Committees	26

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THE JONES FINANCIAL COMPANIES, L.L.L.P.

(a Missouri Registered Limited Liability Limited Partnership)

TWENTY-THIRD

AMENDED AND RESTATED

AGREEMENT OF REGISTERED

LIMITED LIABILITY LIMITED PARTNERSHIP

THIS TWENTY-THIRD AMENDED AND RESTATED AGREEMENT OF REGISTERED LIMITED LIABILITY LIMITED PARTNERSHIP of The Jones Financial Companies, L.L.L.P. entered into as of this 5th day of November, 2025, by and among the Managing Partner, both as a General Partner and as the Attorney-In-Fact for all of the other Partners.

W I T N E S S E T H:

WHEREAS, the Partnership was formed as a limited partnership under the Missouri Revised Uniform Limited Partnership Act pursuant to an Agreement and Certificate of Limited Partnership dated June 5, 1987;

WHEREAS, the Partnership filed on July 15, 1987 its Amended and Restated Agreement and Certificate of Limited Partnership dated July 15, 1987 (the “Restated Agreement”);

WHEREAS, the Partnership filed on August 28, 1987, November 16, 1987, August 5, 1988, August 29, 1988, January 31, 1989, March 21, 1989 and August 10, 1989 its Amendments No. 1, 2, 3, 4, 5, 6 and 7 respectively, to its Restated Agreement;

WHEREAS, the Partnership filed on June 22, 1989 its Partner List as of May 31, 1989;

WHEREAS, the Restated Agreement as amended is hereinafter referred to as the “First Restated Agreement”;

WHEREAS, the First Restated Agreement was amended and restated in its entirety pursuant to a Second Amended and Restated Agreement and Certificate of Limited Partnership dated as of January 31, 1990 (the “Second Restated Agreement”);

WHEREAS, the Missouri Revised Uniform Limited Partnership Act was amended in August of 1990 and no longer requires certain information in certificates of limited partnership (filed with the Secretary of State) and now requires corresponding amendments to be made to agreements of limited partnership;

WHEREAS, the Partnership desired that the aforesaid Second Restated Agreement become two separate documents, namely a Third Amended and Restated Agreement of Limited Partnership (the “Third Restated Agreement”) and a separate restated Certificate of Limited Partnership;

WHEREAS, the Second Restated Agreement was amended and restated in its entirety pursuant to said Third Restated Agreement dated as of January 31, 1991;

WHEREAS, the Third Restated Agreement was amended and restated in its entirety pursuant to the Fourth Amended and Restated Agreement of Limited Partnership (the “Fourth Restated Agreement”) dated as of January 1, 1993;

WHEREAS, the Fourth Restated Agreement was amended and restated in its entirety pursuant to the Fifth Amended and Restated Agreement of Limited Partnership (the “Fifth Restated Agreement”) dated as of May 24, 1993;

WHEREAS, the Fifth Restated Agreement was amended and restated in its entirety pursuant to the Sixth Amended and Restated Agreement of Limited Partnership (the “Sixth Restated Agreement”) dated as of October 1, 1993;

WHEREAS, the Sixth Restated Agreement was amended and restated in its entirety pursuant to the Seventh Amended and Restated Agreement of Limited Partnership (the “Seventh Restated Agreement”) dated as of August 31, 1996;

WHEREAS, the Seventh Restated Agreement was amended and restated in its entirety to register the Partnership as a registered limited liability partnership pursuant to the Eighth Amended and Restated Agreement of Limited Partnership (the “Eighth Restated Agreement”) dated as of November 1, 1996;

WHEREAS, the Partnership filed as of February 26, 1998 an Amendment to the Certificate of Limited Partnership changing the Partnership’s name from The Jones Financial Companies, L.P., LLP to The Jones Financial Companies, L.L.L.P.;

WHEREAS, the Eighth Restated Agreement was amended and restated in its entirety pursuant to the Ninth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Ninth Restated Agreement”) dated as of April 1, 1998;

WHEREAS, the Ninth Restated Agreement was amended and restated in its entirety pursuant to the Tenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Tenth Restated Agreement”) dated as of February 25, 1999;

WHEREAS, the Tenth Restated Agreement was amended and restated in its entirety pursuant to the Eleventh Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Eleventh Restated Agreement”) dated as of May 23, 2000;

WHEREAS, the Eleventh Restated Agreement was amended and restated in its entirety pursuant to the Twelfth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Twelfth Restated Agreement”) dated as of June 15, 2001;

WHEREAS, the Twelfth Restated Agreement was amended and restated in its entirety pursuant to the Thirteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Thirteenth Restated Agreement”) dated as of February 11, 2003;

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WHEREAS, the Thirteenth Restated Agreement was amended and restated in its entirety pursuant to the Fourteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Fourteenth Restated Agreement”) dated as of January 1, 2004;

WHEREAS, the Fourteenth Restated Agreement was amended and restated in its entirety pursuant to the Fifteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Fifteenth Restated Agreement”) dated as of May 14, 2004;

WHEREAS, the Fifteenth Restated Agreement was amended and restated in its entirety pursuant to the Sixteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Sixteenth Restated Agreement”) dated as of May 12, 2006;

WHEREAS, the Sixteenth Restated Agreement was amended and restated in its entirety pursuant to the Seventeenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Seventeenth Restated Agreement”) dated as of March 26, 2010;

WHEREAS, the Seventeenth Restated Agreement was amended and restated in its entirety pursuant to the Eighteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Eighteenth Restated Agreement”) dated as of November 26, 2010;

WHEREAS, the Eighteenth Restated Agreement was amended and restated in its entirety pursuant to the Nineteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Nineteenth Restated Agreement”) dated as of June 6, 2014;

WHEREAS, the Nineteenth Restated Agreement was amended and restated in its entirety pursuant to the Twentieth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Twentieth Restated Agreement”) dated as of August 6, 2018;

WHEREAS, the Twentieth Restated Agreement was amended and restated in its entirety pursuant to the Twenty-First Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Twenty-First Restated Agreement”) dated as of September 1, 2021;

WHEREAS, the Twenty-First Restated Agreement was amended and restated in its entirety pursuant to the Twenty-Second Amended and Restated Agreement of Registered Limited Liability Partnership (the “Twenty-Second Restated Agreement”) dated August 15, 2023; and

WHEREAS, the parties now desire to amend and restate said Twenty-Second Restated Agreement in its entirety pursuant to this Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Twenty-Third Restated Agreement”).

NOW, THEREFORE, pursuant to the terms, covenants and conditions set forth herein and the mutual promises contained herein, the parties hereto agree as follows:

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ARTICLE ONE DEFINED TERMS

The defined terms used in this Agreement shall have the meanings specified below:

“Adjusted Capital Account Deficit” shall have the meaning set forth in Section 8.6A(ii)(a).

“Affiliate” of a specified person means any Person (a) who directly or indirectly controls, is controlled by, or is under common control with the specified Person; (b) who owns or controls ten percent (10%) or more of the specified Person’s outstanding voting securities or equity interests; (c) in whom such specified Person owns or controls ten percent (10%) or more of the outstanding voting securities or equity interests; (d) who is a director, partner, manager, officer or trustee of the specified Person; or (e) in whom the specified Person is a director, partner, manager, officer or trustee.

“Aggregate Profits Interest” means, in respect of each Profits Interest Holder, all of the rights of such Profits Interest Holder (in such capacity) under this Agreement, the Profits Interest Subscription Agreement(s) with respect to the Profits Interest(s) of such Profits Interest Holder, the Missouri Limited Partnership Act, and the Missouri Partnership Act, including the rights of such Profits Interest Holder under this Agreement to allocations and distributions of Net Income, and allocations of Profits, Losses and items of income, gain, loss and deduction of the Partnership.

“Agreement” means this Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership, as amended from time to time.

“Appointment Date” shall have the meaning set forth in Section 4.7C.

“Capital Account” means an account established by the Partnership and maintained for each Partner in accordance with IRC Section 704(b) and the Regulations thereunder and the following provisions:

(i) Each Partner’s Capital Account shall be increased by the amount of cash and the initial 704(b) Book Value of any property contributed to the capital of the Partnership by such Partner pursuant to this Agreement, such Partner’s share of Profits and any items of income or gain that are specially allocated to such Partner pursuant to Section 8.6A, and the amount of any Partnership liabilities that such Partner is considered to assume or take subject to.

(ii) Each Partner’s Capital Account shall be decreased by the amount of cash and the 704(b) Book Value of any Partnership property distributed to such Partner pursuant to this Agreement, such Partner’s share of Losses and any items of loss or deduction that are specially allocated to such Partner pursuant to Section 8.6A, and the amount of any liabilities of such Partner that the Partnership is considered to assume or take subject to.

(iii) In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(iv) It is the intention of the Partners that the Capital Accounts of the Partners be maintained in accordance with IRC Section 704(b) and the Regulations thereunder, and this definition of “Capital Account” shall be interpreted consistently therewith. In furtherance of the foregoing, and for the avoidance of doubt, a Partner’s Capital Account shall not be adjusted by allocations to such Partner of Net Income or Net Loss or any other income or loss of the Partnership as computed on the basis of GAAP.

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(v) If the Managing Partner determines that it is necessary or appropriate to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with IRC Section 704(b) or the Regulations thereunder, or to give effect to the respective economic rights and obligations of the Partners as set forth in this Agreement, the Managing Partner may make such modification.

“Capital Contribution” means, with respect to each General Partner, Class A Limited Partner, Class B Limited Partner and Subordinated Limited Partner, the total amount of cash or property (including the proceeds of any loans made by the Partnership to such Partner), contributed as equity to the Partnership by such Partner in respect of such Partner’s interest as a General Partner, Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner, respectively, pursuant to the terms of this Agreement, as adjusted to include the amount of any allocated Net Income retained by the Partnership pursuant to Section 8.2A(i)(e)(2) and credited as a Capital Contribution of such Partner in respect of such interest, and as further adjusted to take into account the amount of all Net Loss allocated to the account of such Partner in respect of such interest and any withdrawal or return of any part of such Partner’s Capital Contribution in respect of such interest in accordance with this Agreement. The Capital Contributions of the General Partners, Class A Limited Partners, Class B Limited Partners and Subordinated Limited Partners shall be reflected in the books and records of the Partnership. For clarity, in no circumstances will a Service Partner or Profits Interest Holder, in such capacity, have a Capital Contribution.

“Certificate of Limited Partnership” means the document, as amended or restated from time to time, filed as a certificate of limited partnership under the Missouri Limited Partnership Act.

“Claim” shall have the meaning set forth in Section 10.2.

“Class A Limited Partner” means a Person whose name is set forth in the books and records of the Partnership as being a Class A Limited Partner, and any other Person who becomes a Class A Limited Partner of the Partnership as provided herein, in each case in such capacity. For avoidance of doubt, each Partner designated as a “Limited Partner” in the books and records of the Partnership prior to the date of the Twenty-Third Restated Agreement has been reclassified as a Class A Limited Partner and any interest held by such Partner as a “Limited Partner” prior to the date of the Twenty-Third Restated Agreement is reclassified as a Class A Limited Partner Interest.

“Class A Limited Partner Interest” means a Class A Limited Partner’s entire ownership interest in the Partnership in its capacity as a Class A Limited Partner.

“Class Action” shall have the meaning set forth in Section 11.2A.

“Class B Limited Partner” means a Person whose name is set forth in the books and records of the Partnership as being a Class B Limited Partner, and any other Person who becomes a Class B Limited Partner of the Partnership as provided herein, in each case in such capacity.

“Class B Limited Partner Interest” means a Class B Limited Partner’s entire ownership interest in the Partnership in its capacity as a Class B Limited Partner.

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“Covered Person” shall have the meaning set forth in Section 10.2.

“Deferral Period” shall have the meaning set forth in Section 6.11.

“Dispute” shall have the meaning set forth in Section 11.1A.

“EDJ” shall mean Edward D. Jones & Co., L.P., a Missouri limited partnership.

“Enterprise Leadership Team” shall have the meaning set forth in Section 4.4A.

“Event of Withdrawal” means, as to a General Partner, the occurrence of death, adjudication of mental incompetence, bankruptcy, dissolution, or voluntary or involuntary withdrawal or removal from the Partnership (including retirement) as set forth in Section 6.1A or Section 6.2 hereto, or any other event of withdrawal set forth in the Missouri Limited Partnership Act.

“Excluded Claims” shall have the meaning set forth in Section 11.1B.

“Executive Officers” shall have the meaning set forth in Section 4.4A.

“FAA” shall have the meaning set forth in Section 11.1A.

“FINRA” means the Financial Industry Regulatory Authority, any successor agency, and where applicable, any predecessor agency, such as the National Association of Securities Dealers, Inc. or NASD.

“Fiscal Month” means the monthly accounting period used to prepare the Partnership’s monthly financial statements.

“Fiscal Year” means the fiscal year for the Partnership which shall be the calendar year or such other period as the Managing Partner determines.

“Frozen Appreciation Amount” means a General Partner’s share of the unrealized appreciation of certain real estate (the “Real Estate”) owned by EDJ Leasing Co., L.P., on the date such General Partner contributed the general partnership interest of such General Partner in EDJ Leasing Co., L.P., to the Partnership. The Frozen Appreciation Amount shall be maintained in the books and the records of the Partnership. The Real Estate currently consists of the land and improvements as shown on the books and records of the Partnership. Each year, as of December 31, if in the opinion of the Managing Partner there has been a material diminution in the value of the Real Estate, the Partnership shall appraise (to the extent not previously sold) the Real Estate and the shares of unrealized appreciation shall be appropriately and proportionately adjusted for each General Partner on the books of the Partnership. The unrealized appreciation per each separate tract of Real Estate as set forth on the books of the Partnership may never exceed the amount used in making the original calculation even if a given appraised value later exceeds such amount. When, as and if a given tract of Real Estate is sold, the unrealized appreciation then attributable to such tract of Real Estate shall no longer be included in the calculation of the Frozen Appreciation Amount on the books of the Partnership.

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“GAAP” means United States generally accepted accounting principles, consistently applied.

“General Partner” means a Person whose name is set forth in the books and records of the Partnership as being a General Partner, and any other Person who becomes a General Partner of the Partnership as provided herein, in each case in such capacity.

“General Partner’s Adjusted Capital Contribution” means, with respect to each General Partner, the Capital Contribution of the General Partner plus all Net Income thereafter allocated to the account of the General Partner minus (a) all Net Loss thereafter allocated to the account of the General Partner, and (b) any cash or property thereafter distributed to (or for the benefit of) the General Partner. Payments of guaranteed payments or expenses to a General Partner by the Partnership shall not affect such General Partner’s Adjusted Capital Contribution. The adjustments described in this definition are without duplication of the adjustments described in the definition of Capital Contribution.

“General Partners’ Adjusted Capital Contributions” means, in the aggregate, all of the General Partners’ General Partner’s Adjusted Capital Contributions.

“General Partner Interest” means a General Partner’s entire ownership interest in the Partnership in its capacity as a General Partner.

“General Partner Majority Vote” means an affirmative vote of the General Partners holding a majority of the voting power of all the General Partners, where the voting power of each General Partner, as of a given time, is equal to the General Partner Percentage of such General Partner.

“General Partner Percentage” means a percentage determined by dividing a General Partner’s Adjusted Capital Contribution by the General Partners’ Adjusted Capital Contributions.

“Grantors” shall have the meaning set forth in Section 12.13.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time.

“Joint Venture” means, with respect to one or more natural persons associated with EDJ, a joint venture by and between EDJ and such associated person(s) that is formed and operated pursuant to a joint venture agreement entered into by and between EDJ and such associated person(s), under which EDJ and such associated person(s) jointly engage in the business of providing securities and brokerage services, investment advisory services, insurance services, and any other service that may be offered by EDJ now or in the future to clients of EDJ, in each case as and to the extent such joint venture is designated as such by the Partnership.

“JV Financial Advisor” means a natural person associated with EDJ who is or becomes a party to a Joint Venture.

“Losses” shall have the meaning set forth in Section 8.6A(ii)(b).

“Managing Partner” shall have the meaning set forth in Section 4.1B.

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“Managing Partner Term” shall have the meaning set forth in Section 4.7C.

“Mandatory Withdrawal Amount” shall have the meaning set forth in Section 6.2A.

“Mandatory Withdrawal Notice” shall have the meaning set forth in Section 6.2A.

“Missouri Limited Partnership Act” means the Missouri Revised Uniform Limited Partnership Act, as amended from time to time.

“Missouri Partnership Act” means the Missouri Uniform Partnership Law, as amended from time to time.

“Net Income” or “Net Loss” means, with respect to any fiscal period, the net income or the net loss plus, if applicable, the other comprehensive income or the other comprehensive loss of the Partnership, in each case, determined in accordance with GAAP modified to exclude the application of the Financial Accounting Standards Board Accounting Standards Codification No. 480. Notwithstanding the foregoing, for any Fiscal Year the Managing Partner, in their sole discretion, may adjust Net Income calculations relating to Client Intangibles as the Managing Partner determines in their sole discretion to be necessary or desirable. Such adjustments may include, without limitation, calculating Net Income to include items of expense, amortization, or other deduction relating to one or more Client Intangibles only as and when items of expense, amortization, or other deduction relating to such Client Intangibles are included in Profits and Losses or are recognized for U.S. federal income tax purposes, without regard to the treatment of such items of expense, amortization, or other deduction for purposes of GAAP. For purposes hereof, “Client Intangibles” means any intangible asset in the nature of goodwill that relates to actual or potential client or professional relationships attributable to, or arising in connection with the provision of securities and brokerage services, investment advisory services, insurance services, or any other service that may be offered by EDJ now or in the future to clients of EDJ, and any other similar client related intangible that has been designated as such by the Managing Partner in their sole discretion.

“Nonrecourse Deductions” shall have the meaning set forth in Section 8.6A(vi).

“Normalized GP Capital” means (a) for any Fiscal Year beginning before January 1, 2026, the General Partners’ Adjusted Capital Contributions as of the beginning of such Fiscal Year; and (b) for any subsequent Fiscal Year, the product of (i) 99% times (ii) the amount obtained by dividing (A) the General Partners’ Adjusted Capital Contributions as of the beginning of such Fiscal Year by (B) the Outstanding Percentage of Authorized GP Capital for such period. For avoidance of doubt, the Normalized GP Capital for any Fiscal Year shall be calculated solely at the beginning of such Fiscal Year and shall not be adjusted as a result of any changes in the General Partner Adjusted Capital Contributions that occur after the beginning of such Fiscal Year. The “Outstanding Percentage of Authorized GP Capital” as of the beginning of each Fiscal Year shall be determined by the Managing Partner in consultation with the Enterprise Leadership Team.

“Notice” means a writing, containing the information required by this Agreement to be communicated (a) to a Partner by: (i) personal delivery to the Partner, (ii) first class U.S. mail addressed to the Partner’s office at the Partnership or last known home residence as shown on the books of the Partnership, if sent from the United States, (iii) class of mail comparable to first class

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United States mail addressed to the Partner’s office at the Partnership or last known home residence as shown on the books of the Partnership, if sent from a country other than the United States, (iv) e-mail to the Partner’s Partnership e-mail address, or (v) private express package delivery service addressed to the Partner’s office at the Partnership or last known home residence as shown on the books of the Partnership; or (b) to the Partnership to the Chief Legal Officer or the Chief Financial Officer by either (i) first class U.S. mail or, if mailed outside the United States mailed by class of mail comparable to first class United States mail; or (ii) commercial overnight or private express package delivery service.

“Notional Capital Contribution” means, with respect to a Profits Interest, a dollar amount designated for a Fiscal Year (or other applicable period) of such Profits Interest, as determined in the discretion of the Managing Partner and set forth in the Profits Interest Subscription Agreement pursuant to which such Profits Interest is issued. For clarity, in no circumstances at or following the issuance of a Profits Interests will the Notional Capital Contribution designated with respect to such Profits Interest be treated in whole or in part as a Capital Contribution (with respect to any Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner) or a General Partner’s Adjusted Capital Contribution (with respect to any General Partner) nor shall any such Notional Capital Contribution be credited to or otherwise construed as forming a part of any Partner’s Capital Account.

“PAGA” shall have the meaning set forth in Section 11.1B.

“Partner” means any General Partner, Class A Limited Partner, Class B Limited Partner, Subordinated Limited Partner, Service Partner or Profits Interest Holder.

“Partnership” means the limited partnership (originally formed as a limited partnership which is now registered as a registered limited liability limited partnership) continued by this Agreement by the parties hereto, as said limited partnership may from time to time be constituted.

“Party” shall have the meaning set forth in Section 11.1A.

“Person” means a natural person, partnership, limited partnership (domestic or foreign), limited liability partnership, limited liability limited partnership, limited liability company, trust, estate, association, corporation, or other form of entity.

“Post-Recapitalization Aggregate Variable Return” means, for any Fiscal Year or portion thereof beginning on or after the Recapitalization Date, an amount equal to the product of (a) the Net Income for such period remaining after application of Sections 8.1A(i) through (iv) times (b) a percentage derived by the following formula: (i) 50% of the Post-Recapitalization Variable Capital Base divided by (ii) the sum of (A) 50% of the Post-Recapitalization Variable Capital Base plus (B) the General Partners’ Adjusted Capital Contributions.

“Post-Recapitalization Variable Capital Base” means for any Fiscal Year or portion thereof beginning on or after the Recapitalization Date, the sum of the Capital Contributions of the Class B Limited Partners and the Subordinated Limited Partners and the Total Notional Capital Contributions of Profits Interest Holders, in each case as of the beginning of such period. Notwithstanding the foregoing and any contrary provision of any Subscription Agreement, for

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purposes of this definition, the Notional Capital Contributions of each Profits Interest issued before the Recapitalization Date shall be deemed to equal the amount that is 55% of the Notional Capital Contributions otherwise attributable to such interest.

“Premium” shall have the meaning set forth in Section 8.4D.

“Proceeds of Liquidation” shall have the meaning set forth in Section 8.2B(i).

“Profits” shall have the meaning set forth in Section 8.6A(ii)(b).

“Profits Interest” means, with respect to a Profits Interest Holder, a limited partnership profits interest in the Partnership, which shall represent, for the applicable Fiscal Year of such Profits Interest, a right to allocations and distributions of Net Income in amounts calculated based on the Notional Capital Contribution designated for such Fiscal Year, and to allocations of Profits, Losses and items of income, gain, loss and deduction of the Partnership, in each case, as determined under this Agreement.

“Profits Interest For Tax Purposes” means a “profits interest,” as that term is used in IRS Revenue Procedures 93-27 and 2001-43, or, to the extent superseded by proposed regulations referenced in IRS Notice 2005-43 or by any other duly issued superseding rules, then as the term is described therein. Following the promulgation, if any, of final regulations or other guidance by the Treasury Department and Internal Revenue Service regarding the tax consequences associated with partnership interests issued in connection with the performance of services, the Partnership is authorized and directed, at the discretion of the Managing Partner, to elect to have the liquidation value safe harbor contemplated by Proposed Regulations Section 1.83-3(l), and by the revenue procedure contemplated by IRS Notice 2005-43 (or any other safe harbor or other similar provision set forth in the applicable regulations or other guidance), to apply irrevocably with respect to the Partnership and any Profits Interest.

“Profits Interest Holder” means a Person whose name is set forth in the books and records of the Partnership as being a Profits Interest Holder, and any other Person who becomes a Profits Interest Holder of the Partnership as provided herein, in each case in their capacity as such.

“Profits Interest Subscription Agreement” shall have the meaning set forth in Section 3.4C.

“PTET” means any U.S. state or local “pass-through entity tax,” as determined by the Managing Partner.

“PTET Payment” has the meaning set forth in Section 9.4.

“PTET Regime” has the meaning set forth in Section 4.6B.

“Recapitalization Date” means the first date on which Class B Limited Partner Interests are issued; provided, however, that if the Recapitalization Date is on the first business day of a calendar month and such date is not the first calendar day of such month, the Recapitalization Date shall instead be the first calendar day of that month unless otherwise determined by the Managing Partner; provided, however, that the Recapitalization Date shall in no event be before January 1, 2027.

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“Regulations” shall mean the final and temporary Income Tax Regulations promulgated under the IRC, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Requested Withdrawal Amount” shall have the meaning set forth in Section 6.1B.

“Revised Partnership Audit Procedures” means the provisions of Subchapter C of Subtitle A, in chapter 63 of the IRC, as amended by P.L.114-74, the Bipartisan Budget Act of 2015 (together with any subsequent amendments thereto, Regulations promulgated thereunder, and published administrative interpretations thereof) or any similar procedures established by a state or local taxing authority.

“Sale” shall have the meaning set forth in Section 8.4A.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Service Partner” means a Person whose name is set forth in the books and records of the Partnership as being a Service Partner, and any other Person who becomes a Service Partner of the Partnership as provided herein, in each case in their capacity as such.

“Service Partner Distribution Policy” means such policy or policies of the Partnership or any of its Affiliates setting forth the terms and conditions upon which certain amounts determined by reference to, and dependent upon, the profitability of the Partnership shall be distributable to the Service Partners, as such policy or policies may be adopted or amended from time to time.

“Service Partner Documents” shall have the meaning set forth in Section 3.9A.

“Service Partner Interest” means, in respect of each Service Partner, all of the rights of such Service Partner (in such capacity) under this Agreement, the Missouri Limited Partnership Act, and the Missouri Partnership Act, including the rights of such Service Partner under this Agreement to allocations of Net Income pursuant to the Service Partner Net Income Allocation Policy, distributions pursuant to the Service Partner Distribution Policy and allocations of Profits, Losses and items of income, gain, loss and deduction of the Partnership.

“Service Partner Net Income Allocation Policy” means such policy of the Partnership setting forth the terms and conditions upon which Service Partners may receive an allocation of Net Income to offset specified marginal costs incurred by Service Partners related to the Service Partner Distribution Policy to achieve the intended economics for all partner classes, as such policy may be adopted or amended from time to time.

“Subordinated Limited Partner” means a Person whose name is set forth in the books and records of the Partnership as being a Subordinated Limited Partner, and any other Person who becomes a Subordinated Limited Partner of the Partnership as provided herein, in each case in their capacity as such.

“Subordinated Limited Partner Reduced Amount” shall have the meaning set forth in Section 8.1B.

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“Suspension Event” means the occurrence of one or more of the following: (i) a Partner (in such capacity or otherwise) materially breaches the terms of this Agreement or any other agreement between the Partner (in such capacity or otherwise) and the Partnership or any of its Affiliates, (ii) a Partner (in such capacity or otherwise) breaches any fiduciary duty owed to the Partnership or otherwise fails to act in good faith on behalf of the Partnership or any of its Affiliates and in the best interests of the Partnership, or (iii) a Partner (in such capacity or otherwise) engages in any other gross negligence, malpractice or willful misconduct that gives rise to one or more actual or potential claims, demands, actions, suits, investigations or proceedings by the Partnership or any of its Affiliates against such Partner.

“Terminating Redemption” shall have the meaning set forth in Section 6.10A.

“Total Notional Capital Contribution” means, with respect to a Profits Interest Holder, for any Fiscal Year (or other applicable period), the sum of the Notional Capital Contributions of all outstanding Profits Interests (whether vested or unvested) held by such Profits Interest Holder for such Fiscal Year (or other applicable period).

“Trusts” shall have the meaning set forth in Section 12.13.

“Valuation Date” means the last day of each Fiscal Month.

“Voluntary Withdrawal Notice” shall have the meaning set forth in Section 6.1B.

“704(b) Book Value” shall have the meaning set forth in Section 8.6A(ii)(c).

ARTICLE TWO CONTINUATION, NAME AND OFFICE, PURPOSES,

TERM AND DISSOLUTION, REGISTERED AGENT,

AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP

2.1 Continuation.

The parties hereto hereby continue the Partnership as a registered limited liability limited partnership pursuant to the provisions of the Missouri Limited Partnership Act and the Missouri Partnership Act.

2.2 Name, Place of Business and Office.

The Partnership shall be conducted under the name of “The Jones Financial Companies, L.L.L.P.”. The principal office and place of business shall be 12555 Manchester Road, Des Peres, Missouri 63131. The General Partners, by General Partner Majority Vote, may at any time change the location of such principal office. Notice of any such change shall be given to the Partners on or before the date of any such change.

2.3 Purposes.

The purposes of the Partnership shall be to act as a limited partner in EDJ, to act as a general partner, limited partner, guarantor, stockholder, member or holding partnership for any other limited partnership, general partnership, limited liability partnership, limited liability limited partnership, limited liability company, corporation or other entity, to engage in any such other

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activities or purposes as may be appropriate and necessary to carry out the business of the Partnership, and to engage in such other activities as may be approved by a General Partner Majority Vote.

2.4 Term and Dissolution.

A. The Partnership shall continue in full force and effect until December 31, 2199, or until dissolution prior thereto upon the happening of any of the following events:

(i)	the sale of all of the assets of the Partnership;

(ii)	an Event of Withdrawal of a General Partner if no General Partner remains; or

(iii)	the dissolution of the Partnership by a General Partner Majority Vote.

B. Upon dissolution of the Partnership, the General Partners shall cause the cancellation of the Partnership’s Certificate of Limited Partnership, liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 8.2B hereof.

2.5 Registered Office and Agent.

The name and address of the Registered Agent and Registered Office for service of process on the Partnership are as set forth in the Certificate of Limited Partnership.

2.6 Amendment to Certificate of Limited Partnership.

The Certificate of Limited Partnership shall be amended within thirty days of the admission or withdrawal of a General Partner.

ARTICLE THREE PARTNERS, CAPITAL AND JV FINANCIAL ADVISORS

3.1 General Partners.

A. The name, last known mailing address and current Capital Contribution and the General Partner’s Adjusted Capital Contribution of each General Partner are reflected in the books and records of the Partnership.

B. Any General Partner, in addition to being a General Partner, may also be or become, by complying with the provisions of Sections 3.4 or 3.9 hereof, as applicable, a Class A Limited Partner, a Class B Limited Partner, a Subordinated Limited Partner, a Profits Interest Holder and/or a Service Partner. In such event, said General Partner shall have all the rights and powers and be subject to all the restrictions of a General Partner, except that, in respect to such Partner’s Capital Contribution as a Class A Limited Partner, a Class B Limited Partner or a Subordinated Limited Partner, as the case may be, such Partner shall have the rights against the other Partners which such Partner would have had if such Partner were not also a General Partner.

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C. From time to time, the Managing Partner may require one or more General Partners to adjust their Capital Contributions as provided in Section 4.1B. Such adjusted Capital Contributions shall be made in such amount and manner and at such time as determined by the Managing Partner and the General Partner Percentages shall be appropriately adjusted. All such changes shall be reflected in the books and records of the Partnership.

3.2 Admission of Additional General Partners.

A. The Managing Partner may at any time designate additional General Partners with such interest in the Partnership as the Managing Partner and such additional General Partners may agree upon. The additional General Partner shall make Capital Contributions to the Partnership in such manner and at such time as determined by the Managing Partner, and the General Partner Percentages shall be appropriately adjusted. All such changes shall be reflected in the books and records of the Partnership. The Managing Partner may admit additional General Partners to the Partnership at any time without the consent of any current Partner.

B. Each additional General Partner shall agree, as a condition to becoming an additional General Partner, to be bound by the terms and provisions of this Agreement and any other agreement as deemed appropriate by the Managing Partner.

3.3 Limited Partners and Payments to Class A Limited Partners.

A. Effective as of, and by virtue of, the execution of this Agreement, the Partnership has (i) reclassified each “Limited Partner” existing prior to the date of the Twenty-Third Restated Agreement as a “Class A Limited Partner”, and (ii) reclassified each interest held by existing Limited Partners prior to the date of the Twenty-Third Restated Agreement in their capacity as such as “Class A Limited Partner Interests”. There shall be four classes of limited partners, namely, Class A Limited Partners, Class B Limited Partners, Subordinated Limited Partners and Profits Interest Holders. The name, last known mailing address, current Capital Contribution of each Class A Limited Partner, Class B Limited Partner and Subordinated Limited Partner, and current Total Notional Capital Contribution of each Profits Interest Holder are reflected in the books and records of the Partnership. Any Class A Limited Partner may also be or become a Class B Limited Partner by complying with the provisions of Section 3.4. In such event, said Class A Limited Partner shall have all the rights and powers and be subject to all the restrictions of a Class A Limited Partner in respect of its Class A Limited Partner Interest (and any reference to Capital Contributions with respect thereto shall solely be with respect to the Capital Contributions in respect of such Class A Limited Partner Interest), and shall have all the rights and powers and be subject to all the restrictions of a Class B Limited Partner in respect of its Class B Limited Partner Interest (and any reference to Capital Contributions with respect thereto shall be solely in respect of the Capital Contributions with respect to such Class B Limited Partner Interests). Notwithstanding anything to the contrary, no Class B Limited Partner Interests shall be issued before January 1, 2027.

B. Each Class A Limited Partner shall be paid 7-1⁄2 % per annum, on the principal amount of such Class A Limited Partner’s Capital Contribution. Such payments shall be made yearly or more frequently, as determined by the Managing Partner. All such payments shall be treated as guaranteed payments.

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3.4 Admission of Class A Limited Partners, Class B Limited Partners, Subordinated Limited Partners and Profits Interest Holders.

A. The Managing Partner is authorized to admit to the Partnership limited partners who may be admitted as Class A Limited Partners until the Recapitalization Date, as Class B Limited Partners from and after the Recapitalization Date, as Subordinated Limited Partners or as Profits Interest Holders.

B. The Capital Contributions of the Class A Limited Partners, Class B Limited Partners and the Subordinated Limited Partners shall be made in such manner and at such time as determined by the Managing Partner. All such changes shall be reflected in the books and records of the Partnership.

C. A Profits Interest Holder (in such capacity) shall not have a Capital Contribution nor any obligation to make payment of any Capital Contribution. A Profits Interest Holder shall be issued one or more Profits Interests in connection with such Profits Interest Holder’s admission to the Partnership and at such other times as determined by the Managing Partner. Each such issuance shall be made pursuant to a profits interest subscription agreement executed by such Profits Interest Holder and accepted by the Partnership, which agreement shall set forth such terms and conditions as deemed appropriate by the Managing Partner, with respect to such Profits Interest (each such agreement, a “Profits Interest Subscription Agreement”). As a condition to being admitted to the Partnership as a Profits Interest Holder and to being issued a Profits Interest, an individual shall be required (i) to perform services for, on behalf of, or for the benefit of the Partnership, whether in a capacity as a Partner, a JV Financial Advisor or an employee of EDJ; (ii) to be, or be simultaneously admitted as, a Class A Limited Partner, Class B Limited Partner or a Subordinated Limited Partner; and (iii) to comply with such other terms and conditions as set forth in this Agreement and in the Profits Interest Subscription Agreement with respect to such Profits Interest. Each Profits Interest of a Profits Interest Holder is intended to constitute a Profits Interest for Tax Purposes, and this Agreement shall be interpreted and applied in such manner as determined by the Managing Partner to give effect to such intent.

D. Each Class A Limited Partner, Class B Limited Partner, Subordinated Limited Partner and Profits Interest Holder shall agree, as a condition to becoming a Class A Limited Partner, Class B Limited Partner, Subordinated Limited Partner or Profits Interest Holder, as the case may be, to be bound by the terms and provisions of this Agreement and any other agreements as deemed appropriate by the Managing Partner.

3.5 Partnership Capital.

A. The total capital of the Partnership shall be the aggregate amount of the Capital Contributions of the General Partners, Class A Limited Partners, Class B Limited Partners and Subordinated Limited Partners as provided for herein.

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B. Except as provided herein, or as otherwise determined by the Managing Partner, no Partner shall be paid interest on any Capital Contribution to the Partnership.

C. Except as otherwise provided herein, prior to dissolution of the Partnership, no General Partner, Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner shall have the right to demand the return of such Partner’s Capital Contribution. No such Partner shall have the right to demand and receive property other than cash in return for such Partner’s Capital Contribution.

D. The General Partners shall have no personal liability for the repayment of the Capital Contribution of any Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner.

3.6 Liability of Class A Limited Partners, Class B Limited Partners, Subordinated Limited Partners and Profits Interest Holders.

Except as otherwise provided in this Agreement, a Class A Limited Partner, a Class B Limited Partner and a Subordinated Limited Partner shall only be liable to make the payment of the Capital Contribution of such Class A Limited Partner, Class B Limited Partner or such Subordinated Limited Partner, as the case may be. Except as provided in this Agreement or in the Missouri Limited Partnership Act, no Class A Limited Partner, Class B Limited Partner, Subordinated Limited Partner or Profits Interest Holder shall be liable for any obligations of the Partnership. After the Capital Contribution of a Class A Limited Partner, Class B Limited Partner or a Subordinated Limited Partner shall be paid to the Partnership, such Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner, as the case may be, shall not be required to make any further Capital Contribution or lend any funds to the Partnership, except as otherwise provided in this Agreement.

3.7 Participation in Partnership Business by Class A Limited Partners, Class B Limited Partners, Subordinated Limited Partners and Profits Interest Holders.

No Class A Limited Partner, Class B Limited Partner, Subordinated Limited Partner or Profits Interest Holder (in each case, except one who may also be a General Partner, and then only in such General Partner’s capacity as a General Partner) shall participate in or have any control over the Partnership business (except as required by law) or shall have any authority or right to act for or bind the Partnership. The Class A Limited Partners, Class B Limited Partners, Subordinated Limited Partners and Profits Interest Holders hereby consent to the exercise by the Managing Partner and the General Partners of the powers conferred on them by this Agreement.

3.8 Priority Among Class A Limited Partners, Class B Limited Partners, Profits Interest Holders, Service Partners, Subordinated Limited Partners and General Partners.

Priorities as between the Class A Limited Partners, the Class B Limited Partners, the Profits Interest Holders, the Service Partners, the Subordinated Limited Partners and the General Partners as to distributions are set forth in Article Eight hereof. Any payments pursuant to Section 3.3B treated as guaranteed payments shall take priority over all distributions set forth in Article Eight hereof.

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3.9 Service Partners and JV Financial Advisors.

A. The Managing Partner is authorized to admit to the Partnership any individual who is a Partner as a Service Partner. Such individual shall agree, as a condition to becoming and remaining a Service Partner, to be bound by the terms and provisions of such agreements and other documents as deemed appropriate by the Managing Partner (the “Service Partner Documents”). An individual shall cease to be a Service Partner upon the earlier of such time as (i) such individual is no longer a Partner, or (ii) the Partnership or any of its Affiliates, as applicable, or such individual terminates the Service Partner Documents applicable to such individual; provided, however, that notwithstanding anything to the contrary in this Agreement or the Service Partner Documents, the Managing Partner may cause any individual to cease to be a Service Partner effective as of any time, and, from and after such effective time, such individual shall cease to be a Service Partner for all purposes of this Agreement.

B. Notwithstanding anything in this Agreement to the contrary, Section 3.6, Section 3.7, Article Four (other than Section 4.1B therein), Article Five, Article Six (other than Section 6.9 therein), Article Eight (other than Sections 8.1A(iii), 8.2A and 8.6 therein), and Article Ten shall not apply (i) to any Partner in such Partner’s capacity as a Service Partner or (ii) to any portion of the ownership interest of such Partner, as the case may be, in the Partnership, to the extent such ownership interest is attributable to the Service Partner Interest of such Partner.

C. Except as otherwise provided in this Agreement, the Missouri Limited Partnership Act, or the Missouri Partnership Act, no Service Partner in such capacity shall be liable for the obligations of the Partnership. No Service Partner in such capacity shall have any personal liability for the repayment of the Capital Contribution of any General Partner, Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner.

D. Each Service Partner shall devote the entire time, energy, skill, and ability of such Service Partner to the duties of performing services for, on behalf of, or for the benefit of the Partnership. Each Service Partner agrees not to use the name or property of the Partnership or any entity it owns for such Service Partner’s own private business or benefit, nor for any purpose whatsoever except those that may be incidental to the performance of services for, on behalf of, or for the benefit of the Partnership, nor shall any Service Partner use the name of the Partnership or any entity it owns for the use or accommodation of any other Person. A Service Partner (in such capacity) shall have no control over the business of the Partnership or any of its Affiliates, shall have no authority or right to act for or bind the Partnership or any of its Affiliates, and shall not incur any obligation in the name of the Partnership or any of its Affiliates, in each case, except as otherwise required or permitted pursuant to the policies of the Partnership or any of its Affiliates, as such policies may be adopted or amended from time to time.

E. If any Service Partner incurs any expenses through usual and ordinary means of performing services for, on behalf of, or for the benefit of the Partnership, then such Service Partner must personally and individually pay, without reimbursement from the Partnership, such expenses, with the intention that the Service Partner should be entitled to deduct the same on such Service Partner’s personal income tax returns, as and to the extent permitted by applicable tax law.

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F. The Service Partner Interest of a Service Partner is intended to constitute a Profits Interest For Tax Purposes.

G. A Service Partner (in such capacity) may receive a guaranteed payment with respect to a fiscal period of the Partnership for such Service Partner’s services during such fiscal period.

H. In the event a Service Partner (in such capacity) has any financial obligation to the Partnership or any Affiliate of the Partnership, the Partnership may withhold from any distribution or payment that would otherwise be made by the Partnership to such Service Partner (in any capacity) and apply such withheld amount toward the satisfaction of such financial obligation. Any amount so withheld and applied in respect of such Service Partner shall be considered for all purposes of this Agreement as having been distributed or paid, as the case may be, to such Service Partner and thereupon remitted by such Service Partner to the Partnership or Affiliate of the Partnership, as the case may be, toward the satisfaction of the applicable financial obligation.

I. Notwithstanding anything to the contrary in this Agreement or any of the Service Partner Documents, with respect to any Service Partner who is a JV Financial Advisor, such Service Partner shall not provide to clients of EDJ any securities or brokerage services, investment advisory services, insurance services, cash and lending solution services, financial planning offerings or any other service that may be offered by EDJ now or in the future to clients of EDJ in such Service Partner’s capacity as a Service Partner; rather, such Service Partner shall provide any such services solely in such Service Partner’s capacity as a natural person associated with EDJ and as a JV Financial Advisor, through the applicable Joint Venture(s) pursuant to the joint venture agreement(s) thereof and any related documents, subject in all respects to the supervision and control of EDJ pursuant to its obligations under applicable federal and state securities laws, and the rules of any exchange or registered securities association of which it is a member (as those terms are defined in the Securities Exchange Act).

ARTICLE FOUR RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNERS

4.1 Authorized Acts; Management and Control.

A. Subject to the other provisions of this Agreement, the General Partners have the exclusive right to manage the business of the Partnership and are hereby authorized to take any action (including, but not limited to, the acts authorized by Section 4.1C below) of any kind and to do anything and everything in accordance with the provisions of this Agreement; provided, however, no General Partner shall have the power to bind the Partnership or to act on behalf of the Partnership in contract matters (including, without limitation, the buying or selling of stock, securities or commodities, the incurrence or guaranteeing of any debt or other obligation or the pledging any property of the Partnership) unless expressly authorized in writing by the Managing Partner or Enterprise Leadership Team.

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B. The Partnership shall have a managing Partner as determined in accordance with Section 4.7 (the “Managing Partner”). The Managing Partner shall serve as chairperson of the Enterprise Leadership Team. The Managing Partner shall have the absolute right (subject to the other provisions in this Agreement) to manage the business of the Partnership on behalf of the General Partners and is hereby authorized to take on behalf of the Partnership and the General Partners any action (including, but not limited to, the acts authorized by Section 4.1C below) of any kind and to do anything and everything in accordance with the provisions of this Agreement. The Managing Partner shall have all the rights, powers and duties usually vested in the managing partner of a partnership including the administration of the Partnership’s business and the determination of the Partnership’s business policies and shall control the management and conduct of all of the business transacted by the Partnership. In particular, but not in limitation of the foregoing, and subject to the other provisions of this Agreement, the Managing Partner for, in the name and on behalf of, the Partnership and the General Partners is hereby specifically authorized (i) to admit to the Partnership any Partner; (ii) to dismiss or cause the withdrawal (in accordance with Section 6.2 hereof) from the Partnership any Partner, subject to the limitations set forth in Section 4.2A hereto; (iii) to determine the General Partner’s Adjusted Capital Contribution (and the related General Partner Percentage) that each General Partner (including the Managing Partner) shall be entitled to maintain and require an increase or decrease of the same by such General Partner, subject to the limitations set forth in Section 4.2A hereto; (iv) to determine the guaranteed payment (described in Section 4.5A hereof) to be paid to each General Partner (which guaranteed payment shall be set forth on a list to be maintained in the Managing Partner’s office which list shall be available for inspection by the General Partners), and to determine any guaranteed payment (described in Section 3.9G hereof) to be paid to each Service Partner; (v) to determine the amount, if any, of bonus compensation (in addition to the funds provided for in Section 8.1A(vi), as applicable) to be paid to one or more General Partners, Class A Limited Partners, Class B Limited Partners or Subordinated Limited Partners to assist such Partner(s) in maintaining or making initial or additional Capital Contributions to the Partnership, provided, however, such aggregate bonus compensation in any calendar year shall not exceed $3,000,000; (vi) to determine the amount, if any, of the Capital Contribution that each General Partner, Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner shall be entitled to maintain; (vii) to determine all amounts, if any, to be distributed to the Class A Limited Partners, Class B Limited Partners and the Subordinated Limited Partners pursuant to Section 8.5 hereof; (viii) to convey title to any assets of the Partnership; (ix) to execute all documents (including, but not limited to, any loan documents or guarantees) on behalf of the Partnership; (x) to sign on behalf of the Partnership and each of its Partners, all documents and forms required by (A) any domestic or foreign jurisdiction where the Partnership is engaged in business so as to qualify as a registered limited liability limited partnership or comparable entity and (B) any governmental agency requiring the Partnership to appoint a registered agent and/or office for service of process in such jurisdictions; (xi) to withdraw from bank accounts of the Partnership in the regular course of Partnership business pursuant to Section 9.2 hereof; and (xii) to make or cause to be made elections in accordance with (and subject to) Section 9.3 hereof.

C. Subject to the provisions hereof, including Section 4.1A, the General Partners, for, in the name and on behalf of, the Partnership are hereby authorized to take any and all actions, and to engage in any kind of activity and to perform and carry out all functions of any kind necessary to, or in connection with, the business of the Partnership (including but not limited

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to): (i) executing any instruments on behalf of the Partnership; (ii) acquiring or selling assets of the Partnership; (iii) entering into loans or guarantees in connection with the business of the Partnership; (iv) acting as a partner or shareholder of, or adviser to, any other organization; and (v) contributing capital, as a limited partner or as a general partner, or purchasing other securities in or otherwise investing in EDJ or any other limited partnership, general partnership, corporation or other entity and taking all actions required as a partner, shareholder or investor in any such entity.

D. Each of the Managing Partner and the Enterprise Leadership Team, as respectively deemed appropriate, may delegate to the Enterprise Leadership Team (in the case of the Managing Partner), any General Partner, officer, committee or sub-committee or other governance body, the authority from time to time to exercise the authority of the Managing Partner or the Enterprise Leadership Team set forth herein, respectively and as applicable, but such authority shall not include the authority to increase the capital or change the business policies of the Partnership (in the case of the Managing Partner) unless such authority is expressly and specifically granted in writing to the Enterprise Leadership Team, a General Partner, officer, committee, sub-committee or other governance body.

E. Whenever authority is herein conferred upon the Managing Partner or the General Partners, any person, other than a General Partner, dealing with the Partnership may rely conclusively upon the authority and signature of the Managing Partner or any other General Partner to exercise such authority without determining that such Managing Partner or such General Partner is acting with the approval of the other General Partners. In addition, third parties dealing with the Partnership may rely upon the certification of the Managing Partner or any other General Partner as to the continued existence of the Partnership, the identity of its current Partners and the authority of any Partner to execute any document.

4.2 Restrictions on Authority of the Managing Partner and Enterprise Leadership Team.

A. In the event that a meeting of General Partners is called by the General Partners in accordance with Section 5.1A hereof to vote upon the removal of the Managing Partner or an Enterprise Leadership Team member, neither the Managing Partner nor the Enterprise Leadership Team, as applicable, shall from the time of notice of such meeting until after adjournment thereof: (i) change the General Partner’s Adjusted Capital Contributions (and related General Partner Percentages) of any General Partner or (ii) admit, dismiss or cause the withdrawal of any General Partner as a Partner.

B. Without the approval of the Enterprise Leadership Team and, except as otherwise provided below, a subsequent General Partner Majority Vote as provided in Article Five, the Managing Partner shall not take any of the actions specified below; provided, however, that the Enterprise Leadership Team may not grant such approval at any time when the Enterprise Leadership Team includes less than five (5) additional General Partners; provided further, that the Managing Partner may take any action described in clause (i) and (iv) below with only the approval of the Enterprise Leadership Team if both the Managing Partner and the Enterprise Leadership Team determine in their discretion that exigent circumstances require such action to be taken in an expedited manner:

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(i) approve, effect or cause a Sale of all or substantially all of the Partnership’s assets in a single transaction or a series of transactions;

(ii) approve, effect or cause, in a single or series of related transactions: (1) a merger or consolidation of the Partnership with or into another Person; (2) the acquisition by the Partnership or any of its subsidiaries of another business (either by asset, stock or interest purchase) or any equity of another entity; or (3) the admissions of a group of General Partners, in each case, which would result in the General Partners immediately prior to such transaction(s) subsequently holding less than a majority of the voting power of the Partnership; provided, that a subsequent General Partner Majority Vote will not be required for transactions by the Partnership or any of its subsidiaries described in item (2) unless both the Managing Partner and Enterprise Leadership Team determine in their discretion that such transaction would have a significant and transformational impact to the Partnership;

(iii) change the entity form of the Partnership from a partnership to a corporation or other form of entity;

(iv) (1) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of the Partnership or of all or a substantial part of the assets of the Partnership, (2) admit in writing the Partnership’s inability to pay its debts as they become due, (3) make a general assignment for the benefit of creditors, (4) have an order for relief entered against the Partnership under applicable federal bankruptcy law, or (5) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or taking advantage of any insolvency law or any answer admitting the material allegations of a petition filed against the Partnership in any bankruptcy, reorganization or insolvency proceeding; or

(v) enter into a binding commitment to do any of the foregoing.

C. In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the Managing Partner without the consent of the Partners or the Enterprise Leadership Team, (i) to cure any ambiguity or to correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein, as the case may be, (ii) to delete or add any provisions of this Agreement required to be so deleted or added by federal, state or local law or by the Securities and Exchange Commission, the Internal Revenue Service (or other taxing authority), or other Federal agency or by a state securities or “blue sky” commissioner or other similar official, or (iii) to effect participation in a PTET Regime and to apportion economic and tax benefits and burdens relating thereto.

4.3 Removal or Dismissal of General Partners.

In addition to the authority of the Managing Partner to dismiss any Partner from the Partnership as set forth in Section 4.1B, any General Partner may be dismissed as a General Partner (in accordance with Section 6.2 hereof) by a General Partner Majority Vote.

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4.4 Enterprise Leadership Team.

A. A committee known as the Enterprise Leadership Team (the “Enterprise Leadership Team”) is hereby created consisting of the Managing Partner and five (5) to fifteen (15) additional General Partners, the number thereof within that range to be determined from time to time by the Managing Partner. The Managing Partner shall endeavor to maintain an Enterprise Leadership Team that includes a minimum of five (5) additional General Partners at all times, but in no event shall the Enterprise Leadership Team include less than two (2) additional General Partners. Notwithstanding the foregoing, and except as otherwise provided in Section 4.4E hereof, if the Enterprise Leadership Team includes less than five (5) additional General Partners, the Managing Partner shall appoint additional General Partners to the Enterprise Leadership Team within sixty (60) days such that the Enterprise Leadership Team includes no less than five (5) additional General Partners. The Managing Partner shall periodically designate those members of the Enterprise Leadership Team who shall comprise the executive officers of the Partnership (“Executive Officers”) and may designate any other members of the Enterprise Leadership Team as non-executive officers of the Partnership. There shall be maintained in the office of the Chief Legal Officer of the Partnership a list, certified by the Managing Partner as being true and correct, of the General Partners who, in addition to the Managing Partner, constitute the current Enterprise Leadership Team of the Partnership and those members of the Enterprise Leadership Team who constitute Executive Officers of the Partnership. Among the purposes of the Enterprise Leadership Team is to provide counsel and advice to the Managing Partner in discharging the Managing Partner’s functions.

B. Each member of the Enterprise Leadership Team shall have one vote. Except as otherwise provided in this Agreement, any action or approval of the Enterprise Leadership Team shall require the affirmative vote of at least a majority of the members of the Enterprise Leadership Team.

C. Upon the majority vote of the Enterprise Leadership Team (not including the Managing Partner), the Enterprise Leadership Team may override any determination made by the Managing Partner as to (i) the General Partner’s Adjusted Capital Contributions (and the related General Partner Percentage) that each General Partner (including the Managing Partner) shall be entitled to maintain, (ii) the admission of a new General Partner and (iii) the dismissal of a General Partner.

D. At any time during which there is no Managing Partner the Enterprise Leadership Team shall succeed to all the powers and duties of the Managing Partner.

E. The Managing Partner shall have the right to appoint and dismiss any member of the Enterprise Leadership Team, subject to Sections 4.4F and 4.4G and below; provided, however, that in the event that a meeting of the Enterprise Leadership Team is called in accordance with Section 4.4H hereof to vote upon one or more of the matters set forth in Sections 4.4C or 4.7B hereof, from the time Notice is given of such meeting until after adjournment thereof, the Managing Partner shall not have the right to: (i) appoint any member of the Enterprise Leadership Team if the Enterprise Leadership Team includes less than five (5) additional General Partners; (ii) dismiss any member of the Enterprise Leadership Team; or (iii) increase or decrease the number of General Partners on the Enterprise Leadership Team.

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F. By a General Partner Majority Vote, the General Partners may remove any Enterprise Leadership Team member from such member’s position as an Enterprise Leadership Team member and elect in such member’s place a new Enterprise Leadership Team member.

G. If the General Partners remove any Enterprise Leadership Team member from such member’s position as an Enterprise Leadership Team member, the Managing Partner may not appoint such removed Enterprise Leadership Team member to the Enterprise Leadership Team for a period of six (6) months thereafter. Any Enterprise Leadership Team member elected to the Enterprise Leadership Team by a General Partner Majority Vote may not be dismissed as an Enterprise Leadership Team member by the Managing Partner for a period of six (6) months thereafter.

H. A meeting of the Enterprise Leadership Team shall be held (i) at any time on call of the Managing Partner (or two Enterprise Leadership Team members if the Enterprise Leadership Team is acting as the Managing Partner pursuant to Section 4.4D. above) after at least one (1) day’s Notice has been delivered to the Enterprise Leadership Team members or (ii) on at least ten (10) days’ Notice to the Enterprise Leadership Team members, jointly signed by any two (2) Enterprise Leadership Team members, specifying the date, place, hour and purpose of the meeting.

4.5 Guaranteed Payment; Time and Effort; Independent Activities.

A. Each General Partner may receive a guaranteed payment for such General Partner’s services as determined by the Managing Partner.

B. Each General Partner shall devote the entire time, energy, skill and ability of such General Partner to the duties of operating the Partnership and the entities it owns, in such General Partner’s capacity as a General Partner, in such General Partner’s capacity as a Service Partner, or in such General Partner’s capacity as a partner of a Joint Venture, as applicable. Each General Partner agrees not to use the name or property of the Partnership or any entity it owns for such General Partner’s own private business, nor for any purpose whatsoever except those that may be incidental to the conduct and management of the Partnership, nor shall any General Partner use the name of the Partnership or any entity it owns for the use or accommodation of any other Person. No General Partner shall incur any obligation in the name of the Partnership or transfer Partnership property except in connection with Partnership business.

C. Each General Partner shall submit, upon request of the Managing Partner, a copy of any of such General Partner’s current personal income tax returns (for any period during which such Partner was a Partner of the Partnership) for inspection by independent accountants or any General Partner with relevant responsibilities as selected by the Managing Partner. In addition, each General Partner agrees, if requested by the Managing Partner, to have such General Partner’s income tax returns prepared by an entity (which could be the Partnership itself or independent accountants) selected by such General Partner and acceptable to the Managing Partner.

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D. Each General Partner is expected, and it is regarded as such General Partner’s duty, to supplement expenses reimbursable to such General Partner by the Partnership by additional expenditures of such General Partner’s personal funds in the furtherance of the Partnership’s business, which expenditures such General Partner shall be entitled to deduct on the personal income tax return of such General Partner, as and to the extent permitted by applicable tax law.

E. In the event any General Partner becomes a party in any lawsuit, arbitration or other similar proceeding, such General Partner agrees to notify promptly the Managing Partner of such event.

4.6 Duties and Obligations of the Managing Partner.

A. The Managing Partner shall prepare (or cause to be prepared) and file such amendments to this Agreement or any certificate of limited partnership or any certificate of limited liability partnership as are required by law or as the Managing Partner deems necessary to cause this Agreement or any certificate of limited partnership or any certificate of limited liability partnership to reflect accurately the agreement of the Partners, and the identity of the General Partners.

B. The Managing Partner shall prepare and file (or cause to be prepared and filed) such tax returns and other documents as are required by tax law or as the Managing Partner deems necessary for the operation of the Partnership. In addition, the Managing Partner may prepare and file (or cause to be prepared and filed) composite tax returns in various states for all electing non-resident Partners (otherwise not required to file a state income tax return in such state) of those states. For the avoidance of doubt, liabilities arising from or in connection with such tax returns that are borne by the Partnership may be treated as tax payment loan amounts under Section 9.3C. The Managing Partner may also cause the Partnership to participate in one or more PTET regimes (each a “PTET Regime”).

4.7 Appointment and Removal or Dismissal of the Managing Partner; Term Limit of Managing Partner.

A. Upon the approval of the Enterprise Leadership Team, a new Managing Partner shall be appointed whenever the office of the Managing Partner is vacant. Such vote of the Enterprise Leadership Team to appoint the Managing Partner shall be taken within two weeks after such office becomes vacant.

B. The Managing Partner may be removed from such office by a General Partner Majority Vote or upon the majority vote of the Enterprise Leadership Team (not including the Managing Partner).

C. Unless earlier removed pursuant to Section 4.7B or as a result of resignation, death or incapacity, from the date the Managing Partner is appointed pursuant to Section 4.7A (such date, the “Appointment Date”), the Managing Partner shall serve the Partnership for a term that ends on the earlier of (i) the 10 year anniversary of the Appointment Date or (ii) the

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end of the Fiscal Year in which the Managing Partner has his or her 65th birthday (the “Managing Partner Term”). In no event shall any Managing Partner serve the Partnership for more than one Managing Partner Term.

D. If the Enterprise Leadership Team believes that the office of the Managing Partner may become vacant, for any reason whatsoever, including, but not limited, to retirement, resignation or expiration of the Managing Partner Term of the current Managing Partner, then the Enterprise Leadership Team may establish procedures (as it shall determine appropriate, in its sole discretion) to review potential candidates and then to choose from such candidates the person to be the new Managing Partner when the office of the Managing Partner becomes vacant and to appoint such person as Managing Partner pursuant to Section 4.7A.

4.8 Dealing with an Affiliate.

The Managing Partner may, subject to any applicable policies of or general guidance used by the Partnership, in the name of and on behalf of the Partnership, enter into such agreements, contracts or the like with any Affiliate of any General Partner or with any General Partner, in an independent capacity, as distinguished from such Partner’s capacity (if any) as a Partner, to undertake and carry out the business of the Partnership as if such Affiliate or General Partner were an independent contractor; and the Managing Partner may obligate the Partnership to pay reasonable compensation for and on account of any such services.

4.9 General Partners’ Responsibility.

Each General Partner shall be responsible and accountable to the Partnership and, where applicable, to the Partnership’s or any of its Affiliates’ clients for the rendering of such General Partner’s services. However, no General Partner, regardless of title or position with the Partnership shall, solely by reason of being a General Partner of the Partnership, (a) be responsible, liable or accountable to the Partnership’s or any of its Affiliates’ clients for any other Partner’s rendering of services to the Partnership’s or any of its Affiliates’ clients or (b) have the right or obligation of direct supervision and/or control (except as otherwise mandated by the Securities Exchange Act, the rules and regulations promulgated thereunder and comparable state securities laws and the rules of FINRA and other applicable federal, state or other securities industry self-regulatory organization) of another Partner.

4.10 Responsibilities of Partnership Leaders.

To the extent that any individuals other than the General Partners are officers, leaders, managers, committee members or chairpersons, or any other departmental or other leader (regardless of title) of the Partnership, those individuals shall not, solely by reason of having such title or position with the Partnership, (a) be responsible, liable or accountable for any Partner rendering of services to the Partnership’s or any of its Affiliates’ clients or (b) have the right or obligation of direct supervision and/or control (except as otherwise mandated by the Securities Exchange Act, the rules and regulations promulgated thereunder and comparable state securities laws and the rules of FINRA and other applicable federal, state or other securities industry self-regulatory organization) of a Partner.

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4.11 Committees.

Both the Managing Partner and the Enterprise Leadership Team may establish such committees or subcommittees (i.e., an audit committee) as determined necessary or advisable in the Managing Partner or the Enterprise Leadership Team’s discretion to assist and advise the Managing Partner and the Enterprise Leadership Team with respect to the operation of the Partnership and the discharge of the Managing Partner or the Enterprise Leadership Team’s duties, as applicable, hereunder. Both the Managing Partner and the Enterprise Leadership Team may designate one or more Partners and if desired one or more associates to be members of any such committees, each of which shall operate under the Managing Partner or Enterprise Leadership Team’s supervision, respectively. The members of any such committee shall serve at the pleasure of the Managing Partner or Enterprise Leadership Team, as applicable, and shall be governed by the provisions of such committee’s charter, if applicable.

ARTICLE FIVE MEETINGS AND VOTING OF GENERAL PARTNERS

5.1 Meetings of General Partners; Voting at Such Meetings.

A. A meeting of General Partners shall be held (i) on the call of the Managing Partner after five (5) days’ Notice thereof has been delivered to the General Partners, or (ii) on at least ten (10) days’ Notice in advance to the General Partners, jointly signed by any number of General Partners holding in the aggregate twenty percent (20%) of the General Partner Percentages, specifying the date, place, hour and purposes of the meeting.

B. Except as otherwise expressly provided, at any meeting of the General Partners, each General Partner shall have voting power equal to such General Partner’s General Partner Percentage at the time of the meeting. A quorum for any purpose at any meeting of the General Partners shall exist if General Partners then holding more than 50% of the voting power of all General Partners are present or voting by proxy. Any General Partner may vote on any matter if not present in person, by general or specific written proxy given to another General Partner. No proxy shall be valid after two (2) months from the date of its execution. General Partners may participate in any meeting by means of conference telephone or similar communications equipment whereby all Persons participating in such meeting can hear each other. Participation in a meeting in this manner shall constitute presence in person at the meeting.

C. Unless otherwise permitted by the Managing Partner, the only matters to be voted upon by the General Partners at any meeting of the General Partners shall be those matters set forth in Sections 2.2, 2.3, 2.4A(iii), 4.2B, 4.3, 4.4F, 4.7B, 6.2, and 12.12 hereof.

5.2 Percentage of Voting Power for Partnership Decisions.

Except as otherwise specifically provided in this Agreement, a General Partner Majority Vote shall determine all issues at any meeting of the General Partners.

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5.3 Robert’s Rules to Govern.

Except as otherwise specifically provided in this Agreement, at the discretion of the Managing Partner, all matters of parliamentary procedure at meetings of the General Partners shall be governed by Robert’s Rules of Order Revised, as revised from time to time. The Managing Partner may appoint a parliamentarian.

5.4 Consent of General Partners in Lieu of a Meeting.

A. Notwithstanding anything to the contrary contained in this Agreement, any action required or permitted by this Agreement to be taken at any meeting of the General Partners may be taken without a meeting, without prior notice and without a vote, if a Notice containing the written consent, setting forth the action so taken, shall be approved, in writing, by a General Partner Majority Vote.

B. Prompt Notice of the taking of any action by written consent pursuant to this Section  5.4 by less than unanimous consent of the General Partners shall be given to those General Partners who have not consented.

ARTICLE SIX  EVENT OF WITHDRAWAL OF A PARTNER

6.1 Voluntary Event of Withdrawal.

A. Any General Partner shall have the right to voluntarily withdraw from the Partnership upon 30 days prior written notice to the Managing Partner; provided, that such notice period may be waived in the Managing Partner’s sole discretion. In the event there is only one General Partner, such Partner shall give notice to the Class A Limited Partners, Class B Limited Partners and the Subordinated Limited Partners of such Partner’s intent to withdraw from the Partnership at least 30 days prior to the date of withdrawal.

B. Any Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner shall have the right to voluntarily withdraw from the Partnership. In the event a Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner desires to withdraw all or any part of such Partner’s Capital Contribution, then such Partner shall give written notice (the “Voluntary Withdrawal Notice”) to the Managing Partner of the amount of Capital Contribution that such Partner wishes to withdraw from the Partnership (the “Requested Withdrawal Amount”).

6.2 Mandatory Withdrawal.

A. The Managing Partner or General Partners by a General Partner Majority Vote may cause the withdrawal of any Partner from the Partnership. Such withdrawal decision is to be communicated to the Partner (the “Mandatory Withdrawal Notice”) and, in the case of a General Partner, Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner, in a reasonable time thereafter the Partnership shall inform such Partner in writing of the total amount of Capital Contribution (for a Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner) and/or General Partner’s Adjusted Capital Contribution that the Managing Partner expects will, subject to Section 6.11 hereof, be withdrawn from the Partnership (the “Mandatory Withdrawal Amount”). Factors that may

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be considered in such a withdrawal decision include, but are not limited to, whether the Partner engages in conduct that gives rise to a Suspension Event or that may negatively impact the Partnership including directly competing with the Partnership’s business; competing for the Partnership’s talent or clients; or disparaging the Partnership, its current or former Partners, or its employees; and engaging in any other activity that negatively impacts the Partnership’s business or business strategy.

B. Any General Partner shall be required to withdraw from the Partnership (i) no later than the last day of the Fiscal Year of such General Partner’s 65th birthday or (ii) upon the one (1) year anniversary of the date such General Partner suffered a disability as set forth in Section 6.5B.

6.3 Return of Capital and Redemption of Interest.

A. In the event of any withdrawal by a General Partner from the Partnership pursuant to Sections 6.1 or 6.2 hereof or in the event a General Partner wishes to withdraw some of such General Partner’s Capital Contribution as a General Partner, the Managing Partner may determine to have the Partnership redeem all or a portion of the General Partner Interest (including Frozen Appreciation Amount) of the withdrawing General Partner. Any such redemption shall be consummated (retroactively as of the actual date of such General Partner’s withdrawal) within 60 days after the actual date of such withdrawal, subject to any applicable Deferral Period under Section 6.11 hereof. The price of the General Partner Interest of the withdrawing General Partner that is so redeemed shall be the value (as shown on the books of the Partnership) of such General Partner’s Frozen Appreciation Amount plus the value of such General Partner’s General Partner’s Adjusted Capital Contribution, calculated as of the previous Valuation Date if such withdrawal takes place on or prior to the 15th day of a month or calculated as of the next Valuation Date if such withdrawal takes place on or after the 16th day of a month; provided, that if only a portion of the General Partner Interest of the withdrawing General Partner is so redeemed, the price of such interest (and each such value taken into account in computing such price) shall be calculated based solely in relation to the portion of the General Partner Interest of the withdrawing General Partner that is so redeemed. Goodwill, if any, and the Partnership name shall not be deemed assets or as having any property value in making the calculation pursuant to the preceding sentence.

B. Unless otherwise determined by the Managing Partner, if any portion of the General Partner Interest (including Frozen Appreciation Amount) of the withdrawing General Partner that is subject to Section 6.3A is not redeemed by the Partnership within such 60 day period described in Section 6.3A (other than as a result of the application of a Deferral Period under Section 6.11), such portion of the General Partner Interest (including Frozen Appreciation Amount) that is subject to Section 6.3A and not redeemed by the Partnership shall be converted (retroactively as of the actual date of the General Partner’s withdrawal) so as to become the Capital Contribution of such former General Partner as that of a Subordinated Limited Partner and such General Partner shall thereupon become or continue to remain a Subordinated Limited Partner as to such Capital Contribution.

C. Except as provided in Section 6.3B, a withdrawing General Partner shall have no right to become a Class A Limited Partner, Class B Limited Partner, or a Subordinated Limited Partner or to require the conversion of such General Partner’s General Partner

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Interest to the Capital Contribution of a Class A Limited Partner, Class B Limited Partner, or Subordinated Limited Partner. In addition, the Managing Partner has the right to cause the Partnership to redeem the Capital Contribution of a Subordinated Limited Partner at any time.

D. In connection with the withdrawal of a General Partner, the General Partner Percentages of the remaining General Partners shall be recalculated (retroactively as of the actual date of such General Partner’s withdrawal) on the same relative basis to aggregate 100%.

E. In addition, but subject to Section 6.11, any withdrawing General Partner shall receive (within 75 days after the actual date of withdrawal), without duplication, such General Partner’s pro rata share of any cash distributions to which such General Partner is entitled as set forth in Section 8.2A(i)(e) hereof, calculated as of the previous Valuation Date if such withdrawal takes place on or prior to the 15th day of a month or calculated as of the next Valuation Date if such withdrawal takes place on or after the 16th day of a month.

F. In the event of any withdrawal by a Subordinated Limited Partner from the Partnership pursuant to Sections 6.1 or 6.2 hereof, such Subordinated Limited Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount shall be paid (subject to the provisions of Sections 6.6 and 6.11 hereof) in six (6) equal installments as follows: (i) the first installment shall be paid no earlier than 90 days from the date on which (a) the Managing Partner receives such Subordinated Limited Partner’s Voluntary Withdrawal Notice or (b) such Subordinated Limited Partner receives a Mandatory Withdrawal Notice; (ii) the remaining installments shall be paid on the 12th, 24th, 36th, 48th and 60th month anniversary of the first installment payment. In addition, but subject to Section 6.11, such Subordinated Limited Partner shall receive, without duplication, such Subordinated Limited Partner’s pro rata share of any cash distributions to which such Subordinated Limited Partner was entitled as set forth in Section 8.2A(i)(d) hereof, calculated as of the previous Valuation Date if the installment payment occurs on or prior to the 15th day of a month or calculated as of the next Valuation Date if the installment payment occurs on or after the 16th day of a month. Until a Subordinated Limited Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount is fully returned to such Subordinated Limited Partner, the unreturned portion thereof (subject to Section 6.11 hereof) shall continue for all purposes to be subject to all provisions of this Agreement including, without limitation, Article Eight and Section 6.6. The Managing Partner, in the Managing Partner’s sole discretion, may cause the Partnership to accelerate the return of a Subordinated Limited Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount or accelerate the payment of any or all installments.

G. In the event of any withdrawal by a Class A Limited Partner or a Class B Limited Partner from the Partnership pursuant to Sections 6.1 or 6.2 hereof, the Class A Limited Partner’s or Class B Limited Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount shall be paid (subject to the provisions of Sections 6.6 and 6.11 hereof) in three (3) equal installments, as follows: (i) the first installment shall be paid no earlier than 90 days from the date on which (a) the Managing Partner receives the Class A Limited Partner’s or Class B Limited Partner’s Voluntary Withdrawal Notice or (b) the Class A Limited Partner or Class B Limited Partner receives a Mandatory Withdrawal Notice; (ii) the remaining installments shall be paid on the 1st and 2nd anniversary of the first installment

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payment. In addition, subject to Section 6.11, such Class A Limited Partner or such Class B Limited Partner shall receive, without duplication, such Class A Limited Partner’s or Class B Limited Partner’s pro rata share of any cash distributions to which such Class A Limited Partner or Class B Limited Partner was entitled as set forth in Section 8.2A(i)(a) or in Section 8.2A(i)(d) hereof, calculated as of the previous Valuation Date if the installment payment occurs on or prior to the 15th day of a month or calculated as of the next Valuation Date if the installment payment occurs on or after the 16th day of a month. Until a Class A Limited Partner’s or Class B Limited Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount is fully returned to such Class A Limited Partner or Class B Limited Partner, the unreturned portion thereof (subject to Section 6.11 hereof) shall continue for all purposes to be subject to all provisions of this Agreement, including, without limitation, Article Eight and Section 6.6 and such Class A Limited Partner shall continue to receive all sums due such Class A Limited Partner pursuant to Section 3.3B hereof; provided, that if a Limited Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount is equal to all of the interests held by such Class A Limited Partner or Class B Limited Partner, then once such Class A Limited Partner’s or Class B Limited Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount is fully returned such Class A Limited Partner or Class B Limited Partner shall have no further interests as a Class A Limited Partner or Class B Limited Partner, as applicable. The Managing Partner, in the Managing Partner’s sole discretion, may cause the Partnership to accelerate the return of a Class A Limited Partner’s or Class B Limited Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount or accelerate the payment of any or all installments.

6.4 Death of a Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner.

In the event of the death of any Class A Limited Partner, Class B Limited Partner or any Subordinated Limited Partner, the Capital Contribution of such deceased Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner shall be returned (subject to the provisions of Section 6.6 hereof) to the estate of such deceased Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner within six (6) months after the actual date of death of such Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner, as the case may be. The provisions of Section 6.3F shall not be applicable to the Capital Contribution of a deceased Subordinated Limited Partner and Section 6.3G shall not be applicable to the Capital Contribution of a deceased Class A Limited Partner or Class B Limited Partner. In addition such Class A Limited Partner’s, Class B Limited Partner’s or Subordinated Limited Partner’s estate shall receive (within 75 days after the actual date of death of the Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner) the Class A Limited Partner’s, Class B Limited Partner’s or Subordinated Limited Partner’s pro rata share of any cash distributions to which such deceased Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner was entitled as set forth in Sections 8.2A(i)(a) or 8.2A(i)(d) hereof, as applicable, calculated as of the previous Valuation Date if such death takes place on or prior to the 15th day of a month or calculated as of the next Valuation Date if such death takes place on or after the 16th day of a month. Until a deceased Class A Limited Partner’s Capital Contribution is returned to the estate of such deceased Class A Limited Partner, such estate shall continue to receive all sums which would have been due to such deceased Class A Limited Partner pursuant to Section 3.3B hereof. As stated herein, all such payments to be made pursuant to this Section 6.4 shall be made to the estate of the deceased Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner unless the Partnership has received evidence, satisfactory to the Partnership, in its sole discretion, that such payments should be made to some other entity or Person.

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6.5 Death or Disability of a General Partner.

A. In the event of the death of a General Partner, the interest of the deceased General Partner in the Partnership shall terminate as of such date. The Managing Partner may determine to have the Partnership redeem the General Partner Interest (including Frozen Appreciation Amount) of the deceased General Partner. Subject to Section 6.11, any such redemption shall be consummated within 60 days after the date of death of such General Partner. The price of the General Partner Interest of the deceased General Partner shall be the value (as shown on the books of the Partnership) of such General Partner’s Frozen Appreciation Amount plus the value of such General Partner’s General Partner’s Adjusted Capital Contribution, calculated as of the previous Valuation Date if such death takes place on or prior to the 15th day of a month or calculated as of the next Valuation Date if such death takes place on or after the 16th day of a month. Goodwill, if any, and the Partnership name shall not be deemed assets or as having any property value in making the foregoing calculation. In addition, subject to Section 6.11, without duplication, the estate or other successor in interest of the General Partner shall receive (within 75 days after the date of such General Partner’s death) the pro rata share of any cash distributions to which such deceased General Partner was entitled as set forth in Section 8.2A(i)(e) hereof, calculated as of the previous Valuation Date if such death took place on or prior to the 15th day of a month or calculated as of the next Valuation Date if such death took place on or after the 16th day of a month. Subject to Section 6.11, if the General Partner Interest (including Frozen Appreciation Amount) of the deceased General Partner is not redeemed by the Partnership within such 60 day period, such General Partner Interest shall be converted (as of the date of such General Partner’s death) to the Capital Contribution of a Subordinated Limited Partner and shall be redeemed (subject to the provisions of Section 6.6 hereof) by the Partnership within six (6) months thereafter, the specific date to be determined by the Managing Partner. The provisions of Section 6.3F shall not be applicable to the Capital Contribution of such deceased Subordinated Limited Partner. Upon the death of a General Partner, and without regard to whether the General Partner Interest of such General Partner is converted to that of a Subordinated Limited Partner, the General Partner Percentages of the remaining General Partners shall be recalculated (as of the actual date of death) on the same relative basis so as to aggregate 100%. All payments made pursuant to this Section 6.5A shall be made to the estate of the deceased General Partner, unless the Partnership has received evidence, satisfactory to the Partnership, in its sole discretion, that such payments should be made to some other entity or person.

B. In the event of full or partial disability (as determined in the absolute discretion of the Managing Partner) of a General Partner under age 65 due to illness, accident, or injury, such General Partner shall be entitled to receive allocations and distributions of such General Partner’s share of Partnership Net Income notwithstanding such General Partner’s inability to perform such General Partner’s normal work functions, for a period of up to six (6) full months following the date such General Partner suffered the disability. If the disability continues for a period greater than six (6) months but less than one (1) year, then the Managing Partner may elect to redeem up to one-half of the disabled General Partner’s General Partner Interest with such redemption occurring within 60 days of the six (6) month

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anniversary of the date such General Partner suffered the disability. If the disability continues for a period greater than one (1) year in length, then the disabled General Partner must withdraw as a General Partner as of the first anniversary of the date such General Partner suffered the disability, unless otherwise directed by the Managing Partner. Subject to Section 6.11, in the event of a General Partner’s withdrawal due to disability under this Section 6.5, the remainder of the General Partner Interest (including such General Partner’s Frozen Appreciation Amount) of the disabled General Partner shall be redeemed within 60 days of the one (1) year anniversary of the date such General Partner suffered the disability. Any redemption under this Section 6.5B shall be treated in the same manner as that of a deceased General Partner pursuant to Section 6.5A hereof, provided, that all such payments required by this Section 6.5B shall be made to the disabled General Partner.

6.6 Restriction on Capital Contribution Return.

It is understood and agreed that the Capital Contributions of the General Partners, Class A Limited Partners, Class B Limited Partners and Subordinated Limited Partners to the Partnership will be used, in part, by the Partnership as part of the Partnership’s capital contribution to EDJ, a brokerage firm (which is regulated by the Securities and Exchange Commission and FINRA and other regulatory agencies), and that in order for the Partnership to return to any General Partner, Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner the Capital Contribution of such Partner (or any part thereof), the Partnership may have to obtain such funds from EDJ. Therefore, notwithstanding any other provision contained in this Agreement to the contrary, without the written consent of the Managing Partner, no Partner shall have returned to such Partner (under any provision of this Agreement) such Partner’s Capital Contribution or such General Partner’s Adjusted Capital Contribution, if after giving effect thereto, the Partnership or any Affiliate thereof (including, but not limited to, EDJ) would, if such payment had been made directly by EDJ, be in violation of (i) any rule of FINRA, (ii) any rule issued under the Securities Exchange Act, (iii) any agreement (cash subordination or otherwise) which has been entered into by the Partnership or any Affiliate thereof (including, but not limited to, EDJ), (iv) any agreement (including, but not limited to, loan agreements) which has been entered into by the Partnership or any Affiliate thereof (including, but not limited to, EDJ) or (v) any other law, rule or regulation to which the Partnership or any Affiliate thereof (including, but not limited to, EDJ) is subject. In the event there is returned to any Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner all or any portion of such Partner’s Capital Contribution or to any General Partner all or any portion of such General Partner’s Adjusted Capital Contribution and because of such return the Partnership or any Affiliate thereof (including, but not limited to, EDJ) violated any of the aforementioned rules, agreements or regulations, then such Partner hereby irrevocably agrees (whether or not such Partner had any knowledge or notice of such facts at the time of such return) to repay to the Partnership, its successors or assigns, the sum so returned to such Partner to be held by the Partnership pursuant to the provisions hereof as if such return had never been made; provided, however, that any suit for the recovery of any such return must be commenced within two years of the date of such return.

6.7 Liability of a Withdrawn General Partner.

If on the Event of Withdrawal of a General Partner the business of the Partnership shall continue, the General Partner who shall have withdrawn shall be and remain liable for all obligations and liabilities incurred by such General Partner as a General Partner prior to such Event

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of Withdrawal, but such General Partner shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time of such Event of Withdrawal, except as otherwise provided in this Agreement.

6.8 Effect of Event of Withdrawal.

Except as set forth in Section 2.4A(ii) of this Agreement, upon the withdrawal (by reason of death or otherwise) of a Partner, the Partnership shall not dissolve and the business of the Partnership shall be continued by the remaining General Partners.

6.9 Redemption of Service Partner Interest.

If at any time an individual ceases to be a Service Partner for any reason, the Partnership will be deemed at such time to have redeemed the Service Partner Interest of such individual without any action by the Partnership. Within a reasonable time after such redemption, but in no event later than the sixtieth (60th) day of the calendar year following the year in which such redemption is deemed to occur, the Partnership shall pay to such individual an amount of cash equal to any accrued but unpaid cash distributions that would have otherwise been distributed to such individual in such individual’s capacity as a Service Partner pursuant to Section 8.2A(ii) hereof, as calculated through the date of such redemption, subject to the Service Partner Distribution Policy, and, at such time as determined by the Managing Partner, but in no event later than the one hundred eightieth (180th) day of the calendar year following the year in which such redemption is deemed to occur, the Partnership shall pay to such individual an amount of cash equal to any accrued but unpaid cash distributions that would have otherwise been distributed to such individual in such individual’s capacity as a Service Partner (or former Service Partner) pursuant to Section 8.2A(i)(c) hereof; provided, however, that the Partnership shall not be required to make any such payments to such individual, and such individual shall not earn or otherwise be entitled to any allocations, distributions or other payments, if the Managing Partner determines with the prior approval of the Enterprise Leadership Team, which determination shall be final and binding on such individual, that such individual has engaged in conduct that gives rise to a Suspension Event.

6.10 Redemption of Profits Interests.

A. The Partnership will be deemed to have redeemed a Profits Interest (and Notional Capital Contribution) of a Profits Interest Holder without any action by the Partnership no later than the end of the last calendar year for which a Notional Capital Contribution is designated pursuant to the terms of the Profits Interest Subscription Agreement (any such redemption with respect to a Profits Interest, a “Terminating Redemption”). Within a reasonable time after a Terminating Redemption of a Profits Interest, but in no event later than the sixtieth (60th) day of the calendar year following the year in which such Terminating Redemption is deemed to occur, the Partnership shall pay to such Profits Interest Holder an amount of cash equal to such Profits Interest Holder’s pro rata share of any cash distributions to which such Profits Interest Holder was entitled as set forth in Section 8.2A(i)(b) or Section 8.2A(i)(d) hereof with respect to such Profits Interest, subject to Section 6.10B.

B. An individual shall cease to be a Profits Interest Holder upon the earliest of such time as: (i) such individual’s death; (ii) such individual ceases to be either a Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner of the Partnership; (iii) the

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Managing Partner causes such individual to cease to be a Profits Interest Holder for any reason at the discretion of the Managing Partner; or (iv) the Profits Interests of such Profits Interest Holder are redeemed pursuant to a Terminating Redemption, and, at such time, the Profits Interest Holder holds no other Profits Interest and has not executed a Profits Interest Subscription Agreement that is affirmatively accepted by the Partnership pursuant to its terms with respect to any new issuance of a Profits Interest. If at any time an individual ceases to be a Profits Interest Holder, then the Partnership will be deemed at such time to have redeemed such individual’s Aggregate Profits Interest without any action by the Partnership. Within a reasonable time after such redemption, but in no event later than the sixtieth (60th) day of the calendar year following the year in which such redemption is deemed to occur, the Partnership shall pay to such individual (or, if such individual is deceased, such individual’s estate) an amount of cash equal to such individual’s pro rata share of any cash distributions to which such individual was entitled as set forth in Section 8.2A(i)(b) or Section 8.2A(i)(d) hereof with respect to such Aggregate Profits Interest, calculated as of the previous Valuation Date if such redemption occurs on or prior to the 15th day of a month or calculated as of the next Valuation Date if such redemption occurs on or after the 16th day of a month: provided, however, that the Partnership shall not be required to make any such payments to such individual (or, if such individual is deceased, such individual’s estate), and such individual shall not earn or otherwise be entitled to any allocations, distributions or other payments, if the Managing Partner determines with the prior approval of the Enterprise Leadership Team, which determination shall be final and binding on such individual, that such individual has engaged in conduct that gives rise to a Suspension Event.

6.11 Suspension Events.

All allocations, distributions or other payments to a Partner under this Agreement are conditioned upon and subject to such Partner’s not engaging in conduct that gives rise to any Suspension Event prior to the actual payment or distribution of such amounts. In furtherance of this, notwithstanding anything to the contrary set forth in this Article Six, if the Managing Partner determines, which determination shall be final and binding on such individual, that a withdrawing Partner has engaged in conduct that gives rise to a Suspension Event, then the Managing Partner may, defer or hold back any and all payments that would otherwise be due to such withdrawing Partner or such Partner’s estate pursuant to this Article Six until such time as the Managing Partner determines that none of the Partnership nor its Affiliates has any remaining unresolved claims, demands, actions, suits, investigations or proceedings against such Partner or such earlier date as determined by the Managing Partner (the “Deferral Period”); provided, that if the Managing Partner elects to defer or hold back any such payments, such election does not constitute a waiver of any other remedies available to the Partnership at law or in equity. Except as otherwise determined by the Managing Partner, throughout the Deferral Period, such withdrawing Partner will cease for all purposes to earn, accrue or have any rights as a Partner to any further allocations, distributions or other payments to Partners under this Agreement, including under Articles Six and Eight and Section 3.3B, as applicable. The Partnership may elect to retain, apply as an offset to, or otherwise pay any unreturned portion of the withdrawing Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount or any other amount that would otherwise have been payable to the withdrawing Partner toward (i) the satisfaction of any loan financing the purchase of the withdrawing Partner’s applicable interests, or (ii) the satisfaction of any losses, claims, damages, liabilities, costs, expenses (including reasonable legal and experts’ fees, costs and expenses), judgments, awards, fines, settlements or other amounts arising from any and all claims, demands,

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actions, suits, investigations or proceedings by the Partnership or its Affiliates (whether on their own behalf or on behalf of a client or regulatory body) against such withdrawing Partner. Any remaining unreturned amounts that have been deferred pursuant to this Section 6.11 and not retained, applied as an offset to, or paid in connection with such claims, demands, actions, suits, investigations or proceedings shall be paid, without interest or additional earnings, to the withdrawing Partner within thirty (30) days following the end of the Deferral Period. The Managing Partner may waive the application of all or any portion of this Section 6.11 to the extent the Managing Partner determines it is in the best interests of the Partnership to do so. In addition, to the extent the application of this Section 6.11 would violate applicable law, it shall not be applied by the Managing Partner. Notwithstanding anything to the contrary set forth in this Section 6.11, the Managing Partner may make such determinations and take actions under or waive application of this Section 6.11 only with the prior approval of the Enterprise Leadership Team.

ARTICLE SEVEN TRANSFERABILITY OF PARTNER INTERESTS

7.1 Restrictions on Transfer.

A. Each Partner agrees that such Partner will not sell, pledge, exchange, transfer or assign such Partner’s interest (or any portion thereof) in the Partnership to any Person without the express written consent of the Managing Partner.

B. Each Class A Limited Partner, Class B Limited Partner and Subordinated Limited Partner agrees that they will not sell, exchange, transfer or assign any of their interest in the Partnership unless, if required by the Partnership, the Partnership has received an opinion of counsel, satisfactory to the Partnership, that such transfer or assignment may be effected without registration of the Class A Limited Partner’s, Class B Limited Partner’s or the Subordinated Limited Partner’s interest, as the case may be, under the Securities Act of 1933 or under any applicable state securities law.

C. Except as otherwise expressly provided in this Agreement, the death or withdrawal of a Partner shall terminate (as of such date) all such Partner’s interest in the Partnership (in any Partner capacity) and neither the estate of a deceased Partner nor any other third party shall become or have any rights as a Partner.

D. Any sale, exchange, assignment or other transfer in contravention of any of the provisions of this Section 7.1 shall be void and ineffectual and shall not bind or be recognized by the Partnership.

7.2 Substituted Limited Partners.

No Class A Limited Partner, Class B Limited Partner, Subordinated Limited Partner or Profits Interest Holder shall have a power to grant the right to become a substituted Class A Limited Partner, Class B Limited Partner, Subordinated Limited Partner or Profits Interest Holder to an assignee of any part of the Partnership interest of such Class A Limited Partner, Class B Limited Partner, Subordinated Limited Partner or Profits Interest Holder, as the case may be.

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ARTICLE EIGHT DISTRIBUTIONS AND ALLOCATIONS; LIABILITY OF GENERAL PARTNERS

8.1 Allocation of Net Income or Net Loss.

A. Subject to Section 8.1D, Net Income, if any, of the Partnership for each Fiscal Year shall be allocated on a monthly basis in the following order of priority:

(i) To each Class A Limited Partner, an amount equal to the product of Net Income times a percentage which shall equal the product of the following three factors: (a) one-fourth of one percent (.0025) multiplied by (b) the quotient of $1,900,000 divided by Normalized GP Capital multiplied by (c) the quotient of the total Capital Contribution of the respective Class A Limited Partner divided by $25,000. Solely for purposes of determining entitlements under this Section 8.1A(i), Net Income calculated for any period shall be calculated as if guaranteed payments described in Section 3.3B accrued in respect of Class B Limited Partner Interests on the same basis as for Class A Limited Partner Interests during such period (taking into account applicable differences, such as differences in the amount and timing of Capital Contributions attributable thereto).

(ii) For any Fiscal Year beginning before the Recapitalization Date, to each Profits Interest Holder, an amount equal to the product of such Net Income times a percentage which shall equal the product of the following three factors: (a) one-fourth of one percent (.0025) multiplied by (b) the quotient of $1,900,000 divided by Normalized GP Capital multiplied by (c) the quotient of the Total Notional Capital Contribution of the respective Profits Interest Holder divided by $25,000.

(iii) To each Service Partner (and to any Partner who was formerly a Service Partner in the prior Fiscal Year), an amount of Net Income as determined pursuant to the Service Partner Net Income Policy.

(iv) For any Fiscal Year beginning before the Recapitalization Date, to each Subordinated Limited Partner, an amount equal to the product of (a) the Net Income for such period remaining after the application of Sections 8.1(A)(i) through (iii) times (b) a percentage derived by the following formula: (A) 50% of the Capital Contribution of such Subordinated Limited Partner divided by (ii) the sum of (A) 50% of the Capital Contributions of all the Subordinated Limited Partners plus (B) the sum of all General Partner’s Adjusted Capital Contribution.

(v) For any Fiscal Year beginning on or after the Recapitalization Date, the Post-Recapitalization Aggregate Variable Return for the Fiscal Year shall be allocated to the Class B Limited Partners, Profits Interest Holders, and Subordinated Limited Partners as follows:

(a) To each Class B Limited Partner, an amount equal to the product of (x) the applicable Post-Recapitalization Aggregate Variable Return times (y) a percentage derived by the following formula: (aa) the total Capital Contributions of such Class B Limited Partner divided by (bb) the Post-Recapitalization Variable Capital Base.

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(b) To each Subordinated Limited Partner, an amount equal to the product of (x) the applicable Post-Recapitalization Aggregate Variable Return times (y) a percentage derived by the following formula: (aa) the total Capital Contributions of such Subordinated Limited Partner divided by (bb) the Post-Recapitalization Variable Capital Base.

(c) To each Profits Interest Holder, an amount equal to the product of (x) the applicable Post-Recapitalization Aggregate Variable Return times (y) a percentage, derived by the following formula: (aa) the total Total Notional Capital Contributions of such Profits Interests Holder divided by (bb) the Post-Recapitalization Variable Capital Base. Notwithstanding the foregoing and any contrary provision of any Subscription Agreement, for purposes of this Section 8.1A(v) (including calculations of Post-Recapitalization Variable Capital Base made for purposes of this Section 8.1A(v)), the Notional Capital Contributions of each Profits Interest issued before the Recapitalization Date shall be deemed to equal the amount that is 55%of the Notional Capital Contributions otherwise attributable to such interest.

(vi) Then, up to 18% of the remaining Net Income to the General Partners on the basis of individual merit or need as determined by the Managing Partner in consultation with the Enterprise Leadership Team; provided, however, that the Managing Partner in consultation with the Enterprise Leadership Team may cause amounts under this provision to be tentatively reserved during the Fiscal Year and finally allocated as of the end of the Fiscal Year. The Managing Partner in consultation with the Enterprise Leadership Team may determine that any amount so reserved shall not be allocated under this Section 8.1A(vi) and shall instead be allocated under Section 8.1A(vii).

(vii) Finally, the balance of the Net Income remaining, if any, to the General Partners in proportion to their General Partner Percentages. For the avoidance of doubt, if any Net Income for the Fiscal Year becomes allocable under this clause as a result of the final sentence of Section 8.1A(vi), such Net Income shall be allocated based upon General Partner Percentages as in effect for the month in which the allocation is made under this clause, rather than General Partner Percentages for the month during which such Net Income was reserved.

B. In any year in which there is a Net Loss and the Partnership is not dissolved and liquidated in accordance with Section 8.2B hereof, a percentage (equal to the percentage described in Section 8.1A(iv)(b) hereof) of such Net Loss, on the books of the Partnership, shall be allocated to each of the Subordinated Limited Partners, as applicable, and the balance shall be allocated to the General Partners in proportion to their respective General Partner Percentages. Any such Net Loss allocated to the Subordinated Limited Partners shall only be applied against and reduce their respective Capital Contributions. The total amount of all such Net Loss to be allocated to the Subordinated Limited Partners may never exceed the total amount of the Capital Contributions of the Subordinated Limited Partners as shown on the books of the Partnership. In the event the Capital Contribution of a Subordinated Limited Partner has been reduced by the operation of this Section 8.1B (the “Subordinated Limited Partner Reduced Amount”), then each Subordinated Limited Partner shall have the right to make additional cash Capital Contributions to the Partnership from any cash to be distributed to such Subordinated Limited Partner pursuant to Section 8.2A(i)(d) up to the Subordinated Limited Partner Reduced Amount.

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C. Notwithstanding the foregoing, where losses are caused by the willful neglect or default, the gross negligent conduct, or the intentional negligent conduct of any Partner (in such capacity or otherwise), those losses shall be borne solely and made good by the Partner so causing the loss. This Section 8.1C is for the benefit of the Partners and no other Person shall have any rights hereunder.

D. Allocations of Net Income and Net Loss pursuant to this Section 8.1 are solely for purposes of determining amounts distributable to the Partners pursuant to Section 8.2A and Section 8.2B(i) and the Capital Contributions, the General Partner’s Adjusted Capital Contributions and General Partner Percentages. For the avoidance of doubt, when making such allocations in respect of a given Fiscal Year or portion thereof, (a) percentages of participation in Net Income shall be determined annually at the beginning of each Fiscal Year and the formulae set forth in such Sections shall be adjusted during the applicable period for increases and decreases of Capital Contributions (including for this purpose Notional Capital Contributions) that occur during such period as determined by the Managing Partner, (b) Capital Contributions and Total Notional Capital Contributions used in calculating such allocations shall exclude any undistributed Net Income, other than Net Income previously retained by the Partnership under Section 8.2A(i)(e)(2), (c) any monthly Net Income allocation may be adjusted to the extent that the Partnership incurs a Net Loss in any Fiscal Month during the Fiscal Year, and (d) any Net Loss for the Fiscal Year is allocated in accordance with Section 8.1B. Allocations of the Partnership’s income, gain, loss and deduction for the purposes of maintaining the Partners’ Capital Accounts and for income tax purposes shall be made in accordance with Section 8.6 (and, if applicable, Sections 9.3C and 9.4). Notwithstanding the foregoing, if the Recapitalization Date is not the first day of a Fiscal Year, this Section and any other provisions of this Agreement that the Managing Partner determines to be appropriate shall be interpreted and applied as if the day immediately preceding the Recapitalization Date were the final day of the then-current Fiscal Year and the Recapitalization Date were the first day of a new Fiscal Year.

8.2 Distributions.

A. Current Distributions.

(i) Net Income shall be distributed in the following order and priority:

(a) Class A Limited Partners. For each Fiscal Year, the Partnership shall distribute to each Class A Limited Partner, from time to time, but in no event later than 180 days after the end of such Fiscal Year, a total amount of cash equal to the amount of Net Income allocated to the Class A Limited Partner for such Fiscal Year.

(b) Profits Interest Holders (with respect to pre-Recapitalization Date Net Income). For each Fiscal Year beginning before the Recapitalization Date, the Partnership shall distribute to each Profits Interest Holder, from time to time, but in no event later than 180 days after the end of such Fiscal Year, a total amount of cash equal to the amount of aggregate Net Income allocated to such Profits Interest Holder for such Fiscal Year pursuant to Section 8.1A(ii).

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(c) Service Partners (and former Service Partners). For each Fiscal Year, the Partnership shall distribute to each Service Partner (and former Service Partner, as applicable), from time to time, but in no event later than 180 days after the end of such Fiscal Year, a total amount of cash equal to the amount, if any, of aggregate Net Income allocated to the Service Partner (or former Service Partner, as applicable) for such Fiscal Year.

(d) Class B Limited Partners, Profits Interest Holders and Subordinated Limited Partners. For each Fiscal Year, the Partnership shall distribute to each Class B Limited Partner, Profits Interest Holder, and Subordinated Limited Partner, from time to time, but in no event later than 180 days after the end of such Fiscal Year, a total amount of cash equal to the amount of aggregate Net Income allocated to such Class B Limited Partner, Profits Interest Holder, or Subordinated Limited Partner, as applicable, for such Fiscal Year; provided, that any distribution otherwise payable to a Profits Interest Holder under this Section 8.2A(i)(d) shall be without duplication of, and reduced by, any distribution made to such holder under Section 8.2A(i)(c) for such Fiscal Year.

(e) General Partners.

1. For each Fiscal Year, the Partnership shall distribute to each General Partner, from time to time, but in no event later than 180 days after the end of such Fiscal Year, a total amount of cash equal to the amount of Net Income allocated to the General Partner for such Fiscal Year, net of the amount retained by the Partnership pursuant to Section 8.2A(i)(e)(2) below.

2. Net Income allocated to each General Partner in Section 8.1A(vii) above may be retained by the Partnership as capital (in which case, such retained amount shall be credited to the General Partner’s Adjusted Capital Contribution) in such amounts and at such times as determined by the Managing Partner in its sole discretion. Such amount shall not be withdrawn by the General Partner, except as otherwise provided in this Agreement.

(ii) The Partnership shall distribute to each Service Partner, from time to time, but in no event later than 180 days after the end of such Fiscal Year the total amount that such Service Partner is entitled to receive pursuant to the Service Partner Distribution Policy as in effect for the relevant fiscal period or portion thereof.

B. Distributions Upon Dissolution.

(i) Upon the dissolution of the Partnership as a result of the occurrence of any of the events set forth in Section 2.4 hereof, the Managing Partner shall proceed to liquidate the Partnership, and the proceeds of liquidation (the “Proceeds of Liquidation”) shall be applied and distributed in the following order of priority:

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(a) To the payment of debts and liabilities of the Partnership, including the expenses of liquidation, but expressly excluding (x) all Capital Contributions of all General Partners, Class A Limited Partners, Class B Limited Partners and Subordinated Limited Partners, the return of all of such Capital Contributions are provided for below and all of which is equity capital of the Partnership and (y) the payment of any accrued but unpaid amounts due under Section 3.3B;

(b) To the payment of any accrued but unpaid amounts due under Section 3.3B;

(c) To the payment of any accrued but unpaid amounts due under Section 8.2A hereof;

(d) To the repayment of the Capital Contributions of the Class A Limited Partners and the Class B Limited Partners;

(e) To the repayment of the Capital Contributions of the Subordinated Limited Partners;

(f) To the repayment of the General Partners’ Adjusted Capital Contributions; and

(g) Except as otherwise provided in Sections 8.4 or 8.5 hereof, the balance of the Proceeds of Liquidation, if any, shall be distributed to the General Partners in proportion to their respective General Partner Percentages.

(ii) Notwithstanding the foregoing, in the event the Managing Partner shall determine that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the Managing Partner, in order to avoid such loss, may, after having given Notice to all the Class A Limited Partners, Class B Limited Partners and Subordinated Limited Partners, either defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy the Partnership debts and obligations, or distribute the assets to the Partners in kind.

(iii) Net Income generated by transactions in connection with the dissolution and liquidation of the Partnership (for the avoidance of doubt, excluding transactions subject to Section 8.4 or Section 8.5) shall be allocated and distributed in accordance with Sections 8.1A and 8.2A hereof (excluding for these purposes Section 8.2A(ii) hereof), respectively.

8.3 Distribution of Frozen Appreciation Amount.

Notwithstanding the provisions of Section 8.2 hereof, in the event any tract of Real Estate of Edward D. Jones & Co., L.P. or EDJ Leasing Co., L.P. is sold, then there shall be distributed from the net proceeds of such sale (prior to making any distributions pursuant to the provisions of Section 8.2 hereof) to each General Partner an amount equal to such General Partner’s Frozen Appreciation Amount with respect to such tract of Real Estate. The balance of any proceeds resulting from any such sale shall then be distributed in accordance with Section 8.2 hereof or shall otherwise be used or retained by the Partnership as provided herein. As of December 31, 2024, the Frozen Appreciation Amount totaled $4,741,040.

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8.4 Sale of Assets to Third Party.

A. In the event the Partnership shall sell or otherwise dispose of, at one time, all, or substantially all, of its assets (a “Sale”) to any one Person or to any one Person and its Affiliates and the Partnership is thereafter liquidated within 180 days, then the provisions of Section 8.3 and this Section 8.4 shall be applicable with respect to the order of priority of distribution of the Proceeds of Liquidation.

B. For the purposes of this Section 8.4 the term “substantially all” shall be deemed to mean assets of the Partnership or of any of its significant subsidiaries representing 80% or more of the net book value of all of the Partnership’s assets (or such significant subsidiary’s assets) determined as of the end of the most recently completed Fiscal Year.

C. Prior to making any payments to the General Partners pursuant to Section 8.2B(i)(g) hereof (but after making all other payments required by Section 8.2B(i) and all payments required by Section 8.3 hereof) the Partnership shall distribute: (i) to the Class A Limited Partners and Class B Limited Partners, in the aggregate, a percentage of the Premium (as hereinafter defined) equal to the same percentage of the Net Income of the Partnership which the Class A Limited Partners and Class B Limited Partners, in the aggregate, shall receive (pursuant to Section 8.2A hereof) from the Partnership for the current Fiscal Year of the Partnership, with such percentage apportioned between Class A Limited Partners on the one hand and Class B Limited Partners on the other hand based upon each such class’s relative share of such Net Income; and (ii) to the Subordinated Limited Partners an amount equal to the product of the Premium remaining after the payment required by Section 8.4C(i) hereof times a fraction, the numerator of which is the total Capital Contributions of the Subordinated Limited Partners (on the date of the Sale) and the denominator of which is (X) the total Capital Contributions of the Subordinated Limited Partners (on the date of the Sale) plus (Y) the total of the General Partner’s Adjusted Capital Contributions (on the date of the Sale).

D. “Premium” means the Proceeds of Liquidation remaining after the payment of the items set forth in Sections 8.2B(i)(a), (b), (c), (d), (e) and (f) hereof.

E. Any amounts payable to the Class A Limited Partners, Class B Limited Partners and the Subordinated Limited Partners pursuant to this Section 8.4 shall be disbursed pro-rata to the Class A Limited Partners, Class B Limited Partners and the Subordinated Limited Partners based on their Capital Contributions on the date of the Sale.

F. Neither the Partnership nor the General Partners shall have any obligation to cause a Sale to occur.

8.5 Other Sales or Dispositions to Third Party.

In the event the Partnership or any of its significant subsidiaries, in a transaction (dealing with all or substantially all of the business of the Partnership or such significant subsidiary) not covered by Section 8.4 hereof (but similar in scope and nature to such a transaction), sells assets, merges or has a public offering, it is hereby stated that it is the intention of the General Partners that the Class A Limited Partners, Class B Limited Partners and the Subordinated Limited Partners shall

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share in any “profit” or “premium” recognized from such transaction. Because it is impossible at this time to foresee all possible factual situations that may occur with respect to a given transaction, it is equally impossible to determine a fair, just and equitable formula at this time to distribute a portion of such “profit” or “premium” to the Class A Limited Partners, Class B Limited Partners and the Subordinated Limited Partners. It is stated, however, at this time, as a matter of policy of the Partnership that it is the intention of the General Partners to allow the Class A Limited Partners, Class B Limited Partners and the Subordinated Limited Partners to share a portion of such “profit” or “premium” (assuming any “profit” or “premium” is also actually distributed to the General Partners) in a fair, just and equitable manner in such amount, if any, as determined in the sole and absolute discretion of the Managing Partner at the time of such transaction. In making such determination of such amount, if any, the Managing Partner shall not be bound by the formula set forth in Section 8.4 hereof. Neither the Partnership nor the General Partners shall have any obligation, however, to cause such transaction to occur and no Class A Limited Partner, Class B Limited Partner nor Subordinated Limited Partner shall have any right to bring any cause of action against the Partnership or its General Partners by reason of any statement made in this Section 8.5.

8.6 Allocations for Capital Account Purposes and Tax Purposes.

A. Allocations for Capital Account Purposes.

  (i) For each taxable year or other applicable period, after taking into account all contributions and distributions during such taxable year or other period, and after making the allocations set forth in Sections 8.6A(iii) through 8.6A(viii) and any allocations set forth in Section 9.3C and 9.4, Profits or Losses shall be allocated in a manner such that, after such allocations have been made, each Partner’s Capital Account is as nearly as possible equal to the difference of: (x) the amount that would be distributed to such Partner if (i) the Partnership sold all of its assets (other than cash and claims of the Partnership for contributions) for an amount of cash equal to their respective 704(b) Book Values (taking into account any adjustments thereto for such taxable year or other period), (ii) all unconditional obligations of the General Partners, Class A Limited Partners, Class B Limited Partners and Subordinated Limited Partners to contribute capital to the Partnership were collected in full, (iii) all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the 704(b) Book Value of the assets securing such liability), and (iv) the remaining cash of the Partnership was distributed to the applicable Partners in accordance with Sections 8.2B(i)c. through 8.2B(i)g. and Section 8.3 of this Agreement (as determined giving effect to Section 8.1B of this Agreement and, if and to the extent actually applicable in such taxable year or other period, Section 8.4, Section 8.5 and Article Six of this Agreement); minus (y) the sum of such Partner’s share of “partnership minimum gain” (within the meaning of Regulations Section 1.704-2(b)(2)), “partner nonrecourse debt minimum gain” (within the meaning of Regulations Section 1.704-2(i)(2)), and any other amounts that such Partner is treated as obligated to restore to the Partnership for purposes of Regulations Section 1.704-1(b)(2)(ii)(d). Notwithstanding any other provision of this Agreement, neither Losses nor items of loss or deduction shall be allocated to a Partner for any taxable year or other period if and to the extent such allocations would result in such Partner having an Adjusted Capital Account Deficit as of the end of such taxable year or other period.

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  (ii) For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Adjusted Capital Account Deficit” shall mean, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of any taxable year or other period, after (a) increasing such Capital Account by any amounts that such Partner is obligated to restore, or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and (b) decreasing such Capital Account by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(b) “Profits” or “Losses” shall mean, for each taxable year or other period, an amount equal to the Partnership’s taxable income or loss for such taxable year or other period, determined in accordance with IRC Section 703(a) (including all items of income, gain, loss or deduction required to be stated separately under IRC Section 703(a)(1)), with the following adjustments:

(1) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses will be added to taxable income or loss;

(2) Any expenditures of the Partnership described in IRC Section 705(a)(2)(B) or treated as IRC Section 705(a)(2)(B) expenditures under Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, will be subtracted from taxable income or loss;

(3) Gain or loss resulting from any disposition of a Partnership asset with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the 704(b) Book Value of the asset, notwithstanding that the adjusted tax basis of the asset differs from its 704(b) Book Value;

(4) If the 704(b) Book Value of any Partnership asset is adjusted pursuant to Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the adjustment will be taken into account as gain or loss from disposition of the asset for purposes of computing Profits or Losses;

(5) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to IRC Section 734(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner’s interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset for purposes of computing Profits or Losses;

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(6) In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account depreciation, amortization or other cost recovery deductions as computed in accordance with Regulations Section 1.704-1(b)(2)(iv)(g)(3) for the taxable year or other period; and

(7) Any items which are “specially allocated” pursuant to Sections 8.6A, 9.3 or 9.4 will not be taken into account in computing Profits or Losses, provided, that any items to be specially allocated will be determined by applying rules analogous to those set forth in the preceding subparagraphs (1) through (6).

(c) “704(b) Book Value” shall mean, with respect to any asset, the book value of such asset as determined for purposes of maintaining the Capital Accounts of the Partners in accordance with IRC Section 704(b) and the Regulations thereunder.

  (iii) If for any taxable year or other period there is a net decrease in “partnership minimum gain” (within the meaning of Regulations Section 1.704-2(b)(2)), then, except to the extent permitted by Regulations Section 1.704-2(f), items of income and gain for such taxable year or other period (and, if necessary, subsequent taxable years or other periods) shall be specially allocated to each Partner to the extent of such Partner’s share of such net decrease (calculated pursuant to Regulations Section 1.704-2(g)). This Section 8.6A(iii) is intended to satisfy the “minimum gain chargeback” requirement of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

  (iv) If for any taxable year or other period there is a net decrease in a “partner nonrecourse debt minimum gain” (within the meaning of Regulations Section 1.704-2(i)(2)), then, except to the extent permitted by Regulations Section 1.704-2(i)(4), items of income and gain for such taxable year or other period (and, if necessary, subsequent taxable years or other periods) shall be specially allocated to each Partner to the extent of such Partner’s share of such net decrease (calculated pursuant to Regulations Section 1.704-2(i)(5)). This Section 8.6A(iv) is intended to constitute a “partner nonrecourse debt minimum gain chargeback” as provided in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

  (v) In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any Adjusted Capital Account Deficit of such Partner created by such adjustments, allocations or distributions as quickly as possible, provided, that an allocation pursuant to this Section 8.6A(v) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations have been tentatively made as if this Section 8.6A(v) were not in this Agreement. This Section 8.6A(v) is intended to comply with the “qualified income offset” requirement set forth in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

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  (vi) “Nonrecourse Deductions” (within the meaning of Regulations Section 1.704-2(b)(1)) for each taxable year or other period shall be specially allocated to the Partners in accordance with their respective interests in Partnership profits, as determined by the Managing Partner. “Partner nonrecourse deductions” (within the meaning of Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2)) shall be specially allocated in the manner required in Regulations Section 1.704-2(i)(1).

  (vii) To the extent an adjustment to the adjusted tax basis of any Partnership asset under IRC Sections 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Regulations Section 1.704-1(b)(2)(iv)(m) as the result of a distribution to a Partner in complete liquidation of such Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

  (viii) If during any taxable year or other period, any Partner dies or a “liquidation of a partner’s interest” (as defined in IRC Section 761(d)) is completed in respect of any Partner, each such Partner shall be specially allocated gross items of income, gain, loss or deduction if and to the extent necessary to cause such Partner’s final Capital Account to equal the difference determined in respect of such Partner pursuant to Section 8.6A(i), provided, that an allocation pursuant to this Section 8.6A(viii) shall be made only if and to the extent that such Partner’s final Capital Account would not equal the difference determined in respect of such Partner pursuant to Section 8.6A(i) after all other allocations have been tentatively made as if Section 8.6A(v) and this Section 8.6A(viii) were not in this Agreement.

B. Allocations for Tax Purposes. All items of income, gain, loss and deduction shall be allocated for federal (and applicable state and local) income tax purposes in the same manner as the corresponding items of income, gain, loss and deduction are allocated for purposes of maintaining the Capital Accounts of the Partners; provided, however, that in respect of any asset for which there is a variation between the adjusted tax basis and the 704(b) Book Value of such asset, the Partnership shall account for such variation in accordance with IRC Section 704(c) and the principles thereof, using such method(s) as determined in the discretion of the Managing Partner. Allocations pursuant to this Section 8.6B are solely for federal (and applicable state and local) income tax purposes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or any Partner’s share of Profits, Losses, or any other items taken into account in computing the Partner’s Capital Account pursuant to any provision of this Agreement. For the avoidance of doubt, nothing in this Section 8.6B shall limit the discretion provided the Managing Partner in Section 9.4.

C. Compliance with IRC Section 704.

  (i) The provisions of this Section 8.6 are intended to comply with IRC Section 704 and the Regulations thereunder and shall be interpreted and applied in a manner consistent therewith.

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  (ii) Notwithstanding anything to the contrary in this Agreement, if the sum of the amounts that would be distributed to any Partner pursuant to clauses c. through g. of Section 8.2B(i), Section 8.3, Section 8.4 and Section 8.5 differs from the balance in such Partner’s Capital Account (as determined after giving effect to all contributions, distributions and allocations for all periods, other than distributions pursuant to clauses c. through g. of Section 8.2B(i), Section 8.3, Section 8.4 and Section 8.5), then the amount distributed to each such Partner shall be the balance of such Partner’s Capital Account (as so determined). This Section 8.6C(ii) is intended, and shall be interpreted, to comply with Regulations Section 1.704-1(b)(2)(ii)(b)(2).

8.7 Liability of General Partners.

Except as specified in Section 9.3C and Article Ten below, no General Partner shall be liable or accountable, directly or indirectly (including by way of indemnification, contribution, assessment or otherwise), for any debts, obligations or liabilities of, or chargeable to, the Partnership or each other, whether arising in tort, contract, or otherwise, which are created, incurred or assumed by the Partnership (or owing to creditors or Partners during liquidation of the Partnership) while the Partnership is a registered limited liability limited partnership.

ARTICLE NINE BOOKS, RECORDS AND REPORTS,

ACCOUNTING, TAX ELECTIONS, ETC.

9.1 Books, Records and Reports.

A. Proper and complete records and books of account shall be kept (or caused to be kept) by the Partnership in which shall be entered all transactions and other matters relative to the Partnership’s business. The Partnership’s books and records shall be prepared in accordance with GAAP, except as otherwise required pursuant to Section 8.6. The books and records shall at all times be maintained at the principal office of the Partnership and shall be open for examination and inspection by the Partners or by their duly authorized representatives during reasonable business hours. In particular, the following books and records shall be kept:

 (i)  a current list and a past list of the full name and last known mailing address of each Partner, specifying the General Partners, the Class A Limited Partners, the Class B Limited Partners, the Subordinated Limited Partners, the Service Partners and the Profits Interest Holders, in alphabetical order, including the date of admission or withdrawal of each Partner. To the extent provided by the Missouri Limited Partnership Act, these lists shall be provided to the Secretary of State of Missouri, without cost, upon the Secretary’s written request;

 (ii)  a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any Certificate has been executed;

 (iii)  copies of the Partnership’s federal, state and local income tax returns and reports, if any, for the three most recent Fiscal Years;

 (iv)  a copy of the Service Partner Distribution Policy; and

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 (v)  copies of any written agreements of the Partnership in effect and any financial statements of the Partnership for the three most recent years.

B. The Partnership shall have prepared at least annually, at the Partnership’s expense, financial statements (balance sheet, statement of income or loss, partners’ equity, and changes in financial position) prepared in accordance with GAAP, which shall fairly reflect the Partnership’s financial position at the date shown and its results of operations for the period indicated. Copies of such statements and reports shall be made available to the Partners annually. Such financial statements shall be audited by a registered public accounting firm appointed by an audit committee established by the Managing Partner or the Enterprise Leadership Team pursuant to Section 4.10 of this Agreement.

C. The Partnership shall have prepared at least annually, at the Partnership’s expense, a report containing Partnership information that the Partnership reasonably determines is necessary in the preparation of the Partners’ federal income tax returns. Copies of such report shall be distributed to each Partner within 90 calendar days after the end of the applicable taxable year or as soon as reasonably practicable thereafter.

9.2 Bank Accounts.

The bank accounts of the Partnership shall be maintained in such banking institutions as the Managing Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the Managing Partner may determine, unless other signatories are authorized pursuant to Section 4.1A hereto.

9.3 Depreciation and Tax Elections.

A. All elections required or permitted to be made by the Partnership under applicable tax law shall be made at the direction of the Managing Partner.

B. Notwithstanding anything to the contrary in this Section 9.3, the Managing Partner shall not be responsible for initiating any change in accounting (including tax accounting) methods from the methods initially chosen.

C. The Managing Partner is hereby designated as the “tax matters partner” under IRC Section 6231(a)(7) and, for any taxable year of the Partnership for which the Partnership is subject to the Revised Partnership Audit Procedures, the Managing Partner (or the Managing Partner’s designee) shall be the “partnership representative” within the meaning of such Revised Partnership Audit Procedures (collectively, the “Partnership Representative”). For the avoidance of doubt, the Partnership may have different Partnership Representatives with respect to different tax years and different tax regimes. Every Partner and former Partner agrees to cooperate with, and to take any actions requested by, the Partnership Representative in connection with the conduct of any and all tax examinations and proceedings of or related to the Partnership (which requested actions may include, without limitation, the filing of amended tax returns and the paying of any taxes due in connection therewith). All reasonable costs and expenses incurred by the Partnership Representative in such capacity shall be borne by the Partnership. If the Partnership directly or indirectly bears, incurs or pays for any tax (including, without limitation, any imputed underpayment, interest, penalties, or addition to

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tax) arising from or otherwise attributable to the status, classification, action, inaction or Partnership interest of a Partner or former Partner (including, without limitation, under or on account of the Revised Partnership Audit Procedures), the Partnership Representative shall be permitted and authorized to attribute such liability to such Partner or former Partner, and any such amount so attributed to a Partner or former Partner shall be considered a “tax payment loan amount” in respect of such Partner or former Partner. For so long as any tax payment loan amount or interest thereon remains unpaid by the Partner or former Partner, any amounts otherwise distributable by the Partnership to such Partner or former Partner pursuant to this Agreement shall be first applied to the payment of any unpaid interest on all tax payment loan amounts, and then to the repayment of the principal of any tax payment loan amounts, and any amounts so applied shall be treated for all purposes of this Agreement as having been distributed to such Partner or former Partner. In the event the Partnership Representative issues a “payment due notice” to any Partner or former Partner in respect of any tax payment loan amount, said Partner or former Partner shall be required to make a payment of such amount to the Partnership within thirty (30) days of the date of such payment due notice, and any amount remaining unpaid thereafter shall accrue interest at the rate provided in the promissory note for a term loan to fund the Capital Contribution of a Class A Limited Partner or Class B Limited Partner in effect at the time of such payment due notice. Notwithstanding the foregoing, if a tax payment loan amount arises with respect to a Partner, the Managing Partner may in its sole discretion elect (without duplication) to adjust allocations of Net Income or Net Loss or items thereof to such Partner so as to cause such Partner to bear the economic burden of such amount (and to the extent that such Partner economically bears such amount, the applicable tax payment loan amount shall be correspondingly treated as satisfied and no longer outstanding). The Managing Partner may adjust allocations pursuant to Section 8.6 to cause any corresponding item of income, gain, loss or deduction to be specially allocated in a manner that reflects the economic arrangement of this Section 9.3C. The provisions of this Section 9.3C shall survive the termination of the Partnership and, in respect of any Partner, any withdrawal of such Partner, and shall remain binding on each Partner for the period necessary to resolve any tax examination or proceeding involving or related to the Partnership. Notwithstanding anything to the contrary in this Agreement and, for the avoidance of doubt, no Partner shall have any right to be indemnified by the Partnership or any of its Affiliates for any obligations of such Partner relating to any tax payment loan amount of such Partner or any individual tax contest or proceeding.

9.4 PTET Regime.

If the Managing Partner determines pursuant to Section 4.6B that the Partnership or any subsidiary thereof should participate in a PTET Regime, the Partnership and the Partners shall undertake such actions and omissions as the Managing Partner determines are necessary or advisable to effect such participation and the desired apportionment of economic and tax benefits and burdens relating thereto. Without limiting the foregoing, if the Partnership makes or anticipates making any payment arising from or in connection with any PTET Regime, regardless of whether the Partnership affirmatively elected into such PTET Regime (a “PTET Payment”):

A. Such amount may be allocated to such Partners (or former Partners who were Partners during the period to which such PTET Payment relates) in such proportions as the Managing Partner determines to be appropriate. Any amount so allocated to a Partner shall

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be due and payable by such Partner or former Partner to the Partnership and contributed by such Partner to the Partnership within thirty (30) days of notice of such allocation; provided, however, that the Managing Partner may cause the Partnership to (a) withhold proceeds otherwise distributable to such Person based upon a reasonable expectation that such Person will be allocated a PTET Payment, and/or (b) recover such PTET payments from proceeds otherwise distributable to such Person (in which case, such amounts shall be treated as nevertheless having been distributed to such Person and repaid to the Partnership in satisfaction of the PTET Payment allocated to such Person). For the avoidance of doubt, no amount treated as a PTET Payment shall give rise to a tax payment loan under Section 9.3C, and no contribution made in respect of a PTET Payment will be treated as a Capital Contribution (except, to the extent required by applicable tax law, for purposes of maintaining Capital Accounts).

B. Except as otherwise determined by the Managing Partner, any tax credit arising from or corresponding to a PTET Payment shall be allocated to the Partners and former Partners in the same manner as such PTET Payment is allocated under Section 9.4A. Further, except as otherwise determined by the Managing Partner and notwithstanding Section 8.6A(i), items of Profit and Loss (and, subject to the limitations of Section 8.6B, taxable items corresponding thereto) arising from or attributable to any PTET Payment shall be allocated among the Partners and former Partners in the same manner as such PTET Payment is allocated pursuant to Section 9.4A above. If any allocation prescribed under this Section 9.4B is not permitted by applicable tax law, the Managing Partner shall adjust allocations hereunder and may adjust the application of Section 9.4A to cause the Partnership and its allocations to comport with such law in such manner as the Managing Partner determines to be appropriate.

C. Notwithstanding Sections 8.1 and 8.2, the Managing Partner may modify calculations, allocations, and distributions of Net Income and Net Loss (or items thereof) so as to cause such amounts to be tentatively calculated and allocated in the same manner that they would have been had the Partnership not incurred any PTET Payment or as it otherwise determines to be necessary or appropriate to give effect to the intent of the Partners, as reflected in Sections 9.4A and 9.4B.

ARTICLE TEN LIABILITY; INDEMNIFICATION

10.1 Liability of General Partners.

A. Except as otherwise provided in this Agreement, a General Partner shall only be liable to make the payment of the General Partner’s Capital Contribution required hereunder. Except as otherwise provided in this Agreement, no General Partner shall be liable for any obligations of the Partnership, any other Partner, or the Managing Partner, unless personally guaranteed by the General Partner pursuant to a separate document.

B. No distribution of Net Income or other cash to any General Partner shall be determined a return or withdrawal of a Capital Contribution unless so designated by the Managing Partner. No General Partner, except as otherwise provided in this Agreement or specifically provided in the Missouri Limited Partnership Act or the Missouri Partnership Act, shall be obligated to pay any distribution to or for the account of the Partnership or any creditor of the Partnership.

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10.2 Exculpation.

No General Partner or former General Partner (individually, and collectively, a “Covered Person”) shall be liable to the Partnership or any other Person for any losses, claims, damages, liabilities, costs, expenses (including reasonable legal and experts’ fees, costs and expenses), judgments, awards, fines, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, arbitral, administrative or investigative (each, a “Claim”) incurred by reason of any act or omission performed or omitted by such Covered Person on behalf of the Partnership or failure to act (even if such action, omission or failure to act constituted negligence on such Person’s part) on behalf of the Partnership; provided, however, that (and notwithstanding any other provision contained in this Agreement) this provision shall not limit the liability of a Covered Person (a) for fraud, (b) acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law or which were grossly negligent, (c) for any transaction in which such Covered Person derived improper personal benefit, or (d) for any liability in connection with a Suspension Event provided in Section 6.11 hereof. Any repeal or modification of this Section 10.2 shall not adversely affect any right or protection of a Covered Person existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

10.3 Indemnification by Partnership.

To the fullest extent permitted under applicable law, the Partnership shall indemnify, defend and hold each Covered Person harmless from and against any and all Claims brought against such party arising out of or in connection to acts or omissions performed in connection with the business of the Partnership, and shall indemnify and hold each such Covered Person harmless from and against all resulting awards, settlements, damages, liabilities, fines, costs and expenses (including reimbursement of reasonable attorneys’ and experts’ fees and court costs), to the extent that such Claim results from or is attributable to acts or omissions performed or omitted to be performed by such Covered Person unless such act was not: (a) in good faith on behalf of the Partnership, (b) in a manner reasonably believed by such indemnitee to be within the scope of the authority granted to such Covered Person by this Agreement, nor (c) in the best interests of the Partnership; provided, however, the Partnership shall have no indemnification obligation for Claims to the extent directly attributable to acts or omissions of such Covered Person that constitute (i) fraud, (ii) acts or omissions of a Covered Person not in subjective good faith or which involve intentional misconduct or a knowing violation of law or which were grossly negligent, (c) for any transaction in which such Covered Person derived improper personal benefit, or (d) for any liability in connection with a Suspension Event as provided in Section 6.11 hereof.

10.4 Indemnification by General Partners.

A. To the fullest extent permitted under applicable law, each individual General Partner, severally but not jointly and severally, shall indemnify, defend, and hold harmless the Partnership from and against any Claims brought by or on behalf of a third party arising against the Partnership or any Covered Person out of or in connection to the acts or omissions of such individual General Partner that constitute (i) fraud, (ii) acts or omissions

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not in subjective good faith or which involve intentional misconduct or a knowing violation of law or which were grossly negligent, (iii) for any transaction in which such General Partner derived improper personal benefit, or (iv) a Suspension Event.

B. For purposes of satisfying any indemnification and any saving harmless obligations under this Section 10.4, the Partnership has discretion to require the indemnifying party to sell any and all of its Partnership interests to fulfill such obligations.

10.5 Control of Defense.

The indemnified party shall notify the indemnifying party promptly and in writing of any Claim for which it is entitled to indemnification hereunder. Failure or delay in providing such Notice shall not relieve the indemnifying party of its indemnification obligations, except to the extent the indemnifying party demonstrates that the defense or settlement of the Claim has been prejudiced thereby. The Partnership shall have the absolute right to control the defense and settlement of any Claim (whether it is the indemnitee or indemnitor hereunder) in its sole discretion or may at any time tender control of the defense or settlement of such Claim to the indemnified party.

10.6 Effect of Future Amendments to Partnership Agreement.

In the event an amendment to this Agreement reduces or eliminates any Covered Person’s right to indemnification pursuant to Section 10.3, such amendment shall not be effective with respect to any Covered Person’s right to indemnification that accrued prior to the date of such amendment. For purposes of this Section, a right to indemnification shall accrue as of the date of the event underlying the Claim that gives rise to such right to indemnification.

10.7 Expenses; Certain Limitations.

A. Expenses (including reasonable legal fees and expenses) incurred by a Covered Person in defending any Claim shall timely be advanced by the Partnership prior to the final disposition of such Claim upon receipt by the Partnership of a written agreement by or on behalf of the Covered Person to repay such amount if it shall be finally determined that the Covered Person is not entitled to be indemnified as authorized in this Agreement.

B. Without limiting Section 10.7A, the Partnership shall not be obligated pursuant to this Agreement:

  (i) to indemnify or advance expenses to a Covered Person with respect to a Claim (or part thereof) initiated by such Covered Person, except with respect to a Claim brought to establish or enforce a right to indemnification (which shall be governed by the provisions of Section 10.3), unless such Claim (or part thereof) was authorized or consented to by the Managing Partner;

  (ii) to indemnify a Covered Person for any expenses incurred by such Covered Person with respect to any Claim instituted by the Covered Person to enforce or interpret this Agreement, unless the Covered Person is successful in establishing the Covered Person’s right to indemnification in such Claim, in whole or in part, or unless and to the extent that the court in such Claim shall determine that, despite the Covered Person’s failure to establish

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such Person’s right to indemnification, the Covered Person is entitled to indemnity for such expenses; provided, however, that nothing in this Section 10.7B(ii) is intended to limit the Partnership’s obligation with respect to the advancement of expenses to the Covered Person in connection with any such Claim instituted by the Covered Person to enforce or interpret this Agreement;

(iii) to indemnify a Covered Person in connection with Claims brought by the Partnership or any of its subsidiaries against a Covered Person, including without limitation Claims involving the enforcement of any non-compete and/or non-disclosure agreements or the provisions of employment, consulting or similar agreements such Covered Person may be a party to with the Partnership, or any subsidiary of the Partnership or any other applicable foreign or domestic corporation, partnership, joint venture, trust or other enterprise, if any;

(iv) to indemnify a Covered Person for amounts indemnified by the Partnership other than pursuant to this Agreement and amounts paid pursuant to policies of directors and officers’ liability or other insurance;

(v) to indemnify a Covered Person in respect to remuneration paid to the Covered Person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or

(vi) to indemnify a Covered Person if a final adjudication by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

10.8 Non-Exclusivity.

The indemnification and advancement of expenses provisions set forth in this Agreement shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Missouri Limited Partnership Act, the Missouri Partnership Act, the Certificate of Limited Partnership, this Agreement, any other agreement, a vote of General Partners, a policy of insurance or otherwise, and shall not limit in any way any right which the Partnership may have to make additional indemnification with respect to the same or different Persons or classes of Persons, as determined by the Managing Partner. The indemnification and advancement of expenses set forth in this Agreement shall continue as to a Person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such a Person.

10.9 Insurance.

The Partnership may purchase and maintain insurance to cover claims against the Covered Persons in such capacity, or arising out of their status as Covered Persons, whether or not the Partnership would have the power to indemnify them against such liability under this Article Ten.

10.10 Settlement.

The Partnership shall have no obligation to indemnify a Covered Person under this Agreement for amounts paid in settlement of any Claim without the Enterprise Leadership Team’s

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prior written consent, which shall not be unreasonably withheld, and such written consent shall be provided pursuant to Section 4.4B hereof as evidenced by a resolution of the Enterprise Leadership Team. The Partnership shall not settle any Claim in any manner that would impose any fine or other obligation on a Covered Person without such Covered Person’s prior written consent, which shall not be unreasonably withheld.

ARTICLE ELEVEN ARBITRATION AND CLASS WAIVER

THIS AGREEMENT CONTAINS THE FOLLOWING

BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED

BY THE PARTNERSHIP AND THE PARTNERS

11.1 Arbitration.

A. Except for Excluded Claims (as defined below), any controversy, claim or dispute between the Partnership, or any of its current, former, and future Affiliates (including EDJ), associates, and/or agents, and any Partner or former Partner or between Partners and/or former Partners (individually a “Party” and collectively the “Parties”), including, but not limited to, any controversy, claim or dispute arising out of or relating to any provision of this Agreement; or the breach, termination or validity thereof or any breach of an actual or implied contract of employment between the Partnership and a Party; or any claim of unjust or tortious discharge (including any claim of fraud, negligence, or intentional or negligent infliction of emotional distress); or any document or agreement or policy of the Partnership (including, but not limited to, Partnership benefit and retirement plans, Partnership office manuals, Partnership affirmative action plans and Partnership policies), equal opportunity employer plans and policies; or any claims or violations related to or arising out of a Partner’s employment, alleged employment or status as an associated person with the Partnership or any of its Affiliates, also including without limitation, the application, interpretation, performance or enforcement of any right, obligation or fiduciary duty under this Agreement or such other documents and agreements whether arising before or after the date of this Agreement (collectively, a “Dispute”) will be resolved as provided for in this Article Eleven, which shall be the sole and exclusive procedures for the resolution of any Dispute.

This Article Eleven shall be enforceable under and subject to the Federal Arbitration Act, 9 U.S.C. § 1, et seq. (“FAA”) and shall survive termination of the partnership relationship established by the Agreement. These procedures are for the settlement of Disputes only and are not to be used for disagreements concerning Partnership policy, organization or practice management. Nothing contained in this Section 11.1 is intended to expand any substantive rights any Party may have under other Sections of this Agreement, and any action of the Partnership taken by a General Partner Majority Vote or by a vote of the Enterprise Leadership Team or by the action of the Managing Partner, when taken in accordance with the terms of this Agreement, shall be final, binding and conclusive as so provided in this Agreement. The Parties intend that the foregoing provisions shall encompass any other statutory and common law rights, obligations or duties, whether or not specifically referred to herein, of a similar or dissimilar nature, which are or may be granted to any Party hereto, by the laws of any state or country in which any Party resides or engages in the business of the Partnership.

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B. The Parties mutually agree, in an effort to streamline potential litigation and reduce their costs, that any Dispute shall be resolved by arbitration without resort to litigation in court.

Arbitration proceedings shall be conducted before the American Arbitration Association (AAA) under its rules (either the Commercial Arbitration Rules or the Employment Arbitration Rules, as determined by the nature of the Dispute to be mutually agreed upon by the Parties or decided by the arbitrator), located on AAA’s website (www.adr.org). However, if there is a conflict between AAA rules and this Agreement, this Agreement shall govern. The arbitrator shall have the sole authority and competence to resolve any disputes about the formation, existence, enforceability, validity, or arbitrability of this arbitration agreement, except as set forth in Section 11.2 below. Judicial review will be governed by the FAA.

THE PARTIES HEREBY FOREVER WAIVE AND GIVE UP THE RIGHT TO HAVE A COURT OR A JURY DECIDE ANY DISPUTE.

Excluded from this arbitration agreement are the following (“Excluded Claims”): (i) claims by or against Edward D. Jones & Co., L.P. (the broker-dealer) that are both required and eligible to be arbitrated under the FINRA Code of Arbitration Procedure for Industry Disputes then in effect (FINRA’s rules may be located on FINRA’s website (www.finra.org)), provided, however, that if a Dispute includes any claim by or against a General Partner, the Dispute shall be subject to arbitration exclusively before AAA pursuant to this Article; (ii) for Partners or former Partners in California, claims for public injunctive relief under California law (i.e., claims that benefit citizens as a whole, not just the associate or a group of associates), provided, that a court of competent jurisdiction, not an arbitrator, will decide whether a claim is a claim for public injunctive relief; (iii) claims that may not be subject to a pre-dispute arbitration agreement under the Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act (unless the Partner or former Partner elects to pursue such claims in arbitration pursuant to this Article); (iv) claims for workers’ compensation or unemployment compensation benefits, but not retaliation claims arising out of or relating to claims for workers’ compensation or unemployment compensation benefits; (v) claims under the National Labor Relations Act, as amended within the exclusive jurisdiction of the National Labor Relations Board; (vi) applications or requests seeking temporary and/or preliminary injunctive relief in aid of arbitration or for the maintenance of the status quo pending arbitration, with the merits of any Dispute to be heard in arbitration; (vii) representative “non-individual” California Private Attorneys General Act, Labor Code § 2698 et seq. (“PAGA”) claims to the extent they cannot be waived under applicable law, brought by the Partner or former Partner for alleged California Labor Code violations that individuals other than the Partner or former Partner have suffered; and (viii) any claim that is expressly prohibited from arbitration under federal law.

Nothing in this Article shall prohibit a Partner or former Partner from filing a charge, complaint, or claim, or participating in an investigation, with a federal, state, or local administrative agency, including the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the U.S. Department of Labor, the Occupational Safety and

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Health Commission. Notwithstanding the foregoing, any charge, complaint or claim involving a Dispute that is not finally resolved by the administrative agency, and any appeal or proceeding that commences in an agency and later is appealed to or brought in state or federal court, shall be subject to arbitration and submitted to arbitration. If any Excluded Claim is combined with a Dispute, the Partner or former Partner and the Partnership agree to sever the Excluded Claim(s) from any case they bring and pursue the Excluded Claim(s) in a case separate from the Dispute, which will be arbitrated to the maximum extent permitted by the FAA. If the Dispute involves any claim by or against a General Partner, the Dispute shall be subject to arbitration before AAA pursuant to this Article.

(i) The Parties agree among themselves that the arbitration proceedings shall be conducted as follows, to the fullest extent permitted by applicable law:

(a) All proceedings conducted shall be deemed private and confidential and shall not be disclosed to the public by either the arbitrator or the Parties to the arbitration to the maximum extent permitted by law, except as may be necessary in connection with a judicial action to vacate or enforce an award, or unless otherwise required or protected by law or allowed by prior written consent of both parties. This provision shall not prevent either the Partner, former Partner, or Partnership from communicating with witnesses to the extent necessary to assist in arbitrating the proceeding, nor shall this provision prohibit the Partner, former Partner, or Partnership from: (a) engaging in protected concerted activity under the National Labor Relations Act; or (b) communicating with or providing testimony before the Securities and Exchange Commission, FINRA or any other governmental, law enforcement, or regulatory authority, in connection with any concern regarding suspected violations of law.

(b) The Parties acknowledge that the Partnership’s administrative offices and the books and records (including accounting data) of the Partnership are all located in the St. Louis, Missouri metropolitan area, and, accordingly, the Parties agree, if the Dispute relates to the Partner’s or former Partner’s partnership, to request that the arbitration proceedings and hearings shall be held in the St. Louis, Missouri metropolitan area (unless otherwise agreed by the Parties or decided by the arbitrator). If the Dispute relates to a Partner’s or former Partner’s employment, then the arbitration shall be held in the county of the Partner’s or former Partner’s current or last principal place of employment. If the Dispute relates to both partnership and employment of a Partner or former Partner, the Arbitrator shall decide the location of the proceedings and hearings.

(c) The arbitrator will be selected as follows: AAA will give each Party a list of nine (9) arbitrators (the arbitrator must be an attorney experienced in commercial or employment law, depending on the nature of the case, and licensed to practice law in the state in which the arbitration is held, or a retired federal judge from any jurisdiction) drawn from its panel of arbitrators. Each Party will have ten (10) calendar days to strike all names on the list it deems unacceptable. If only one common name remains on the lists of all Parties, that individual will be designated as the arbitrator. If more than one common name remains on the lists of all Parties, the Parties will strike names alternately from the list of common names by telephone

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conference administered by AAA, with the Party to strike first to be determined by a coin toss conducted by AAA, until only one remains. If no common name remains on the lists of all Parties, AAA will furnish an additional list of nine (9) arbitrators from which the Parties will strike alternately by telephone conference administered by AAA, with the Party to strike first to be determined by a coin toss conducted by AAA, until only one name remains. That person will be designated as the arbitrator. If the individual selected cannot serve, AAA will issue another list of nine (9) arbitrators and repeat the alternate striking selection process. If AAA will not administer the arbitration, either Party may apply to a court of competent jurisdiction with authority over the location where the arbitration will be conducted to appoint a neutral arbitrator.

(d) Either Party may file motions permitted by the Federal Rules of Civil Procedure, including without limitation a motion to dismiss and/or a motion for summary judgment. The arbitrator shall promptly resolve any such motion.

(e) The award for any Dispute may include the full remedies available to either Party if the Dispute had been filed in a court of competent jurisdiction, except that the arbitrator shall have no authority to make awards beyond that remedy or relief. The arbitrator may award reasonable attorneys’ fees and expenses only if permitted by the applicable statute, law, or contract. In the absence of such an express requirement, the arbitrator shall not have the authority to award attorneys’ fees and expenses to either the Partner, former Partner, or Partnership. The arbitrator shall not have authority to consider any claim that has not been administratively exhausted as required by statute, that is barred by an applicable statute of limitations, or that is otherwise raised in an untimely fashion as provided by applicable law. Any award shall be final and binding on all Parties and may be entered as a judgment, under seal, and enforced in the appropriate jurisdiction.

(f) The arbitrator will issue a final and binding award by written opinion within thirty (30) days from the date the arbitration hearing concludes or the post hearing briefs (if requested) are received, whichever is later. The award shall be subject to review on the grounds set forth in the FAA. The opinion will be in writing and include the factual and legal basis for the award. Judgment on the award issued by the arbitrator may be entered in any court of competent jurisdiction.

(g) The arbitrator shall follow and apply the substantive law, and be subject to the same rules of evidence and burdens of proof, that would have governed the Dispute had it been heard in court. The arbitrator shall not enlarge, add to, subtract from, disregard, or otherwise alter the Parties’ rights under the appliable law. In reaching a decision, the arbitrator shall be bound by the law and shall have no power to vary from said law.

(ii) The cost of the arbitrator and other incidental costs of arbitration that would not be incurred in litigation in court shall be borne by the Partnership. The Parties otherwise shall each bear their own costs and attorneys’ fees in any arbitration proceeding, provided, however, that the arbitrator shall have the authority to require either Party to pay the costs and attorneys’ fees of the other Party to the extent permitted under applicable federal or state law, contract between the Parties, or other applicable rules, as part of any remedy that may be ordered.

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11.2 Individual Arbitration, Waiver of Class and Collective Claims, and Representative Actions.

A. To the maximum extent permitted by law, Disputes must be brought in arbitration in an individual capacity only for injuries or violations directly experienced or suffered by the Party bringing the claim, and must be adjudicated on an individual basis. The arbitrator is prohibited from: (i) consolidating or joining the claims of multiple claimants into one proceeding; (ii) fashioning a proceeding as a class, collective, joint, hybrid or group action involving claims of or legal violations suffered by multiple claimants; or (iii) awarding relief to, on behalf of, or based on the claims of or legal violations suffered by multiple claimants or individuals on a class, collective, or non-individual basis (subparts (i) through (iii) are referred to collectively as “Class Action”). The Parties waive any right to begin, become a party to, participate in, or otherwise proceed in a Class Action as to any Dispute, whether in arbitration, in court, or in any other forum. Each Party agrees that any dispute with any other Party will be resolved pursuant to the arbitration procedures set forth in this Article Eleven.

B. Moreover, the Parties intend for this requirement of individual arbitration to extend to the fullest extent possible to claims brought pursuant to PAGA and any similar state statute. To the maximum extent permitted by law, if a claim is pursued under PAGA or similar statute, it must be pursued individually in arbitration. The arbitrator may not allow a non-individual PAGA claim (i.e., any PAGA claim by a Party to the arbitration for penalties associated with violations and/or injuries that the associate did not directly experience themselves) or similar claim.

C. Notwithstanding any other provision of this Article Eleven, each Party agrees that any dispute concerning the scope or enforceability of this Section 11.2 shall be decided by a court of competent jurisdiction and not the arbitrator. If a court determines any portion of this Section 11.2 is unenforceable, invalid, unconscionable, void or voidable, and, if applicable, such ruling is upheld on appeal, the portion ruled unenforceable shall be modified or severed to the narrowest extent possible, but under no circumstances will the arbitrator be permitted to hear a PAGA or similar claim or Class Action claim on a non-individual basis. In such case, the PAGA action must be litigated in a civil court of competent jurisdiction but the portion of this Section 11.2 that is enforceable shall be enforced in arbitration.

11.3 Statute of Limitations.

The commencement of arbitration hereunder must occur within the statute of limitations applicable to the claims asserted in the Dispute.

11.4 Other Agreements.

Notwithstanding anything to the contrary contained in any other document or agreement requiring dispute resolution, including, but not limited to, Form U-4, signed by any Party, the Parties agree that if the matter in controversy is, in whole or in part, a Dispute, then the

57

provisions of this Article Eleven shall control such arbitration. This Article shall survive the termination of a Partner or former Partner’s employment, alleged employment or partnership with the Partnership or any of its Affiliates. Notwithstanding the foregoing, in the event this Article is found to be void, voidable, or otherwise unenforceable in full, or a Dispute is found not to be subject to this Article, any prior agreement between a Partner or former Partner and the Partnership regarding the subject matter of dispute resolution shall remain in full force and effect.

11.5 Severability.

If any part or provision of this Article is found to be void, voidable, or otherwise unenforceable, that part or provision shall be severed and such a finding will not affect the validity of the remainder of this Article, and all other parts and provisions will remain in full force and effect. If a court of competent jurisdiction determines that a particular provision set forth herein is invalid, unenforceable, or void under the applicable law in a particular jurisdiction, such provision will not be enforced in that jurisdiction but shall remain effective in all other jurisdictions.

ARTICLE TWELVE GENERAL PROVISIONS

12.1 Appointment of Attorneys-in-Fact.

A. Each Partner, by the execution hereof, hereby irrevocably constitutes and appoints the Managing Partner as such Partner’s true and lawful attorney-in-fact, with full power and authority in such Partner’s name, place and stead, to execute or acknowledge (on behalf of such Partner and/or the Partnership) under oath, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement including:

(i) All certificates and other instruments (including this Agreement or any certificate of limited partnership or certificate of limited liability partnership and any amendment thereof) which the Managing Partner deems appropriate to qualify or continue the Partnership as a registered limited liability limited partnership under the Missouri Limited Partnership Act and the Missouri Partnership Act (or a partnership in which the Partners will have limited liability comparable to that provided by the Missouri Limited Partnership Act and the Missouri Partnership Act) or under the laws of any other jurisdiction in which the Partnership may conduct business;

(ii) All amendments to this Agreement (subject to Section 12.12 hereof) or any certificate of limited partnership or any certificate of limited liability partnership which are required to be filed or which the Managing Partner deems to be advisable to file;

(iii) All instruments which the Managing Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement;

(iv) Subject to Section 2.4 of this Agreement, all conveyances and other instruments which the Managing Partner deems appropriate to reflect the dissolution and termination of the Partnership; and

(v) All other instruments, documents or contracts (including, without limiting the foregoing, any deed, lease, mortgage, note, bill of sale, contract, trust agreement,

58

guarantee, partnership agreement, indenture, underwriting agreement or any instrument or documentation which may be required to be filed (or which the Managing Partner deems advisable to file) by the Partnership under the laws of any state or by any governmental agency) requisite to carrying out the intent and purpose of this Agreement and the business of the Partnership and its Affiliates.

B. The appointment of the Managing Partner by each Partner as the true and lawful attorney-in-fact of such Partner, as the case may be, shall be deemed to be a power coupled with an interest in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the Managing Partner to act as contemplated by this Agreement in any filing and other action by the Managing Partner on behalf of the Partnership. The foregoing power of attorney shall survive the death, disability or incompetency of a Partner or the assignment by any Partner of the whole or any part of such Partner’s interest hereunder.

12.2 Word Meanings.

The words such as “herein”, “hereinafter”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

12.3 Binding Provisions.

The covenants and agreements contained herein shall be binding upon, and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

12.4 Applicable Law.

This Agreement shall be construed and enforced in accordance with the laws of the State of Missouri.

12.5 Counterparts.

This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart, except that no counterpart shall be binding unless signed by the Managing Partner.

12.6 Entire Agreement.

This Agreement contains the entire agreement between the parties and supersedes all prior writings or representations.

12.7 Separability of Provisions.

Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereby are determined to be invalid or unenforceable such validity or unenforceability shall not impair the operation of or affect any other portion of this Agreement and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

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12.8 Representations.

Each Person who becomes a Class A Limited Partner, Class B Limited Partner or a Subordinated Limited Partner hereunder does hereby represent and warrant by the signing of a counterpart of this Agreement or an amendment to this Agreement that the Partnership interest acquired by such Partner was acquired for such Partner’s own account, for investment only, not for the interest of any other Person and not for resale to other Persons or for further distribution. The Managing Partner has not made and hereby makes no warranties or representations other than those specifically set forth in this Agreement.

12.9 Section Titles.

Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

12.10 Partition.

The Partners agree that the Partnership’s assets are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all right such Partner may have to maintain any action for partition of any of the Partnership’s assets.

12.11 No Third-Party Beneficiaries.

This Agreement is made solely and specifically for the benefit of the Partners and their respective successors and permitted assigns, and no other Person whatsoever shall have any rights, interests or claims hereunder or be entitled to any benefits hereunder or on account of this Agreement as a third-party beneficiary or otherwise.

12.12 Amendments.

In addition to the amendments otherwise authorized herein, this Agreement may be amended, from time to time, without the consent or approval of (and without prior notice to) any Partner, either (i) by the Managing Partner upon the affirmative vote of a majority of the Enterprise Leadership Team, or (ii) by a General Partner Majority Vote. In particular, but without limiting the foregoing, the interests of the Partners in the Net Income or the Proceeds of Liquidation of the Partnership or in any other allocation or distribution to be received by them from the Partnership pursuant to Article Eight hereof or otherwise may be reduced or increased or otherwise modified or amended in accordance with this Section 12.12 without the consent or approval of (and without prior notice to) any Partner.

12.13 Revocable Trusts.

Notwithstanding anything to the contrary herein contained, it is recognized that certain of the Partners, other than Service Partners (in such capacity), are not individuals but are revocable trusts (“Trusts”), the grantors of which (“Grantors”), except for the transfer of their partnership interests to (or the designation of) such Trusts created by them, would be the Partners.

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Thus, when used herein the phrases “General Partner”, “Class A Limited Partner”, “Class B Limited Partner”, “Subordinated Limited Partner”, “Profits Interest Holder” or “Partner” shall be deemed, when the context hereof so requires (such as, without limiting the generality of the foregoing, death, disability or withdrawal of a Partner, grossly negligent conduct of a General Partner, a General Partner receiving a guaranteed payment for services rendered, General Partner required submission of tax returns) to be a reference to the Grantor of such Trust. In addition, to the extent that any General Partner has obligations or liabilities imposed upon such General Partner pursuant to this Agreement, then, if such General Partner is a Trust, such General Partner, by such General Partner’s signature hereto (and the Grantor of such Trust by such Grantor’s signature hereto), hereby agrees that said obligations and liabilities are also obligations and liabilities of such Grantor. For the avoidance of doubt, no Trust may hold a Service Partner Interest.

12.14 Cooperation.

As a condition to accepting and holding an interest in the Partnership, each Partner agrees to cooperate with the Partnership and its Affiliates in connection with any actual or potential arbitration, legal proceeding, audit or investigation (including any tax audit) relating to the Partnership, its Affiliates or any of their clients the subject of which such Partner has knowledge as a result of its affiliation with the Partnership and its Affiliates. Such cooperation includes meeting with attorneys of the Partnership and its Affiliates, attending depositions, arbitrations and court proceedings, and providing truthful testimony.

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IN WITNESS WHEREOF, the undersigned has executed this Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership effective as of the day and year first written above.

ARTICLE ELEVEN OF THIS AGREEMENT CONTAINS A BINDING

ARBITRATION PROVISION WHICH MAY BE ENFORCED

BY THE PARTNERSHIP AND THE PARTNERS

GENERAL PARTNER:

/s/ Penny Pennington
Penny Pennington
Managing Partner
The Jones Financial Companies, L.L.L.P.

GENERAL PARTNERS AS SHOWN IN
THE BOOKS AND RECORDS OF THE
PARTNERSHIP*

CLASS A LIMITED PARTNERS AS SHOWN IN THE
BOOKS AND RECORDS OF THE PARTNERSHIP*

SUBORDINATED LIMITED PARTNERS
AS SHOWN IN THE BOOKS AND RECORDS OF THE PARTNERSHIP*

PROFITS INTEREST HOLDERS
AS SHOWN IN THE BOOKS AND RECORDS OF THE PARTNERSHIP*

SERVICE PARTNERS
AS SHOWN IN THE BOOKS AND RECORDS OF THE PARTNERSHIP*

*By: /s/ Penny Pennington
Penny Pennington
Attorney-In-Fact

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APPENDIX B

ANNUAL REPORT ON FORM 10-K FOR

THE YEAR ENDED DECEMBER 31, 2025

See attached.

ANNUAL REPORT ON FORM 10-K FOR

THE YEAR ENDED DECEMBER 31, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2025

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from       to

Commission file number 0-16633

THE JONES FINANCIAL COMPANIES, L.L.L.P.

(Exact name of registrant as specified in its charter)

MISSOURI	43-1450818
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12555 Manchester Road

Des Peres, Missouri 63131

(Address of principal executive office)

(Zip Code)

(314) 515-2000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

(Title of Class)

Class A Limited Partner Interests

Limited Partnership Profits Interests

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. YES ☐ NO ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. YES ☐ NO ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES ☒ NO ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). YES ☒ NO ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☒

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive oﬃcers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

As of February 27, 2026 (most recent month end), 1,729,244 units of Class A limited partner interests were outstanding, each representing $1,000 of Class A limited partner capital, and $720,023,500 of notional capital in limited partnership Profits Interests were outstanding. There is no public or private market for the Class A limited partner interests or the limited partnership Profits Interests.

DOCUMENTS INCORPORATED BY REFERENCE

None

THE JONES FINANCIAL COMPANIES, L.L.L.P.

PART I

ITEM 1. BUSINESS

The Jones Financial Companies, L.L.L.P. (“JFC”) is a registered limited liability limited partnership organized under the Missouri Revised Uniform Limited Partnership Act. Unless expressly stated, or the context otherwise requires, the terms “Registrant”, “Partnership” and “Firm” refer to JFC and all of its consolidated subsidiaries. The Partnership’s principal operating subsidiary, Edward D. Jones & Co., L.P. (“Edward Jones”), was organized in February 1941 and reorganized as a limited partnership in May 1969. JFC was organized in June 1987 and, along with Edward Jones, was reorganized in August 1987. As of December 31, 2025, JFC was composed of 33,160 individual partners, many of whom hold more than one type of partner interest. Of those individuals, as of December 31, 2025, 516 were general partners, 33,079 were Class A limited partners, 757 were subordinated limited partners and 2,664 were Profits Interests holders.

None of the Partnership’s securities is listed on a securities exchange and therefore some governance requirements that generally apply to listed companies that file periodic reports with the Securities and Exchange Commission (“SEC”) do not apply to it. Under the terms of the Partnership’s Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership, dated November 5, 2025, (the “Partnership Agreement”), the Partnership’s Managing Partner (as defined in the Partnership Agreement) has primary responsibility for administering the Partnership’s business, determining its policies, and controlling the management and conduct of the Partnership’s business. See Part III, Item 10 – Directors, Executive Officers and Corporate Governance for a detailed description of the governance structure of the Partnership.

The Partnership’s purpose is to partner for positive impact to improve the lives of its clients and colleagues and together, better its communities and society. The Partnership’s strategic ambition is to help tens of millions of investors achieve financial fulfillment through personalized, comprehensive planning and trusted advice. To do this, the Partnership aspires to:

•	Continue investing in technology to scale our ability to provide financial planning to our clients

•	Anticipate clients’ needs with the right offering at the right time, now and for generations to come

•	Attract and serve new client segments

•	Be the best firm to start, grow, optimize and pass on a practice

•	Be a knowledge-powered advice firm by delivering leading data-powered insights to better serve clients

Organizational Structure.

See Exhibit 21.1 for a listing of the Partnership’s subsidiaries and affiliates.

The Partnership is a leading financial services firm and operates in two geographic segments, the United States (“U.S.”) and Canada. Edward Jones is a registered broker-dealer and investment adviser in the U.S., and Edward Jones (an Ontario limited partnership) (“EJ Canada”) is a registered investment dealer in Canada. The Partnership conducts business throughout North America through its U.S. and Canada business units with its clients, various brokers, dealers, clearing organizations, depositories and banks. Through these retail brokerage entities, the Partnership primarily serves individual investors in the U.S. and Canada and primarily derives revenues from fees for providing investment advisory and other account services to its clients, fees for assets held by clients and commissions for the distribution of mutual fund shares and insurance products and the purchase or sale of securities.

For financial information related to segments for the years ended December 31, 2025, 2024, and 2023, see Part II, Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 8 – Financial Statements and Supplementary Data – Note 15 to the Consolidated Financial Statements.

PART I

Item 1. Business, continued

Business Operations

The Partnership serves clients through its extensive network of branch teams across the U.S. and Canada. The Partnership’s branch office model is designed to serve clients through deep, personal relationships and comprehensive advice and planning with financial advisors and client support team professionals (“CSTPs”) located in the communities where clients live and work. Financial advisors and CSTPs provide tailored solutions and services to clients while leveraging the resources of the Partnership’s home office. The Partnership offers a variety of different solutions to clients, including investment advisory programs, brokerage and retirement accounts, cash and lending solutions and financial planning offerings.

The Partnership operated 14,916 branch offices as of December 31, 2025: 14,340 branch offices in the U.S. and 576 branch offices in Canada. Branch offices are primarily staffed by a single financial advisor and a CSTP, with a growing number of branches staffed by multiple financial advisors with the option of shared support or financial advisor teaming. The Partnership offers additional practice models, including multi-financial advisor offices and financial advisor teaming, and roles such as Associate Financial Advisor and Registered Branch Associate that provide additional options for how clients work with their financial advisor and how branch teams work together. These models and roles allow branch teams to build additional capacity to focus on delivering value to clients and provide more flexibility, autonomy and choice in how the branches serve clients.

Branch teams utilize an electronic branch office communication system for entry of security orders, quotations, communication between offices, research of various client account information, and cash and security receipts functions. Home office personnel, including those in the Operations and Compliance divisions, monitor day-to-day operations to assess compliance with applicable laws, rules and regulations. Supporting services related to client onboarding, asset movement, trading, custody and client reporting are provided by the Partnership’s Operations division. The Operations division also facilitates activities related to client securities and the processing of transactions with other broker-dealers, exchanges and clearing organizations. Operations is also responsible for receipt, identification and delivery of funds and securities, internal financial controls and client accounting functions.

The Partnership clears and settles virtually all of its equity, municipal bond, corporate bond, mutual fund and annuity transactions for its U.S. broker-dealer through National Securities Clearing Corporation (“NSCC”), Fixed Income Clearing Corporation (“FICC”) and The Depository Trust Company (“DTC”), which are all subsidiaries of the Depository Trust and Clearing Corporation. In conjunction with clearing and settling transactions with NSCC, the Partnership holds client securities on deposit with DTC in lieu of maintaining physical custody of the certificates. The Partnership uses a major bank for custody and settlement of U.S. treasury securities and the issuance of certain investments associated with the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation. The Partnership also uses a major bank for custody and settlement of foreign securities transactions.

EJ Canada is a member of the Canadian Depository of Securities (“CDS”) and Fundserv for clearing and settlement of transactions. CDS manages the clearing and settlement of trades in both domestic and cross-border depository-eligible securities through the automated CDSX clearing and settlement system. Client securities on deposit are also held with CDS and National Bank Financial Inc., through its National Bank Independent Network division. EJ Canada has an agreement with Computershare Trust Company of Canada to act as trustee for clients’ registered retirement accounts, including holding cash balances within retirement accounts. EJ Canada is the custodian for client securities and is responsible for all related securities and cash processing, such as trades, dividends, corporate actions, client cash receipts and disbursements, client tax reporting for certain holdings and statements.

Broadridge Financial Solutions, Inc. (“Broadridge”), along with its U.S. business, Securities Processing Solutions, U.S., and its international business, Securities Processing Solutions, International, provide automated data processing services for client account activity and related records for the Partnership in the U.S. and Canada, respectively. The Partnership also utilizes certain products and services of The Bank of New York Mellon Corporation (“BNY Mellon”) for mutual fund investments held by the Partnership’s clients and for certain trading activities. The Partnership has arrangements with other brokers to execute certain equity and fixed income orders. For orders in Canada, the Partnership transacts directly on the exchanges and other market centers in an agency capacity.

PART I

Item 1. Business, continued

The Partnership’s Digital and Data division supports the significant investment in technology infrastructure and digital initiatives to provide new tools for branch teams to better serve clients, enhance the operational support the home office provides to the branch teams and create operational efficiencies that reduce manual processes. Branch teams leverage new tools for deeper discovery conversations with clients and more comprehensive advice and planning.

The Partnership’s Human Capital division supports home office and branch teams by attracting, hiring and onboarding high-quality talent and developing organizational effectiveness and leadership capabilities. This includes supporting the associate experience by offering competitive pay and benefits, providing targeted training for associate development, creating policies that support the Partnership’s culture and acumen building of financial advisors by empowering them to achieve additional professional designations.

The Wealth Management and Field Management division further aids in the development of field leadership and supports branch team performance and optimization by providing insights, tools, guidance, structure and accountability through a practice management and market management structure. They also support branch teams by focusing on helping clients achieve their financial goals through planning, advice, products and services and aim to understand the needs of clients and investors, provide perspective and recommendations that align with the Firm’s investment philosophy and offer a broad range of quality products, solutions and tools that enable branch teams to successfully deliver tailored advice to meet client needs.

Revenues by Source

The following table sets forth the sources of the Partnership’s revenues for the past three years. Due to the interdependence of the activities and departments of the Partnership’s business and the inherently subjective assumptions required to allocate overhead, it is impractical to identify and specify expenses applicable to each aspect of the Partnership’s operations. Further information on revenue related to the Partnership’s segments is provided in Part II, Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 8 – Financial Statements and Supplementary Data – Note 15 to the Consolidated Financial Statements.

($ millions)	2025		2024		2023
Fee revenue
Asset-based fees	$14,138	79%	$12,408	76%	$10,518	75%
Account and activity fees	747	4%	755	5%	746	5%

Total fee revenue	14,885	83%	13,163	81%	11,264	80%
Trade revenue	1,832	10%	1,760	11%	1,482	11%
Interest and dividends	1,062	6%	1,204	7%	1,167	8%
Other revenue, net	118	1%	130	1%	167	1%

Total revenue	$17,897	100%	$16,257	100%	$14,080	100%

Asset-based Fees

Asset-based fee revenue is derived from fees determined by the underlying value of client assets and includes advisory programs fees, service fees, and other asset-based fees.

Advisory Programs Fees. The Partnership earns advisory programs fees from investment advisory services offered in the U.S. primarily through the Edward Jones Advisory Solutions® program (“Advisory Solutions”), the Edward Jones Guided Solutions® program (“Guided Solutions”) and the Edward Jones Financial Advisor Managed Solutions ® program (“FA Managed Solutions”) and in Canada through the MyCompass by Edward JonesTM (“MyCompass”) and the Edward Jones Guided Portfolios® program (“Guided Portfolios”). Advisory Solutions and Guided Solutions are both investment advisory programs created under the Investment Advisers Act of 1940, as amended (“Advisers Act”). MyCompass and Guided Portfolios are not subject to the Advisers Act as services from these programs are only offered in Canada.

Through Advisory Solutions, clients can choose to invest in Advisory Solutions Fund Models, which invest in affiliated mutual funds, unaffiliated mutual funds, and exchange-traded funds (“ETFs”) or Advisory Solutions Unified Managed Account Models, which also include proprietary and other professionally separate managed accounts that invest in individual stocks

PART I

Item 1. Business, continued

and bonds. When investing in Advisory Solutions, the client may elect either a research or custom model. If the client elects a research model, the Partnership assumes full investment discretion on the account and the client assets will be invested in one of numerous different research models developed and managed by Edward Jones. If the client elects to build a custom model, the Partnership assumes limited investment discretion on the account, and the investments are selected by the client and their financial advisor. The vast majority of client assets within Advisory Solutions are invested in research models.

Through FA Managed Solutions, clients may delegate investment discretion to eligible financial advisors to invest in mutual funds, ETFs, stocks, bonds and CDs.

The Partnership offers investment options through the Bridge Builder® Trust (“BB Trust”) to lower client investment management expenses and reduce the concentration of client investments in third-party funds. The BB Trust has twelve active sub-advised mutual funds in its series currently available for Advisory Solutions clients, and may add additional funds in the future, at its discretion. Olive Street Investment Advisers, LLC (“Olive Street”), a wholly-owned subsidiary of JFC, is the investment adviser to these sub-advised mutual funds and has primary responsibility for setting the overall investment strategies and for selecting and managing sub-advisers, subject to the review and approval of the BB Trust’s Board of Trustees. Olive Street has contractually agreed to waive any investment advisory fees which exceed the investment advisory fees paid to sub-advisers, resulting in no impact on the Partnership’s net income.

Guided Solutions is a client-directed advisory program where financial advisors work with clients to build a portfolio that is aligned with the Partnership’s investment philosophy and guidance. Clients retain control over investment decisions and financial advisors help guide clients through a required process of identifying their financial goals and selecting an appropriate portfolio objective. Guided Solutions offers two options, a Fund account or Flex account, which provide different investment options depending on a client’s account size. Both types of Guided Solutions accounts may invest in mutual funds, including those sub-advised in the BB Trust, and ETFs. However, Guided Solutions Flex accounts may also invest in stocks, bonds and CDs.

Through MyCompass, Canadian financial advisors provide discretionary investment advisory services to clients by using independent investment managers and proprietary asset allocation models. Guided Portfolios is a non-discretionary, fee-based program with structured investment guidelines available to Canadian investors.

Service Fees and Other Asset-Based Fees. The Partnership earns revenue on clients’ assets through service fees and revenue sharing received under agreements with certain mutual fund and insurance companies. Cash solutions revenue is earned from the Edward Jones Insured Bank Deposit Program (“IBD Program”), which is an interest-bearing cash management solution for clients that offers Federal Deposit Insurance Corporation (“FDIC”) insurance coverage1. Edward Jones has agreements with FDIC-insured third-party banks to transfer available cash balances in participating clients’ accounts to interest-bearing deposit accounts at those banks.

The Edward Jones Money Market Fund (“Money Market Fund”) is available to clients with Advisory Solutions, Guided Solutions, FA Managed Solutions and certain Select (“Select”) accounts. In Select accounts clients can build their portfolios with a range of investment choices. Olive Street is the investment adviser of the Money Market Fund and earns investment management fees as the investment adviser to the Money Market Fund. Edward Jones also earns certain asset-based fees and per-account fees from the Money Market Fund, some or all of which may be voluntarily waived.

In addition to the advisory programs mentioned above, the Partnership earns asset-based fees from the trust services and investment management services offered to its clients through Edward Jones Trust Company (“Trust Co.”), a wholly-owned subsidiary of JFC.

[1]

FDIC insurance coverage for deposits held in the IBD Program is provided by FDIC-insured third-party banks on a “pass-through” basis, subject to certain limitations and conditions, pursuant to agreements with Edward Jones. FDIC insurance provides coverage for the failure of an FDIC-insured bank. Edward Jones is neither FDIC-insured nor a bank. For a current list of the network of FDIC-insured third party banks participating in the IBD Program, see www.edwardjones.com/bankdeposit.

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Account and Activity Fees

Account and activity fees include shareholder accounting service fees, insurance contract service fees, Individual Retirement Account (“IRA”) custodial service fees, and other product/service fees. The Partnership also charges fees to certain mutual fund companies for shareholder accounting services, including maintaining client account information and providing other administrative services for the mutual funds. Insurance contract service fees are fees charged to certain insurance companies for administrative support. Account and activity fees also include sales-based revenue sharing fees and various transaction fees. Edward Jones also earns certain account and activity fees from the Money Market Fund, some or all of which may be voluntarily waived.

Trade Revenue

Trade revenue is composed of commissions and principal transactions revenue. Commissions are earned from the distribution of mutual fund shares and insurance products and the purchase or sale of securities. Principal transactions revenue primarily results from the Partnership’s distribution of and participation in principal trading activities in municipal obligations, certificates of deposit and corporate obligations. Trade revenue is impacted by trading volume (client dollars invested), mix of the products in which clients invest and the size of trades, all of which may be impacted by market volatility, and margins earned on the transactions.

Interest and Dividends

Interest and dividends revenue is earned on client margin loan account balances, cash and cash equivalents, cash and investments segregated under federal regulations, securities purchased under agreements to resell, Partnership loans and investment securities.

Other Revenue, Net

Other revenue, net, primarily consists of unrealized gains and losses associated with changes in the fair market value of the Partnership’s investment securities held to generate income and to assist in the management of Firm liquidity, as well as securities held to economically hedge future liabilities for its non-qualified deferred compensation plan. Unrealized gains and losses are impacted by changes in market levels and the interest rate environment.

Competition

The Partnership is subject to intense competition in all phases of its business from broker-dealers, registered investment advisors, banks, insurance companies and other financial services firms, some of which are larger than the Partnership in terms of capital, resources, assets under care (“AUC”), transaction volume, range of financial services and broader product offerings. The financial services industry continues to evolve technologically, with an increasing number of firms of all sizes providing enhanced digital experiences for clients, including the utilization of artificial intelligence technologies and lower cost, computer-based “robo-advice.” The Partnership also competes with firms of all sizes offering discount services, usually with lower levels of personalized service to individual clients, including major competitor brokerage firms that offer zero commissions for purchases and sales of stocks, ETFs and other brokerage products. Clients can transfer their business to competing organizations at any time. The Partnership also faces competition from “fintech” companies with internet- and mobile-based platforms. There is also intense competition among firms to attract and retain qualified professionals, including financial advisors, CSTPs, and home office associates. The Partnership experiences continued efforts by competing firms to hire away its financial advisors, although the Partnership believes its rate of attrition of financial advisors is in line with comparable firms.

Human Capital

The Partnership supports associates by striving to deliver an unparalleled associate experience that enables associates to build a meaningful career and positively impact clients, communities and each other. The Partnership is committed to providing comprehensive benefits to meet the needs of its associates and their families.

The Partnership continues to invest in associates’ training, learning and growth through programs that contribute to career development. In addition, the care and support the Partnership provides through well-being resources is intended to enable associates to address their own physical, mental, emotional, financial and social health. This well-being strategy is intended to build a more resilient workforce, which is crucial to the Partnership’s ability to navigate uncertainty and change. In addition,

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the Partnership continues to grow and promote branch team success by providing more flexibility, autonomy and choice in how the branches serve clients and continues to invest in tools, resources and capabilities that enable making a greater impact for clients and communities.

Development

Delivering on the client-first business model goes hand-in-hand with investing in learning and development. The Partnership is committed to helping financial advisors, CSTPs and home office associates on their career path, providing opportunities from formal training and coaching to mentoring programs, leadership opportunities and tuition reimbursement. The Partnership’s expanded professional development platform helps associates set their personalized learning goals, separate from required training, and enhance their knowledge on a range of topics. Engagement and branch experience surveys are regularly conducted to listen to associates to allow the Partnership to take timely actions to optimize their engagement, which helps the Partnership better serve its clients and associates.

The Partnership maintains a comprehensive onboarding program for financial advisors delivered through online self-paced modules, concentrated application in one of the Partnership’s home office training facilities or a virtual classroom with their peers, and on-the-job training in their respective markets in a nearby branch office. During the first phase, trainees study for and take the requisite examinations. After passing the requisite examinations, trainees are then required to complete financial planning learning as well as other curriculum to prepare them to grow and serve clients. Branch training includes uncovering and understanding client needs, advice models including financial planning, reviewing investments, compliance requirements and office procedures, establishing a base of potential clients and serving clients. Multiple field-based leaders and other financial advisors provide in-region mentorship, training and coaching to financial advisor trainees to assist their assimilation into the Firm and the industry. The Partnership also focuses on continuous learning, supporting financial advisors and their teams on building their acumen through professional designations and learning opportunities beyond onboarding.

Compensation, Benefits and Opportunities

The Partnership values and respects the contributions of financial advisors, CSTPs and home office associates and recognizes individual efforts through a compensation program that promotes a long-term career, financial security and well-being. Employee compensation consists of base pay with a bonus program and retirement plan for eligible employees. Financial advisors are generally compensated on a commission basis, subject to a minimum guaranteed salary, and may be entitled to additional compensation based on their respective branch office profitability and the profitability of the Partnership. The Partnership pays bonuses to its non-financial advisor employees pursuant to a discretionary formula established by management based on the profitability of the Partnership. The retirement plan consists of a profit-sharing contribution tied to the Partnership’s profitability and a 401(k) contribution. The Partnership also makes a significant investment in subsidizing health and wellness benefits to offer eligible associates access to a benefit plan with the opportunity to earn medical plan premium discounts.

The Partnership considers itself to have good employee relations and believes that its compensation and employee benefits, which include medical, dental, vision, life and disability insurance plans, other benefit plans, and flexible work arrangements, are competitive. As part of its efforts to promote pay equity, the Partnership has implemented measures in its U.S. home offices such as routinely benchmarking roles against market comparables, increasing pay transparency for applicants and associates, setting pay ranges based on role and experience, applying consistent processes for annual merit increases and bonuses and driving additional ongoing and future improvements.

In addition to compensation and benefits, the Partnership from time to time has offered eligible associates the opportunity to purchase limited partner interests. On November 5, 2025, the Partnership adopted the Partnership Agreement that created a new class of limited partners designated as Class B Limited Partners and a new class of limited partner interests designated as Class B limited partner interests and also reclassified each limited partner of the Partnership prior to the adoption of the Partnership Agreement as a Class A Limited Partner and reclassified each interest held by such existing limited partner prior to the Partnership Agreement as Class A limited partner interests (Class A limited partner interests and Class B limited partner interests, collectively, “Interests”). Class B limited partner interests cannot be issued before January 1, 2027. Additionally, Profits Interests, described more fully in the Partnership Agreement (“Profits Interests”), are issued to eligible associates who meet performance, tenure or other eligibility criteria as part of an associate recognition and retention program. Profits Interests do not themselves require a capital investment but, like Interests, give the holder the right to allocations and distributions of the Partnership’s income before allocations to subordinated limited partners and general partners.

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Colleague Engagement

Respecting and valuing the contributions of individuals is one of the Partnership’s core values. Leaders are responsible for hiring and developing their teams, with the Partnership providing information about area-specific hiring and retention opportunities. Certain financial advisors also take on leadership roles in their geographic areas and develop a tailored plan which supports the growth, performance, engagement and leadership development to create a place of belonging and capture opportunities within their specific markets. The Partnership also has advisory groups of financial advisors, CSTPs and home office associates with a diverse range of experiences, skills, backgrounds and demographics who offer perspective and input to help advance colleague inclusion and engagement. In addition, the Partnership has Business Resource Groups (“BRG”) available for enterprise-wide membership. BRG members and other colleagues come together to discuss their unique experiences, help attract and retain talent and discover ways to serve clients and future clients more deeply, especially as demographics and needs change. The Partnership’s goal is to be a place of belonging for all where every colleague feels valued, respected, seen and heard.

Additionally, the Partnership is continuously working to improve options to support associates with disabilities. The Partnership has a dedicated team to design accessible digital experiences for clients and colleagues.

As of December 31, 2025, 2024, and 2023, 13%, 12% and 12%, respectively, of the Partnership’s total employees were self-identified people of color, and 61%, 62% and 62%, respectively, of employees were women.

The following table summarizes the Partnership’s composition of financial advisors, home office general partners and home office leaders who were self-identified people of color and self-identified women as of December 31:

	2025	2024	2023
Financial Advisors:
People of Color	10%	10%	10%
Women	24%	24%	23%
Home Office General Partners:
People of Color	17%	17%	16%
Women	37%	37%	35%
Leaders Across Home Office:
People of Color	18%	19%	19%
Women	50%	49%	49%

Employees

The Partnership ended the year with 20,425 financial advisors with branches in over two-thirds of U.S. counties and all Canadian provinces and 20,468 client support team professionals, both representing a 1% increase compared to the end of the prior year.

As of December 31, 2025, the Partnership had approximately 55,000 full-time and part-time employees and partners, including its financial advisors. The Partnership’s financial advisors are employees or partners of the Partnership.

Refer to Part II, Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations for more information about key metrics.

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Regulation

Broker-Dealer Regulation

The securities industry is subject to extensive federal and state laws, rules and regulations that cover all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of client funds and securities, client payment and margin requirements, capital structure of securities firms, record-keeping, standards of care, and the conduct of directors, officers and employees.

The SEC is the U.S. agency responsible for the administration of the federal securities laws. Its mission is to protect investors, maintain fair, orderly and efficient markets and facilitate capital formation. Edward Jones is registered as a broker-dealer with the SEC. Edward Jones is subject to periodic examinations by the SEC, review by a designated examining authority and certain periodic and ad-hoc reporting requirements of securities and customer funds. Much of the regulation of broker-dealers has been delegated by the SEC to self-regulatory organizations (“SROs”), principally the Financial Industry Regulatory Authority (“FINRA”). FINRA adopts rules (which are subject to approval by the SEC) that govern the broker-dealer industry and conducts periodic examinations of Edward Jones’ operations.

Securities firms are also subject to regulation by securities and insurance regulators in each U.S. state (as well as the District of Columbia) and U.S. territory where they conduct business. Since Edward Jones is registered as a broker-dealer and sells insurance products in all 50 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, Edward Jones is subject to regulation in each of these jurisdictions.

As an investment dealer registered in all provinces and territories of Canada, EJ Canada is subject to provincial, territorial and federal laws. All provinces and territorial jurisdictions have established securities administrators to administer securities laws. EJ Canada is also subject to the regulation of the Canadian Investment Regulatory Organization (“CIRO”), which oversees the business conduct and financial affairs of its member firms, as well as all trading activity on debt and equity marketplaces in Canada. CIRO fulfills its regulatory obligations by implementing and enforcing rules regarding the proficiency, business and financial conduct of member firms and their registered employees, and marketplace integrity rules regarding trading activity on Canada debt and equity marketplaces.

The SEC, SROs, state authorities and other regulators may conduct administrative proceedings which can result in censure, fine, suspension or expulsion of a securities firm, its officers or employees. Edward Jones has in the past been, and may in the future be, the subject of regulatory actions by various agencies that have the authority to regulate its activities (see Part I, Item 3 – Legal Proceedings for more information).

Uniform Net Capital Rule. As a result of its activities as a U.S. broker-dealer and a member firm of FINRA, Edward Jones is subject to the Uniform Net Capital Rule 15c3-1 (“Uniform Net Capital Rule”) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), which is designed to measure the general financial integrity and liquidity of a broker-dealer and the minimum net capital deemed necessary to meet the broker-dealer’s continuing commitments to its clients. The Uniform Net Capital Rule provides for two methods of computing net capital. Edward Jones has adopted what is generally referred to as the alternative method. Minimum required net capital under the alternative method is equal to the greater of $250,000 or 2% of the aggregate debit items, as defined under the Customer Protection Rule 15c3-3 (“Customer Protection Rule”) of the Exchange Act. The Uniform Net Capital Rule prohibits withdrawal of equity capital whether by payment of dividends, repurchase of stock or other means, if net capital would thereafter be less than minimum requirements. Additionally, certain withdrawals require the approval of the SEC and FINRA to the extent they exceed defined levels even though such withdrawals would not cause net capital to be less than 5% of aggregate debit items. In computing net capital, various adjustments are made to exclude assets which are not readily convertible into cash and to provide a conservative valuation of other assets, such as securities owned. Failure to maintain the required net capital may subject Edward Jones to suspension or expulsion by FINRA, the SEC and other regulatory bodies and/or exchanges and may ultimately require liquidation. Edward Jones has, at all times, been in compliance with the Uniform Net Capital Rule.

EJ Canada and Trust Co. are also required to maintain specified levels of regulatory capital. Each of these subsidiaries has, at all times, been in compliance with the applicable capital requirements in the jurisdictions in which it operates.

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Customer Protection Rule. As a result of its activities as a broker-dealer and a member firm of FINRA, Edward Jones is subject to the Customer Protection Rule which is designed to ensure that customer securities and funds in a broker-dealer’s custody are adequately safeguarded. The Customer Protection Rule requires broker-dealers to promptly obtain and maintain physical possession or control of all fully paid and excess margin securities and to segregate all customer cash or money obtained from the use of customer property that has not been used to finance transactions of other customers. Combined, these requirements substantially limit a broker-dealer’s ability to use customer securities and restrict a broker-dealer to only use customer cash or margin securities for activities directly related to financing customer securities purchases. Edward Jones has, at all times, been in compliance with the Customer Protection Rule. Effective June 30, 2026, Edward Jones will be required to perform the reserve computation and make any required deposits into reserve bank accounts daily, rather than weekly.

SEC Rules and Guidance on the Standards of Conduct for Investment Professionals (the “Rules and Guidance”) and Canadian Securities Administrators (“CSA”) Regulations. As a U.S. broker-dealer, Edward Jones is subject to Regulation Best Interest, which establishes a standard of care for broker-dealers that includes acting in the best interest of their brokerage clients when making a recommendation and addressing conflicts of interest. Edward Jones is also subject to the SEC rule requiring registered investment advisers and broker-dealers to deliver a Form CRS Relationship Summary to their clients informing them of the types of client relationships offered, together with the applicable standards of care, and information on fees, costs, conflicts of interest, and legal and disciplinary history. The SEC has also issued guidance clarifying the “fiduciary” standard of care applicable to investment advisers and advisory clients and guidance clarifying what broker-dealer activities are excluded from the definition of “investment adviser.” Edward Jones has, at all times, maintained policies and procedures to comply with the Rules and Guidance. As a Canadian broker-dealer, EJ Canada is subject to the regulations of the CSA, many of which are similar to the SEC’s Rules and Guidance.

Investment Adviser Regulation

Edward Jones and Olive Street are subject to the rules and regulations promulgated under the Advisers Act, which requires certain investment advisers to register with the SEC. Edward Jones and Olive Street are registered investment advisers with the SEC. The rules and regulations promulgated under the Advisers Act govern all aspects of the investment advisory business, including registration, trading practices, custody of client funds and securities, record-keeping, advertising and business conduct. Edward Jones and Olive Street are subject to periodic examinations by the SEC, which is authorized to institute proceedings and impose sanctions for violations of the Advisers Act.

Employment Regulation

The Firm is subject to a wide variety of federal, state and local employment-related laws and regulations which govern matters including, but not limited to, wage and hour requirements, equal employment opportunity obligations, leaves of absence and reasonable accommodations, employee benefits and other regulated matters. Refer to Part II, Item 8 - Financial Statements and Supplementary Data - Note 14 to the Consolidated Financial Statements for information regarding the Partnership’s legal proceedings in respect of such matters.

ERISA Regulation

Under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Department of Labor (“DOL”) has rulemaking authority over retirement savings, which includes retirement accounts and retirement plans, and regulatory authority over retirement plans. The Partnership is subject to ERISA, insofar as it maintains certain employee benefit plans for eligible associates and provides services with respect to retirement plan clients, or otherwise deals with retirement plan clients, retirement plan participants and retirement, health and educational accounts that are subject to ERISA. ERISA imposes certain duties on persons who are “fiduciaries” (within the meaning of Sections 3(21) and 3(38) of ERISA) and prohibits certain transactions involving plans subject to ERISA and fiduciaries or other service providers to such plans. Non-compliance with or breaches of these provisions may expose an ERISA fiduciary or other service provider to liability under ERISA, which may include monetary and criminal penalties as well as equitable remedies for the affected plan.

Anti-Money Laundering and Sanctions Regulation

JFC’s subsidiaries in the U.S. that conduct financial services activities are subject to the Bank Secrecy Act of 1970 (“BSA”), as amended by the USA PATRIOT Act of 2001 (“PATRIOT Act”), which requires financial institutions to develop and implement programs reasonably designed to achieve compliance with these laws and applicable regulations. The BSA and PATRIOT Act include a variety of recordkeeping, monitoring and reporting requirements (such as currency transaction

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reporting and suspicious activity reporting), as well as identity verification and client due diligence requirements which are intended to detect, report and/or prevent money laundering and the financing of terrorism. JFC’s subsidiaries in the U.S. that conduct financial services activities are also subject to U.S. sanctions programs administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury. These subsidiaries have established policies and procedures designed to comply with these laws, regulations and programs and work continuously to strengthen regulatory compliance. Additionally, EJ Canada complies with the Proceeds of Crime (Money Laundering) and Terrorist Financing Act in Canada.

Privacy & Data Protection Regulation

Regulations in the areas of privacy and data protection continue to grow and are primarily driven by concerns about the use and security of information. To the extent they are applicable, the Partnership must comply with federal and state information-related laws and regulations in the United States and Canada. The Partnership has implemented policies and procedures in response to these requirements and will continue to monitor and update the policies and procedures as appropriate.

Trust Services Regulation

Trust Co. is a federally chartered savings and loan association that operates under a limited purpose “trust-only” charter, which generally restricts Trust Co. to acting solely in a custodial or fiduciary capacity, including as a trustee. Trust Co. is subject to supervision and regulation by the Office of the Comptroller of the Currency (“OCC”).

Insurance Coverage

Pursuant to U.S. federal law, Edward Jones as a broker-dealer belongs to the Securities Investors Protection Corporation (“SIPC”). For clients in the U.S., SIPC provides $500,000 of coverage for missing cash and securities in a client’s account, with a maximum of $250,000 for cash claims. Pursuant to CIRO requirements, EJ Canada belongs to the Canadian Investor Protection Fund (“CIPF”), a non-profit organization that provides investor protection for investment dealer insolvency. For clients in Canada, CIPF generally limits coverage to C$1,000,000 in total, which can be any combination of securities and cash.

The Partnership currently maintains additional protection for U.S. clients through a contract with Underwriters at Lloyd’s, which protects clients’ accounts in excess of the SIPC coverage subject to specified limits. This policy covers theft, misplacement, destruction, burglary, embezzlement or abstraction of cash and client securities up to an aggregate limit of $900,000,000 (with maximum cash coverage limited to $1,900,000 per client) for covered claims of all U.S. clients of Edward Jones. Market losses are not covered by SIPC or the additional protection. In addition, the Partnership has cash and investments segregated in special reserve bank accounts for the benefit for U.S. clients pursuant to the Customer Protection Rule.

Employees and partners of the Partnership in the U.S. are bonded under a blanket fidelity bond. The Partnership has an aggregate annual coverage of $50,000,000 subject to deductibles. Employees and partners of the Partnership in Canada are bonded under a blanket policy as required by CIRO. The Partnership has an annual aggregate amount of coverage in Canada of C$50,000,000 with a per occurrence limit of C$25,000,000, subject to a deductible.

Edward Jones Bank

In February 2026, the Utah Department of Financial Institutions (“UDFI”) and the FDIC conditionally approved the Partnership’s application to establish Edward Jones Bank as a Utah-chartered and FDIC-insured industrial bank headquartered in the Salt Lake City, Utah, area. Presently, the Partnership expects to open the Edward Jones Bank by early 2027. The Partnership intends for Edward Jones Bank to take deposits through the Edward Jones insured bank deposit program and plans to offer certificates of deposit to clients.

As an industrial bank, Edward Jones Bank, and the Partnership through its ownership of Edward Jones Bank, will be subject to state and federal regulatory oversight and will be required to comply with various state and federal banking regulations. The Partnership and Edward Jones Bank are in the process of developing new processes, operations and regulatory functions to address the anticipated operations of Edward Jones Bank and significant related regulatory obligations. The Partnership expects to incur substantial start-up costs and commit a significant amount of capital to support the development

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and initial operations of Edward Jones Bank. For information on material risks related to Edward Jones Bank, refer to Part I, Item 1A – Risk Factors – Risks Related to Legal and Regulatory Matters – Bank Application Approval.

AVAILABLE INFORMATION

The Partnership files annual, quarterly, and current reports and other information with the SEC. The Partnership’s SEC filings are available to the public on the SEC’s website at www.sec.gov and on our website at www.edwardjones.com.

FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-K, and in particular Part II, Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations, contains forward-looking statements within the meaning of U.S. securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “may,” “intend,” “estimate,” “will,” “should,” “plan,” and other expressions which predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Partnership. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Partnership to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause differences between forward-looking statements and actual events include, but are not limited to, the following: (1) general economic conditions, including inflation, an economic downturn, a recession or volatility in the U.S. and/or global securities markets, actions of the U.S. Federal Reserve and/or central banks outside of the United States and economic effects of international geopolitical conflicts, tariffs and other trade restrictions, the U.S. federal debt ceiling, widespread health epidemics or pandemics or other major world events; (2) actions of competitors; (3) the Partnership’s ability to attract and retain qualified financial advisors and other employees; (4) changes in interest rates; (5) regulatory actions; (6) changes in legislation or regulation, including changes in tax laws; (7) litigation; (8) the ability of clients, other broker-dealers, banks, depositories and clearing organizations to fulfill contractual obligations; (9) changes in technology and other technology-related risks; (10) a fluctuation or decline in the fair value of securities; and (11) the risks discussed under Part I, Item 1A – Risk Factors. These forward-looking statements were based on information, plans, and estimates as of the date of this report, and the Partnership does not undertake to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

PART I

ITEM 1A. RISK FACTORS

The Partnership is subject to a number of risks potentially impacting its business, financial condition, results of operations and cash flows. In addition to the risks and uncertainties discussed elsewhere in this Annual Report on Form 10-K, or in the Partnership’s other filings with the SEC, the following are some important factors that could cause the Partnership’s actual results to differ materially from results experienced in the past or those projected in any forward-looking statement. If any of the matters included in the following risks were to occur, the Partnership’s business, financial condition, results of operations and cash flows could be materially adversely affected. The risks and uncertainties described below are not the only ones the Partnership faces. Additional risks and uncertainties not presently known to the Partnership or that the Partnership currently deems immaterial could also have a material adverse impact on the Partnership’s business and operations. All amounts are presented in millions, except as otherwise noted.

RISKS RELATED TO THE PARTNERSHIP’S BUSINESS

Risks Related to Economic and Market Conditions and Events

MARKET CONDITIONS AND SECURITIES INDUSTRY — The Partnership’s financial results are directly impacted by market conditions, inflation, recessionary conditions and trends and changes in the securities industry. A downturn or a recession in the U.S. and/or global securities markets could have a significant negative effect on revenues that could reduce or eliminate profitability of the Partnership. Increasing or prolonged inflation could also affect securities prices and as a result, the profitability of the Partnership. Furthermore, the securities industry is continually facing change, some of which may negatively impact the profitability of the Partnership.

General political and economic conditions and events such as U.S. fiscal and monetary policy, economic recession, governmental shutdown, trade tensions and disputes, including tariffs, global economic slowdown, the U.S. federal debt ceiling, widespread health epidemics or pandemics, extreme weather and natural disasters, terrorist attacks, war or other geopolitical conflict, changes in local and national economic, social and political conditions, regulatory changes or changes in the law, including in tax laws, or interest rate or currency rate fluctuations could create a downturn in the U.S. and/or global securities markets. The securities industry, and therefore the Partnership, is highly dependent upon market prices and volumes which are highly unpredictable and volatile in nature. Events such as global recession, frozen credit markets, institutional failures and emergence of geopolitical conflicts could make the capital markets increasingly volatile. Weakened global economic conditions and unsettled financial markets, among other things, could cause significant declines in the Partnership’s net revenues which would adversely impact its overall financial results.

The Partnership’s composition of net revenue is heavily weighted towards asset-based fee revenue, and a decrease in the market value of assets could have a negative impact on the Partnership’s financial results as asset-based fees are earned on the market value of the underlying client assets. Market volatility could also cause clients to move their investments to lower margin products, or withdraw them, which could have an adverse impact on net new assets and the profitability of the Partnership. The Partnership could also experience a material reduction in volume and lower securities prices in times of market volatility, which would result in lower trade and asset-based fee revenue, decreased margins and losses in Firm inventory and investment accounts. In the event of a significant reduction in revenues, the Partnership could experience a material adverse impact on the profitability of the Partnership.

High inflation rates and market expectations of rising or prolonged inflation in the future can negatively influence net new assets, securities prices and activity levels in the securities markets. The Partnership has and may continue to see increased asset outflows with ongoing macroeconomic conditions, including inflation, higher costs of lending and other factors. As a result, the Partnership’s profitability has and may continue to be adversely affected by inflation and inflationary expectations. Additionally, the impact of inflation on the Partnership’s operating expenses may affect profitability to the extent that additional costs are not recovered through attracting new clients, gathering new assets or raising prices of services offered by the Partnership to increase revenue.

A significant portion of the Partnership’s clients’ holdings are in mutual fund investments, which have been and may continue to be impacted by changes in the mutual funds industry affecting fee structures. The Partnership has experienced and may continue to experience decreased margins earned on mutual funds, which negatively impacts trade revenue.

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COMPETITION — The Partnership is subject to intense competition for clients and personnel, and there is an increasing pace of industry change. Some of its competitors have greater resources and are rapidly changing their business practices.

All aspects of the Partnership’s business are highly competitive. The financial services industry continues to innovate and evolve technologically, with an increasing number of firms of all sizes providing personalized services and enhanced digital experiences for clients, including the utilization of artificial intelligence technologies and lower cost, computer-based “robo-advice”. The Partnership is subject to risk from the accelerated changes and increasingly competitive forces in the industry, which have resulted and are expected to continue to result in, significant investments in financial advisors and other human capital, technology infrastructure, digital initiatives, knowledge- and data-powered tools, and strategic relationships to support long-term growth objectives and deliver enhanced value and impact for millions of current and potential clients, as well as the Partnership’s colleagues and communities. Clients can transfer their business to competing organizations at any time. The Partnership’s continued ability to compete and adapt its business model may be adversely impacted by the evolving financial services industry and generational wealth transfer, including changing client expectations for expanded product offerings and technology needs, and changing client demographics, preferences and values. The Partnership is also subject to competition in the industry from robo-advisors and other lower cost options and from “fintech” companies with internet- and mobile-based platforms and from other non-traditional competitors. The Partnership may be subject to operational, financial and other impacts if the Partnership is unable to keep pace with this rapidly changing environment, which includes client, industry, technology, artificial intelligence and regulatory changes. If the Partnership does not meet client needs, the Partnership could lose clients, thereby reducing revenues and profitability. Further, the Partnership faces increased competition for clients from larger firms in its non-urban markets, and from a broad range of firms in the urban and suburban markets in which the Partnership competes.

Competition among financial services firms also exists for new and experienced financial advisors, CSTPs and home office associates. The Partnership’s continued ability to expand its business and to compete effectively depends on the Partnership’s ability to attract qualified employees and to retain, develop and engage an evolving workforce. Additionally, the Partnership’s total households and net new assets goals are dependent on retaining and growing the number of financial advisors and on financial advisors’ ability to compete for clients in order to attract and retain clients and clients’ assets. Financial advisor attrition could increase if the Partnership’s product offerings are insufficient to meet the needs of clients or financial advisors or if the Partnership’s employment model does not meet financial advisors’ expectations. If the Partnership’s profitability decreases, then bonuses paid to financial advisors, CSTPs and home office associates, along with profit-sharing contributions, may be decreased or eliminated, increasing the risk that personnel could be hired away by competitors. Furthermore, during an extended downturn in the economy, there is increased risk the Partnership’s more successful financial advisors may leave because a significant portion of their compensation is variable based on the Partnership’s profitability.

The Partnership competes for clients and personnel directly with other broker-dealers, registered investment advisors, banks, insurance companies and other financial services firms. Some of these firms are larger than the Partnership in terms of capital, resources, AUC, transaction volume and range of product offerings. The Partnership continues to compete with firms of all sizes offering discount services, usually with lower levels of personalized service to individual clients, including major competitor brokerage firms that offer zero commissions for purchases and sales of stocks, ETFs and other brokerage products. The Partnership currently charges clients a commission for the purchase and sale of similar products. Existing and future clients may seek lower cost options, which may significantly reduce the Partnership’s trade revenue for the purchase and sale of brokerage products in the future.

The current U.S. federal tax laws generally create favorable tax treatment for owners of pass-through entities with taxable income. However, many of the Partnership’s financial advisors are employees and do not qualify for the favorable tax treatment. Further, the tax laws limit the deductibility of certain business expenses for employees. Current, new or revised tax laws may negatively impact the Partnership’s ability to recruit and retain financial advisors against certain competitor models.

The competitive pressure the Partnership experiences could have an adverse effect on its business, results of operations, financial condition and cash flow. For additional information, see Part I, Item 1 – Business – Business Operations – Competition.

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INTEREST RATE ENVIRONMENT — The Partnership’s profitability is impacted by the interest rate environment.

The Partnership is exposed to risk from changes in interest rates. Such changes in interest rates impact the income from interest-earning assets, primarily receivables from clients on margin balances and short-term investments. The changes in interest rates may also have an impact on the expense related to liabilities that finance these assets, such as amounts payable to clients.

The Partnership’s revenue earned from certain cash solutions products is impacted by changes in interest rates, with lower interest rates negatively impacting revenue and profitability. The changing interest rate environment may have a negative impact on the Partnership’s ability to negotiate contracts with new banks or renegotiate existing contracts on comparable terms with banks participating in client cash programs. The Partnership’s profitability is also affected by the interest rate profit margin earned on client investments, and a change in that margin could have a negative impact on the Partnership’s financial results. Further, in low interest rate environments, the Partnership has waived certain fees to maintain a positive client yield, which could happen again if interest rates were to decline in the future.

Increases in interest rates would subject the U.S. Treasury market to decreasing prices, directly impacting the Partnership’s valuation of its portfolio of government and agency obligations, which may result in realized and unrealized losses on its investments. The respective interest rates earned and paid on the Partnership’s financial assets and liabilities may not change at the same pace, which also may reduce the Partnership’s profitability. Additionally, in a high-interest rate environment, clients may choose to make large purchases with cash rather than debt, negatively impacting net new assets and margin loan balances.

Risks Related to Legal and Regulatory Matters

LEGISLATIVE AND REGULATORY INITIATIVES — Proposed, potential and recently enacted federal and state legislation, rules and regulations (“Legislative and Regulatory Initiatives”) could significantly impact the regulation and operation of the Partnership and its subsidiaries. In addition, Legislative and Regulatory Initiatives may significantly alter or restrict the Partnership’s historic business practices, which could negatively affect its operating results.

The Partnership is subject to extensive regulation by federal and state regulatory agencies and by SROs and other regulators. The Partnership operates in a regulatory environment that is subject to ongoing change and has seen significantly increased regulation in recent years. Further, as the Partnership continues to engage in strategic initiatives to evolve its business and grow its positive impact on clients and communities, the Partnership may become subject to additional regulation. The Partnership may be adversely affected as a result of new or revised legislation or regulations, by changes in federal, state or foreign tax laws and regulations, or by changes in the interpretation or enforcement of existing laws and regulations. Legislative and Regulatory Initiatives may impact the manner in which the Partnership markets its products and services, manages its business and operations, and interacts with clients, third party service providers and regulators, any or all of which could materially impact the Partnership’s results of operations, financial condition, and liquidity. Regulatory changes or changes in the law could increase compliance costs to adequately monitor, interpret and address the changes which would adversely impact profitability.

There is a high degree of uncertainty surrounding Legislative and Regulatory Initiatives. Current Legislative and Regulatory Initiatives have resulted in an increasingly complex environment in which the Partnership conducts its business. As such, the Partnership cannot reliably predict when or if any of the proposed or potential Legislative and Regulatory Initiatives will be enacted, when or if any enacted Legislative and Regulatory Initiatives will be implemented, whether there will be any changes to enacted or proposed Legislative and Regulatory Initiatives or the impact that any Legislative and Regulatory Initiatives will have on the Partnership.

The Partnership continues to monitor several Legislative and Regulatory Initiatives, including, but not limited to:

Customer Protection Rule under the Exchange Act. The SEC adopted amendments to the Customer Protection Rule requiring certain broker-dealers to perform the reserve computation and make any required deposits into their reserve bank accounts daily rather than weekly. For Edward Jones, the amendments are effective June 30, 2026, will require additional resources for compliance, and could have an impact on the Partnership’s results of operations, financial condition, and liquidity. The Partnership has dedicated resources to ensure compliance with the rule.

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Item 1A. Risk Factors, continued

U.S. Treasury Clearing Rule. The SEC adopted the Treasury Clearing Rule in December 2023 to require broker-dealers who are direct participants of a central clearing agency, and broker dealers who enter into transactions with direct participants, to submit for clearing any eligible secondary market U.S. Treasury transactions. The Partnership anticipates impacts to Firm operations and is dedicating resources to implement measures to comply with the rule for eligible cash Treasury transactions by December 31, 2026 and Treasury repurchase agreement transactions by June 30, 2027. The Partnership is pursuing a membership with FICC, the sole Treasury central clearing agency, to ensure compliance with the rule.

LITIGATION AND REGULATORY EXAMINATIONS, INVESTIGATIONS AND PROCEEDINGS — As a financial services firm and employer of a significant number of employees, the Partnership is subject to litigation involving civil plaintiffs seeking substantial damages and regulatory examinations, investigations and proceedings, which have increased over time.

Many aspects of the Partnership’s business involve substantial litigation and regulatory risks. The Partnership is, from time to time, subject to arbitration claims, lawsuits and other significant litigation such as class action suits. In the ordinary course of business, the Partnership also is subject to examinations, informal inquiries and investigations by regulatory and other governmental agencies, as well as SROs and other regulators. Such matters have in the past, and could in the future, lead to formal actions and proceedings, which may negatively impact the Partnership’s business or reputation and may result in significant expenses. The financial services industry continues to experience increasing litigation including class action suits that generally seek substantial damages, as well as increased regulatory scrutiny. The growing volume and increased pace of change of regulations adds complexity and cost to managing compliance capabilities and could result in potential investigations, fines and reputational harm, and these risks are intensified by increasing policy volatility and resulting uncertainty in enforcement priorities.

As of December 31, 2025, the Partnership had approximately 55,000 full-time and part-time employees and partners, including its financial advisors. Accordingly, the Firm is subject to an increasing and wide variety of federal, state and local employment-related laws and regulations which govern matters including, but not limited to, wage and hour requirements, equal employment opportunity obligations, leaves of absences and reasonable accommodations, employee benefits and other regulated matters.

Regulators have had an increasing focus on cybersecurity measures. The Partnership may face scrutiny if it does not scale processes, controls and technologies to prevent, detect, respond to and recover from cyber and financial crimes as it increases digital interactions with clients, associates and third-party vendors. Failure to meet regulatory expectations could result in financial losses, increased regulatory scrutiny, legal consequences and reputational harm.

The Partnership has incurred and may continue to incur significant expenses to defend and settle claims related to the above matters and others. Negative outcomes in litigation or regulatory investigations may negatively impact the Partnership’s financial results due to penalties and fines, restitution to clients and personnel and injunctive or other equitable relief, which may be significant. Additionally, negative outcomes may result in reputational harm that could impact the Partnership’s ability to attract and retain clients and personnel. In view of the inherent difficulty of reliably predicting the outcome of such matters, particularly in cases in which claimants seek substantial or indeterminate damages or in actions which are at very preliminary stages, the Partnership cannot predict with certainty the eventual loss related to such matters.

Such legal actions may be material to future operating results for a particular period or periods. Refer to Part II, Item 8 – Financial Statements and Supplementary Data – Note 14 to the Consolidated Financial Statements for information regarding the Partnership’s legal proceedings.

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Item 1A. Risk Factors, continued

BANK APPLICATION APPROVAL — Due to the conditional approval of the Partnership’s application to obtain a bank charter, the Partnership will be subject to additional risks related to capital and other costs to establish and maintain the bank, additional regulatory oversight, potential legislative changes and uncertainty of obtaining the anticipated benefits.

In February 2026, the UDFI and the FDIC conditionally approved the Partnership’s application to establish Edward Jones Bank. The Partnership cannot reliably predict whether and to what extent Edward Jones Bank will yield the anticipated benefits. The Partnership expects to incur substantial start-up costs and commit a significant amount of capital to support the development and initial operations of Edward Jones Bank. Factors that could affect the profitability and success of Edward Jones Bank include, but are not limited to, unanticipated additional costs and challenges related to funding and liquidity, operational challenges, uncertain client demand, changes in interest rates and compliance with legal and regulatory requirements and oversight, any or all of which may adversely impact Edward Jones Bank’s and the Partnership’s results.

Risks Related to Human Capital

INABILITY TO ATTRACT, RETAIN, DEVELOP AND SUPPORT QUALIFIED TALENT — If the Partnership is unable to attract, retain, develop and support qualified financial advisors, CSTPs and home office associates, the Partnership may not be able to support the future needs of the business, maintain or increase its operating results or grow the Firm’s positive impact on clients and communities.

The Partnership is making significant investments in financial advisors, CSTPs and home office associates with a focus on strengthening our colleague experience and capabilities. However, the market for qualified personnel is highly competitive as financial industry employers are offering incentives such as guaranteed contracts, upfront payments and increased compensation, which may adversely impact the Partnership’s attraction and retention of qualified talent and could lead to increased compensation costs for the Partnership and decreased profitability.

The Partnership’s growth and retention of client accounts, as well as the gathering of new assets, are affected by retention and growth in the number of financial advisors, as well as CSTPs and home office associates who support those financial advisors. If the Partnership is unable to grow and retain needed talent, it may be unable to effectively deliver on the work of the Partnership resulting in slower growth in the number of client accounts and net new assets, which could have an adverse impact on the Partnership’s results of operations.

During times of market volatility and industry change, it has been, and may continue to be, more difficult for the Partnership to attract qualified applicants for financial advisor positions. The Partnership relies heavily on referrals from its current financial advisors in recruiting new financial advisors, and current financial advisors may be less effective at recruiting during times of market volatility and industry change. Additionally, new financial advisors have and may continue to encounter difficulties developing or expanding their businesses, specifically in times of market volatility. There can be no assurance that the Partnership will be able to grow, retain, develop and support its financial advisors and it may experience increased financial advisor attrition due to increased competition from other financial services companies and efforts by those firms to recruit its financial advisors. Furthermore, periods with lower Firm profitability and revenue result in decreases in variable and commission-based compensation, which may, among other things, increase the Partnership’s attrition rates. There can be no assurance that the attrition rates the Partnership has experienced in the past will not increase in the future.

Additionally, if the Partnership is unable to effectively develop and support financial advisors, CSTPs and home office associates, including providing support needed for branch teams to gain necessary skills, increase business acumen and obtain additional designations, it may be unable to effectively deliver on the Partnership’s objectives and may experience decreased associate satisfaction and retention.

BRANCH OFFICE SYSTEM — The Partnership’s system of maintaining branch offices may expose the Partnership to risk of loss or liability from the activities of the branch team and to increases in rent related to increased real property values.

Branch offices do not have an onsite supervisor as may be found at other broker-dealers. The Partnership’s primary supervisory activity is conducted by its home office associates. Although this method of supervision is designed to comply with all applicable industry and regulatory requirements, it is possible that the Partnership is exposed to a risk of loss and a

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Item 1A. Risk Factors, continued

heightened regulatory risk arising from alleged financial crimes, fraud, imprudent or illegal actions of its financial advisors and/or CSTPs. Furthermore, the Partnership may be exposed to further losses if additional time passes before its supervisory personnel detect problem activity.

In addition, the Partnership leases its branch office spaces and a material increase in the value of real property across a broad geography may increase the amount of rent paid, which will negatively impact the Partnership’s profitability. Further, the Partnership is currently focused on placing financial advisors in urban markets, which tend to have higher rent costs and could negatively impact the Partnership’s profitability.

Risks Related to Business Operations

TECHNOLOGY TRANSFORMATION AND UPGRADE OF LEGACY SYSTEMS — Inefficient or ineffective technology can have a material negative effect on the client and colleague experience and the Partnership’s operations, profitability and reputation. The Partnership will continue to engage in significant digital and technology transformation initiatives in the future which may be costly and could lead to additional disruptions.

The Partnership has engaged in significant digital initiatives to modernize its technology and expects to continue to do so in the future. The velocity and complexity of change at the Partnership as well as the number of concurrent transformation initiatives may result in increased process and control execution risk and human capital risk, including resource sufficiency and key person risk. In addition, existing legacy technology infrastructure can be difficult to upgrade, modify, or train new associates to use, resulting in increased operational and cybersecurity risks. If the Partnership is unable to effectively transition its infrastructure to provide faster, more efficient and reliable technology with the automation of processes and controls, as well as increase its colleagues’ digital acumen, it may be unable to support the current business or future expansion. The Partnership’s inability to enhance technology at the pace of the industry could decrease client and colleague satisfaction and retention and negatively impact its ability to attract and retain clients, which could negatively impact the Partnership’s operations, profitability and reputation.

The Partnership’s increased cost from these digital initiatives may continue to adversely impact the Partnership’s profitability. Furthermore, with any major digital initiative or system replacement, there will be a period of education and adjustment for the branch and home office associates utilizing the tool or system. Following any upgrade or replacement, if the Partnership’s systems, tools or equipment do not operate properly, are disabled or fail to perform due to increased demand (which might occur during market upswings or downturns), or if a new tool, system or system upgrade contains a major problem, the Partnership could experience inefficiencies and unanticipated disruptions in service, including interrupted trading, slower response times, decreased client service and client satisfaction, poor user experience and delays in the introduction of new products and services, any of which could result in financial losses, liability to clients, regulatory intervention or reputational damage. Further, any use of new or emerging technologies, such as artificial intelligence, by the Partnership or the third parties it relies on may expose the Partnership to additional information security and legal risk, increased regulation and regulatory scrutiny, and risk of reputational harm.

TECHNOLOGY AND OPERATIONAL DISRUPTIONS — The inability to successfully process client transactions due to volume and volatility can have a material negative effect on the Partnership’s profitability, operations, reputation and regulatory compliance.

The Partnership processes, records and monitors a significant amount of client transactions daily. Transaction volume and volatility may result in unanticipated system interruptions, errors or downtime due to system capacity that could have a significant impact on the Partnership’s profitability, operations and reputation. Significant volatility in the number of client transactions and rebalancing activity may cause operational problems such as a higher incidence of failures to deliver and receive securities and errors in processing transactions, and such volatility may also result in increased personnel and related processing costs that could have a negative impact on the Partnership’s profitability. In the event the Partnership’s processes or systems are unable to handle transaction volatility and volumes, the Partnership may experience errors or extended periods of downtime to restore system functionality that could affect its ability to process and settle client transactions timely and accurately, potentially resulting in financial losses, disciplinary action by governmental agencies, SROs and/or other regulators and damage to the Partnership’s reputation. Additionally, the inability of the Partnership’s systems to accommodate a significant increase in the volume of transactions could also constrain its ability to expand its business. Furthermore, technology and operational disruptions could result in inaccurate books and records, which would expose the Partnership to disciplinary action by governmental agencies, SROs and other regulators.

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Item 1A. Risk Factors, continued

INVESTMENT ADVISORY ACTIVITIES — The Partnership’s investment advisory businesses may be affected by the investment performance of its portfolios and operational risks associated with the size of the programs.

Poor investment returns, due to either general market conditions or underperformance of programs constructed by the Partnership (relative to the programs of the Partnership’s competitors or to benchmarks) may affect the Partnership’s ability to retain existing AUC and to attract new clients or additional assets from existing clients. Reductions in AUC in programs which generate asset-based fees may result in a decrease in net revenue.

Based on the current size of the investment advisory programs, the programs may experience concentration risks associated with the level and percentage of holdings in individual funds within the programs which could result in additional operational and regulatory risks for the Partnership. As a result of the size of the programs, the Partnership is also exposed to the risk that trading volumes and program activity could impact the Partnership’s ability to process transactions in a timely manner.

PROPRIETARY MUTUAL FUNDS — The Partnership’s business may be affected by operational risks, investment performance and heightened regulatory requirements as a result of sponsoring proprietary mutual funds and managing sub-advisers and other third-party service providers.

As a sponsor and investment adviser to proprietary mutual funds, the Partnership, through its ownership of Olive Street, may experience additional operational risk and regulatory requirements attributed to Olive Street’s responsibilities to oversee the investment management of mutual funds. Due to the size and number of sub-advisers within the proprietary mutual funds, there is a heightened risk associated with the Partnership’s ability to perform ongoing due diligence and supervision. Poor investment returns, due to either general market conditions or underperformance, of proprietary mutual funds may affect the Partnership’s ability to expand the BB Trust, develop new mutual funds, attract new client assets, and retain existing client assets.

RELIANCE ON THIRD PARTIES — The Partnership’s dependence on third-party organizations exposes the Partnership to risks, including risk of disruption or loss if their products and services are no longer offered or supported or develop defects, concentration risk and information security risk.

The Partnership is dependent upon the availability, operational capacity and capability of a growing number of complex third parties. These third parties enable certain critical business operations including outsourcing services which had previously been performed by the Partnership, such as tools that support branch teams’ interactions with clients and enhance client experiences. The Partnership is subject to risk if these third parties are not able to support the Partnership’s business operations caused by information security incidents, environmental events or other business resilience failures or if the Partnership fails to adequately and routinely perform third party oversight.

The Partnership depends heavily on a small number of industry firms, especially those that execute securities transactions, to support the obligations it makes to its clients. Relying on a limited group of firms creates concentration risk. The Partnership’s critical third parties include NSCC, DTC, FICC and CDS. The inability of these organizations to promptly process securities transactions and satisfy clearing and depository obligations could result in substantial losses to the Partnership and delays in or disruptions to the delivery of cash or securities to clients due to the large volume of business.

The Partnership is also particularly dependent on Broadridge, which acts as the Partnership’s primary vendor for providing accounting and record-keeping for client accounts in both the U.S. and Canada. The Partnership’s communications and information systems are integrated with the information systems of Broadridge. There are relatively few alternative providers to Broadridge and although the Partnership has analyzed the feasibility of performing Broadridge’s functions internally, the Partnership may not be able to do it in a cost-effective manner or otherwise. The Partnership also utilizes certain products and services of BNY Mellon for mutual fund investments held by the Partnership’s clients and for certain trading activities. BNY Mellon’s products and services enable the Partnership to provide certain services to mutual funds, primarily shareholder accounting.

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Item 1A. Risk Factors, continued

Additionally, the Partnership is increasingly reliant on third parties throughout the branch operating system. Consequently, any technologies implemented by these third parties which are not compatible with the Partnership’s systems, or any other interruption or the cessation of service by these third parties as a result of systems limitations or failures, could cause unanticipated disruptions in the Partnership’s business which may result in financial losses and/or disciplinary action by governmental agencies, SROs and/or other regulators.

A significant portion of the Partnership’s revenue comes from commissions and service fees that the Partnership earns from third-party mutual fund and insurance companies for providing certain distribution and marketing support services for those companies’ products held by Edward Jones clients. For mutual funds, those commissions and service fees are based on the terms of mutual fund prospectuses. Substantial changes to the structure of the commissions and fees paid to the Partnership could have an adverse impact on asset-based and trading revenues.

INFORMATION SECURITY INCIDENTS AND FRAUD — Information security incidents affecting the Partnership’s systems, or those of third parties, and other fraudulent acts could lead to significant financial loss to the Partnership’s business and operations, significant liability, and harm to the Partnership’s reputation and client relationships.

The Partnership relies heavily on communications and information systems to conduct its business, including the secure processing, storage and transmission of confidential Firm and client data. The Partnership’s offices and its existing communications and information systems, including its backup systems, as well as the systems of third parties the Partnership relies on, are vulnerable to information security incidents, including breaches, damage or interruptions from human error, sabotage, cybersecurity attacks such as ransomware, computer viruses and other malicious code, intentional acts of vandalism, phishing communications and spoofing, and risks associated with emerging technologies such as artificial intelligence. The risk of these types of information security incidents occurring is ongoing and the ability to detect them is increasingly difficult, and there can be no assurance the Partnership will not experience losses in the future.

The Partnership, its third parties, its associates and its clients are subject to ongoing cybersecurity threats and attacks, the sophistication of which continues to rapidly evolve and become more complex. Cyberattacks can come from organized crime groups, hackers, terrorist organizations, extremist parties, hostile foreign governments and their proxies, state-sponsored actors, and activists. The Partnership has policies and procedures in place to monitor and detect cybersecurity risks and continues to improve its cybersecurity defenses, however, there is no guarantee that the Partnership will detect all cyberattacks or that its policies and procedures will adequately address the risk, detect a breach timely or enable the Partnership to respond effectively and recover quickly despite measures taken. While the Partnership has not experienced a material cyberattack, there is no assurance a cyberattack will not occur in the future, which could have a material impact on the Partnership’s financial condition and operating results.

If an information security incident was to occur, such an event could substantially disrupt the Partnership’s business by exposing the Partnership’s, its clients’ or third parties’ confidential information or causing interruptions or malfunctions in the Partnership’s or third parties’ operations. The Partnership is reliant on third parties’ timely communication of cybersecurity incidents that occur outside of the organization with potential impacts on the Partnership’s data and information. Additionally, in order to serve clients, the Partnership maintains personal information about current, former and prospective clients, partners and associates that is subject to various laws and regulations. Security incidents involving this type of information could subject the Partnership to significant liability and expenses that may not be covered by insurance. In addition, the Partnership’s reputation and business may suffer if such clients or associates experience data or financial loss from a significant security incident.

As the Firm continues to invest in and deploy new digital tools, platforms and client-facing technologies, its exposure to fraud risk is expected to increase. Enhancing digital capabilities may create additional opportunities for unauthorized access, account compromise or misuse of client information. While the Firm maintains a comprehensive control framework and continues to strengthen fraud-prevention measures, the evolving nature of digital threats may increase residual risk as technology adoption accelerates, which could result in increased financial loss, operational disruption, legal or regulatory consequences and harm to client trust. Further, incidents of fraud or other financial exploitation that evade the Firm’s client protection measures, particularly for its senior clients and other vulnerable groups, may result in increased risk of loss for the Partnership and harm to its reputation and client relationships.

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Item 1A. Risk Factors, continued

NEW STRATEGIES, SOLUTIONS AND PRODUCTS — The Partnership is subject to the risk that recently launched or potential new strategies, solutions, products, structures and relationships being developed or made available to the Partnership’s clients may not be successful; and if successful, the Partnership may contribute more capital, experience increased costs to support operations and could be subject to risks related to additional regulatory oversight, potential legislative changes and uncertainty of the resulting benefits for the Partnership, its partners, or its clients.

The Partnership has been actively pursuing and making substantial investments in additional strategies, solutions, products, structures and third-party relationships (collectively, “initiatives”) to meet clients’ planning, investing, saving, spending, borrowing and comprehensive needs. These initiatives include both potential future solutions currently in development as well as recently launched products and solutions such as Financial Planning Services, where clients receive a more personalized experience with additional planning capabilities. These initiatives also include targeting new clients: High Net Worth, focused on attracting and serving high net worth clients through expanded advice, planning, products and services across multiple service models; Workplace, which connects local business owners and their employees with financial solutions through their workplace; and a new digital platform, focused on attracting and retaining Next Generation investors. The success of new initiatives is dependent upon the broad adoption by financial advisors, CSTPs and home office associates and the Partnership cannot reliably predict the timing or outcome of the initiatives, and whether and to what extent the initiatives would yield benefits for the Partnership, its partners, and its clients. The Partnership’s exploration of these initiatives may result in the Partnership incurring substantial costs and continuing to commit a significant amount of capital to support their development and operations. Factors that could affect the profitability and success of the Partnership’s initiatives include, but are not limited to, unanticipated additional costs, the need for additional capital support, operational challenges, uncertain client demand, legislative and regulatory changes, compliance and oversight, any or all of which may adversely impact the Partnership’s results of operations, financial condition and liquidity.

Risks Related to Liquidity and Capital

LIQUIDITY — The Partnership’s business in the securities industry and ownership structure requires that sufficient liquidity be available to maintain its business activities, and it may not always have access to sufficient funds.

Liquidity, or ready access to funds, is essential to the Partnership’s business. A tight credit market could have a negative impact on the Partnership’s ability to maintain sufficient liquidity to meet its working capital needs. Short-term and long-term financing are two sources of liquidity that could be affected by rising and falling interest rates resulting in unattractive credit terms or a market in which lenders may reduce their lending to borrowers. There is no assurance that financing will be available at attractive terms, or at all, in the future. Additionally, the Partnership’s access to funds held at the broker-dealer is subject to regulatory capital requirements and may require approval from regulators. A significant decrease in the Partnership’s access to funds could negatively affect its business and financial management in addition to its reputation in the industry.

From time to time, the Partnership has offered and issued Interests to new or existing limited partners. Historically, the Partnership has experienced high participation in such offerings, and such offerings have provided a significant source of capital and liquidity to the Partnership. In the future, the Partnership may elect to conduct additional offerings of such Interests to raise capital for the Partnership and thereby increase capital and liquidity. If the Partnership experiences reduced rates of participation or the amount of capital raised in such offerings is less than the Partnership’s historical experience or expectations, the Partnership’s available liquidity may be impacted, and the Partnership may be required to seek other sources of liquidity.

A significant volume of withdrawals by limited partners, subordinated limited partners or general partners would reduce the Partnership’s available liquidity and capital. Additionally, limited partners who finance all or a portion of their limited partner interests with bank loans must pay interest on their loan regardless of the amount of distributions received, and therefore may be more likely to request the withdrawal of capital to repay such obligations.

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Item 1A. Risk Factors, continued

CAPITAL REQUIREMENTS; UNIFORM NET CAPITAL AND CUSTOMER PROTECTION RULES — The Uniform Net Capital Rule imposes minimum net capital requirements and could limit the Partnership’s ability to engage in certain activities which are crucial to its business. The Customer Protection Rule may limit the rate of return the Partnership could earn on cash and investments.

Adequacy of capital is vitally important to broker-dealers, and lack of sufficient capital may limit the Partnership’s ability to compete effectively. In particular, lack of sufficient capital or compliance with the Uniform Net Capital Rule may limit Edward Jones’ ability to commit to certain securities activities such as trading and its ability to expand margin account balances, as well as its commitment to new activities requiring an investment of capital. FINRA regulations and the Uniform Net Capital Rule may restrict Edward Jones’ ability to expand its business operations, including opening new branch offices or hiring additional financial advisors. Consequently, a significant operating loss or an extraordinary charge against net capital could adversely affect Edward Jones’ ability to expand or even maintain its present levels of business.

Pursuant to the Customer Protection Rule, the Partnership has cash and investments segregated in special reserve bank accounts for the benefit of U.S. clients. Banking regulations and the interest rate environment may impact the Partnership’s ability to continue to find financial institutions at which to place those segregated client funds and earn a reasonable rate of return on those funds. Additionally, the Partnership has significant investments in U.S. treasuries and certificates of deposit to help facilitate cash management for the Firm and regulatory reserve requirements for its clients. In the event of a significant and sudden change to the customer reserve requirements, the Partnership may experience liquidity restraints and have to sell the investments at a loss, which may negatively impact the Partnership’s profitability.

In the U.S., Edward Jones may be required to restrict its withdrawal of capital in order to meet its net capital requirements. In addition to the regulatory requirements applicable to Edward Jones, Trust Co. and EJ Canada are subject to regulatory capital requirements in the U.S. and in Canada, respectively. Failure by the Partnership to maintain the required regulatory capital for any of its subsidiaries may subject it to disciplinary actions by the SEC, FINRA, CIRO, OCC or other regulatory bodies, which could ultimately require its liquidation.

LACK OF CAPITAL PERMANENCY — Because the Partnership’s capital is subject to mandatory redemption either upon the death or withdrawal request of a partner, the capital is not permanent and a significant mandatory redemption could lead to a substantial reduction in the Partnership’s capital, which could, in turn, have a material adverse effect on the Partnership’s business.

Under the terms of the Partnership Agreement, a partner’s capital is required to be redeemed by the Partnership in the event of the partner’s death, subject to compliance with ongoing regulatory capital requirements. In addition, partners may request withdrawals from their capital accounts, subject to certain limitations on the timing of those withdrawals and regulatory capital requirements. Accordingly, the Partnership’s capital is not permanent and is dependent upon current and future partners to both maintain their existing capital and make additional capital contributions in the Partnership. Any withdrawal requests by general partners, subordinated limited partners or limited partners would reduce the Partnership’s available liquidity and capital. The Managing Partner may decline a withdrawal request if that withdrawal would result in the Partnership violating any agreement, such as a loan agreement, or any applicable laws, rules or regulations.

Under the terms of the Partnership Agreement, limited partners requesting withdrawal from the Partnership are repaid their capital in three equal annual installments beginning no earlier than 90 days after their withdrawal notice is received by the Managing Partner. The capital of general partners requesting withdrawal from the Partnership is, at the discretion of the Managing Partner, to be redeemed by the Partnership within 60 days of the actual withdrawal or, if not timely redeemed, converted to subordinated limited capital. Subordinated limited partners requesting withdrawal are repaid their capital in six equal annual installments beginning no earlier than 90 days after their request for withdrawal of capital is received by the Managing Partner. The Managing Partner has discretion to waive or modify these withdrawal restrictions and to accelerate the return of capital. Redemptions upon the death of a partner are generally required to be made within six months of the date of death. Due to the nature of the redemption requirements of the Partnership’s capital as set forth in the Partnership Agreement, the Partnership accounts for its capital as a liability, in accordance with U.S generally accepted accounting principles (“GAAP”). If the Partnership’s capital declines by a substantial amount due to partner deaths or withdrawals, the Partnership may not have sufficient capital to operate or expand its business or to meet withdrawal requests by partners. The risk of withdrawal requests could increase during periods of decreased profitability or potential losses, which may impact the Partnership’s results of operations.

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Item 1A. Risk Factors, continued

CREDIT RISK — The Partnership is subject to credit risk due to the nature of the transactions it processes for its clients.

The Partnership is exposed to the risk that third parties who owe it money, securities or other assets will not meet their obligations. Many of the transactions in which the Partnership engages expose it to credit risk in the event of default by its counterparty or client, such as cash balances held at various major U.S. financial institutions, which typically exceed FDIC insurance coverage limits. In addition, the Partnership’s credit risk may be increased when the collateral it holds cannot be realized or is liquidated at prices insufficient to recover the full amount of the obligation due to the Partnership.

RISKS RELATED TO AN INVESTMENT IN LIMITED PARTNER INTERESTS AND PROFITS INTERESTS

HOLDING COMPANY — JFC is a holding company; as a consequence, JFC’s ability to satisfy its obligations under the Partnership Agreement will depend in large part on the ability of its subsidiaries to pay distributions, dividends and intercompany payments to JFC, which is restricted by law, regulation and contractual obligations, and which may be impacted by tax or business strategy.

Since JFC is a holding company, the principal sources of cash available to it are distributions or dividends from its subsidiaries and other payments under intercompany arrangements with its subsidiaries. Accordingly, JFC’s ability to generate the funds necessary to satisfy its obligations with respect to the Interests and Profits Interests, including the 7 1⁄2% payment to Class A limited partners pursuant to the Partnership Agreement (the “7 1⁄2% Payment”), will be dependent on distributions, dividends, and intercompany payments to JFC from its subsidiaries, and if those sources are insufficient, JFC may be unable to satisfy such obligations.

JFC’s principal operating subsidiaries, Edward Jones and EJ Canada, are subject to various statutory and regulatory restrictions applicable to broker-dealers generally that limit the amount of cash distributions, dividends, loans and advances that those subsidiaries may pay to JFC. Regulations relating to capital requirements affecting some of JFC’s subsidiaries also restrict their ability to pay distributions or dividends and make loans to JFC. See Part I, Item 1 – Business – Regulation for a discussion of these requirements.

In addition, JFC’s subsidiaries may be restricted under the terms of their financing arrangements from paying distributions or dividends to JFC, or may be required to maintain specified levels of capital. Moreover, JFC or its subsidiaries may enter into financing or other contractual arrangements in the future which may include additional restrictions or debt covenant requirements further restricting distributions to JFC, which may impact JFC’s ability to make distributions to its limited partners and its Profits Interests holders.

JFC’s ability to make distributions may also be impacted by tax or business strategies that result in distributions, dividends, and intercompany payments being made to entities in JFC’s organizational structure other than JFC.

SUFFICIENCY OF DISTRIBUTIONS TO REPAY FINANCING — Limited partners may finance their purchase of the Interests with a bank loan. The Partnership does not guarantee those loans, and distributions may be insufficient to pay the interest or principal due on the loans.

Many limited partners finance the purchases of their Interests by obtaining personal bank loans. Any such bank loan agreement is between the limited partner and the bank. The Partnership performs certain administrative functions for the majority of limited partner bank loans, but does not guarantee the bank loans, nor can limited partners pledge their Interests as collateral for the bank loan. Limited partners who have chosen to finance a portion of the purchase price of their Interests assume all risks associated with the loan, including the legal obligation to repay the loan.

There is no assurance that distributions from the Partnership will be sufficient to pay the interest on a limited partner’s loan or repay the principal amount of the loan at or prior to its maturity. Furthermore, in the event the Partnership experiences a loss which leads to its liquidation, there is no assurance there will be sufficient capital available to distribute to the limited partners for the repayment of any loans.

PART I

Item 1A. Risk Factors, continued

NON-VOTING INTERESTS; NON-TRANSFERABILITY OF INTERESTS; ABSENCE OF MARKET AND PRICE FOR INTERESTS — The Interests and Profits Interests are non-voting and non-transferable and no market for the Interests or Profits Interests exists or is expected to develop. The price of Interests only represents book value and Profits Interests have no book value.

None of the limited partners or Profits Interests holders in their capacity as limited partners or Profits Interests holders may vote or otherwise participate in the management of the Partnership’s business. The Partnership Agreement may be amended without the consent of the limited partners, Profits Interests holders or subordinated limited partners by (a) the Managing Partner, upon the affirmative vote of a majority of the Enterprise Leadership Team (“ELT”), or (b) by the general partners holding a majority of the voting Interests. None of the limited partners or Profits Interests holders may sell, pledge, exchange, transfer or assign their Interests or Profits Interests without the express written consent of the Managing Partner (which is not expected to be given).

Because there is no market for the Interests or Profits Interests, there is no fair market value for the Interests or Profits Interests. The price ($1,000 per Interest) at which the Interests were offered represents the book value of each Interest. The Partnership’s capital could decline to a point where the book value of the Interests could be less than the price paid. Profits Interests have no book value, are not redeemable for any value in the future, and expire upon the earlier of the redemption of the Profits Interests or at the end of their stated term.

RISK OF DILUTION — The Interests and Profits Interests may be diluted from time to time, which could lead to decreased returns to the limited partners and Profits Interests holders.

The Managing Partner has the ability, in their sole discretion, to admit any limited partner and determine the amount of capital that each such limited partner shall be entitled to maintain and to issue profits interests to Profits Interest holders at such times and in such amounts as determined by the Managing Partner. The Partnership filed Registration Statements on Form S-8 with the SEC on February 9, 2026 and November 10, 2025, respectively, to register Profits Interests with aggregate Notional Capital Contributions not to exceed $100, to be issued pursuant to the Partnership’s 2026 Profits Interest Plan (the “2026 Plan”), and $1,400 of Class B limited partner interests pursuant to the Partnership’s 2025 Class B Employee Limited Partner Interest Purchase Plan (the “2025 Plan”). The Partnership previously registered $700 of limited partner interests (now Class A limited partner interests per the Partnership Agreement) issuable pursuant to the Partnership’s 2021 Employee Limited Partnership Interest Purchase Plan (the “2021 Plan”). In 2023, the Partnership issued $568 of Class A limited partner interests under the 2021 Plan and the remaining $132 may be issued at the discretion of the Managing Partner in the future.

The issuance of additional Class A limited partner interests will decrease the Partnership’s net income by the 7 1⁄2% Payment for the additional Class A limited partner interests, and holders of existing Interests and Profits Interests may experience decreased returns on their investment because the amount of the Partnership’s net income they participate in may be reduced as a consequence. Accordingly, the issuance of additional Class A limited partner interests will reduce the Partnership’s net income and profitability. Class B limited partners will only receive allocations and distributions based on the Partnership’s net income and will not receive the 7 1⁄2% Payment to which Class A limited partners are entitled under the Partnership Agreement.

In 2025, the Partnership retained 17.2% of the general partners’ net income as capital which is credited monthly to the General Partners’ Adjusted Capital Contributions (as defined in the Partnership Agreement). Retention for 2026 is expected to be 22.5%. Such retention, along with any additional capital contributions by general partners, will reduce the percentage of participation in net income by limited partners and Profits Interests holders. There is no requirement to retain a minimum amount of general partners’ net income, and the percentage of retained net income could change at any time in the future. In accordance with the Partnership Agreement, the percentage of income allocated to limited partners and Profits Interests holders is reset annually and the amount of retained general partner income reduces the income allocated to limited partners and Profits Interests holders.

PART I

Item 1A. Risk Factors, continued

LIMITATION OF LIABILITY; INDEMNIFICATION — The Partnership Agreement limits the liability of the Managing Partner and general partners by indemnifying them under certain circumstances, which may limit a limited partner’s and a Profits Interests holder’s rights against them and could reduce the accumulated profits distributable to limited partners and Profits Interests holders.

The Partnership Agreement provides that none of the general partners, including the Managing Partner, will be liable to any person for any acts or omissions performed or omitted by such partner on behalf of the Partnership (even if such action, omission or failure to act constituted negligence) as long as such partner has (a) not committed fraud, (b) acted in subjective good faith or in a manner which did not involve intentional misconduct, a knowing violation of law or which was grossly negligent, and (c) not derived improper personal benefit.

The Partnership also must indemnify any general partner, including the Managing Partner, from any claim in connection to acts or omissions performed in connection with the business of the Partnership and from costs or damages stemming from a claim attributable to acts or omissions by such partner, unless such act or omission was not in good faith on behalf of the Partnership, was not in a manner reasonably believed by the partner to be within the scope of their authority, and was not in the best interests of the Partnership. The Partnership does not have to indemnify any general partner, including the Managing Partner, in instances of fraud, for acts or omissions not in good faith or which involve intentional misconduct, a knowing violation of the law, or gross negligence, or for any acts or omissions where such partner derived improper personal benefit.

As a result of these provisions, the limited partners and Profits Interests holders have more limited rights against such partners than they would have absent the limitations in the Partnership Agreement. Indemnification of the general partners could deplete the Partnership’s assets unless the Partnership’s indemnification obligation is covered by insurance, which the Partnership may or may not obtain, or which insurance may not be available at a reasonable price or at all or in an amount sufficient to cover the indemnification obligation. The Partnership Agreement does not provide for indemnification of limited partners or Profits Interests holders.

RISK OF LOSS — The Interests are equity interests in the Partnership. As a result, and in accordance with the Partnership Agreement, the right of return of a limited partner’s Capital Contribution (as defined in the Partnership Agreement) is subordinate to all existing and future claims of the Partnership’s general creditors, including any of its subordinated creditors.

In the event of a partial or total liquidation of the Partnership or in the event there were insufficient Partnership assets to satisfy the claims of its general creditors, the limited partners may not be entitled to receive their entire Capital Contribution amounts back. Limited partner capital accounts are not guaranteed. However, both Class A limited partners and Class B limited partners would be entitled to receive the return of their aggregate Capital Contributions before the return of any capital contributions to the subordinated limited partners or the general partners. If the Partnership experiences losses in any year but liquidation procedures described above are not undertaken and the Partnership continues, the amounts of such losses would be absorbed in the capital accounts of the partners as described in the Partnership Agreement, and each Class A limited partner in any event remains entitled to receive the 7 1⁄2% Payments under the terms of the Partnership Agreement. However, as there would be no net income in such a year, limited partners would not receive any sums representing participation in net income of the Partnership. In addition, although the amount of the 7 1⁄2% Payments to Class A limited partners are charged as an expense to the Partnership and are payable whether or not the Partnership earns any net income during any given period, no reserve fund has been set aside to enable the Partnership to make such payments. Therefore, such payments to the Class A limited partners are subject to the Partnership’s ability to service the 7 1⁄2% Payment, of which there is no assurance.

STATUS AS PARTNER FOR TAX PURPOSES AND TAX RISKS — Limited partners and Profits Interests holders are subject to income tax liabilities on the Partnership’s income, whether or not income is distributed, and may have an increased chance of being audited. Limited partners and Profits Interests holders may also be subject to passive loss rules as a result of their investment.

Limited partners and Profits Interests holders are required to file tax returns and pay income tax in U.S. jurisdictions in which the Partnership operates and in their place of residence or domicile. Any costs of obtaining professional tax advice or preparation of tax returns are the responsibility of the limited partner or the Profits Interests holder and may be significant.

PART I

Item 1A. Risk Factors, continued

Limited partners and Profits Interests holders are liable for income taxes on their share of the Partnership’s taxable income. The amount of the Partnership’s taxable income that is allocated to a limited partner and a Profits Interests holder may significantly exceed the amount of the Partnership’s net income that is allocated and distributed to the limited partner and the Profits Interests holder.

A limited partner’s and a Profits Interests holder’s share of the Partnership’s income or losses could be subject to the passive loss rules. Under specific circumstances, certain income may be classified as portfolio income or passive income for purposes of the passive loss rules. In addition, under certain circumstances, a limited partner or a Profits Interests holder may be allocated a share of the Partnership’s passive losses, the deductibility of which will be limited by the passive loss rules.

The Partnership’s income tax returns may be audited by government authorities. Under U.S. federal audit and administrative procedures applicable to partnerships, any U.S. federal income taxes, penalties (including any accuracy-related penalties), and interest resulting from adjustments to Partnership tax items, including adjustments made pursuant to an IRS audit, generally will be imposed on the Partnership in the year in which the adjustments are made or otherwise become final. If, as a result of adjustments to Partnership tax items, the Partnership is required to make payments in respect of taxes, penalties and interest, the Partnership’s profitability could be negatively impacted and cash available for distribution to our partners may be substantially reduced. Moreover, an audit of the Partnership’s income tax returns may result in the audit of the returns of the limited partners or the Profits Interests holders and may require an amendment of their tax returns with the possibility of interest and penalty assessments.

FOREIGN EXCHANGE RISK FOR CANADA RESIDENTS — Each Canadian resident limited partner has the risk that they will lose value on their investment in the Interests due to fluctuations in the applicable exchange rate; furthermore, Canadian resident limited partners may owe tax on a disposition of their Interests solely as the result of a movement in the applicable exchange rate.

All investors purchase Interests using U.S. dollars. As a result, limited partners who reside in Canada may risk having the value of their investment, expressed in Canadian currency, decrease over time due to movements in the applicable currency exchange rates. Accordingly, such limited partners may have a loss upon disposition of their investment solely due to a downward fluctuation in the applicable exchange rate.

In addition, changes in exchange rates could have an impact on Canadian federal income tax consequences for a limited partner, if such limited partner is a resident in Canada for purposes of the Canadian Tax Act. The disposition by such limited partner of an Interest, including as a result of the withdrawal of the limited partner from the Partnership or the Partnership’s dissolution, may result in the realization of a capital gain (or capital loss) by such limited partner. The amount of such capital gain (or capital loss) generally will be the amount, if any, by which the proceeds of disposition of such Interest, less any reasonable costs of disposition, each expressed in Canadian currency using the exchange rate on the date of disposition, exceed (or are exceeded by) the adjusted cost base of such Interest, expressed in Canadian currency using the exchange rate on the date of each transaction that is relevant in determining the adjusted cost base. Accordingly, because the exchange rate for those currencies may fluctuate between the date or dates on which the adjusted cost base of a limited partner’s Interest is determined and the date on which the Interest is disposed of, a Canadian-resident limited partner may realize a capital gain or capital loss on the disposition of their Interest solely as a result of fluctuations in exchange rates.

PART I

ITEM 1B. UNRESOLVED STAFF COMMENTS

None.

ITEM 1C. CYBERSECURITY

The Partnership has an enterprise risk management framework that includes assessing, identifying and managing material risks from cybersecurity threats, overseen by the ELT, Audit & Risk Committee and Enterprise Risk Management Committee (“ERMC”). See Part III, Item 10 – Risk Management for a description of the Partnership’s overall risk management and governance.

The Partnership’s cybersecurity program is led by a Chief Information Security Officer (“CISO”) with more than 19 years of experience in computer crimes and cybersecurity across the defense and financial services sectors. The CISO serves on the National Technology Security Coalition board and participates in the Financial Services CISO Forum, bringing extensive technical expertise and strong industry engagement to the oversight and management of the Partnership’s cybersecurity risks.

The Partnership seeks to protect the confidentiality, integrity, and availability of its information systems and data through layered defenses designed to facilitate management of cybersecurity risks across six key domains: identification, protection, detection, response, recovery and governance. The Partnership developed its cybersecurity program in consultation with the National Institute of Standards and Technology Cyber Security Framework. The Partnership’s cybersecurity risk management processes include regular network, endpoint and electronic communication monitoring, access controls, vulnerability scanning and assessments, annual information security training for associates and tabletop exercises to inform associates’ risk identification and assessment. In addition, the Partnership monitors for cybersecurity threats by conducting regular reviews of the cybersecurity threat landscape, maintaining dedicated internal teams to monitor for and respond to insider threats and potential cybersecurity incidents.

The Partnership supplements its internal resources with third-party security consultants to support tabletop exercises, conduct assessments and penetration testing of key information security controls, and provide after-hours, surge, and incident-response support. To mitigate third-party cybersecurity risk, the Partnership performs due diligence on prospective service providers that process or store information and negotiates contractual requirements to ensure the service provider maintains appropriate data-security policies and controls. The Partnership also maintains processes to monitor information security incidents and other disruptions affecting the third-party systems on which it relies.

The Partnership has a dedicated Cyber Risk Management (“CRM”) function and corresponding team that is responsible for tracking identified cybersecurity risks, advising on the Partnership’s information security and cybersecurity policies, processes and procedures and monitor remediation activities. The CRM team also conducts initial and periodic due diligence on third-party vendors to evaluate the strength of their security control processes and procedures and associated governance capabilities. In performing its functions, the CRM team coordinates regularly with other risk management teams at the Partnership, as well as the CISO.

The Partnership maintains a Privacy and Information Security Incident Response Plan (“IRP”) that outlines the processes used to identify, assess, classify, escalate and respond to potential cybersecurity incidents and other disruptions of information systems or data. All investigation and reporting pursuant to the IRP is conducted at the direction of the Partnership’s Chief Privacy Officer. Associates are required to promptly report any suspicious or inappropriate activity and have access to a tool to report suspected cybersecurity threats received via email. Pursuant to the IRP, once a cybersecurity event is identified, it is ascribed a severity level and/or associated tasks and cases in order to appropriately track and handoff any response and remediation efforts across responsible teams. The IRP also defines roles, responsibilities, and on-call escalation paths to support clear communication and coordination of incidents with key stakeholders. Information security events are managed by designated teams whose roles and responsibilities are defined to facilitate quick, effective, and orderly responses. The Chief Privacy Officer, in collaboration with the CISO, is required to review the IRP on at least an annual basis, which may include the incorporation of any lessons learned from prior incidents or changes in the risk environment.

The Partnership has an enterprise-wide business resiliency program, policy and framework designed to prepare for and mitigate disruption to the Partnership’s business operations from incidents, including cybersecurity events. The program incorporates risk assessment, business impact analysis, response plan development, training, testing, and ongoing maintenance to support continuity of critical operations. The Business Resilience Department is responsible for developing

PART I

Item 1C. Cybersecurity, continued

and maintaining the Partnership’s business resiliency policy and framework and overseeing the program’s implementation in collaboration with sponsors and leaders across the Firm’s business areas. A Business Resilience Oversight Group comprised of general partners meets at least semi-annually and provides oversight of business resilience strategy, risk management, resources, performance, and integration into business processes. Specific elements of business continuity plans vary based on the nature of the processes involved but include planning related to human capital, real estate, third-party relationships and technology infrastructure. As part of its business resiliency planning, the Partnership has data centers in two geographically distinct locations and evaluates the data center locations of its third-parties. Notwithstanding these measures, a prolonged interruption at any site or of critical systems or software may result in an extended delay of service to the Partnership’s clients and substantial costs and expenses.

The Partnership, in the normal course of business, at times experiences cybersecurity threats and incidents affecting its data or systems or systems of third parties relied on by the Partnership, and the Partnership’s programs and measures discussed above may not be successful in preventing or mitigating a cybersecurity incident that could have a material adverse effect in the future. The Partnership has not identified any previous cybersecurity incidents that have materially affected or are reasonably likely to have a material effect on its business strategy, reputation, financial condition or results of operations. For information on material risks of potential cybersecurity threats, refer to Part I, Item 1A – Risk Factors – Risks Related to Business Operations – Information Security Incidents and Fraud.

ITEM 2. PROPERTIES

The Partnership primarily conducts its U.S. home office operations from two campuses in St. Louis, Missouri and one campus in Tempe, Arizona. As of December 31, 2025, the Partnership had 11 home office buildings. The Partnership owns 10 of the buildings and leases its Canada home office in Mississauga, Ontario and the land for the Tempe, Arizona campus.

The Partnership also maintains facilities in 14,916 branch locations as of December 31, 2025, which are located in the U.S. and Canada and are predominantly rented under cancelable leases. See Part II, Item 8 – Financial Statements and Supplementary Data – Notes 2 and 16 to the Consolidated Financial Statements for information regarding lease liabilities and related party transactions, respectively.

PART I

ITEM 3. LEGAL PROCEEDINGS

Currently, there are not any material pending legal or regulatory matters, other than ordinary routine litigation and regulatory matters, including arbitrations, class actions, other litigation, and examinations, investigations and proceedings by governmental authorities, self-regulatory organizations and other regulators, and other actions and claims incidental to the business, to which the Partnership is a party or of which any of the Partnership’s property is the subject. In the normal course of business, the Partnership is subject to claims, regulatory matters and litigation arising in connection with our business activities. While the outcome of any claim, regulatory matter or litigation is inherently unpredictable, the Partnership cannot guarantee the ultimate resolution of these matters, individually or in the aggregate, or whether they will result in a material impact on its financial condition, results of operations, or cash flows. For information concerning the Partnership’s legal proceedings, refer to Part II, Item 8 – Financial Statements and Supplementary Data – Note 14 to the Consolidated Financial Statements.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

There is no established public trading market for the Partnership’s Interests or Profits Interests and their assignment or transfer is prohibited without the express written consent of the Managing Partner (which is not expected to be given). As of February 27, 2026, the Partnership had 34,289 limited partners and 4,917 Profits Interests holders.

ITEM 6. [RESERVED]

PART II

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis is intended to help the reader understand the results of operations, financial condition and cash flows of the Partnership. Management’s Discussion and Analysis should be read in conjunction with the Partnership’s Consolidated Financial Statements and accompanying notes included in Part II, Item 8 – Financial Statements and Supplementary Data of this Annual Report on Form 10-K. For discussions surrounding the earliest of the three years presented below, refer to Part II, Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2024. All amounts are presented in millions, except as otherwise noted.

Introduction

The Partnership is a leading financial services firm which operates throughout North America in the U.S. and Canada. The Partnership’s more than 20,000 financial advisors (“FA”) serve more than 9 million clients with a total of $2.5 trillion in client assets under care as of December 31, 2025. The Partnership’s purpose is to partner for positive impact to improve the lives of its clients and colleagues, and together, better our communities and society. Through the dedication of the Firm’s approximately 55,000 associates and our branch presence in 68% of U.S. counties and all Canadian provinces, the Firm is committed to helping improve the financial fulfillment for tens of millions of long-term investors across North America by providing comprehensive, personalized planning and professional advice.

Edward Jones Bank

In February 2026, the UDFI and the FDIC conditionally approved the Partnership’s application to establish Edward Jones Bank as a Utah-chartered and FDIC-insured industrial bank headquartered in the Salt Lake City, Utah, area. Presently, the Partnership expects to open the Edward Jones Bank by early 2027. For information on material risks related to Edward Jones Bank, refer to Part I, Item 1A – Risk Factors – Risks Related to Legal and Regulatory Matters – Bank Application Approval.

Basis of Presentation

The Partnership broadly categorizes its net revenues into four categories: fee revenue, trade revenue, net interest and dividends revenue (net of interest expense) and other revenue, net. In the Partnership’s Consolidated Statements of Income, fee revenue is composed of asset-based fees and account and activity fees. Asset-based fees include advisory program fees which are based on the average daily market value of client assets in the program, as well as contractual rates. These fees are impacted by changes in market values of the assets and by client dollars invested in and divested from the accounts. Account and activity fees are impacted by the number of client accounts and the variety of services provided to those accounts, among other factors. Trade revenue is composed of commissions and principal transactions revenue. Commissions revenue is earned from the distribution of mutual fund shares and insurance products and the purchase or sale of securities. Principal transactions revenue primarily results from the Partnership’s distribution of and participation in principal trading activities in municipal obligations, certificates of deposit and corporate obligations. Trade revenue is impacted by the trading volume (client dollars invested), mix of the products in which clients invest and the size of trades, all of which may be impacted by market volatility, and margins earned on the transactions. Net interest and dividends revenue is impacted by the amount of cash and investments, receivables from and payables to clients, the variability of interest rates earned and paid on such balances, the number of Class A limited partner interests outstanding and the balances of Partnership loans. Other revenue, net, primarily consists of unrealized gains and losses associated with changes in the fair market value of investment securities, resulting from changes in market levels and the interest rate environment.

PART II

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

OVERVIEW

The following table sets forth the change in major categories of the Consolidated Statements of Income as well as several key related metrics for the last three years. Management of the Partnership relies on this financial information and the related metrics to evaluate the Partnership’s operating performance and financial condition.

	For the years ended December 31,			% Change
	2025	2024	2023	‘25 vs. ‘24
Revenue:
Fee revenue	$14,885	$13,163	$11,264	13%

% of net revenue	84%	82%	82%
Trade revenue	1,832	1,760	1,482	4%

% of net revenue	10%	11%	11%
Interest and dividends	1,062	1,204	1,167	-12%
Other revenue, net	118	130	167	-9%

Total revenue	17,897	16,257	14,080	10%
Interest expense	197	253	282	-22%

Net revenue	17,700	16,004	13,798	11%
Operating expenses	15,610	14,023	12,186	11%

Income before allocations	$2,090	$1,981	$1,612	6%

Related metrics:
Income before allocations margin(1)	11.7%	12.2%	11.4%	-4%
Client assets under care ($ billions):
Total:
At year end	$2,481	$2,171	$1,919	14%
Average	$2,311	$2,070	$1,764	12%
Advisory programs:
At year end	$1,080	$862	$743	25%
Average	$973	$815	$674	19%
Client households at year end	6.7	6.6	6.3	2%
Net new assets for the year ($ billions)(2)	$74	$74	$97	—
Financial advisors (actual):
At year end	20,425	20,125	19,232	1%
Average	20,331	19,650	18,945	3%

(1)	Income before allocations margin is income before allocations expressed as a percentage of total revenue.
(2)	Net new assets represents cash and securities inflows and outflows, excluding mutual fund capital gain distributions received by U.S. clients.

PART II

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

OVERVIEW FOR THE YEAR ENDED DECEMBER 31, 2025 VERSUS DECEMBER 31, 2024

The Partnership ended the year with a 14% increase in client AUC to $2.5 trillion, including $1.1 trillion of advisory programs AUC. Average client AUC increased 12%, reflecting increases in the market value of client assets, as well as the cumulative impact of net new assets gathered during the year. Advisory programs’ average AUC increased 19% due to higher average market levels and the increased investment of client dollars into advisory programs. Net new assets of $74 billion was relatively flat compared to 2024. The Partnership ended the year with 20,425 financial advisors.

Net revenue increased 11% to $17,700 in 2025, primarily due to an increase in asset-based fee revenue, partially offset by a decrease in interest and dividends revenue. The increase in asset-based fee revenue was primarily due to growth in advisory programs, driven by higher average market levels, as well as the continued increase in investment of client dollars in advisory programs. The decrease in interest and dividends revenue was primarily due to reduced interest income earned on short-term investments in U.S. treasuries, cash balances held at banks and reverse repurchase agreements from lower interest rates.

Operating expenses increased 11% to $15,610 in 2025, primarily due to increases in compensation and benefits expense, variable compensation and communications and data processing expense. Financial advisor compensation and benefits increased primarily due to increases in revenues on which commissions are earned. Home office and branch compensation and benefits expense increased primarily due to higher average wages, increases in healthcare costs, and separation costs associated with Enterprise Reimagined, an initiative the Firm believes will create more efficient operations by restructuring and reducing the size of the home office, removing redundancies, and adopting new capabilities and technology to deliver more value and a better client experience. Variable compensation increased due to increased branch and overall Firm profitability. Communications and data processing increased due to continued investments in new tools and technology and higher depreciation expense as a result of these recent investments.

Overall, the increase in net revenue, partially offset by the increase in operating expenses, generated income before allocations of $2,090, a 6% increase from 2024. Income before allocations margin was 11.7%, reflecting a strategic balance between investing in the future and current financial results.

PART II

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2025, 2024 AND 2023

The discussion below details the significant fluctuations and their drivers for each of the major categories of the Partnership’s Consolidated Statements of Income.

Fee Revenue

Fee revenue, which consists of asset-based fees and account and activity fees, increased 13% in 2025 to $14,885 compared to 2024. A discussion of fee revenue components follows.

	For the years ended December 31,			% Change
	2025	2024	2023	‘25 vs. ‘24
Fee revenue:
Asset-based fee revenue:
Advisory programs fees	$11,075	$9,463	$7,814	17%
Service fees	1,701	1,627	1,476	5%
Cash solutions fees	553	580	578	-5%
Other asset-based fees	809	738	650	10%

Total asset-based fee revenue	$14,138	$12,408	$10,518	14%

Account and activity fee revenue:
Shareholder accounting services fees	463	466	462	-1%
Other account and activity fee revenue	284	289	284	-2%

Total account and activity fee revenue	747	755	746	-1%

Total fee revenue	$14,885	$13,163	$11,264	13%

Related metrics ($ billions) (1):
Average advisory programs AUC	$973	$815	$674	19%
Average AUC of mutual fund assets held outside of advisory programs	$701	$641	$551	9%

(1)	Prior year numbers were updated to conform to current year presentation to include Canada.

Overall asset-based fee revenue increased 14% to $14,138 in 2025 compared to 2024, primarily due to increases in revenue from advisory programs fees. Growth in revenue from advisory programs was due to higher average market levels, as well as the continued increase in investment of client dollars into advisory programs.

PART II

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

Trade Revenue

Trade revenue, which consists of commissions and principal transactions, increased 4% to $1,832 in 2025 compared to 2024. A discussion of trade revenue components follows.

	For the years ended December 31,						% Change
	2025		2024		2023		‘25 vs. ‘24
Trade revenue:
Commissions revenue:
Equities	$678		$614		$500		10%
Mutual funds	450		480		399		-6%
Insurance products and other	450		439		351		3%

Total commissions revenue	1,578		1,533		1,250		3%
Principal transactions	254		227		232		12%

Total trade revenue	$1,832		$1,760		$1,482		4%

Related metrics:
Client dollars invested ($ billions)(1):
Equities	$50.4	23%	$44.0	19%	$34.0	15%	15%
Mutual funds	29.2	14%	31.1	14%	23.9	10%	-6%
Insurance products and other	16.9	8%	15.8	7%	12.3	5%	7%
Principal transactions	116.8	55%	136.5	60%	162.2	70%	-14%

Total client dollars invested	$213.3		$227.4		$232.4		-6%

Margin per $1,000 invested	$8.6		$7.7		$6.4		12%
U.S. business days	250		252		250		-1%

(1)	Percentages represent client dollars invested in each product as a percent of total client dollars invested.

The increase in trade revenue in 2025 compared to 2024 was primarily due to increases in equities commissions revenue and principal transactions revenue, partially offset by a decrease in mutual funds commissions revenue due to lower client dollars invested. Equities commissions revenue increased from higher client dollars invested in equities. Principal transactions revenue increased from higher margins earned on fixed income products, despite lower client dollars invested due to a product mix shift. Overall margin increased with a lower proportion of client dollars invested in short maturity principal transaction products, notably certificates of deposits, which earn lower margins than equity products.

Net Interest and Dividends

Net interest and dividends revenue decreased $86 to $865 in 2025 compared to 2024. The decrease was primarily due to reduced interest income earned on short-term investments in U.S. treasuries, cash balances held at banks and reverse repurchase agreements, partially offset by a decrease in customer credit interest expense paid on client balances. Overall, the decrease reflects the impact of a lower interest rate environment and lower average balances.

PART II

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

Operating Expenses

Operating expenses increased 11% in 2025 to $15,610 compared to 2024. A discussion of operating expense components follows.

	For the years ended December 31,			% Change
	2025	2024	2023	‘25 vs. ‘24
Operating expenses:
Compensation and benefits:
Financial advisor	$6,969	$6,208	$5,218	12%
Home office and branch	2,726	2,461	2,334	11%
Variable compensation	2,710	2,436	1,838	11%

Total compensation and benefits	12,405	11,105	9,390	12%
Communications and data processing	1,162	1,000	930	16%
Occupancy and equipment	662	636	616	4%
Fund sub-adviser fees	365	317	272	15%
Professional and consulting fees	271	197	177	38%
Advertising	171	166	160	3%
Other operating expenses	574	602	641	-5%

Total operating expenses	$15,610	$14,023	$12,186	11%

Related metrics (actual):
Number of physical branches:
At year end	14,916	15,198	15,378	-2%
Average	15,069	15,293	15,460	-1%
Financial advisors:
At year end	20,425	20,125	19,232	1%
Average	20,331	19,650	18,945	3%
Client support team professionals(1):
At year end	20,468	20,222	19,786	1%
Average	20,380	19,976	18,505	2%
Home office associates(1):
At year end	8,971	9,393	9,456	-4%
Average	9,357	9,432	9,235	-1%

(1)	Counted on a full-time equivalent basis.

The increase in operating expenses in 2025 compared to 2024 was primarily due to increases in compensation and benefits expense and communications and data processing expense.

Financial advisor compensation and benefits expense increased 12% to $6,969 in 2025. The increase was primarily due to increases in revenues on which commissions are earned. Home office and branch compensation and benefits expense increased primarily due to higher average wages, increases in healthcare costs and separation costs associated with Enterprise Reimagined as discussed above. Variable compensation expands and contracts in relation to the Partnership’s profitability and margin earned. A significant portion of the Partnership’s profits is allocated to variable compensation and paid to associates in the form of bonuses and profit sharing and remains a key component of the Firm’s performance-based compensation model. The increase in variable compensation of 11% to $2,710 in 2025 was primarily due to increased branch and overall Firm profitability.

Communications and data processing expense increased 16% to $1,162 in 2025 primarily due to continued investments in new tools and technology and higher depreciation expense as a result of these recent investments.

Professional and consulting fees increased 38% to $271 primarily due to consulting costs associated with the new tools and technology.

PART II

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

Segment Information

The Partnership has two operating and reportable segments based upon geographic location, the U.S. and Canada. Canada segment information, as reported in the following table, is based upon the consolidated financial statements of the Partnership’s Canada operations. The U.S. segment information is derived from the Consolidated Financial Statements less the Canada segment information as presented. The chief operating decision maker (“CODM”) is the Managing Partner of JFC. The Managing Partner evaluates segment performance and allocates resources based upon income before allocations. Income before allocations margin and pre-variable income margin, which represent income before allocations and pre-variable income as a percentage of total revenue, respectively, are also used to evaluate segment performance. The following table shows financial and other information for the Partnership’s reportable segments.

	U.S.			% Change	Canada			% Change
	2025	2024	2023	‘25 vs. ‘24	2025	2024	2023	‘25 vs. ‘24
Net revenue	$17,224	$15,561	$13,409	11%	$476	$443	$389	7%
FA compensation and benefits	6,778	6,035	5,069	12%	191	173	149	10%
Home office operating expense	3,360	3,019	2,927	11%	113	98	94	15%
Branch office operating expense	2,386	2,195	2,046	9%	72	67	63	7%
Variable compensation	2,652	2,386	1,798	11%	58	50	40	16%

Operating expenses	15,176	13,635	11,840	11%	434	388	346	12%

Income before allocations	$2,048	$1,926	$1,569	6%	$42	$55	$43	-24%

Income before allocations margin	11.8%	12.2%	11.5%	-4%	8.9%	12.3%	11.0%	-28%
Pre-variable income margin	27.0%	27.3%	24.6%	-4%	21.1%	23.5%	21.2%	-10%
Client assets under care ($ billions):
At year end	$2,428.4	$2,126.1	$1,877.5	14%	$52.9	$44.6	$41.1	19%
Average	$2,262.2	$2,027.1	$1,726.4	12%	$48.5	$43.3	$37.9	12%
Total households (in thousands)	6,546	6,402	6,158	2%	196	193	192	2%
Net new assets for the period ($ billions)	$71.8	$71.9	$94.3	—	$2.1	$2.0	$2.3	5%
Financial advisors (actual):
At year end	19,540	19,253	18,378	1%	885	872	854	1%
Average	19,456	18,784	18,102	4%	875	866	843	1%

U.S.

Net revenue increased 11% to $17,224 in 2025 compared to 2024, primarily due to an increase in asset-based fee revenue, partially offset by a decrease in interest and dividends revenue. The increase in asset-based fee revenue was primarily due to growth in revenue from advisory programs, driven by higher average market levels, as well as the continued increase in investment of client dollars into advisory programs. The decrease in interest and dividends revenue was primarily due to reduced interest income earned on short-term investments in U.S. treasuries, cash balances held at banks and reverse repurchase agreements from lower interest rates.

Operating expenses increased 11% to $15,176 in 2025 compared to 2024, primarily due to increases in financial advisor compensation and benefits expense, home office operating expense and variable compensation. Financial advisor compensation and benefits increased 12% to $6,778 primarily due to increases in revenues on which commissions are earned. Home office operating expense increased 11% to $3,360 primarily due to an increase in home office compensation and benefits from higher average wages, increases in healthcare costs and separation costs associated with Enterprise Reimagined as discussed above, as well as an increase in communications and data processing expenses.

Variable compensation increased 11% to $2,652 due to increased branch and overall Firm profitability.

Income before allocations increased 6% to $2,048 in 2025 compared to 2024. Income before allocations margin was 11.8% in 2025, reflecting a strategic balance between investing in the future and current financial results.

PART II

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

Canada

Net revenue increased 7% to $476 in 2025 compared to 2024, primarily due to an increase in asset-based fee revenue. Asset-based fee revenue increased due to increases in advisory program fees with higher average market levels and the increase in client dollars invested in advisory programs.

Operating expenses increased 12% to $434 in 2025 compared to 2024 primarily due to the increases in financial advisor compensation and benefits expense and variable compensation. Financial advisor compensation and benefits increased 10% primarily due to increases in revenues on which commissions are earned.

Variable compensation increased 16% to $58 in 2025 due to increased branch profitability.

Income before allocations decreased 24% to $42 in 2025 compared to 2024. Pre-variable income margin was 21.1% in 2025, compared to 23.5% in 2024, as the growth in investments and expenses outpaced growth in net revenue.

LEGISLATIVE AND REGULATORY REFORM

See Part I, Item 1A – Risk Factors – Risk Related to the Partnership’s Business – Legislative and Regulatory Initiatives, for a discussion of Legislative and Regulatory Initiatives that the Partnership is continuing to monitor.

MUTUAL FUNDS AND INSURANCE PRODUCTS

The Partnership estimates approximately 20%, 21% and 22% of its total revenue was derived from sales and services related to mutual fund and insurance products in 2025, 2024 and 2023, respectively. Significant reductions in these revenues, driven in large part by the ongoing fee compression that has occurred across the mutual fund industry in recent years, could materially impact the margins earned on these products and services. Continued changes in industry fee structures, further compression of management or distribution fees, regulatory reform or other changes to the Partnership’s relationship with mutual fund or insurance companies could have a material adverse effect on the Partnership’s results of operations, financial condition, and liquidity.

LIQUIDITY AND CAPITAL RESOURCES

The Partnership requires liquidity to cover its operating expenses, net capital requirements, capital expenditures, distributions to partners and redemptions of Partner interests, as well as to facilitate client transactions. The principal sources for meeting the Partnership’s liquidity requirements include funds generated from operations, cash and cash equivalents, securities purchased under agreements to resell, government and agency investment securities and partnership capital, all discussed further below. The Partnership believes that the liquid nature of these sources provides flexibility for managing and financing the operating needs of the Partnership and will be sufficient to meet its capital and liquidity requirements for the next twelve months. Depending on conditions in the capital markets and other factors, the Partnership will, from time to time, consider the issuance of additional Partnership capital and debt, the proceeds of which could be used to meet growth needs or for other purposes.

Partnership Capital

The Partnership’s growth in capital has historically been the result of the sale of Interests to its associates and existing limited partners, the sale of subordinated limited partner interests to its current or retiring general partners, and retention of a portion of general partner earnings.

The Partnership filed Registration Statements on Form S-8 with the SEC on February 9, 2026 and November 10, 2025, respectively, to register Profits Interests with aggregate Notional Capital Contributions not to exceed $100, to be issued pursuant to the 2026 Plan, and $1,400 of Class B limited partner interests pursuant to the 2025 Plan. The Partnership previously registered $700 of limited partner interests (now Class A limited partner interests per the Partnership Agreement) issuable pursuant to the 2021 Plan. In 2023, the Partnership issued $568 of Class A limited partner interests under the 2021 Plan and the remaining $132 may be issued at the discretion of the Managing Partner in the future. Proceeds from these offerings are expected to be used to meet growth needs or for other purposes. Class B limited partners will only receive allocations and distributions based on the Partnership’s net income and are not entitled to the 7 1/2% Payment to which Class A limited partners are entitled under the Partnership Agreement.

PART II

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

The Partnership’s capital and Profits Interests subject to mandatory redemption as of December 31, 2025, net of reserve for anticipated withdrawals, was $4,124, a decrease of $77 from December 31, 2024. This decrease in Partnership capital subject to mandatory redemption was primarily due to an increase in the redemption of limited partner, subordinated limited partner and general partner interests ($28, $37 and $713, respectively), partially offset by the net decrease in Partnership loans outstanding ($49), additional capital contributions related to limited partner, subordinated limited partner and general partner interests ($14, $58 and $322, respectively) and the retention of a portion of general partner earnings ($258). General partner redemptions increased in 2025 due to more general partner retirements. During the years ended December 31, 2025, 2024, and 2023, the Partnership retained 17.2%, 13.8% and 13.8%, respectively, of income allocated to general partners. Retention is expected to be 22.5% in 2026.

Under the terms of the Partnership Agreement, a partner’s capital is required to be redeemed by the Partnership in the event of the partner’s death, subject to compliance with ongoing regulatory capital requirements. In the event of a partner’s death, the Partnership generally redeems the partner’s capital within six months. The Partnership has restrictions in place which govern the withdrawal of capital. Under the terms of the Partnership Agreement, limited partners requesting withdrawal from the Partnership are repaid their capital in three equal annual installments beginning no earlier than 90 days after their withdrawal notice is received by the Managing Partner. The capital of general partners requesting withdrawal from the Partnership is, at the discretion of the Managing Partner, to be redeemed by the Partnership within 60 days of the actual withdrawal date or, if not timely redeemed, converted to subordinated limited capital. Subordinated limited partners requesting withdrawal are repaid their capital in six equal annual installments beginning no earlier than 90 days after their request for withdrawal of capital is received by the Managing Partner. The Managing Partner has discretion to waive or modify these withdrawal restrictions and to accelerate the return of capital.

The Partnership made loans available to those general partners and, in limited circumstances, subordinated limited partners (in each case, other than members of the ELT), who required financing for some or all of their Partnership capital contributions. Partners borrowing from the Partnership were required to repay such loans by applying the earnings received from the Partnership to such loans, net of amounts retained by the Partnership, amounts distributed for income taxes and a portion of earnings distributed to the partner. The Partnership had full recourse against any partner that defaults on loan obligations to the Partnership.

The Partnership did not renew Partnership loans in 2026. Starting in 2026, any general partner who elects to finance some or all of their Partnership capital contributions may, subject to the bank’s credit underwriting, individually borrow funds via unsecured promissory notes payable to a third-party bank, including under a new structured program for loans to general partners (“GP Loan Program”). The Partnership does not and will not guarantee individual bank loans to general partners to finance their Partnership capital contributions, nor can the general partner pledge their general partner interest as collateral for the individual bank loan. The Partnership will perform certain administrative functions supporting the GP Loan Program. Until the general partner’s promissory note under the GP Loan Program is paid in full, the individual GP Borrower’s promissory note instructs the Partnership to apply all distributions payable to the general partner from or with respect to the general partner’s general partner interest or general partner capital account net of any distributions to pay taxes and any cash flow distributions elected by the general partner to repayment of the general partner’s promissory note prior to any funds being released to the general partner. As of January 2026, there were no Partnership loans outstanding to any general partner. Additionally, in 2026 the Partnership reduced the amount of general partner capital issued. The net impact of these changes is not expected to have a material adverse impact on total partnership capital and Profits Interests subject to mandatory redemption.

Any limited partner may also elect to individually borrow funds, including pursuant to a bank program (“LP Loan Program”) to finance the purchase of their limited partner interest in the Partnership (each such electing limited partner a “LP Borrower”), as evidenced by individual unsecured promissory notes payable to a third-party bank. The Partnership does not guarantee these individual bank loans, nor can the LP Borrower pledge their limited partner interest as collateral for individual bank loans to limited partners to finance their Partnership capital contributions. The Partnership performs certain administrative functions supporting the LP Loan Program in connection with the LP Borrowers. Until the LP Borrower’s promissory note is paid in full, the individual LP Borrower’s promissory note instructs the Partnership to apply all distributions payable to the LP Borrower from or with respect to the LP Borrower’s limited partner interest or limited partner capital account net of any distributions to pay taxes, to repayment of the LP Borrower’s promissory note prior to any funds being released to the LP Borrower.

PART II

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

Partners who finance all or a portion of their capital contributions with bank financing may be more likely to request the withdrawal of capital to meet bank financing requirements should the partners experience a period of reduced earnings. As a partnership, any withdrawals by general partners, subordinated limited partners or limited partners would reduce the Partnership’s available liquidity and capital.

Many of the same banks that provide financing to limited partners also provide financing to the Partnership. To the extent these banks increase credit available to the partners, financing available to the Partnership may be reduced.

The following table represents amounts related to Partnership loans to general partners as well as bank loans for limited partners. Partners may have arranged their own bank loans to finance their Partnership capital for which the Partnership does not facilitate certain administrative functions and therefore any such loans are not included in the table.

	As of December 31, 2025
	Limited Partner Interests	Subordinated Limited Partner Interests	General Partner Interests	Total Partner Interests
Total Partnership capital(1)	$1,713	$742	$2,093	$4,548

Partnership capital owned by partners with individual loans	$168	$—	$1,087	$1,255

Partnership capital owned by partners with individual loans as a percent of total Partnership capital	10%	—	52%	28%

Individual loans:
Individual bank loans	$51	$—	$12	$63
Individual Partnership loans	—	—	424	424

Total individual loans	$51	$—	$436	$487

Individual loans as a percent of total Partnership capital	3%	—	21%	11%
Individual loans as a percent of respective Partnership capital owned by partners with loans	30%	—	40%	39%

(1)	Total Partnership capital, as defined for this table, is before the reduction of Partnership loans and is net of reserve for anticipated withdrawals.

Historically, neither the amount of Partnership capital financed with individual loans as indicated in the table above, nor the amount of partner withdrawal requests, has had a significant impact on the Partnership’s liquidity or capital resources.

Lines of Credit

The following table shows the composition of the Partnership’s aggregate bank lines of credit in place as of December 31:

	2025	2024
2022 Credit Facility	$500	$500
Uncommitted secured credit facilities	390	390

Total bank lines of credit	$890	$890

In accordance with the terms of the Partnership’s $500 committed revolving line of credit (the “2022 Credit Facility”), entered into in October 2022, the Partnership is required to maintain a leverage ratio of no more than 35% and minimum Partnership capital, net of reserve for anticipated withdrawals and Partnership loans, of at least $2,809. In addition, Edward Jones is required to maintain a minimum tangible net worth of at least $1,349 and minimum regulatory net capital of at least 6% of aggregate debit items as calculated under the alternative method. The Partnership has the ability to draw on various types of loans. The associated interest rate depends on the type of loan, duration of the loan and the Partnership’s private credit rating. Contractual rates are based on an index rate plus the applicable spread. The 2022 Credit Facility is intended to provide short-term liquidity to the Partnership should the need arise. As of December 31, 2025, the Partnership was in compliance with all covenants related to the 2022 Credit Facility.

PART II

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

In addition, the Partnership has multiple uncommitted secured lines of credit totaling $390 that are subject to change at the discretion of the banks. The Partnership also has an additional uncommitted line of credit where the amount and the associated collateral requirements are at the bank’s discretion in the event of a borrowing. Based on credit market conditions and the uncommitted nature of these credit facilities, it is possible that these lines of credit could decrease or not be available in the future. Actual borrowing capacity on secured lines is based on availability of client margin securities or Firm-owned securities, which would serve as collateral on loans in the event the Partnership borrowed against these lines.

There were no amounts outstanding on the 2022 Credit Facility or the uncommitted lines of credit as of December 31, 2025 or December 31, 2024. In addition, the Partnership did not have any draws against these lines of credit during the years ended December 31, 2025 and 2024, except for periodically testing draw procedures.

Cash Activity

As of December 31, 2025, the Partnership had $3,782 in cash and cash equivalents and $687 in securities purchased under agreements to resell, which generally have overnight maturities. This totaled $4,469 of Partnership liquidity as of December 31, 2025, a 22% increase from $3,663 as of December 31, 2024, due to an increase in cash and cash equivalents. The Partnership had $14,069 and $15,112 in cash and investments segregated under federal regulations as of December 31, 2025 and 2024, respectively, which was not available for general use. The decrease in cash and investments segregated under federal regulations was primarily due to the changes in net cash owed to clients based on their account activity during the period.

Regulatory Requirements

As a result of its activities as a U.S. broker-dealer, Edward Jones is subject to the net capital provisions of Rule 15c3-1 of the Exchange Act and capital compliance rules of the FINRA. Under the alternative method permitted by the rules, Edward Jones must maintain minimum net capital equal to the greater of $0.25 or 2% of aggregate debit items arising from client transactions. The net capital rules also provide that Edward Jones’ partnership capital may not be withdrawn if resulting net capital would be less than minimum requirements. Additionally, certain withdrawals require the approval of the SEC and FINRA to the extent they exceed defined levels, even though such withdrawals would not cause net capital to be less than minimum requirements.

EJ Canada is a registered broker-dealer regulated by CIRO. Under the regulations prescribed by CIRO, EJ Canada is required to maintain minimum levels of risk-adjusted capital, which are dependent on the nature of EJ Canada’s assets and operations.

The following table shows the Partnership’s capital figures for the U.S. and Canada broker-dealer subsidiaries as of:

	December 31, 2025	December 31, 2024	% Change
U.S.:
Net capital	$1,042	$938	11%
Net capital in excess of the minimum required	$963	$873	10%
Net capital as a percentage of aggregate debit items	26.4%	28.9%	-9%
Net capital after anticipated capital withdrawals, as a percentage of aggregate debit items	9.5%	5.2%	81%

Canada:
Regulatory risk-adjusted capital	$102	$71	44%
Regulatory risk-adjusted capital in excess of the minimum required	$101	$69	46%

U.S. net capital, Canada regulatory risk-adjusted capital and the related capital percentages may fluctuate daily.

PART II

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

MATERIAL CASH COMMITMENTS

The Partnership enters into long-term lease agreements for branch and home office facilities, resulting in a total of $435 in lease commitments that are non-cancellable as of December 31, 2025. Subsequent to December 31, 2025, these commitments may fluctuate based on changing business needs and conditions. For further disclosure regarding lease commitments, see Part II, Item 8 – Financial Statements and Supplementary Data – Note 2.

In 2025, the Partnership invested significantly in software and other technology and construction and facilities improvements at various branch and home office locations, resulting in capital expenditures of $712. The Partnership estimates 2026 capital spending of approximately $726 related to continued investment in software and other technology upgrades and construction and facilities improvements at various branch and home office locations.

Additionally, the Partnership would have incurred termination fees of $923 as of December 31, 2025 in the event the Partnership terminated existing contractual commitments with certain vendors providing ongoing services primarily for information technology to support the Partnership’s strategic initiatives, in addition to services for operations. As of December 31, 2025, the Partnership made no such decision to terminate these services. Termination fees for contracts already in force will decrease over the corresponding contract periods, which generally expire within the next three to five years.

The Partnership expects to utilize existing cash and cash earned from operations to meet the obligations disclosed above.

CRITICAL ACCOUNTING ESTIMATES

The Partnership’s financial statements are prepared in accordance with GAAP, which may require judgment and involve estimation processes to determine its assets, liabilities, revenues and expenses which affect its results of operations. The Partnership believes that of its significant accounting policies, the following estimate requires a higher degree of judgment and complexity.

Accruals for Contingencies. The Partnership accrues when appropriate for potential losses that may arise out of various legal and regulatory matters, including arbitrations, class actions, other litigation, and examinations, investigations and proceedings by governmental authorities, SROs and other regulators, to the extent that the amount of such potential losses can be estimated. See Part II, Item 8 – Financial Statements and Supplementary Data – Note 14 to the Consolidated Financial Statements for further discussion of these items. The Partnership regularly monitors its exposures to potential losses. The Partnership’s aggregate accrued liability with respect to litigation and regulatory proceedings represents its estimate of probable losses after considering, among other factors, whether a putative class action exists (if applicable), the progress of each case, court rulings or judgments, the Partnership’s experience with other legal and regulatory matters, the perceived likelihood of settlement, outcomes of similar public cases and discussions with legal counsel. Facts and circumstances relating to legal and regulatory matters can rapidly change and are not always controllable by the Partnership, which may contribute to uncertainty and result in volatility in the estimate of losses.

Included in Part II, Item 8 – Financial Statements and Supplementary Data – Note 1 to the Consolidated Financial Statements are additional discussions of the Partnership’s accounting policies.

THE EFFECTS OF INFLATION

The Partnership’s net assets are primarily monetary, consisting of cash and cash equivalents, cash and investments segregated under federal regulations, Firm-owned securities, and receivables, less liabilities. Monetary net assets are primarily liquid in nature and would not be significantly affected by inflation. Inflation and future expectations of inflation influence securities prices, as well as activity levels in the securities markets. As a result, profitability and capital may be impacted by inflation and inflationary expectations. Additionally, inflation’s impact on the Partnership’s operating expenses may affect profitability to the extent that additional costs are not recovered through attracting new clients, gathering new assets or raising prices of services offered by the Partnership to increase revenue.

PART II

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

RECENTLY ISSUED ACCOUNTING STANDARDS

See Part II, Item 8 – Financial Statement and Supplementary Data – Note 1 to the Consolidated Financial Statements for a discussion of recently issued accounting standards.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Various levels of management within the Partnership manage the Partnership’s risk exposure. Position limits in inventory accounts are established and monitored on an ongoing basis. Credit risk related to various financing activities is reduced by the industry practice of obtaining and maintaining collateral. The Partnership monitors its exposure to counterparty risk through the use of credit exposure information, the monitoring of collateral values and the establishment of credit limits. For further discussion of monitoring, see the Risk Management discussion in Part III, Item 10 – Directors, Executive Officers and Corporate Governance of this Annual Report. All amounts are presented in millions, except as otherwise noted.

The Partnership is exposed to market risk from changes in interest rates. Such changes in interest rates impact the income from interest-earning assets, primarily client margin loans and investments, which are primarily comprised of cash and cash equivalents, investments segregated under federal regulations, certain investment securities and securities purchased under agreements to resell. Client margin loans and investments averaged $3.6 billion and $17.0 billion, respectively, for the year ended December 31, 2025 and earned interest at an average annual rate of approximately 707 and 420 basis points (7.07% and 4.20%), respectively, in 2025. Changes in interest rates may also have an impact on the expense related to the liabilities that finance these assets, such as amounts payable to clients.

The Partnership performed an analysis of its financial instruments and assessed the related interest rate risk and materiality in accordance with the SEC rules. To estimate the impact of a 100-basis point (1.00%) change on net interest income, the Partnership uses a forecasting analysis to assess the sensitivity of net interest income to the movements in interest rates. The analysis estimates the sensitivity by calculating interest income and interest expense in a balance sheet environment using current balances at the end of the reporting period. Assumptions used in the analysis include the interest rate movement, along with interest related risks such as pricing spreads and the Partnership’s determined returns on client cash accounts. Under current and expected market conditions, and based on current levels of interest-earning assets and the liabilities that finance those assets, the Partnership estimates that a 100-basis point (1.00%) increase in short-term interest rates could increase its annual net interest income by approximately $152. Conversely, the Partnership estimates that a 100-basis point (1.00%) decrease in short-term interest rates could decrease the Partnership’s annual net interest income by approximately $154. This estimate reflects minimum contractual rates on certain balances. This analysis excludes client assets that are held off-balance sheet in the Partnership’s Money Market Fund and IBD Program.

PART II

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Financial Statements Included in this Item

PART II

Item 8. Financial Statements and Supplementary Data, continued

MANAGEMENT’S REPORT ON INTERNAL CONTROL

OVER FINANCIAL REPORTING

Management of The Jones Financial Companies, L.L.L.P. and all wholly-owned subsidiaries (collectively, the “Partnership”), is responsible for establishing and maintaining adequate internal control over financial reporting. The Partnership’s internal control over financial reporting is a process designed under the supervision of the Partnership’s chief executive officer and chief financial officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Partnership’s financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

As of the end of the Partnership’s 2025 fiscal year, management conducted an assessment of the effectiveness of the Partnership’s internal control over financial reporting based on the framework established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this assessment, management has determined that the Partnership’s internal control over financial reporting as of December 31, 2025 was effective.

The Partnership’s internal control over financial reporting includes policies and procedures that pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets; provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorizations of management of the Partnership; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Partnership’s assets that could have a material effect on its financial statements.

The Partnership’s internal control over financial reporting as of December 31, 2025 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their accompanying report, which expresses an unqualified opinion on the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2025.

PART II

Item 8. Financial Statements and Supplementary Data, continued

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Enterprise Leadership Team and Partners of The Jones Financial Companies, L.L.L.P.

Opinions on the Financial Statements and Internal Control over Financial Reporting

We have audited the accompanying consolidated statements of financial condition of The Jones Financial Companies, L.L.L.P. and its subsidiaries (the “Partnership”) as of December 31, 2025 and 2024, and the related consolidated statements of income, of comprehensive loss, of changes in partnership capital and profits interests subject to mandatory redemption and of cash flows for each of the three years in the period ended December 31, 2025, including the related notes and financial statement schedules listed in the index appearing under Item 15(a)(2) (collectively referred to as the “consolidated financial statements”). We also have audited the Partnership’s internal control over financial reporting as of December 31, 2025, based on criteria established in Internal Control - Integrated Framework(2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2025 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Partnership maintained, in all material respects, effective internal control over financial reporting as of December 31, 2025, based on criteria established in Internal Control - Integrated Framework (2013) issued by the COSO.

Basis for Opinions

The Partnership’s management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express opinions on the Partnership’s consolidated financial statements and on the Partnership’s internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects.

Our audits of the consolidated financial statements included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

Definition and Limitations of Internal Control over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts

PART II

Item 8. Financial Statements and Supplementary Data, continued

and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that (i) relates to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Asset-based Fee Revenue - Advisory Programs Fees

As described in Notes 1 and 3 to the consolidated financial statements, $11.075 billion of the Firm’s total asset-based fee revenue of $14.138 billion for the year ended December 31, 2025 was generated from program fees for investment advisory services provided within the Partnership’s advisory programs. Revenue from advisory programs fees are derived from fees determined by the underlying value of client assets. Advisory program contracts outline the investment advisory services to be performed for a client under the contract and do not have a definite end date. Program fees are based on the average daily market value of client assets in the program as well as contractual rates and are charged to clients monthly and collected the following month.

The principal considerations for our determination that performing procedures relating to revenue from advisory program fees is a critical audit matter are the significant audit effort in performing procedures relating to the fees, which are calculated based on the valuation of client assets and the corresponding contractual rate charged to the client.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing the effectiveness of controls relating to the recognition of revenue from advisory program fees. These procedures also included, for a sample of accounts, obtaining advisory program contracts and evaluating whether rates used in the calculations were consistent with the advisory program contracts, independently pricing the securities positions within the account, independently calculating the average assets under management, and independently calculating the advisory program fees.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

March 13, 2026

We have served as the Partnership’s auditor since 2002.

PART II

Item 8. Financial Statements and Supplementary Data, continued

THE JONES FINANCIAL COMPANIES, L.L.L.P.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in millions)	December 31, 2025	December 31, 2024
ASSETS:
Cash and cash equivalents	$3,782	$2,273
Cash and investments segregated under federal regulations	14,069	15,112
Securities purchased under agreements to resell	687	1,390
Receivables from:
Clients	5,369	4,350
Mutual funds, insurance companies and other	1,047	967
Brokers, dealers and clearing organizations	520	350
Securities owned, at fair value:
Investment securities	477	679
Inventory securities	54	63
Fixed assets, at cost, net of accumulated depreciation and amortization	1,759	1,397
Lease right-of-use assets	1,169	1,085
Other assets	1,575	1,298

TOTAL ASSETS	$30,508	$28,964

LIABILITIES:
Payables to:
Clients	$18,605	$18,189
Brokers, dealers and clearing organizations	95	68
Accrued compensation and employee benefits	3,600	3,144
Accounts payable, accrued expenses and other	2,190	1,529
Lease liabilities	1,216	1,125

	25,706	24,055

Commitments and contingencies (Notes 13 and 14)

Partnership capital subject to mandatory redemption, net of reserve for anticipated withdrawals and partnership loans:
Limited partners	1,713	1,727
Subordinated limited partners	742	721
General partners	1,669	1,753

Total	4,124	4,201
Reserve for anticipated withdrawals	678	708
Total partnership capital and Profits Interests subject to mandatory redemption	4,802	4,909

TOTAL LIABILITIES	$30,508	$28,964

The accompanying notes are an integral part of these Consolidated Financial Statements.

PART II

Item 8. Financial Statements and Supplementary Data, continued

THE JONES FINANCIAL COMPANIES, L.L.L.P.

CONSOLIDATED STATEMENTS OF INCOME

	For the Years Ended December 31,
(Dollars in millions, except per unit information and units outstanding)	2025	2024	2023
Revenue:
Fee revenue
Asset-based	$14,138	$12,408	$10,518
Account and activity	747	755	746

Total fee revenue	14,885	13,163	11,264
Trade revenue	1,832	1,760	1,482
Interest and dividends	1,062	1,204	1,167
Other revenue, net	118	130	167

Total revenue	17,897	16,257	14,080
Interest expense	197	253	282

Net revenue	17,700	16,004	13,798

Operating expenses:
Compensation and benefits	12,405	11,105	9,390
Communications and data processing	1,162	1,000	930
Occupancy and equipment	662	636	616
Fund sub-adviser fees	365	317	272
Professional and consulting fees	271	197	177
Advertising	171	166	160
Other operating expenses	574	602	641

Total operating expenses	15,610	14,023	12,186

Income before allocations	2,090	1,981	1,612
Allocations:
Limited partners	298	305	263
Profits Interests	70	43	—
Subordinated limited partners	219	217	181
General partners	1,503	1,416	1,168

Net Income	$—	$—	$—

Income allocated to limited partners per weighted average $1,000 equivalent limited partner unit outstanding	$159.94	$163.48	$145.45

Weighted average $1,000 equivalent limited partner units outstanding	1,726,799	1,741,208	1,764,141

The accompanying notes are an integral part of these Consolidated Financial Statements.

PART II

Item 8. Financial Statements and Supplementary Data, continued

THE JONES FINANCIAL COMPANIES, L.L.L.P.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the Years Ended December 31,
(Dollars in millions)	2025	2024	2023
Net income	$—	$—	$—
Other comprehensive income:
Foreign currency translation	1	(9)	—

Comprehensive income (loss) before allocations	1	(9)	—
Allocations	1	(9)	—

Total comprehensive income	$—	$—	$—

The accompanying notes are an integral part of these Consolidated Financial Statements.

PART II

Item 8. Financial Statements and Supplementary Data, continued

THE JONES FINANCIAL COMPANIES, L.L.L.P.

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERSHIP CAPITAL AND PROFITS INTERESTS

SUBJECT TO MANDATORY REDEMPTION

FOR THE YEARS ENDED DECEMBER 31, 2025, 2024 and 2023

(Dollars in millions)	Limited Partner Capital	Profits Interests	Subordinated Limited Partner Capital	General Partner Capital	Total
TOTAL PARTNERSHIP CAPITAL SUBJECT TO MANDATORY REDEMPTION, DECEMBER 31, 2022	$1,312	$—	$671	$1,836	$3,819

Reserve for anticipated withdrawals	(100)	—	(53)	(311)	(464)

Partnership capital subject to mandatory redemption, net of reserve for anticipated withdrawals, December 31, 2022	$1,212	$—	$618	$1,525	$3,355
Partnership loans outstanding, December 31, 2022	—	—	—	335	335

Total partnership capital, including capital financed with partnership loans, net of reserve for anticipated withdrawals, December 31, 2022	1,212	—	618	1,860	3,690
Issuance of partner interests	568	—	70	319	957
Redemption of partner interests	(30)	—	(22)	(268)	(320)
Income allocated to partners	263	—	181	1,168	1,612
Distributions	(93)	—	(121)	(659)	(873)

Total partnership capital, including capital financed with partnership loans, December 31, 2023	1,920	—	726	2,420	5,066
Partnership loans outstanding, December 31, 2023	—	—	—	(439)	(439)

TOTAL PARTNERSHIP CAPITAL SUBJECT TO MANDATORY REDEMPTION, DECEMBER 31, 2023	$1,920	$—	$726	$1,981	$4,627

Reserve for anticipated withdrawals	(170)	—	(60)	(348)	(578)

Partnership capital subject to mandatory redemption, net of reserve for anticipated withdrawals, December 31, 2023	$1,750	$—	$666	$1,633	$4,049
Partnership loans outstanding, December 31, 2023	—	—	—	439	439

Total partnership capital, including capital financed with partnership loans, net of reserve for anticipated withdrawals, December 31, 2023	1,750	—	666	2,072	4,488
Issuance of partner interests	7	—	68	271	346
Redemption of partner interests	(30)	—	(13)	(310)	(353)
Net income allocations	305	43	217	1,416	1,981
Other comprehensive loss allocations	(1)	—	(1)	(7)	(9)
Distributions	(105)	(29)	(143)	(794)	(1,071)

Total partnership capital, including capital financed with partnership loans, and Profits Interests, December 31, 2024	1,926	14	794	2,648	5,382
Partnership loans outstanding, December 31, 2024	—	—	—	(473)	(473)

TOTAL PARTNERSHIP CAPITAL AND PROFITS INTERESTS SUBJECT TO MANDATORY REDEMPTION, DECEMBER 31, 2024	$1,926	$14	$794	$2,175	$4,909

Reserve for anticipated withdrawals	(199)	(14)	(73)	(422)	(708)

Partnership capital subject to mandatory redemption, net of reserve for anticipated withdrawals, December 31, 2024	$1,727	$—	$721	$1,753	$4,201
Partnership loans outstanding, December 31, 2024	—	—	—	473	473

Total partnership capital, including capital financed with partnership loans, net of reserve for anticipated withdrawals, December 31, 2024	1,727	—	721	2,226	4,674
Issuance of partner interests	14	—	58	322	394
Redemption of partner interests	(28)	—	(37)	(713)	(778)
Net income allocations	298	70	219	1,503	2,090
Other comprehensive income allocations	—	—	—	1	1
Distributions	(98)	(45)	(141)	(871)	(1,155)

Total partnership capital, including capital financed with partnership loans, and Profits Interests, December 31, 2025	1,913	25	820	2,468	5,226
Partnership loans outstanding, December 31, 2025	—	—	—	(424)	(424)

TOTAL PARTNERSHIP CAPITAL AND PROFITS INTERESTS SUBJECT TO MANDATORY REDEMPTION, DECEMBER 31, 2025	$1,913	$25	$820	$2,044	$4,802

Reserve for anticipated withdrawals	(200)	(25)	(78)	(375)	(678)

Partnership capital subject to mandatory redemption, net of reserve for anticipated withdrawals, December 31, 2025	$1,713	$—	$742	$1,669	$4,124

The accompanying notes are an integral part of these Consolidated Financial Statements.

PART II

Item 8. Financial Statements and Supplementary Data, continued

THE JONES FINANCIAL COMPANIES, L.L.L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
(Dollars in millions)	2025	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$—	$—	$—
Adjustments to reconcile net income to net cash provided by operating activities:
Income before allocations	2,090	1,981	1,612
Foreign currency translation	1	(9)	—
Depreciation and amortization	732	624	567
Changes in assets and liabilities:
Investments segregated under federal regulations	1,564	358	(66)
Securities purchased under agreements to resell	703	(251)	(702)
Net payable to clients	(603)	(485)	(2,660)
Net receivable from brokers, dealers and clearing organizations	(143)	16	(290)
Receivable from mutual funds, insurance companies and other	(80)	(76)	(41)
Securities owned	211	415	248
Other assets	(286)	(170)	(206)
Lease liabilities	(365)	(350)	(338)
Accrued compensation and employee benefits	456	638	341
Accounts payable, accrued expenses and other	200	63	309

Net cash provided by (used in) operating activities	4,480	2,754	(1,226)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(712)	(573)	(456)

Cash used in investing activities	(712)	(573)	(456)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of partnership loans	60	43	58
Issuance of partner interests	73	76	638
Redemption of partner interests	(357)	(307)	(386)
Distributions from partnership capital	(1,514)	(1,460)	(1,193)

Net cash used in financing activities	(1,738)	(1,648)	(883)

Net increase (decrease) in cash, cash equivalents and restricted cash	2,030	533	(2,565)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of year	6,350	5,817	8,382

End of year	$8,380	$6,350	$5,817

See Note 18 for additional cash flow information.

The accompanying notes are an integral part of these Consolidated Financial Statements.

PART II

Item 8. Financial Statements and Supplementary Data, continued

THE JONES FINANCIAL COMPANIES, L.L.L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in millions, except per unit information and the number of financial advisors)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Partnership’s Business and Basis of Accounting. The accompanying Consolidated Financial Statements include the accounts of The Jones Financial Companies, L.L.L.P. and all wholly-owned subsidiaries (collectively, the “Partnership”, “JFC”, or the “Firm”). The financial position of the Partnership’s subsidiaries in Canada as of November 30, 2025 and 2024 are included in the Partnership’s Consolidated Statements of Financial Condition and the results for the twelve-month periods ended November 30, 2025, 2024 and 2023 are included in the Partnership’s Consolidated Statements of Income, Consolidated Statements of Comprehensive Income, Consolidated Statements of Changes in Partnership Capital and Profits Interests Subject to Mandatory Redemption and Consolidated Statements of Cash Flows because of the timing of the Partnership’s financial reporting process.

The Partnership’s principal operating subsidiary, Edward D. Jones & Co., L.P. (“Edward Jones”), is a registered broker-dealer and investment adviser in the United States (“U.S.”), and Edward Jones (an Ontario limited partnership), is a registered broker-dealer in Canada (“EJ Canada”). The Partnership is a leading financial services firm and conducts business throughout North America through its U.S. and Canada business units with its clients, various brokers, dealers, clearing organizations, depositories and banks. Through these retail brokerage entities, the Partnership primarily serves individual investors in the U.S. and Canada and primarily derives revenues from fees for providing investment advisory and other account services to its clients, fees for assets held by clients and commissions for the distribution of mutual fund shares and insurance products and the purchase or sale of securities. For financial information related to the Partnership’s two operating segments for the years ended December 31, 2025, 2024, and 2023, see Note 15 to the Consolidated Financial Statements. Trust services are offered to Edward Jones’ U.S. clients through Edward Jones Trust Company (“Trust Co.”), a wholly-owned subsidiary of the Partnership. Olive Street Investment Advisers, LLC (“Olive Street”), a wholly-owned subsidiary of the Partnership, provides investment advisory services to the Edward Jones Money Market Fund (the “Money Market Fund”) and the twelve sub-advised mutual funds comprising the Bridge Builder® Trust (“BB Trust”).

The Consolidated Financial Statements have been prepared on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“GAAP”), which require the use of certain estimates by management in determining the Partnership’s assets, liabilities, revenues and expenses. Actual results could differ from these estimates. The Partnership evaluated subsequent events for recognition or disclosure through the date these Consolidated Financial Statements were issued and identified no matters requiring disclosure other than those disclosed in Notes 9, 14 and 19.

Partnership Agreement. Under the terms of the Partnership’s Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership, dated November 5, 2025 (the “Partnership Agreement”), a partner’s capital is required to be redeemed by the Partnership in the event of the partner’s death or withdrawal from the Partnership, subject to compliance with ongoing regulatory capital requirements. In the event of a partner’s death, the Partnership generally redeems the partner’s capital within six months. The Partnership has restrictions in place which govern the withdrawal of capital. Under the terms of the Partnership Agreement, limited partners requesting withdrawal from the Partnership are repaid their capital in three equal annual installments beginning no earlier than 90 days after their withdrawal notice is received by the Managing Partner (as defined in the Partnership Agreement). The capital of general partners requesting withdrawal from the Partnership is, at the discretion of the Managing Partner, to be redeemed by the Partnership within 60 days of the actual withdrawal date or, if not timely redeemed, converted to subordinated limited partner capital. Subordinated limited partners requesting withdrawal are repaid their capital in six equal annual installments beginning no earlier than 90 days after their request for withdrawal of capital is received by the Managing Partner. The Managing Partner has discretion to waive or modify these withdrawal restrictions and to accelerate the return of capital. All current and future Partnership capital is subordinate to all current and future liabilities of the Partnership. The Partnership Agreement includes additional terms.

PART II

Item 8. Financial Statements and Supplementary Data, continued

Revenue Recognition. The Partnership’s revenue is recognized based on contracts with clients, mutual fund companies, insurance companies and other product providers. As a full-service brokerage firm, Edward Jones and EJ Canada provide clients with custodial services, including safekeeping of client funds, collecting and disbursing funds from a client’s account, and providing trade confirmations and account statements. The Partnership does not charge a separate fee for these services. Revenue is generally recognized in the same manner for both the U.S. and Canada segments.

The Partnership classifies its revenue into the following categories:

Asset-based fee revenue – Revenue is derived from fees determined by the underlying value of client assets and includes advisory programs fees, service fees, and other asset-based fee revenue. The primary source of asset-based fee revenue is generated from program fees for investment advisory services. Advisory program contracts outline the investment advisory services to be performed for a client under the contract and do not have a definite end date. Program fees are based on the average daily market value of client assets in the program as well as contractual rates and are charged to clients monthly and collected the following month. The investment advisory services performed in an advisory program contract are a series of distinct services that are substantially the same and have the same pattern of transfer to the client. As a result, the contract has one performance obligation, and program fee revenue is recognized over time as clients simultaneously receive and consume the benefit from the investment advisory services performed by the Partnership.

Contracts with mutual fund and insurance companies, as disclosed in the prospectuses for mutual funds, allow the Partnership to sell those companies’ products to clients (see Trade revenue below for the associated commissions earned from clients) and earn service fees for providing certain distribution and marketing support services for those companies’ products held by Edward Jones clients. For mutual funds, those service fees are based on the terms of the mutual fund prospectuses. Service fees are generally based on the average daily market value of client assets held in a company’s mutual fund or insurance product. For future service fees the Partnership may earn on existing client assets, market constraints prevent reasonably estimating the transaction price and estimates could result in significant revenue reversals. Thus, service fee revenue is recognized monthly at the time the market constraints have been removed, the transaction price is known and the services have been performed.

Other asset-based fee revenue consists of revenue sharing, fund adviser fees, cash solutions and Trust Co. fees. The Partnership has agreements with clients or product providers to earn other asset-based fees for providing services to mutual funds, or marketing support or other services to product providers. Additionally, Edward Jones earns revenue from the Edward Jones Insured Bank Deposit Program (the “IBD Program”), which is an interest-bearing cash management solution for clients that offers Federal Deposit Insurance Corporation (“FDIC”) insurance coverage1. Edward Jones has agreements with FDIC-insured third-party banks to transfer available cash balances in participating clients’ accounts to interest-bearing deposit accounts at those banks. The Partnership, as agent, earns net revenue from fees derived from the average daily deposit balance in the IBD Program. Other asset-based fees are generally based on asset values held in clients’ accounts. The services performed for other asset-based fee contracts are a series of distinct services that are substantially the same and have the same pattern of transfer to the client. As a result, the contracts have one performance obligation, and revenue is recognized over time as the customer simultaneously receives and consumes the benefit from the services performed by the Partnership. For both service fees and other asset-based fee revenue, revenue is collected monthly or quarterly based on the agreements and the agreements generally do not have a term. Due to the timing of receipt of information, the Partnership uses estimates in recording the accruals related to certain asset-based fees, which are based on historical trends and are adjusted to reflect market conditions for the period covered.

Account and activity fee revenue – Revenue is derived from fees based on the number of accounts or activity and includes shareholder accounting services fees, self-directed individual retirement account (“IRA”) fees, and other activity-based fee revenue from clients, mutual fund companies and insurance companies. The Partnership has agreements with mutual fund companies for shareholder accounting services pursuant to which the Partnership performs certain transfer agent support services, which may include tracking client holdings, distributing dividends and shareholder information to clients, and responding to client inquiries. Shareholder accounting services fees are based on the number of mutual fund positions held

[1]

FDIC insurance coverage for deposits held in the IBD Program is provided by FDIC-insured third-party banks on a “pass-through” basis, subject to certain limitations and conditions, pursuant to agreements with Edward Jones. FDIC insurance provides coverage for the failure of an FDIC-insured bank. The Partnership is neither FDIC-insured nor a bank. For a current list of the network of FDIC-insured third party banks participating in the IBD Program, see www.edwardjones.com/bankdeposit.

PART II

Item 8. Financial Statements and Supplementary Data, continued

by clients and fees are collected monthly or quarterly based on the agreements, which generally do not have a term. The transfer agent support services performed pursuant to a shareholder accounting services contract are a series of distinct services that are substantially the same and have the same pattern of transfer to the client. As a result, the contract has one performance obligation, and revenue is recognized over time as the mutual fund company simultaneously receives and consumes the benefit from the services performed by the Partnership. The Partnership also earns retirement account fees for providing reporting services pursuant to the Internal Revenue Code and for account maintenance services. Clients are charged an annual fee per account for these services. Revenue is recognized over a one-year period as the services are provided, which are simultaneously received and consumed by the client.

Trade revenue – Revenue is derived from fees based on client transactions and includes commissions and principal transactions. The primary source of trade revenue is from commissions revenue earned from the distribution of mutual fund shares and insurance products and the purchase or sale of securities. Principal transactions revenue primarily results from the Partnership’s distribution of and participation in principal trading activities in municipal obligations, certificates of deposit and corporate obligations. Principal transactions are generally entered into by the Partnership to facilitate a client’s buy or sell order for certain fixed income products. Brokerage contracts outline the transaction services to be performed by Edward Jones for a client under the contract and do not have a term. The transaction charge to clients varies based on the product and size of the trade. The Partnership’s contracts with mutual fund and insurance companies, as disclosed in the prospectuses for mutual funds, allow the Partnership to sell those companies’ products to clients and earn certain commissions, which for mutual funds, are aligned with the terms of the mutual fund prospectuses. Trade revenue is recognized at a point in time when the transaction is placed, or trade date. On trade date the client obtains control through a right to either own a security for a purchase or receive payment for a sale. Transaction charges are received no later than settlement date.

Interest and dividends revenue – Interest and dividends revenue is earned on client margin loan balances, cash and cash equivalents, cash and investments segregated under federal regulations, securities purchased under agreements to resell, Partnership loans and investment securities, none of which is based on revenue contracts with clients.

Other revenue, net – Other revenue, net, primarily consists of unrealized gains and losses associated with changes in the fair market value of the Partnership’s securities owned. Unrealized gains and losses are impacted by changes in market levels and the interest rate environment.

All revenues are recorded on an accrual basis. For forms of revenue not specifically discussed above, asset-based revenue is recorded over time as the services are provided, and activity or transaction-based revenue is recorded at a point in time when the transaction occurs.

Foreign Exchange. Assets and liabilities denominated in a foreign currency are translated at the exchange rate at the end of the period. Revenue and expenses denominated in a foreign currency are translated using the average exchange rate for each period. The total foreign exchange gains and losses from the translation of EJ Canada’s financial statements into U.S. dollars are reflected on the Consolidated Statements of Comprehensive Income. Under the terms of the Partnership Agreement, other comprehensive income (loss) is allocated to partners, which results in no accumulated other comprehensive income on the Consolidated Statements of Financial Condition. Foreign exchange gains and losses are included in other revenue (loss), net on the Consolidated Statements of Income.

Profits Interests. The Partnership issues Profits Interests to certain eligible associates in the U.S., to enable them to further share in the Partnership’s Net Income, as defined in the Partnership Agreement as income and other comprehensive income before allocations. Profits Interests do not themselves require a capital investment but, like Interests, give the holder the right to allocations and distributions of the Partnership’s Net Income before allocations to subordinated limited partners and general partners. The amount of Net Income allocated to a Profits Interests holder is based on a bookkeeping measure expressed in terms of a notional U.S. dollar amount (“Notional Capital”) held by such Profits Interests holder. Profits Interests have no book value, are not redeemable for any value in the future, and expire upon the earlier of the redemption of the Profits Interests or at the end of their stated term. Profits Interests typically have a maximum three-calendar year term from the date of issuance. Profits Interests are considered mandatorily redeemable. Undistributed Partnership Net Income allocations are included in reserve for anticipated withdrawals on the Consolidated Statements of Financial Condition until distributed. The Partnership’s Net Income allocations for Profits Interests are disclosed separately on the Consolidated Statements of Income and Consolidated Statements of Changes in Partnership Capital and Profits Interests.

PART II

Item 8. Financial Statements and Supplementary Data, continued

The Partnership granted and issued Profits Interests for no cash consideration on January 1, 2025 and 2024, to provide Profits Interests holders with allocations of Net Income based upon a $196 and $263 Notional Capital amount for the 2025 and 2024 calendar years, respectively. The Profits Interests are fully vested and participate in Net Income allocations upon grant. Any future rights to allocations and distributions attributable to Profits Interests expire upon the earlier of the redemption of the Profits Interests or at the end of their stated term. Profits Interests have zero fair value on the grant date, therefore no compensation expense is recognized upon issuance or over their stated term. During 2025 and 2024, $4 and $3, respectively, of Notional Capital was forfeited and $136 and $15, respectively, of Notional Capital was terminated according to the terms of the subscription agreement.

Fair Value. Substantially all of the Partnership’s financial assets and financial liabilities are carried at fair value or at contracted amounts which approximate fair value given the short time to maturity.

Fair value of a financial instrument is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, also known as the “exit price.” Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The Partnership’s financial assets and financial liabilities recorded at fair value in the Consolidated Statements of Financial Condition are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels with the related amount of subjectivity associated with the inputs to value these assets and liabilities at fair value for each level, are as follows:

Level I – Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level II – Inputs (other than quoted prices included in Level I) are either directly or indirectly observable for the asset or liability through correlation with related market data at the measurement date and for the duration of the instrument’s anticipated life. The Partnership uses the market approach valuation technique which incorporates third-party pricing services and other relevant observable information (such as market interest rates, yield curves, prepayment risk and credit risk generated by market transactions involving identical or comparable assets or liabilities) in valuing these types of investments. When third-party pricing services are used, the methods and assumptions used are reviewed by the Partnership.

Level III – Inputs are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the inputs to the model.

The Partnership did not have any assets or liabilities categorized as Level III during the years ended December 31, 2025 and 2024.

Cash and Cash Equivalents. The Partnership considers all highly liquid investments with maturities of three months or less from the purchase date to be cash equivalents.

Cash and Investments Segregated under Federal Regulations. Cash, investments and interest receivable related to the investments are segregated in special reserve bank accounts for the benefit of U.S. clients pursuant to the Customer Protection Rule 15c3-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Fractional Shares. Clients may receive fractional share interests through the Partnership’s dividend reinvestment and dollar cost averaging programs. The Partnership records these fractional shares, which are considered encumbered assets, at fair value in other assets with associated liabilities in accounts payable, accrued expenses and other in the Consolidated Statements of Financial Condition as the Partnership must fulfill its clients’ future fractional share redemptions. The liabilities are initially recorded at the dollar amount received from clients, but the Partnership makes an election to record the liabilities at fair value. Changes in the fair value of the assets and liabilities offset in other revenue, net in the Consolidated Statements of Income, with no impact on income before allocations.

Securities Owned. Securities owned, primarily consisting of investment securities, are recorded on a trade-date basis at fair value which is determined by using quoted market or dealer prices. Investment securities, which are primarily held to generate income, also assist in the management of Firm liquidity or economically hedge future liabilities for the non-qualified deferred compensation plan explained below. The unrealized gains and losses for investment securities are recorded in other revenue, net in the Consolidated Statements of Income. The Partnership also purchases and holds inventory securities

PART II

Item 8. Financial Statements and Supplementary Data, continued

for retail sales to its clients but does not trade those positions for the purpose of generating gains for its own account. The related unrealized gains and losses and the interest earned on inventory securities are recorded in trade revenue and interest and dividends, respectively, in the Consolidated Statements of Income.

Fixed Assets. Fixed Assets include software, buildings and leasehold improvements and equipment. Software includes purchased software licenses and internally developed software. Internally developed software consists of labor and consulting costs to develop and implement new software or modify existing software to improve functionality for the Partnership’s internal use, while costs in other project phases are expensed as incurred. Software is depreciated using the straight-line method over its estimated useful life. Buildings are depreciated using the straight-line method over their useful lives, which are estimated at thirty years. Leasehold improvements are amortized based on the term of the lease or the economic useful life of the improvement, whichever is less. Equipment, including furniture and fixtures, is recorded at cost and depreciated using straight-line and accelerated methods over estimated useful lives of three to seven years. The cost of maintenance and repairs is charged against income as incurred, whereas significant enhancements are capitalized and depreciated once the asset is placed into service. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization is removed from the respective category and any related gain or loss is recorded as other revenue, net in the Consolidated Statements of Income. Fixed assets are reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be fully recoverable. If impairment is indicated, the asset value is written down to its fair value.

Non-qualified Deferred Compensation Plan. The Partnership has a non-qualified deferred compensation plan for certain financial advisors. The Partnership has recorded a liability of $303 for the future payments due to financial advisors participating in the plan. As the future amounts due to financial advisors change in accordance with plan requirements, the Partnership records the change in future amounts owed to financial advisors as an increase or decrease in accrued compensation in the Consolidated Statements of Financial Condition and compensation and benefits expense in the Consolidated Statements of Income. The Partnership has chosen to economically hedge this future liability by purchasing securities in an amount similar to the future liability expected to be due in accordance with the plan. These securities are included in investment securities in the Consolidated Statements of Financial Condition and the unrealized gains and losses are recorded in other revenue (loss), net in the Consolidated Statements of Income. Each period, the net impact of the change in future amounts owed to financial advisors in the plan and the change in value of the investment securities are approximately the same, resulting in minimal net impact to the Consolidated Financial Statements.

Retirement Transition Plans. Eligible retiring financial advisors are offered individually tailored retirement transition plans. Each retirement transition plan compensates a retiring financial advisor for successfully providing client transition services in accordance with a retirement and transition agreement. Generally, the retirement and transition agreement is for five years. During the first two years the retiring financial advisor remains an employee and provides client transition services. The financial advisor retires at the end of year two and is subject to a non-compete agreement for three years. Most retiring financial advisors participating in a retirement transition plan are paid ratably over four years. Compensation expense is generally recognized ratably over the two-year transition period which aligns with the service period of most agreements, with compensation expense related to some plans recognized over one year depending on the size and complexity of the transition plan. As of December 31, 2025, $267 was accrued for future payments to financial advisors who have already started a plan, approximately $139 of which is expected to be paid in 2026. As of December 31, 2024, $228 was accrued. Successor financial advisors receive reduced compensation for up to five years.

Lease Accounting. The Partnership leases branch office space under numerous operating leases from non-affiliates and to a lesser extent, financial advisors or their affiliates. Branch offices are generally leased for terms of five years and generally contain a renewal option. Renewal options are not included in the lease term if it is not reasonably certain the Partnership will exercise the renewal option. The Partnership also leases a home office space and land from non-affiliates with terms ranging from 10 to 30 years.

The Partnership recognizes lease liabilities for future lease payments and lease right-of-use assets for the right of use of an underlying asset within a contract. Current leases are all classified as operating leases. Lease right-of-use assets and lease liabilities are recognized in the Consolidated Statements of Financial Condition at commencement date and calculated as the present value of the sum of the remaining fixed lease payments over the lease term. Throughout the lease term, the lease right-of-use asset includes the impact from the timing of lease payments and straight-line rent expense. The Partnership used its incremental borrowing rate based on information available at lease commencement as leases do not contain a readily determinable implicit rate. A single lease cost, or rent expense, is recognized on a straight-line basis over

PART II

Item 8. Financial Statements and Supplementary Data, continued

the lease term. The Partnership does not separate lease components (i.e., fixed payments including rent, real estate taxes and insurance costs) from non-lease components (i.e., common-area maintenance) and recognizes them as a single lease component. Variable lease payments not included within lease contracts are expensed as incurred. See Note 2 for additional information.

Advertising. Advertising activities include the cost to produce and distribute campaigns market wide to attract and retain clients and financial advisors. Such costs are generally expensed when incurred.

Income Taxes. The Partnership, as a pass-through entity for federal and state income tax purposes, does not incur income tax. Profits and losses are included in the income tax returns of JFC’s general, subordinated limited and limited partners and Profits Interests holders. For the jurisdictions in which the Partnership is liable for income tax payments, the income tax provisions are immaterial (see Note 11).

Partnership Capital Subject to Mandatory Redemption. The Partnership Agreement obligates the Partnership to redeem a partner’s capital after a partner’s death, therefore, the Partnership’s equity capital is classified as a liability. Income allocable to limited partners, Profits Interests holders, subordinated limited partners and general partners is classified as a reduction of income before allocations, which results in a presentation of zero net income for the years ended December 31, 2025, 2024, and 2023.

Net Income, as defined in the Partnership Agreement, is equivalent to income and other comprehensive income (loss) before allocations. Such income, if any, for each calendar year is allocated to the Partnership’s classes of capital and Profits Interests holders in accordance with the formulas prescribed in the Partnership Agreement. Income allocations are based upon partner capital contributions, including capital contributions financed with loans from the Partnership, and Notional Capital for Profits Interests holders. First, limited partners are allocated Net Income in accordance with the prescribed formula for their share of net income. Limited partners and Profits Interests holders generally do not share in the Net Loss, as defined in the Partnership Agreement, in any year in which there is a Net Loss and the Partnership is not dissolved or liquidated. Profits Interests holders are allocated their share of Net Income subsequent to limited partners but before subordinated limited partners and general partners are allocated the remaining Net Income or Net Loss based on formulas as defined in the Partnership Agreement.

The limited partner capital subject to mandatory redemption is held by current and former associates and general partners of the Partnership. Class A limited partners participate in the Partnership’s profits and are paid a minimum 7 1/2% annual return (the “7 1/2% Payment”) on the face amount of their capital (see Note 9) in accordance with the Partnership Agreement.

The subordinated limited partner capital subject to mandatory redemption is held by current and former general partners of the Partnership. Subordinated limited partners receive a percentage of the Partnership’s Net Income determined in accordance with the Partnership Agreement. The subordinated limited partner capital subject to mandatory redemption is subordinated to the limited partner capital.

The general partner capital subject to mandatory redemption is held by current general partners of the Partnership. General partners receive a percentage of the Partnership’s Net Income determined in accordance with the Partnership Agreement. The general partner capital subject to mandatory redemption is subordinated to the limited partner capital and the subordinated limited partner capital.

PART II

Item 8. Financial Statements and Supplementary Data, continued

Current Expected Credit Losses. The Partnership individually assessed the current expected credit loss for the assets below.

Receivables from Clients

Receivables from clients is primarily composed of margin loan balances. The value of securities owned by clients and held as collateral for these receivables is not reflected in the Consolidated Financial Statements as the debtors have the right to redeem or substitute the collateral on short notice. Collateral held as of December 31, 2025 and 2024 was $7,224 and $5,119, respectively, and was not repledged or sold. The Partnership considers these financing receivables to be of good credit quality due to the fact that these receivables are primarily collateralized by the related client investments.

To estimate expected credit losses on margin loans, the Partnership applied the collateral maintenance practical expedient by comparing the amortized cost basis of the margin loans with the fair value of collateral at the reporting date. Margin loans are limited to a fraction of the total value of the securities held in the client’s account against those loans upon issuance in accordance with Financial Industry Regulatory Authority (“FINRA”) rules. In the event of a decline in the market value of the securities in a margin account, the Partnership requires the client to deposit additional securities or cash (or to sell a sufficient amount of securities) so that, at all times, the loan to the client is no greater than 65% of the value of the securities in the account, which is a more stringent maintenance requirement than FINRA Rule 4210. As such, the Partnership reasonably expects that the borrower will be able to continually replenish collateral securing the financial asset and does not expect the fair value of collateral to fall below the value of margin loans and, as a result, the Partnership considers credit risk related to these receivables to be minimal. The fair value of collateral was higher than the amortized cost basis for virtually all margin loans as of December 31, 2025 and 2024, and the expected credit loss for those loans was zero for each period. In limited circumstances, a margin loan may become undercollateralized. When this occurs, the Partnership records a reserve for the undercollateralized portion of the loan, which was an immaterial amount as of December 31, 2025 and 2024.

Securities Purchased under Agreements to Resell

The Partnership participates in short-term resale agreements collateralized by government and agency securities. These transactions are reported as collateralized financing and are carried at contractual cost with accrued interest in receivable from mutual funds, insurance companies and other within the Consolidated Statements of Financial Condition. The value of securities held as collateral for these receivables is not reflected in the Consolidated Statement of Financial Condition as the debtors have the right to redeem or substitute the collateral on short notice. The fair value of the underlying collateral, plus accrued interest, must equal or exceed 102% of the carrying amount of the transaction in U.S. agreements and must equal or exceed 100% of the carrying amount of the transaction in Canada agreements. In the event that the fair value of the collateral does not meet the contractual minimums, the counterparty is obligated to meet any shortfall promptly. It is the Partnership’s policy to have such underlying resale agreement collateral delivered to the Partnership or deposited in its accounts at its custodian banks. The fair value of the collateral related to these agreements was $697 and $1,414 as of December 31, 2025 and 2024, respectively, and was not repledged or sold.

To estimate expected credit losses on the resale agreements, the Partnership applied the collateral maintenance practical expedient by comparing the amortized cost basis of the resale agreements with the fair value of collateral at the reporting date. The counterparties are all financial institutions that the Partnership considers to be reputable and reliable, and the Partnership reasonably expects the counterparties will be able to continually replenish collateral securing the financial asset and does not expect the fair value of collateral to fall below the value of the resale agreements frequently or for an extended period of time. The expected credit loss was zero for each period.

Partnership Loans

The Partnership made loans available to those general partners and, in limited circumstances, subordinated limited partners (in each case, other than members of the Enterprise Leadership Team (“ELT”), as defined in the Partnership Agreement) who elected to finance some or all of their general partner capital contributions as discussed in more detail in Note 9. General partners and subordinated limited partners were required to repay such loans by applying the earnings received from the Partnership to such loans, net of amounts retained by the Partnership, amounts distributed for income taxes and a portion of earnings distributed to the general partner. The loan value never exceeded the value of capital allocated to the partner, and there was no historical loss on Partnership loans. In addition, the Partnership loans were fully repaid in January 2026 (see Note 9). As such, there was no risk of loss and the expected credit loss was zero as of December 31, 2025 and 2024.

PART II

Item 8. Financial Statements and Supplementary Data, continued

Receivables from Revenue Contracts with Customers

The majority of the Partnership’s receivables are collateralized financial assets, including advisory program fees, retirement fees, mutual fund and insurance service fees, and fund adviser fees, because the fees are paid out of client accounts or third-party products consisting of cash and securities. Due to the size of the fees in relation to the value of the cash and securities in accounts or funds, the value of those accounts always exceeds the amortized cost basis of the receivables, resulting in a remote risk of loss. In addition, the receivables have a short duration, generally due within 30 to 90 days, and there is no historical evidence of market declines that would cause the fair value of those accounts to decline below the amortized cost of the receivables. The Partnership considered current conditions, and there is not a foreseeable expectation of an event or change which would result in the receivables being undercollateralized or unpaid. The expected credit loss for receivables from revenue contracts with customers was zero as of December 31, 2025 and 2024.

Recently Issued Accounting Standards. In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”). ASU 2024-03 requires reporting entities to disclose, in the notes to financial statements, specified information about certain costs and expenses. Since this update only requires additional disclosures, adoption of ASU 2024-03 will not have a material impact on the Partnership’s consolidated financial statements.

NOTE 2 – LEASES

For the years ended December 31, 2025 and 2024, cash paid for amounts included in the measurement of operating lease liabilities was $365 and $350, respectively, and lease right-of-use assets obtained in exchange for new operating lease liabilities was $434 and $391, respectively. The weighted-average remaining lease term was five years and four years as of December 31, 2025 and 2024, respectively, and the weighted-average discount rate was 4.4% and 4.0%, respectively.

The following table summarizes the Partnership’s operating lease cost, variable lease cost not included in the lease liability and total lease cost for the years ended December 31:

	2025	2024	2023
Operating lease cost	$361	$348	$337
Variable lease cost	76	70	67

Total lease cost	$437	$418	$404

The Partnership’s future undiscounted cash outflows for operating leases are summarized below as of:

December 31, 2025
2026	$360
2027	309
2028	246
2029	174
2030	100
Thereafter	169

Total lease payments	1,358
Less: Interest	142

Total present value of lease liabilities	$1,216

While the rights and obligations for leases that have not yet commenced are not significant, the Partnership regularly enters into new branch office leases.

PART II

Item 8. Financial Statements and Supplementary Data, continued

NOTE 3 – REVENUE

The following tables show the Partnership’s disaggregated revenue information for the years ended December 31:

2025	U.S.	Canada	Total
Fee revenue:
Asset-based fee revenue:
Advisory programs fees	$10,848	$227	$11,075
Service fees	1,595	106	1,701
Cash solutions fees	553	—	553
Other asset-based fees	809	—	809

Total asset-based fee revenue	13,805	333	14,138

Account and activity fee revenue:
Shareholder accounting services fees	463	—	463
Other account and activity fee revenue	271	13	284

Total account and activity fee revenue	734	13	747

Total fee revenue	14,539	346	14,885

Trade revenue:
Commissions	1,526	52	1,578
Principal transactions	245	9	254

Total trade revenue	1,771	61	1,832

Total revenue from customers	16,310	407	16,717

Net interest and dividends and other revenue	914	69	983

Net revenue	$17,224	$476	$17,700

2024	U.S.	Canada	Total
Fee revenue:
Asset-based fee revenue:
Advisory programs fees	$9,274	$189	$9,463
Service fees	1,523	104	1,627
Cash solutions fees	580	—	580
Other asset-based fees	738	—	738

Total asset-based fee revenue	12,115	293	12,408

Account and activity fee revenue:
Shareholder accounting services fees	466	—	466
Other account and activity fee revenue	275	14	289

Total account and activity fee revenue	741	14	755

Total fee revenue	12,856	307	13,163

Trade revenue:
Commissions	1,483	50	1,533
Principal transactions	216	11	227

Total trade revenue	1,699	61	1,760

Total revenue from customers	14,555	368	14,923

Net interest and dividends and other revenue	1,006	75	1,081

Net revenue	$15,561	$443	$16,004

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Item 8. Financial Statements and Supplementary Data, continued

2023	U.S.	Canada	Total
Fee revenue:
Asset-based fee revenue:
Advisory programs fees	$7,656	$158	$7,814
Service fees	1,378	98	1,476
Cash solutions fees	578	—	578
Other asset-based fees	650	—	650

Total asset-based fee revenue	10,262	256	10,518

Account and activity fee revenue:
Shareholder accounting services fees	462	—	462
Other account and activity fee revenue	270	14	284

Total account and activity fee revenue	732	14	746

Total fee revenue	10,994	270	11,264

Trade revenue:
Commissions	1,210	40	1,250
Principal transactions	220	12	232

Total trade revenue	1,430	52	1,482

Total revenue from customers	12,424	322	12,746

Net interest and dividends and other revenue	985	67	1,052

Net revenue	$13,409	$389	$13,798

NOTE 4 – RECEIVABLES

As of December 31, 2025, 2024, and 2023, $1,056, $883 and $732, respectively, of the receivable from clients balance and $368, $377 and $343, respectively, of the receivable from mutual funds, insurance companies and other balance related to revenue contracts with customers.

The deposit for Canadian retirement accounts is required by Canadian regulations. The Partnership is required to hold deposits with a trustee for clients’ retirement funds held in Canada. The following table shows the deposit and the Partnership’s receivable from mutual funds, insurance companies and other as of December 31:

	2025	2024
Deposit for Canadian retirement accounts	$538	$444
Fees from mutual funds and insurance companies	$368	377
Other receivables	141	146

Total	$1,047	$967

NOTE 5 – PAYABLE TO CLIENTS

Payable to clients is composed of cash amounts held by the Partnership due to clients. Substantially all amounts payable to clients are subject to withdrawal upon client request. The Partnership pays interest, which was at the per annum rate of 0.25%, 0.55% and 1.00% as of December 31, 2025, 2024, and 2023, respectively, on the vast majority of credit balances in client accounts. The total interest paid to clients for the years ended December 31, 2025, 2024, and 2023 was $64, $120 and $148, respectively.

PART II

Item 8. Financial Statements and Supplementary Data, continued

NOTE 6 – FAIR VALUE

The following tables show the Partnership’s financial assets and liabilities measured at fair value:

	December 31, 2025
	Level I	Level II	Level III	Total
Assets:
Cash equivalents:
Money market funds	$107	$—	$—	$107
Certificates of deposit	—	95	—	95

Total cash equivalents	$107	$95	$—	$202

Investments segregated under federal regulations:
U.S. treasuries	$9,271	$—	$—	$9,271
Certificates of deposit	—	200	—	200

Total investments segregated under federal regulations	$9,271	$200	$—	$9,471

Securities owned:
Investment securities:
Mutual funds(1)	$393	$—	$—	$393
Certificates of deposit	—	75	—	75
Equities	9	—	—	9

Total investment securities	$402	$75	$—	$477

Inventory securities:
Municipal obligations	$—	$23	$—	$23
Equities	17	—	—	17
Certificates of deposit	—	6	—	6
Corporate bonds and notes	—	5	—	5
Mutual funds	2	—	—	2
Government and agency obligations	1	—	—	1

Total inventory securities	$20	$34	$—	$54

Other assets:
Client fractional share ownership assets	$1,118	$—	$—	$1,118

Liabilities:
Accounts payable, accrued expenses and other:
Client fractional share redemption obligations	$1,118	$—	$—	$1,118

PART II

Item 8. Financial Statements and Supplementary Data, continued

	December 31, 2024
	Level I	Level II	Level III	Total
Assets:
Cash equivalents:
Certificates of deposit	$—	$170	$—	$170
Money market funds	92	—	—	92

Total cash equivalents	$92	$170	$—	$262

Investments segregated under federal regulations:
U.S. treasuries	$10,134	$—	$—	$10,134
Certificates of deposit	—	900	—	900

Total investments segregated under federal regulations	$10,134	$900	$—	$11,034

Securities owned:
Investment securities:
Mutual funds(1)	$362	$—	$—	$362
Government and agency obligations	197	—	—	197
Certificates of deposit	—	100	—	100
Municipal obligations	—	12	—	12
Equities	8	—	—	8

Total investment securities	$567	$112	$—	$679

Inventory securities:
Municipal obligations	$—	$26	$—	$26
Equities	15	—	—	15
Corporate bonds and notes	—	11	—	11
Mutual funds	6	—	—	6
Government and agency obligations	4	—	—	4
Certificates of deposit	—	1	—	1

Total inventory securities	$25	$38	$—	$63

Other assets:
Client fractional share ownership assets	$936	$—	$—	$936

Liabilities:
Accounts payable, accrued expenses and other:
Client fractional share redemption obligations	$936	$—	$—	$936

(1)

The mutual funds balance consists primarily of securities held to economically hedge future liabilities for the non-qualified deferred compensation plan. The balance also includes a security held for regulatory purposes at the Trust Co.

PART II

Item 8. Financial Statements and Supplementary Data, continued

NOTE 7 – FIXED ASSETS

The following table shows the Partnership’s fixed assets as of December 31:

	2025	2024
Software	$1,527	$1,041
Buildings and leasehold improvements	1,431	1,303
Equipment, furniture and fixtures	857	823
Land	49	48

Fixed assets, at cost	3,864	3,215
Less: accumulated depreciation	1,575	1,476
Less: accumulated software amortization	530	342

Fixed assets, net	$1,759	$1,397

Depreciation expense on equipment, buildings and leasehold improvements of $162, $160 and $148 and amortization expense on software of $189, $106 and $75 is included in the Consolidated Statements of Income within the occupancy and equipment and communications and data processing line items for the years ended December 31, 2025, 2024, and 2023, respectively.

The Partnership’s weighted average amortization period for software was six years and five years as of December 31, 2025 and 2024, respectively.

The following table shows the expected future amortization of software, excluding $202 of capitalized software costs not yet placed in service that will be amortized in future periods, as of December 31:

2025
2026	$221
2027	193
2028	161
2029	131
2030	50
Thereafter	39

Total	$795

The Partnership’s capital expenditures were $712, $573 and $456 for the years ended December 31, 2025, 2024, and 2023, respectively. The capital expenditures in 2025 were primarily related to continued investment in software and other technology and construction and facilities improvements at various branch and home office locations.

NOTE 8 – LINES OF CREDIT

The following table shows the composition of the Partnership’s aggregate bank lines of credit in place as of December 31:

	2025	2024
2022 Credit Facility	$500	$500
Uncommitted secured credit facilities	390	390

Total bank lines of credit	$890	$890

In accordance with the terms of the Partnership’s $500 committed revolving line of credit (the “2022 Credit Facility”), entered into in October 2022, the Partnership is required to maintain a leverage ratio of no more than 35% and minimum Partnership capital, net of reserve for anticipated withdrawals and Partnership loans, of at least $2,809. In addition, Edward Jones is required to maintain a minimum tangible net worth of at least $1,349 and minimum regulatory net capital of at least 6% of aggregate debit items as calculated under the alternative method. The Partnership has the ability to draw on various types of loans. The associated interest rate depends on the type of loan, duration of the loan and the Partnership’s private credit rating. Contractual rates are based on an index rate plus the applicable spread. The 2022 Credit Facility is intended to provide short-term liquidity to the Partnership should the need arise. As of December 31, 2025, the Partnership was in compliance with all covenants related to the 2022 Credit Facility.

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Item 8. Financial Statements and Supplementary Data, continued

In addition, the Partnership has multiple uncommitted secured lines of credit totaling $390 that are subject to change at the discretion of the banks. The Partnership also has an additional uncommitted line of credit where the amount and the associated collateral requirements are at the bank’s discretion in the event of a borrowing. Based on credit market conditions and the uncommitted nature of these credit facilities, it is possible that these lines of credit could decrease or not be available in the future. Actual borrowing capacity on secured lines is based on availability of client margin securities or Firm-owned securities, which would serve as collateral on loans in the event the Partnership borrowed against these lines.

There were no amounts outstanding on the 2022 Credit Facility or the uncommitted lines of credit as of December 31, 2025 or December 31, 2024. In addition, the Partnership did not have any draws against these lines of credit during the years ended December 31, 2025 and 2024, except for periodically testing draw procedures.

NOTE 9 – PARTNERSHIP CAPITAL SUBJECT TO MANDATORY REDEMPTION

The Partnership made loans available to those general partners and, in limited circumstances, subordinated limited partners (in each case, other than members of the ELT) who elected to finance some or all of their Partnership capital contributions. Loans made by the Partnership to such partners were generally for a period of one year and bore interest at the greater of the Prime Rate minus 1.25% for the last business day of the prior fiscal month or 3.25% per annum. The Partnership recognized interest income for the interest earned related to these loans. The outstanding amount of Partnership loans is reflected as a reduction to total Partnership capital. As of December 31, 2025 and 2024, the outstanding amount of Partnership loans was $424 and $473, respectively. Interest income earned from these loans, which is included in interest and dividends in the Consolidated Statements of Income, was $35, $46 and $40 for the years ended December 31, 2025, 2024, and 2023, respectively.

The following table shows the roll forward of outstanding Partnership loans for the years ended December 31:

	2025	2024
Partnership loans outstanding at beginning of year	$473	$439
Partnership loans issued during the year	321	270
Repayment of Partnership loans during the year	(370)	(236)

Total Partnership loans outstanding	$424	$473

The Partnership did not renew Partnership loans to general partners in 2026. Starting in 2026, any general partner who elects to finance some or all of their Partnership capital contributions for their general partner interest may elect to individually borrow funds via unsecured promissory notes payable to a third-party bank. As of January 30, 2026, there were no Partnership loans to general partners outstanding. Additionally, in 2026 the Partnership reduced the amount of general partner capital issued.

The 7 1/2% Payment on the Class A limited partnership capital was $130, $131 and $132 for the years ended December 31, 2025, 2024, and 2023, respectively. These amounts are included as a component of interest expense in the Consolidated Statements of Income.

The Partnership filed Registration Statements on Form S-8 with the SEC on February 9, 2026 and November 10, 2025, respectively, to register Profits Interests with the aggregate Notional Capital Contributions not to exceed $100, to be issued pursuant to the Partnership’s 2026 Profits Interest Plan, and $1,400 of Class B limited partner interests pursuant to the Partnership’s 2025 Class B Employee Limited Partner Interest Purchase Plan. The Partnership previously registered $700 of limited partner interests (now Class A limited partner interests per the Partnership Agreement) issuable pursuant to the Partnership’s 2021 Employee Limited Partnership Interest Purchase Plan (the “2021 Plan”). In 2023, the Partnership issued $568 of Class A limited partner interests under the 2021 Plan and the remaining $132 may be issued at the discretion of the Managing Partner in the future. Class B limited partners will only receive allocations and distributions based on the Partnership’s net income and will not be entitled to the 7 1/2% Payment to which Class A limited partners are entitled under the Partnership Agreement.

PART II

Item 8. Financial Statements and Supplementary Data, continued

NOTE 10 – NET CAPITAL REQUIREMENTS

As a result of its activities as a U.S. broker-dealer, Edward Jones is subject to the net capital provisions of Rule 15c3-1 of the Exchange Act and capital compliance rules of the FINRA Rule 4110. Under the alternative method permitted by the rules, Edward Jones must maintain minimum net capital equal to the greater of $0.25 or 2% of aggregate debit items arising from client transactions. The net capital rules also provide that Edward Jones’ partnership capital may not be withdrawn if resulting net capital would be less than minimum requirements. Additionally, certain withdrawals require the approval of the SEC and FINRA to the extent they exceed defined levels, even though such withdrawals would not cause net capital to be less than minimum requirements.

EJ Canada is a registered investment-dealer regulated by the Canadian Investment Regulatory Organization (“CIRO”). Under the regulations prescribed by CIRO, EJ Canada is required to maintain minimum levels of risk-adjusted capital, which are dependent on the nature of EJ Canada’s assets and results of operations.

The following table shows the Partnership’s capital figures for the U.S. broker-dealer and Canada investment-dealer subsidiaries as of:

	December 31, 2025	December 31, 2024
U.S.:
Net capital	$1,042	$938
Net capital in excess of the minimum required	$963	$873
Net capital as a percentage of aggregate debit items	26.4%	28.9%
Net capital after anticipated capital withdrawals, as a percentage of aggregate debit items	9.5%	5.2%

Canada:
Regulatory risk-adjusted capital	$102	$71
Regulatory risk-adjusted capital in excess of the minimum required	$101	$69

U.S. net capital, Canada regulatory risk-adjusted capital and the related capital percentages may fluctuate daily.

NOTE 11 – INCOME TAXES

The Partnership is a pass-through entity for federal and state income tax purposes and generally does not incur income taxes. Instead, its earnings and losses are included in the income tax returns of the general, subordinated limited and limited partners and Profits Interests holders. However, the Partnership’s structure does include certain subsidiaries which are corporations that are subject to income tax. As of December 31, 2025, the Partnership’s financial statement basis of net assets and liabilities exceeded the tax basis by $579. The primary reason the financial statement basis exceeded the tax basis related to the accelerated deduction of certain internally developed software costs for tax purposes as a result of a tax law change in 2025. As of December 31, 2024, the Partnership’s tax basis of net assets and liabilities exceeded the financial statement basis by $190. The primary reason the tax basis exceeded the financial statement basis related to the deferral in deducting accrued expenses for tax purposes until they are paid. Since the Partnership is treated as a pass-through entity for federal and state income tax purposes, the difference between the tax basis and the book basis of assets and liabilities will impact the future tax liabilities of the partners. The tax differences will not impact the net income of the Partnership.

The Partnership is required to determine whether, upon review by the applicable taxing authority, each of its income tax positions has a likelihood of being realized that is greater than fifty percent, which could result in the Partnership recording a tax liability that would reduce Partnership capital. The Partnership did not have any significant uncertain tax positions as of December 31, 2025 and 2024 and is not aware of any tax positions that will significantly change during the next twelve months. The Partnership and its subsidiaries are generally subject to examination by the Internal Revenue Service (“IRS”) and by various state and foreign taxing authorities in the jurisdictions in which the Partnership and its subsidiaries conduct business. Tax years prior to 2022 are generally no longer subject to examination by the IRS, state, local or foreign tax authorities.

PART II

Item 8. Financial Statements and Supplementary Data, continued

NOTE 12 – EMPLOYEE BENEFIT PLANS

The Partnership maintains a profit sharing and 401(k) plan covering all eligible U.S. employees, U.S. general partners and service partners, a Group Registered Retirement Savings Plan covering all eligible EJ Canada employees and Canadian general partners, and a Deferred Profit Sharing Plan covering all eligible EJ Canada employees. The Partnership contributed approximately $370, $360 and $307 in total to these plans in early 2026, 2025 and 2024 respectively, for the years ended December 31, 2025, 2024, and 2023.

In addition to the contribution above, the Partnership contributed approximately $98, $80 and $73 to the profit sharing plan in early 2026, 2025 and 2024, respectively, including applying mandatory profit sharing contributions that were withheld from service partners during the years ended December 31, 2025, 2024, and 2023.

NOTE 13 – COMMITMENTS, GUARANTEES AND RISKS

As of December 31, 2025, the Partnership would be subject to termination fees of approximately $923 in the event the Partnership terminated existing contractual commitments with certain vendors providing ongoing services primarily for information technology to support the Partnership’s strategic initiatives, in addition to services for operations. As of December 31, 2025, the Partnership made no such decision to terminate these services. Termination fees for contracts already in force will decrease over the corresponding contract periods, which generally expire within the next three to five years.

As of December 31, 2025, the Partnership has a revolving line of credit available (see Note 8).

The Partnership provides margin loans to its clients in accordance with Federal Reserve Board Regulation T and FINRA Rule 4210, under which loans are collateralized by securities in client accounts. The Partnership monitors required margin levels and requires clients to deposit additional collateral or reduce positions to meet minimum collateral requirements (see Note 1).

The Partnership’s securities activities involve execution, settlement and financing of various securities transactions for clients. The Partnership may be exposed to risk of loss in the event clients, other brokers and dealers, banks, depositories or clearing organizations are unable to fulfill contractual obligations. The Partnership has controls in place to ensure client activity is monitored and to mitigate the risk of clients’ inability to meet their obligations to the Partnership. Therefore, the Partnership considers its potential to make payments under these client transactions to be remote and accordingly, no liability has been recognized for these transactions.

Cash balances held at various major U.S. financial institutions, which typically exceed FDIC insurance coverage limits, subject the Partnership to a concentration of credit risk. Additionally, EJ Canada may also have cash deposits in excess of the applicable insured amounts. The Partnership regularly monitors the credit ratings of these financial institutions in order to help mitigate the credit risk that exists with the deposits in excess of insured amounts. The Partnership has credit exposure to government and agency securities through its investments segregated under federal regulations and collateral held for resell agreements. The Partnership’s primary exposure on resell agreements is with the counterparty and the Partnership would only have exposure to government and agency credit risk in the event of the counterparty’s default on the resell agreements (see Note 1).

The Partnership provides guarantees to securities clearing houses and exchanges under their standard membership agreements, which require a member to guarantee the performance of other members. Under these agreements, if a member becomes unable to satisfy its obligations to the clearing houses and exchanges, all other members would be required to meet any shortfall. The Partnership’s liability under these arrangements is not quantifiable and may exceed the cash and securities it has posted as collateral. However, the Partnership considers the likelihood that the Partnership will be required to make payments under these agreements to be remote. Accordingly, no liability has been recognized for these transactions.

PART II

Item 8. Financial Statements and Supplementary Data, continued

NOTE 14 – CONTINGENCIES

In the normal course of its business, the Partnership is involved, from time to time, in various legal and regulatory matters, including arbitrations, class actions, other litigation, and examinations, investigations and proceedings by governmental authorities, self-regulatory organizations and other regulators, which may result in losses. These matters include:

Securities Class Action. On March 30, 2018, Edward Jones and its affiliated entities and individuals were named as defendants in a putative class action (Anderson, et al. v. Edward D. Jones & Co., L.P., et al.) filed in the U.S. District Court for the Eastern District of California. The lawsuit originally was brought under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, as well as Missouri and California law and alleges that the defendants inappropriately transitioned client dollars from commission-based accounts to fee-based programs. The plaintiffs requested declaratory, equitable, and exemplary relief, and compensatory damages. In 2019, the district court granted defendants’ motion to dismiss in its entirety but permitted plaintiffs to amend their claims. The court subsequently granted defendants’ motion to dismiss plaintiffs’ amended claims. Plaintiffs appealed the district court’s dismissal of certain of their state law claims, and the U.S. Court of Appeals for the Ninth Circuit reversed the district court’s dismissal of those claims. In early 2022, following remand by the Court of Appeals, the district court granted defendants’ renewed motion to dismiss related to plaintiffs’ remaining state law claims, but permitted plaintiffs to amend their claims. Defendants filed two motions to dismiss the amended claims, both of which were denied. In September 2023, plaintiffs moved for class certification, and Edward Jones moved for summary judgment on the plaintiffs’ individual claims. On September 9, 2024, the district court granted Edward Jones’ motion for summary judgment and denied plaintiffs’ motion for class certification as moot. Plaintiffs appealed and the parties were scheduled for oral arguments before the Court of Appeals on November 14, 2025. On November 21, 2025, the Court of Appeals affirmed the district court’s dismissal of the action in full and the judgment became final on December 22, 2025.

Gender and Race Discrimination Class Action. On March 9, 2022, Edward Jones and JFC were named as defendants in a lawsuit (Dixon, et al. v. Edward D. Jones & Co., L.P., et al.) filed in the U.S. District Court for the Eastern District of Missouri. The lawsuit was brought by a then-current financial advisor as a putative collective action alleging gender discrimination under the Fair Labor Standards Act, and by a former financial advisor as a putative class action alleging race discrimination under 42 U.S.C. § 1981. On April 25, 2022, the plaintiffs filed an amended complaint reasserting the original claims with modified allegations and adding claims under Title VII of the Civil Rights Act of 1964 (“Title VII”) alleging race/national origin, gender, and sexual orientation discrimination on behalf of putative classes of financial advisors. The defendants filed a motion to dismiss on May 23, 2022, and on September 15, 2022, the court stayed further proceedings in the case pending a decision on the motion to dismiss. On March 31, 2023, the district court denied the motion to dismiss and lifted the stay of proceedings. Edward Jones and JFC filed an answer to the amended complaint on April 17, 2023. Discovery related to collective and class certification closed on June 20, 2025. The expert discovery phase closes on March 6, 2026. Edward Jones and JFC deny the allegations and intend to vigorously defend this lawsuit.

Home Office Gender Discrimination Class Action. Edward Jones and JFC were named as defendants in a lawsuit brought by a former employee (Zigler v. Edward D. Jones & Co., L.P. et al.) in the Northern District of Illinois. The initial complaint filed on September 1, 2022 alleged putative class and collective claims under the Equal Pay Act of 1963 (“EPA”), Title VII and Illinois state laws of gender-based wage discrimination against a subset of female home office associates whom the plaintiff described as “home office financial advisor[s].” The plaintiff amended the complaint on November 29, 2022, seeking to expand the putative collective and class definitions to include all female home office associates in any role. Edward Jones and JFC filed a motion to dismiss the amended complaint on January 6, 2023. In June 2023, the district court granted in part and denied in part the defendants’ motion to dismiss, permitting the plaintiff’s EPA claim and related state-law claim to proceed in connection with only one of the roles she held during her employment by the firm, limiting the plaintiff’s Title VII claim and related state-law claim to a disparate treatment theory of liability as opposed to a disparate impact theory, and accepting the plaintiff’s agreement to dismiss JFC from the case without prejudice. In May 2025, the district court granted plaintiff’s motion to amend the complaint to reallege pay discrimination with regard to both roles plaintiff held during her employment with the firm, as well as the previously dismissed Title VII disparate impact claim. Plaintiff’s amended complaint maintains similar putative collective and class definitions to include all female home office associates in any role. On May 27, 2025, Edward Jones filed its answer and affirmative defenses to the amended complaint. Edward Jones also filed a motion to dismiss on personal jurisdiction grounds, and that motion remains pending. Phase I fact discovery closed on May 28, 2025. In June 2025, plaintiff filed a motion for sanctions, alleging a failure to produce ordered documents. On July 23, 2025, the district court granted plaintiff’s motion. Edward Jones filed a motion for reconsideration which was granted on September 9, 2025. The expert discovery phase closes on June 5, 2026. Class certification and Summary Judgment briefs are scheduled for completion by September 25, 2026. Edward Jones denies the allegations and intends to vigorously defend this lawsuit.

PART II

Item 8. Financial Statements and Supplementary Data, continued

In addition to these matters, the Partnership provides for probable losses that may arise related to other contingencies. The Partnership assesses its liabilities and contingencies utilizing available information. The Partnership accrues for losses for those matters where it is probable that the Partnership will incur a loss to the extent that the amount of such loss can be reasonably estimated. This liability represents the Partnership’s estimate of the probable loss as of December 31, 2025, after considering, among other factors, the progress of each case, the Partnership’s experience with other legal and regulatory matters and discussion with legal counsel, and is believed to be sufficient. The aggregate accrued liability is recorded in accounts payable, accrued expenses and other on the Consolidated Statements of Financial Condition and may be adjusted from time to time to reflect any relevant developments.

For such matters where an accrued liability has not been established and the Partnership believes a loss is both reasonably possible and estimable, as well as for matters where an accrued liability has been recorded but for which an exposure to loss in excess of the amount accrued is both reasonably possible and estimable, the current estimated aggregated range of additional possible loss is up to $28 as of December 31, 2025. This range of reasonably possible loss does not necessarily represent the Partnership’s maximum loss exposure as the Partnership was not able to estimate a range of reasonably possible loss for all matters.

Further, the matters underlying any disclosed estimated range will change from time to time, and actual results may vary significantly. While the outcome of these matters is inherently uncertain, based on information currently available, the Partnership believes that its established liabilities as of December 31, 2025 are adequate, and the liabilities arising from such matters will not have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Partnership. However, based on future developments and the potential unfavorable resolution of these matters, the outcome could be material to the Partnership’s future consolidated operating results for a particular period or periods.

NOTE 15 – SEGMENT INFORMATION

The Partnership has determined it has two operating and reportable segments based upon geographic location, the U.S. and Canada. The accounting policies of the segments, including how revenues are derived, are the same as those described in Note 1 – Summary of Significant Accounting Policies. Canada segment information, as reported in the following table, is based upon the consolidated financial statements of the Partnership’s Canada operations, which primarily occur through a non-guaranteed subsidiary of the Partnership. For computation of Canada segment information, the Partnership does not eliminate intercompany items, such as management fees paid to affiliated entities. The U.S. segment information is derived from the Consolidated Financial Statements less the Canada segment information as presented. The Chief Operating Decision Maker (“CODM”) is the Managing Partner of JFC.

The Managing Partner evaluates segment performance based upon income before allocations. Income before allocations margin represents income before allocations as a percentage of total revenue. Variable compensation is determined at the Partnership level for profit sharing and home office associate and client support team professionals’ bonus amounts, and therefore is allocated to each geographic segment. Financial advisor bonuses are determined by the overall Partnership’s profitability, as well as the performance of the individual financial advisors. Net interest and dividends revenue, depreciation and amortization and total assets for each segment, which are not used by the CODM to evaluate segment performance or allocate resources, are provided for informational purposes.

PART II

Item 8. Financial Statements and Supplementary Data, continued

The following table shows financial information for the Partnership’s reportable segments for the years ended December 31:

	U.S.			Canada			Total
	2025	2024	2023	2025	2024	2023	2025	2024	2023
Net revenue	$17,224	$15,561	$13,409	$476	$443	$389	$17,700	$16,004	$13,798
FA compensation and benefits	6,778	6,035	5,069	191	173	149	6,969	6,208	5,218
Home office operating expense	3,360	3,019	2,927	113	98	94	3,473	3,117	3,021
Branch office operating expense	2,386	2,195	2,046	72	67	63	2,458	2,262	2,109
Variable compensation	2,652	2,386	1,798	58	50	40	2,710	2,436	1,838

Operating expenses	15,176	13,635	11,840	434	388	346	15,610	14,023	12,186

Income before allocations	$2,048	$1,926	$1,569	$42	$55	$43	$2,090	$1,981	$1,612

Income before allocations margin	11.8%	12.2%	11.5%	8.9%	12.3%	11.0%	11.7%	12.2%	11.4%
Net interest and dividends revenue	$825	$906	$841	$40	$45	$44	$865	$951	$885
Depreciation and amortization	$713	$608	$552	$19	$16	$15	$732	$624	$567
Total assets	$29,124	$27,837	$26,926	$1,384	$1,127	$1,077	$30,508	$28,964	$28,003

NOTE 16 – RELATED PARTIES

As of December 31, 2025, the Partnership leased approximately 13% of its branch office space from its financial advisors or their affiliates. The associated lease right-of-use assets and lease liabilities included in the Consolidated Statements of Financial Condition as of December 31, 2025 and 2024 were $157 and $160, and $124 and $125, respectively. Lease cost related to these leases was $57, $48 and $45 for the years ended December 31, 2025, 2024, and 2023, respectively. These leases are executed and maintained in a similar manner as those entered into with third parties. See Note 2 for additional information about the Partnership’s leases.

Olive Street has primary responsibility for setting the overall investment strategies and selecting and managing sub-advisers of the Money Market Fund and BB Trust, subject to the review and approval of the Money Market Fund’s Board of Trustees and BB Trust’s Board of Trustees, respectively. Olive Street provides investment advisory services to the Money Market Fund and the twelve sub-advised mutual funds comprising the BB Trust, which are offered to clients of Edward Jones. Olive Street has contractually agreed to reimburse fund operating expenses to the extent necessary to limit the annual operating expenses of the Money Market Fund. For the years ended December 31, 2025, 2024, and 2023, Olive Street earned $64, $60 and $57, respectively, in investment management fees from the Money Market Fund, respectively, with no waived fees. The investment adviser fee revenue earned by Olive Street from the BB Trust, included within asset-based fee revenue in the Consolidated Statements of Income, is offset by the expense paid to the sub-advisers, included within fund sub-adviser fees on the Consolidated Statements of Income. The total amounts recognized for the years ended December 31, 2025, 2024, and 2023 were $352, $305 and $260, respectively.

Edward Jones earns certain fees from the Money Market Fund, some or all of which may be voluntarily waived. For the year ended December 31, 2025, 2024 and 2023, Edward Jones earned total fees of $155, $145 and $136, net of waived fees of $44, $43 and $42, respectively. Edward Jones waived fees to limit the Money Market Fund’s annual operating expenses, as well as to maintain a positive client yield in those years.

Edward Jones Foundation (“Foundation”) is a non-profit organization that supports national, regional, and local nonprofits to advance a range of community causes championed by the Partnership, its affiliates and employees. The officers and directors of the Foundation are JFC general partners, and Edward Jones is the sole contributor of funds. Contributions are voluntary and at the discretion of Edward Jones each year.

In the normal course of business, partners and associates of the Partnership use the same advisory, brokerage and trust services of the Partnership as unrelated third parties, with certain discounts on commissions and fees for certain services. The Partnership has included balances arising from such transactions in the Consolidated Financial Statements on the same basis as other clients.

The Partnership recognizes interest income for the interest earned from partners who elect to finance a portion or all of their Partnership capital contributions through loans made available from the Partnership (see Note 9).

PART II

Item 8. Financial Statements and Supplementary Data, continued

NOTE 17 – OFFSETTING ASSETS AND LIABILITIES

The Partnership does not offset financial instruments in the Consolidated Statements of Financial Condition. However, the Partnership enters into master netting arrangements with counterparties for securities purchased under agreements to resell that are subject to net settlement in the event of default. These agreements create a right of offset for the amounts due to and due from the same counterparty in the event of default or bankruptcy.

The following table shows the Partnership’s securities purchased under agreements to resell as of December 31:

	Gross amounts of recognized assets	Gross amounts offset in the Consolidated Statements of Financial Condition	Net amounts presented in the Consolidated Statements of Financial Condition	Gross amounts not offset in the Consolidated Statements of Financial Condition
				Financial instruments	Securities collateral	Net amount

2025	$687	$—	687	—	(687)	$—
2024	$1,390	$—	1,390	—	(1,390)	$—

NOTE 18 – CASH FLOW INFORMATION

The following table shows supplemental cash flow information for the years ended December 31:

	2025	2024	2023
Cash paid for interest	$197	$255	$282
Cash paid for taxes	$41	$12	$33
Non-cash activities:
Issuance of general partner interests through partnership loans in current year	$321	$270	$319
Repayment of partnership loans through distributions from partnership capital in current year	$310	$193	$157
Declared distributions for retired partnership capital in current year but unpaid at year end(1)	$642	$182	$140

(1)	Declared distributions for retired Partnership capital are included in the accounts payable, accrued expenses and other line of the Consolidated Statements of Financial Condition.

The following table reconciles certain line items in the Consolidated Statements of Financial Condition to the cash, cash equivalents and restricted cash balance in the Consolidated Statements of Cash Flows for the years ended December 31:

	2025	2024	2023
Cash and cash equivalents	$3,782	$2,273	$1,645
Cash and investments segregated under federal regulations	14,069	15,112	15,565
Less: Investments segregated under federal regulations	9,471	11,035	11,393

Restricted cash	4,598	4,077	4,172

Total cash, cash equivalents and restricted cash	$8,380	$6,350	$5,817

Restricted cash represents cash segregated in special reserve bank accounts for the benefit of U.S. clients pursuant to the Customer Protection Rule 15c3-3 under the Exchange Act.

PART II

Item 8. Financial Statements and Supplementary Data, continued

NOTE 19 – SUBSEQUENT EVENT

In February 2026, the Utah Department of Financial Institutions and the FDIC conditionally approved the Partnership’s application to establish Edward Jones Bank as a Utah-chartered and FDIC-insured industrial bank headquartered in the Salt Lake City, Utah, area.

PART II

ITEM 9. CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures. As required by Rule 13a-15(e) under the Exchange Act, as of the end of the period covered by this Annual Report on Form 10-K, the Partnership’s certifying officers, the Chief Executive Officer and the Chief Financial Officer, carried out an evaluation, with the participation of its management, of the effectiveness of the design and operation of the Partnership’s disclosure controls and procedures. In designing and evaluating our disclosure controls and procedures, we recognize any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and we were required to apply our judgment in evaluating and implementing possible controls and procedures. Based on the evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that, as of the date of completion of the evaluation, our disclosure controls and procedures were effective to ensure that information required to be disclosed by the Partnership in the reports we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. We will continue to review and document our disclosure controls and procedures, including our internal controls and procedures for financial reporting, on an ongoing basis, and may from time to time make changes aimed at enhancing their effectiveness and to ensure our systems evolve with our business.

Management’s report on internal control over financial reporting and the report of independent registered public accounting firm are set forth in Part II, Item 8 – Financial Statements and Supplementary Data of this Annual Report on Form 10-K.

Changes in Internal Control Over Financial Reporting. There was no change in the Partnership’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that occurred during the quarter ended December 31, 2025 that has materially affected, or is reasonably likely to materially affect, its internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

None.

ITEM 9C. DISCLOSURE REGARDING FOREIGN JURISDICTIONS THAT PREVENT INSPECTIONS

Not applicable.

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

JFC does not have a board of directors. As of December 31, 2025, the Partnership was composed of 33,160 individual partners, many of whom hold more than one type of partnership interest. Of those individuals, as of December 31, 2025, 516 were general partners, 33,079 were Class A limited partners, 757 were subordinated limited partners and 2,664 were Profits Interests holders.

Managing Partner. Under the terms of the Partnership Agreement, the Managing Partner has the primary responsibility (subject to the Partnership Agreement) to manage the Partnership’s business, determining its policies, and controlling the management and conduct of the Partnership’s business. Under the terms of the Partnership Agreement, the Managing Partner’s powers include, but are not limited to, the power to admit and dismiss general partners and the power to adjust the proportion of their respective interests in the Partnership, subject to the ELT’s authority to override the same. The Managing Partner is subject to a single term limit ending on the earlier of the 10-year anniversary of the Managing Partner’s appointment date or the end of the fiscal year of the Managing Partner’s 65th birthday. Additionally, the Managing Partner may be removed by a majority vote of the ELT (as discussed below) or a vote of the general partners holding a majority of the voting power of all general partners. If at any time the office of the Managing Partner is vacant, the ELT will succeed to all the powers and duties of the Managing Partner until a new Managing Partner is elected by a majority of the ELT. The Partnership, under the leadership of the Managing Partner provides management and administrative services to JFC’s operating subsidiaries pursuant to services agreements.

Enterprise Leadership Team. The ELT consists of the Managing Partner and 5 to 15 additional general partners appointed by the Managing Partner, with the specific number determined by the Managing Partner. Under the terms of the Partnership Agreement, the Managing Partner designates members of the ELT to be the executive officers of the Partnership. For the year ended December 31, 2025, all members of the ELT were designated as executive officers. As of January 1, 2026, the Managing Partner has designated the following as executive officers: Penny Pennington, David Chubak, Keir Gumbs, David Gunn, Kristin Johnson and Andrew Miedler. The purpose of the ELT is to provide counsel and advice to the Managing Partner in discharging their functions. The ELT’s responsibilities include the authority to set the Firm’s strategic direction, steward financial and talent resources, maintain effective governance and make decisions to advance long-term performance in alignment with the Firm’s purpose, impact areas and core values. In addition, the ELT is responsible for overseeing the design and effectiveness of the Firm’s enterprise-wide risk governance framework and alignment of material risks with the ELT approved risk appetite. ELT members serve for an indefinite term and may be removed by the Managing Partner or a vote of general partners holding a majority of the voting power of all general partners. The Partnership has a Code of Ethical Conduct, which can be found at https://www.edwardjones.com/sites/default/files/dam/cknm20nezn/ej-240311_code-of-conduct_external_us.pdf?msockid=24a5e2adf7186d4e0f80f403f6246c3a, that applies to all associates and principals, including ELT members, which affirms the Partnership’s values and beliefs and sets the direction for how the Partnership’s associates and principals engage with each other and their clients. As of February 27, 2026, the ELT was composed of Penny Pennington, Managing Partner (Chair), Kenneth Cella, Jr., Head of External Affairs, David Chubak, Head of Wealth Management and Field Management, Keir Gumbs, Chief Legal Officer, David Gunn, Head of U.S. and Canada Business Units, Tina Hrevus, Chief of Staff, Kristin Johnson, Chief Operating Officer, Hasan Malik, Chief Strategy Officer, Suzan McDaniel, Chief Human Resources Officer, Andrew Miedler, Chief Financial Officer and Head of Digital, Data and Emerging Segments and Hema Widhani, Chief Experience, Brand and Marketing Officer.

The following table is a listing as of February 27, 2026 of the Partnership’s executive officers, the year in which each executive officer became a general partner and each of their areas of responsibility. Under the terms of the Partnership Agreement, all general partners, including the Managing Partner and other members of the ELT, are required to retire in their capacity as general partners by the end of the calendar year during which they turn the age of 65. There are no familial relationships among the Partnership’s executive officers.

Name	Age	Enterprise Leadership Team	General Partner	Area of Responsibility
Penny Pennington	62	2014	2006	Managing Partner
Andrew Miedler	48	2021	2011	Chief Financial Officer and Head of Digital, Data and Emerging Segments
David Chubak	45	2022	2022	Head of Wealth Management and Field Management
Keir Gumbs	51	2024	2023	Chief Legal Officer
David Gunn	53	2022	2008	Head of U.S. and Canada Business Units
Kristin Johnson	54	2019	2006	Chief Operating Officer

PART III

Item 10. Directors, Executive Officers and Corporate Governance, continued

The executive officers’ biographies are below.

Penny Pennington, Managing Partner – Ms. Pennington joined the Partnership in 2000 as a financial advisor, was named a general partner in 2006 and has served as Managing Partner and Chief Executive Officer since January 2019. She held a number of senior leadership roles in key divisions prior to becoming Managing Partner. She led the Client Strategies Group, the New Financial Advisor Training department, Branch Office Administrator Development department and Branch and Region Development division. Ms. Pennington holds a Chartered Financial Analyst designation, is a graduate of the University of Pennsylvania’s Wharton School Securities Industry Institute, earned her MBA from the Kellogg School of Management at Northwestern University and earned her bachelor’s degree from the University of Virginia. Ms. Pennington is an active member of the St. Louis community, serving on the boards of the Donald Danforth Plant Science Center, the Washington University in St. Louis Board of Trustees, Greater St. Louis, Inc. and the James McDonnell Foundation.

Andrew Miedler, Chief Financial Officer and Head of Digital, Data and Emerging Segments – Mr. Miedler joined the Partnership in 2002 in the Equity Research department as an analyst, was named a general partner in 2011 and has served as Chief Financial Officer since November 2021, responsible for the performance of the Finance Division. Before becoming Chief Financial Officer, Mr. Miedler was responsible for the Packaged Products and Capital Markets areas of Product Review. He joined the Finance division in 2014 and became Finance division leader in 2020. In 2025, he was also named Head of Digital, Data and Emerging Segments, responsible for the Partnership’s overall technology, digital and data leadership, and vision and strategy for the Partnership’s emerging segments. Mr. Miedler holds a Chartered Financial Analyst designation and earned his bachelor’s and master’s degrees from the University of Missouri-Columbia.

David Chubak, Head of Wealth Management and Field Management – Mr. Chubak joined Edward Jones in 2022 as a general partner and Head of the U.S. Business Unit. In 2023, he assumed responsibility for leading the Branch Development division and in 2025 assumed responsibility for the Wealth & Field Management division. Prior to joining the Partnership, Mr. Chubak spent nearly a decade at Citigroup, most recently serving as the CEO of Citigroup’s Retail Bank, where he led all retail channels, as well as product management, segments and risk management. Mr. Chubak is a graduate of New York University School of Law and earned his bachelor’s degree from Columbia University.

Keir Gumbs, Chief Legal Officer – Mr. Gumbs joined Edward Jones in 2023 and was named a general partner in 2024. As Chief Legal Officer Mr. Gumbs has responsibility for leading Legal, Compliance and Enterprise Risk. Prior to joining the Partnership, Mr. Gumbs was Chief Legal Officer for Broadridge Financial Solutions for more than two years, responsible for overseeing its Legal, Compliance and Physical Security teams and co-leading Regulatory and Government Affairs. Prior to his experience at Broadridge Financial Solutions, he spent three years at Uber Technologies, Inc., most recently serving as the Vice President, Deputy General Counsel and Deputy Corporate Secretary. Mr. Gumbs is a graduate of University of Pennsylvania School of Law and earned his bachelor’s degree from The Ohio State University.

David Gunn, Head of U.S. and Canada Business Units – Mr. Gunn joined the Partnership in 2000 and was named a general partner in 2008. He has served as President of EJ Canada, leading the Firm’s Canada Business Unit since 2018 and, in 2025, assumed responsibility for leading the Firm’s U.S. Business Unit. He began his career with the Firm as a financial advisor, has held leadership roles at the Firm’s headquarters in St. Louis, and later led Financial Advisor Talent Acquisition in Canada. Mr. Gunn earned a bachelor’s degree from Queen’s University in Kingston, Ontario and an MBA from Northwestern University.

Kristin Johnson, Chief Operating Officer – Ms. Johnson joined the Partnership in 1995 and was named a general partner in 2006. Ms. Johnson has held leadership roles in internal audit, service, operations and talent acquisition and performance for CSTPs. Ms. Johnson served as the Firm’s Chief Human Resources Officer between 2019 and September 2022 and Chief Transformation Officer between 2022 and June 2025. She became the Firm’s Chief Operating Officer in 2025. Ms. Johnson earned her bachelor’s degree from the University of Illinois, a master’s degree in information management from Webster University and completed Washington University’s executive MBA program.

Audit & Risk Committee. Pursuant to its charter, the Audit & Risk Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Partnership’s independent auditors. Additionally, the Audit & Risk Committee is responsible for assisting the Managing Partner and the ELT with, among other things, reviewing the Partnership’s financial statements and related disclosures prior to filing, overseeing the integrity of the Partnership’s financial reporting process and the Partnership’s internal control structure including the financial reporting control requirements of

PART III

Item 10. Directors, Executive Officers and Corporate Governance, continued

the Sarbanes Oxley Act of 2002 (“Sarbanes Oxley”), overseeing the performance of the Partnership’s Internal Audit division, overseeing the management of the Partnership’s enterprise risk profile and ensuring the Firm’s significant risks are identified, assessed and managed appropriately, and overseeing the Partnership’s cybersecurity and information security programs.

As of February 27, 2026, the Audit & Risk Committee was comprised of Keir Gumbs, Chair, Penny Pennington, David Chubak, David Gunn, Hasan Malik and independent members of the committee Jeffrey Bierman and Sandra Pundmann, both of whom the ELT has determined to be independent as described in the Audit & Risk Committee Charter. The Managing Partner has also determined that Mr. Bierman qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, as those qualifications are interpreted by the ELT. Members of the Audit & Risk Committee are appointed by the Managing Partner, in consultation with the ELT.

Independent members serve for a six-year term, internal members serve for an indefinite term and all members may be removed by the Managing Partner.

Other Committees. The Partnership does not maintain a nominating committee or similar body. Consistent with the Partnership Agreement, the Managing Partner retains exclusive authority to appoint, remove and reconstitute the ELT. Therefore, the responsibilities typically assigned to a nominating committee, such as identifying and evaluating individuals for service in board or board-equivalent capacities, are carried out directly by the Managing Partner, in consultation with the ELT as appropriate.

Similarly, the Partnership does not maintain a compensation committee. The Managing Partner and ELT directly oversee and approve compensation policies and decisions, including those for senior leaders, ELT members, and executive-level personnel. In performing these responsibilities, the Managing Partner and ELT consider a range of factors including Partnership performance, competitive compensation data, individual contributions, and long-term enterprise objectives.

As required under Item 407(e), because no compensation committee exists, any required disclosures regarding compensation-related decision-making, interlocks, or insider participation apply to the Managing Partner and the ELT collectively.

Pursuant to the Partnership Agreement, the Managing Partner and ELT have established an Investment Committee. The Investment Committee plays a key role in the allocation of Partnership capital by evaluating capital proposals within defined thresholds, reviewing strategic investment opportunities, and helping ensure well-informed and structured investment decision making in alignment with enterprise strategy. The Investment Committee is comprised of Andrew Miedler, Chair, Penny Pennington, David Gunn, Kristin Johnson, Hasan Malik, and three additional general partners. Members of the Investment Committee are appointed by the Managing Partner, in consultation with the ELT.

RISK MANAGEMENT

Overview

The Partnership’s business model and activities expose it to a number of different risks. The identification and ongoing management of the Partnership’s risks is critical to its long-term business success and related financial performance.

The Partnership’s risk management framework is driven by the Partnership’s governance structure established in the Partnership Agreement. The Managing Partner is ultimately responsible for the Partnership’s risk management. The Managing Partner has designated the ELT as having responsibility for overseeing the design and effectiveness of the Firm’s enterprise-wide risk governance framework. As part of its risk oversight responsibilities, the ELT reviews and approves the Firm’s risk appetite statement and oversees alignment of material risks with the ELT approved risk-appetite. The ELT also provides oversight of the Firm’s cybersecurity risk management program and data-related risks. Further, the Managing Partner and ELT have assigned the Audit & Risk Committee responsibility to assist in overseeing management of the Firm’s enterprise risk profile, monitoring the ongoing performance, health and resourcing of the Firm’s Enterprise Risk Management (“ERM”) framework. The ERM framework includes, among other things, policies, standards, processes, reporting mechanisms, and governance structures, reviewing and challenging the Firm’s risk appetite statement and approving associated risk tolerance thresholds, monitoring key risk metrics, and reviewing and monitoring the Firm’s cybersecurity risk management program. Additionally, the Audit & Risk Committee is responsible for reviewing Internal Audit reports on the assessment of the Partnership’s control environment and overseeing key risk areas related to financial controls. The Partnership’s Chief Risk Officer is responsible to the Chief Legal Officer, a member of the ELT.

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Item 10. Directors, Executive Officers and Corporate Governance, continued

The Partnership’s management-level Enterprise Risk Management Committee (“ERMC”) is co-Chaired by the Partnership’s Chief Risk Officer and Head of ERM and meets at least six times per year. The ERMC is co-sponsored by the Chief Financial Officer and the Chief Legal Officer, both members of the ELT. The ERMC membership includes leaders of divisional and functional risk and control functions to provide coverage of significant risks to the Partnership. The ERMC assists the Managing Partner, the ELT and the Audit & Risk Committee in fulfilling their oversight responsibilities regarding enterprise risk management of the Firm, the governance structure supporting it and the Firm’s risk profile. The ERMC supports the firmwide approach to risk management and exercises delegated authority to review, approve and monitor risk management policies, frameworks and programs.

In addition to the committees discussed above, through their day-to-day activities, the ERM department and risk teams embedded in Partnership divisions and functions also support the Managing Partner, ELT and Audit & Risk Committee in their ongoing risk management responsibilities, by maintaining and implementing risk frameworks, standards, processes and activities to facilitate enterprise-wide execution. ERM, divisional and functional risk management teams and Internal Audit support partners and associates with identifying, assessing, managing, monitoring, and reporting on risks in their business segments and functional capabilities. All associates are encouraged to speak up when they see something that is causing or could cause harm to the Partnership’s clients, communities, colleagues, business, operations, or reputation.

As part of the financial services industry, the Partnership’s business is subject to inherent risks. As a result, despite its risk management efforts and activities, there can be no absolute assurance that the Partnership will not experience significant unexpected losses due to the realization of certain risks to which the Partnership is subject. The following discussion highlights the Partnership’s procedures and policies designed to identify, assess, and manage the primary risks of its business.

Operational Risks

There is an element of operational risk inherent within all of the Partnership’s business activities arising from technology, external threats, internal processes, associates and third-party relationships. The Partnership’s business model is dependent on complex internal information technology systems, and those of third parties the Partnership relies on, and there is a degree of exposure to systems failure and security incidents, particularly with legacy infrastructure. The Partnership is also dependent upon third parties to provide tools that support branch teams’ interactions with clients. The Partnership’s Chief Information Officer and Chief Information Security Officer are responsible for enhancing our technological systems for business operations and improving information security policies and standards, respectively. A business resiliency program has been established to respond to business disruptions of varying severities. The Partnership and its third-party vendors have data centers in several regions of the United States. The Partnership’s data centers act as disaster recovery and redundant sites with each other. While these data centers are designed to be redundant with one another, a prolonged interruption of any site might result in a delay of service and substantial costs and expenses.

Employees are encouraged to report and address any suspicious or inappropriate activity through various means including an ethics hotline and a tool to report suspected cybersecurity threats via email. The Partnership also has a dedicated Insider Threat team, which utilizes various tools to uncover and mitigate technology and other threats. Refer to Part I, Item 1C – Cybersecurity, for more information regarding the Partnership’s policies and procedures related to cybersecurity.

Third parties provide critical information technology, processing and other business support services. To mitigate information security risks at third-party vendors, the Partnership conducts due diligence on current and prospective service providers that process or store information and negotiates contractual provisions requiring policies and procedures that meet a standard of care for data security and related controls. The Partnership also performs ongoing oversight of current service providers to verify those standards are being met.

Financial Risks

Credit Risk is the risk that third parties who owe the Partnership money, securities or other assets will not meet their obligations. The Partnership is subject to credit risk due to the very nature of the transactions it processes for its clients. To manage this risk, the Partnership limits certain client transactions by, in some cases, requiring payment at the time or in

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Item 10. Directors, Executive Officers and Corporate Governance, continued

advance of a client transaction being accepted. The Credit Review Committee receives monthly reports and attends quarterly meetings on key loan statistics to assess and monitor the Firm’s credit risk and inform Credit Policy decisioning. The Credit Team assists in managing the Partnership’s credit risk arising out of the client margin loans it offers by limiting the amount and controlling the quality of collateral held in the client’s account against those loans. Margin loans are limited to a fraction of the total value of the securities held in the client’s account against those loans upon issuance in accordance with Federal Reserve Board Regulation T and throughout the life of the loan in accordance with FINRA Rule 4210. In the event of a decline in the market value of the securities in a margin account, the Partnership requires the client to deposit additional securities or cash (or to sell a sufficient amount of securities) so that, at all times, the loan to the client is no greater than 65% of the value of the securities in the account, which is a more stringent requirement than FINRA Rule 4210.

The Partnership also has credit exposure with counterparties as a result of its ongoing, routine business activities. This credit exposure can arise from the settlement of client transactions, related failures to receive and deliver, or the Partnership’s investing activities with other financial institutions. The Partnership’s Treasury and Banking Business Unit departments manage relationships with financial institutions where these business activities occur and monitor exposure to such counterparties on a regular basis to minimize the Firm’s risk of loss related to such exposure.

Market Risk is the risk associated with the declining value of investment securities as a result of fluctuations in interest rates, security prices or overall market conditions. The Partnership’s investment securities are primarily held to generate income and assist in the management of Firm liquidity. The Treasury Department monitors and manages Firm investments that are primarily in government and agency obligations, which are highly liquid, low-risk investments that help reduce exposure to declines in market value from market volatility.

Liquidity Risk is the risk of insufficient financial resources to meet the short-term or long-term cash needs of the Partnership. The Partnership’s Treasury Department continually evaluates and monitors the impact of the Firm’s business activities on liquidity and financial condition. The objective of the Partnership’s liquidity management policies is to support the successful execution of business strategies while maintaining ongoing and sufficient liquidity. Additionally, the Partnership conducts regular liquidity stress testing to develop a consolidated view of liquidity risk exposures and to develop strategies to maintain sufficient liquidity during market-related or Firm-specific liquidity stress events.

Interest Rate Risk is the Partnership’s exposure to risk from changes in interest rates. The Treasury Department actively manages the Partnership’s short-term investments to maximize interest revenue while managing liquidity risks. The Partnership continues to evaluate its cash management strategy, including evaluating relationships with current and prospective financial institutions and identifying opportunities to further reduce the negative impact of changes in interest rates on revenue from certain cash solutions products.

Legal and Compliance Risk

Many aspects of the Partnership’s business involve substantial litigation and compliance risks. The Partnership is, from time to time, subject to examinations, inquiries and investigations by governmental agencies, SROs and other regulators. Such matters have in the past, and could in the future, negatively impact the Partnership’s business and result in significant expenses. In the ordinary course of business, the Partnership also is subject to arbitration claims, lawsuits and other potentially significant litigation such as putative class actions. Over time, there has been increasing litigation involving the financial services industry, including putative class action lawsuits that may seek substantial damages. The Partnership’s reputation is critical to attracting and retaining clients and financial advisors and could be damaged by certain legal or regulatory actions, unethical behavior, cybersecurity incidents, poor investment performance, or compliance failures, depending on their nature, size and scope.

The Partnership has established, through its overall compliance program, a variety of policies, procedures and a system of internal controls (including written supervisory procedures) designed to manage the risk of non-compliance by home office and branch associates and mitigate legal and compliance risks. As a normal course of business, new accounts and client transactions are reviewed daily, in part, through the Partnership’s field supervision function, to mitigate the risk of non-compliance with regulatory requirements as well as any resulting negative impact on the Partnership’s reputation. To minimize the risk of regulatory non-compliance, each branch office is subject to an annual branch audit, to review the financial advisor’s business and competency. Additionally, certain branches are visited or monitored regularly by field supervision directors to assure reasonable compliance. The Partnership’s Compliance department works with other

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Item 10. Directors, Executive Officers and Corporate Governance, continued

business areas to advise and consult on business activities to help ensure compliance with regulatory requirements and Partnership policies. The Partnership also has established privacy policies to comply with privacy rules and regulations and trains its employees on privacy requirements, all of which come under the responsibility of the Partnership’s Chief Privacy Officer. The Partnership has specific controls related to prevention of fraud and money laundering and provides initial as well as annual training to help mitigate regulatory risks. The Partnership also has an anonymous ethics hotline to report other suspicious activity for review and disciplinary action when necessary. The Partnership’s Internal Audit department receives ethics hotline reports from a third-party provider, and the Legal and/or Human Capital departments, as appropriate, investigate reports as they are received.

In light of the Partnership’s business, the Partnership has adopted policies and procedures for all of its partners and associates designed to promote compliance with applicable securities laws, known as “insider trading” laws, which prohibit persons who receive or become aware of material non-public information about other companies from trading in such other companies’ securities or providing material non-public information to others who may trade in the such other companies’ securities on the basis of that information. There is no established public trading market for any of the partner interests in the Partnership and their sale, pledge, exchange, assignment or transfer is prohibited without the express written consent of the Managing Partner (which is not expected to be given) pursuant to the terms of the Partnership Agreement. As a result of the foregoing, the Partnership has not adopted an additional insider trading policy governing the purchase, sale, and/or other dispositions of any interest in the Partnership.

Strategic Risk

The Partnership seeks to address its strategic risks, most notably competition for clients and personnel in light of the evolving financial services industry and generational wealth transfer, changing client demographics, preferences and values, technology, artificial intelligence, and regulatory changes, through its initiatives to deliver enhanced value and impact for millions of current and potential clients, colleagues and communities. The Partnership is continuing to make significant investments to attract and retain qualified talent and offers a competitive compensation program and employee benefits for financial advisors, CSTPs and home office associates that promote a long-term career, financial security and well-being. Firm leaders manage the execution of the Partnership’s projects and initiatives through planning, goal setting, testing and monitoring to support successful implementation of its strategic initiatives and investments.

PART III

ITEM 11. EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Partnership’s compensation program allocates net income to general partners, including executive officers, primarily based upon their general partner ownership interests in the Partnership. As general partners, executive officers benefit annually from the net income of the Partnership through current cash distributions from short-term results and from having an opportunity to continue to share in the long-term profitability of the organization. By owning general partner interests, executive officers are encouraged to balance short-term and long-term results of the Partnership as they have a significant amount of capital at risk. Also, by sharing in any annual operating loss of the Partnership, all general partners, including executive officers, have a direct incentive to manage risk and focus on the short- and long-term financial results of the Partnership.

Compensation Components

The named executive officers’ compensation components are the same as the Partnership’s other general partners. The components consist of base salary, deferred compensation, and allocations of Partnership net income. Named executive officers do not receive bonuses, stock awards, option awards, non-equity incentive plan compensation, or any other elements other than those disclosed below related to their capital ownership interest in the Partnership.

Salary – Each named executive officer receives an amount of fixed compensation in the form of annual salary. In establishing the salaries listed on the Summary Compensation Table, the Partnership considers individual experience, responsibilities and tenure. Because the Partnership’s principal compensation of named executive officers is from allocations of Partnership net income, it does not benchmark the compensation of its named executive officers with compensation to executives at other companies in setting its base salaries, or otherwise in determining the compensation to its named executive officers. Each named executive officer in 2025 received an annual salary ranging from $175,000 to $250,000.

Deferred Compensation – Each named executive officer is a participant in the Partnership’s profit sharing and 401(k) plan, a qualified deferred compensation plan, which also covers all eligible general partners and service partners of the Partnership and associates of the Partnership’s subsidiaries. Each named executive officer receives contributions based upon the overall profitability of the Partnership. Contributions to the plan are made annually at the discretion of the Partnership and have historically been determined based on approximately 24% of the Partnership’s net income before allocations. Allocation of the Partnership’s contribution among participants is determined by each participant’s relative level of eligible earnings. The plan is a tax-qualified retirement plan.

Income Allocated to Partners – The majority of the Partnership’s general partners’ compensation, including that of the named executive officers, comes from their capital ownership interests in the Partnership as general partners, subordinated limited partners, Class A limited partners and Profits Interest holders pursuant to the Partnership Agreement. Of the Partnership’s net income allocated to general partners, including the named executive officers, 92% is allocable based upon their respective general partner ownership interests in the Partnership. General partner ownership interests are set at the discretion of the Managing Partner. General partner ownership interests held by each named executive officer for each applicable year ranged from 1.10% to 1.90% in 2025, 0.45% to 2.10% in 2024, and 0.36% to 2.25% in 2023. The remaining 8% of net income allocated to general partners is distributed based on merit and/or need as determined by the Managing Partner in consultation with the ELT. Pursuant to the Partnership Agreement, the Partnership’s net income allocated to subordinated limited partners and limited partners, including the applicable named executive officers, is allocated based upon their respective subordinated limited partner ownership interests and limited partner ownership interests in the Partnership. In addition, Class A limited partners receive the 7 1/2% Payment pursuant to the Partnership Agreement. Subordinated limited partner ownership interests, limited partner ownership interests and Profits Interest ownership are set at the discretion of the Managing Partner. Named executive officers are not eligible to hold Profits Interests.

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Item 11. Executive Compensation, continued

Summary Compensation Table

The following table identifies the compensation of the Managing Partner (“CEO”), the Chief Financial Officer (“CFO”), and the four other most highly compensated executive officers for 2025 based on total compensation (including respective income allocation).

	Year	Salaries	Deferred Compensation	Income Allocated to Partners(1)	Total
Penny Pennington	2025	$250,000	$16,555	$27,775,453	$28,042,008
CEO	2024	250,000	17,354	28,794,590	29,061,944
	2023	250,000	15,774	24,858,188	25,123,962
Andrew Miedler	2025	$175,000	$16,555	$21,068,692	$21,260,247
CFO and Head of Digital, Data and Emerging Segments	2024	175,000	17,354	18,508,900	18,701,254
	2023	175,000	15,774	14,367,893	14,558,667
Kenneth Cella, Jr.(2)	2025	$175,000	$16,555	$21,503,497	$21,695,052
General Partner - Head of External Affairs	2024	175,000	17,354	22,081,290	22,273,644
	2023	175,000	15,774	19,090,557	19,281,331
David Chubak General Partner – Head of Wealth Management and Field Management	2025	$175,000	$16,555	$18,846,051	$19,037,606
Kristin Johnson	2025	$175,000	$16,555	$21,060,469	$21,252,024
General Partner – Chief Operating Officer	2024	175,000	17,354	19,821,936	20,014,290
	2023	175,000	15,774	16,569,266	16,760,040
Francis LaQuinta (3)	2025	$175,000	$16,555	$20,256,074	$20,447,629
General Partner – Former Head of Digital, Data and Operations	2024	175,000	17,354	19,820,743	20,013,097
	2023	175,000	15,774	18,240,705	18,431,479

(1)	Income allocated to partners includes allocations from general partner, subordinated limited partner and Class A limited partner capital ownership interests in the Partnership.
(2)	Mr. Cella remains a member of the ELT but was not designated as an executive officer of the Partnership as of January 1, 2026.
(3)	Mr. LaQuinta transitioned from the ELT as of June 1, 2025 and retired from the Partnership as of December 31, 2025.

Potential Payments Upon Termination or Change-in-Control

Our named executive officers are not party to any agreements that provide for cash severance or supplemental benefits upon termination of employment or a change in control.

Under the Partnership Agreement, and subject to certain limitations that may be waived or modified at the Managing Partner’s discretion, a general partner—including each named executive officer—may voluntarily withdraw from the Partnership, or may be subject to mandatory withdrawal, which in either case results in a return of their general partner capital contribution through the redemption of their general partner interests in the Partnership. In the discretion of the Managing Partner, which may consider factors such as a withdrawing general partner’s age, performance, and tenure as a general partner, a withdrawing general partner may be permitted to convert some or all of the withdrawing general partner’s capital to subordinated limited partnership capital rather than redeem it for cash. Upon a general partner’s withdrawal (including by resignation or retirement), the aggregate value of cash distributed and subordinated limited partner interests issued shall equal the withdrawing general partner’s general partner adjusted capital contribution as of the applicable valuation date. Under the terms of the Partnership Agreement, a general partner’s capital is required to be redeemed by the Partnership in the event of the general partner’s death or disability (as described in the Partnership Agreement).

The Managing Partner may cause the withdrawal of a partner, including general partners and subordinated limited partners, based on factors such as conduct that negatively impacts the Partnership, including competition with the Partnership’s business, talent, or clients, or disparagement of the Partnership or its partners or employees. The Partnership Agreement specifies the timing and form of redemption payments, which vary based on the circumstances of withdrawal, death or disability, and may be subject to any Deferral Period (as defined in the Partnership Agreement) that applies to that partner.

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Item 11. Executive Compensation, continued

General partner ownership interests held by each named executive officer ranged from 1.10% to 1.90% of all general partnership capital as of December 31, 2025. Total general partner capital as of December 31, 2025 was $2,093 million. No named executive officer, other than Mr. LaQuinta, owned subordinated limited partnership interests as of December 31, 2025. Each named executive officer holding limited partnership interests as of December 31, 2025 met the Partnership’s requirements to continue to hold their limited partnership interests after retirement or resignation.

Pay Ratio Disclosure

The Wall Street Reform and Consumer Protection Act and related regulations require the Partnership to disclose the ratio of the compensation of the Managing Partner and compensation of a median employee of the Partnership as calculated in accordance with Item 402(u) of Regulation S-K under the Securities Act. Item 402(u) permits the Partnership to identify its median employee once every three years unless there has been significant change in compensation structure or overall number of employees, which the Partnership does not believe has occurred. The median employee was selected from a population that represented all employees as of December 31, 2023, using salary and benefits, variable compensation, and allocations of Partnership net income as of December 31, 2023, consistently applied across the employee population. After identifying the median employee, annual total compensation for the median employee and the Managing Partner was calculated using the same methodology as was used in the Summary Compensation Table above.

For 2025, the median annual total compensation of all employees of the Partnership, including general partners and excluding the Managing Partner, was $123,918 and the annual total compensation of the Managing Partner was $28,042,008 or a ratio of 226. The majority of the Managing Partner’s total compensation is based on general partner and subordinated limited partner capital ownership interests in the Partnership as indicated above, compared to the compensation of a median employee which is primarily based on their annual salary. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

PART III

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table shows as of February 27, 2026, the ownership of Class A limited partner interests by each named executive officer in the Summary Compensation Table and the current executive officers as a group. Executive officers are not eligible to hold Profits Interests.

Title of Class	Name of Beneficial Owner	Amount Beneficially Owned	% of Class
Class A Limited Partner Interests	Penny Pennington	$27,000	*
Class A Limited Partner Interests	Andrew Miedler	$40,000	*
Class A Limited Partner Interests	Kenneth Cella Jr. (1)	$115,600	*
Class A Limited Partner Interests	David Chubak	$—	0%
Class A Limited Partner Interests	Kristin Johnson	$5,000	*
Class A Limited Partner Interests	Francis LaQuinta (2)	$—	0%
Class A Limited Partner Interests	All Current Executive Officers as a group (6 persons)	$143,000	*

*	Each of the executive officers named in the Summary Compensation Table and the current executive officers as a group own less than 1% of the Class A limited partner interests outstanding.
(1)	Mr. Cella remains a member of the ELT but was not designated as an executive officer of the Partnership as of January 1, 2026.
(2)	Mr. LaQuinta transitioned from the ELT as of June 1, 2025 and retired from the Partnership as of December 31, 2025.

The following table shows as of December 31, 2025, the Interests that may be issued under the following equity compensation plans: (a) the 2025 Plan; and (b) the 2021 Plan.

Equity Compensation Plans Not Approved by Limited Partners(1)	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
2025 Plan (Class B Limited Partner Interests)	N/A	N/A	1,400,000
2021 Plan (Class A Limited Partner Interests)	N/A	N/A	132,000

(1)	Under the terms of the Partnership Agreement, the Managing Partner has the right to adopt equity compensation plans without the approval of the limited partners.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Partnership maintains a written Related-Party Transaction Approval Policy with respect to related persons, which sets forth policies and procedures for reviewing and approving or ratifying transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) with the ELT or any of their immediate family members or affiliated entities (collectively “Related Persons”). The policy covers transactions, arrangements or relationships where the Partnership is a participant, the aggregate amount involved exceeds $120 thousand in any calendar year, and in which a Related Person has or will have a direct or indirect material interest (“Related Person Transaction”).

Under the policy, the Partnership’s CFO or Chief Legal Officer will determine whether a transaction meets the requirements of a Related Person Transaction. Transactions that fall within the definition will be referred to the Audit & Risk Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Audit & Risk Committee will decide whether or not to approve such transaction and will approve only those transactions that it determines are in the best interest of the Partnership. If the Partnership’s CFO or Chief Legal Officer becomes aware of an existing transaction with a Related Person which has not been approved under this policy, the matter will be referred to the Audit & Risk Committee. The Audit & Risk Committee will evaluate all options available, including ratification, revision or termination of such transaction.

The Partnership maintains a policy permitting family members of certain associates and principals to be considered for employment, subject to defined limitations and controls designed to mitigate conflicts of interest. This policy limits circumstances in which related individuals may work together or maintain direct reporting relationships in specified roles

PART III

and responsibilities. As a result, family members of ELT members may, from time to time, be employed by the Partnership. The following summarizes family relationships with members of the Partnership’s ELT and their compensation as of December 31, 2025, which was paid consistently with the compensation programs provided to other financial advisors of the Partnership:

Penny Pennington is the Partnerships’ Managing Partner, a member of the ELT, and an executive officer. Ms. Pennington’s son-in-law, Nicholas Davis, is a financial advisor with the Partnership and earned approximately $372 thousand during 2025. Mr. Davis does not report directly to Ms. Pennington. This relationship was ratified by the Audit & Risk Committee.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees rendered by the Partnership’s independent registered public accountants, PricewaterhouseCoopers LLP.

($ thousands)	2025	2024
Audit fees	$3,430	$3,264
Audit-related fees(1)	2,064	1,399
Tax fees(2)	289	430
Other(3)	2	2

Total fees	$5,785	$5,095

(1)

Audit-related fees consist primarily of fees for internal control reviews, attestation/agreed-upon procedures, employee benefit plan audits, system implementation control readiness assessment in 2025 and consultations concerning financial accounting and reporting standards.

(2)	Tax fees consist of fees for services relating to tax compliance and other tax planning and advice.
(3)	Other includes fees for non-audit services related subscriptions, including software licenses.

The Audit & Risk Committee pre-approved all audit and non-audit related services in fiscal years 2025 and 2024. No services were provided under the de minimis fee exception to the Audit Committee pre-approval requirements.

PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX

		Page No.

(a) (1)	The following financial statements are included in Part II, Item 8:

	Management’s Report on Internal Control over Financial Reporting	45

	Report of Independent Registered Public Accounting Firm	46

	Consolidated Statements of Financial Condition as of December 31, 2025 and 2024	48

	Consolidated Statements of Income for the years ended December 31, 2025, 2024, and 2023	49

	Consolidated Statements of Comprehensive Income for the years ended December 31, 2025, 2024, and 2023	50

	Consolidated Statements of Changes in Partnership Capital Subject to Mandatory Redemption for the years ended December 31, 2025, 2024, and 2023	51

	Consolidated Statements of Cash Flows for the years ended December 31, 2025, 2024, and 2023	52

	Notes to Consolidated Financial Statements	53

(2)	The following financial statements are included in Schedule I:

	Parent Company Only Condensed Statements of Financial Condition as of December 31, 2025 and 2024	90

	Parent Company Only Condensed Statements of Comprehensive Income for the years ended December 31, 2025, 2024, and 2023	91

	Parent Company Only Condensed Statements of Cash Flows for the years ended December 31, 2025, 2024, and 2023	92

	Other schedules are omitted because they are not required, inapplicable, or the information is otherwise shown in the Consolidated Financial Statements or notes thereto.

(b)	Exhibits

	Reference is made to the Exhibit Index hereinafter contained.

EXHIBIT INDEX

ITEM 16. FORM 10-K SUMMARY

None.

Exhibit Number		Description

3.1	*	Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership, dated as of November 5, 2025, incorporated by reference from Exhibit 3.1 to The Jones Financial Companies, L.L.L.P. current report on Form 8-K dated November 5, 2025.

3.2	**	Twenty-Third Restated Certificate of Limited Partnership of the Jones Financial Companies, L.L.L.P., dated January 20, 2026.

3.3	**	First Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of the Jones Financial Companies, L.L.L.P., dated February 19, 2026.

4.1	**	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, as Amended, of The Jones Financial Companies, L.L.L.P.

4.2	**	Description of Securities Registered Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as Amended, of The Jones Financial Companies, L.L.L.P.

10.1	*	$500,000,000 Credit Agreement dated as of October 18, 2022, among The Jones Financial Companies, L.L.L.P. and Edward D. Jones & Co., L.P. as borrowers and lenders Fifth Third Bank and Wells Fargo Bank, National Association. incorporated by reference from Exhibit 10.1 to The Jones Financial Companies L.L.L.P. Form 10-Q for the quarterly period September 30, 2022.

10.2	*	Eleventh Amended and Restated Agreement of Limited Partnership Agreement of Edward D. Jones & Co., L.P. dated March 10, 2010, incorporated by reference from Exhibit 3.3 to The Jones Financial Companies, L.L.L.P. Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

10.3	*	The Jones Financial Companies, L.L.L.P. 2021 Employee Limited Partnership Interest Purchase Plan, incorporated by reference from Exhibit 99.1 to the Form S-8 Registration Statement (File No. 333-261542) filed on December 8, 2021. (Constitutes a management contract or compensatory plan or arrangement)

10.4	*	The Jones Financial Companies, L.L.L.P. 2025 Class B Limited Partnership Interest Purchase Plan, incorporated by reference from Exhibit 4.2 to the Form S-8 Registration Statement (File No. 333-291417) filed on November 10, 2025. (Constitutes a management contract or compensatory plan or arrangement)

10.5	*	The Jones Financial Companies, L.L.L.P. 2026 Profits Interest Plan, incorporated by reference from Exhibit 4.2 to the Form S-8 Registration Statement (File No. 333-293301) filed on February 9, 2026. (Constitutes a management contract or compensatory plan or arrangement)

21.1	**	Subsidiaries of the Registrant

23.1	**	Consent of Independent Registered Public Accounting Firm

31.1	**	Certification of Chief Executive Officer pursuant to Rule 13a-14(a)/15(d)-14(a) of the Securities Act of 1934, as amended, as adopted pursuant to section 302 of the Sarbanes-Oxley Act of 2002.

31.2	**	Certification of Chief Financial Officer pursuant to Rule 13a-14(a)/15(d)-14(a) of the Securities Act of 1934, as amended, as adopted pursuant to section 302 of the Sarbanes-Oxley Act of 2002.

32.1	**	Certification of Chief Executive Officer pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002.

EXHIBIT INDEX

32.2	**	Certification of Chief Financial Officer pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	**	Inline XBRL Instance Document

101.SCH	**	Inline XBRL Taxonomy Extension Schema With Embedded Linkbase Documents

104	**	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

*	Incorporated by reference to previously filed exhibits.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

By:	/s/ Penny Pennington
Penny Pennington
Managing Partner (Principal Executive Officer)
March 13, 2026

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Penny Pennington	Managing Partner	March 13, 2026
Penny Pennington	(Principal Executive Officer)

/s/ Andrew T. Miedler	Chief Financial Officer	March 13, 2026
Andrew T. Miedler	(Principal Financial and Accounting Officer)

Schedule I

THE JONES FINANCIAL COMPANIES, L.L.L.P.

(Parent Company Only)

CONDENSED STATEMENTS OF FINANCIAL CONDITION

(Dollars in millions)	December 31, 2025	December 31, 2024
ASSETS:
Cash and cash equivalents	$228	$295
Investment securities	90	114
Investment in and receivable from subsidiaries	5,049	4,621
Other assets	76	85

TOTAL ASSETS	$5,443	$5,115

LIABILITIES:
Accounts payable and accrued expenses	$641	$206
Partnership capital subject to mandatory redemption	$4,802	$4,909

TOTAL LIABILITIES	$5,443	$5,115

THE JONES FINANCIAL COMPANIES, L.L.L.P.

(Parent Company Only)

CONDENSED STATEMENTS OF COMPREHENSIVE INCOME

	For the Years Ended December 31,
(Dollars in millions)	2025	2024	2023
NET REVENUE
Management fee income	$3,359	$3,135	$2,804
Subsidiary earnings	2,041	1,921	1,561
Other	50	62	57

Total revenue	5,450	5,118	4,422
Interest expense	130	131	132

Net revenue	5,320	4,987	4,290

OPERATING EXPENSES
Compensation and benefits	3,229	3,004	2,672
Other operating expenses	1	2	6

Total operating expenses	3,230	3,006	2,678

INCOME BEFORE ALLOCATIONS	$2,090	$1,981	$1,612
Allocations to partners	(2,090)	(1,981)	(1,612)

NET INCOME	$—	$—	$—

Other comprehensive income (loss):
Foreign currency translation	1	(9)	—

COMPREHENSIVE INCOME (LOSS) BEFORE ALLOCATIONS	1	(9)	—
Allocations	1	(9)	—

TOTAL COMPREHENSIVE INCOME	$—	$—	$—

THE JONES FINANCIAL COMPANIES, L.L.L.P.

(Parent Company Only)

CONDENSED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
(Dollars in millions)	2025	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$—	$—	$—
Adjustments to reconcile net income to net cash provided by operating activities:
Income before allocations	2,090	1,981	1,612
Foreign currency translation	1	(9)	—
Changes in assets and liabilities:
Investment in subsidiaries	(292)	(72)	(637)
Investment securities	24	5	(103)
Other assets	9	(4)	(13)
Accounts payable and accrued expenses	(25)	13	12

Net cash provided by operating activities	1,807	1,914	871

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in subsidiaries	(136)	(128)	(47)

Net cash used in investing activities	(136)	(128)	(47)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of partnership loans	60	43	58
Issuance of partner interests	73	76	638
Redemption of partner interests	(357)	(307)	(386)
Distributions from partnership capital	(1,514)	(1,460)	(1,193)

Net cash used in financing activities	(1,738)	(1,648)	(883)

Net (decrease) increase in cash and cash equivalents	(67)	138	(59)
CASH AND CASH EQUIVALENTS:
Beginning of year	295	157	216

End of year	$228	$295	$157

NON-CASH ACTIVITIES:
Issuance of general partner interests through partnership loans in current year	$321	$270	$319

Repayment of partnership loans through distributions from partnership capital in current year	$310	$193	$157

Declaration of distributions from subsidiary in current year but received after year end	$489	$721	$930

Declared distributions for retired partnership capital in current year but unpaid at year end	$642	$182	$140

Schedule I

THE JONES FINANCIAL COMPANIES, L.L.L.P.

Note to Parent Company Only Financial Statements

NOTE 1 – REVENUE AND EXPENSE

The Partnership’s principal operating subsidiary, Edward D. Jones & Co., L.P. (“Edward Jones”), has a written agreement with The Jones Financial Companies, L.L.L.P. (“JFC”) for the services of certain financial advisors who are service partners of JFC and not employees of Edward Jones. Pursuant to the agreement, Edward Jones made payments to the service partners of JFC on JFC’s behalf for those services provided. This arrangement did not have an impact on net income for the years ended December 31, 2025, 2024, and 2023 but resulted in higher management fee income of $3.2 billion, $3.0 billion and $2.6 billion, respectively, offset by higher compensation expense of $3.2 billion, $3.0 billion and $2.6 billion, respectively.

Exhibit 3.2

TWENTY-THIRD AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending and restating its Certificate of Limited Partnership under the Missouri Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership’s charter number is LP0000443.

(2)	The date the limited partnership was filed in Missouri is June 5, 1987.

(3)	The name and address of the limited partnership’s Missouri registered agent is:

C T Corporation System

5661 Telegraph Road

Suite 4B

Saint Louis, MO 63129

(4)

The names and mailing addresses of the general partners are set forth on Exhibit A attached hereto. This list includes the general partner admissions and withdrawals attached hereto on Exhibit B effective as of the dates listed therein. The number of general partners is 570.

(5)	The latest date upon which the limited partnership is to be dissolved is December 31, 2199.

In affirmation thereof, the facts stated above are true.

Dated: January 20, 2026

THE JONES FINANCIAL COMPANIES, L.L.L.P.

General Partner:

By	/s/ Penny Pennington
Penny Pennington
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Partner Name	Address	City, State & Zip
Abarquez, James	12555 Manchester Road	St. Louis, MO 63131
Abbott Living Trust	12555 Manchester Road	St. Louis, MO 63131
Abeln, Kyle Thomas	12555 Manchester Road	St. Louis, MO 63131
ACA Management Trust	12555 Manchester Road	St. Louis, MO 63131
Adam P and Kristin L Renbarger Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
AGL Family Trust	12555 Manchester Road	St. Louis, MO 63131
Alan J Herzog Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Alayo, Jose	12555 Manchester Road	St. Louis, MO 63131
Alevizos, Man Dee L	12555 Manchester Road	St. Louis, MO 63131
Alyssa R. Harper Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Amann, David McFarland	12555 Manchester Road	St. Louis, MO 63131
Ameer, George Andrew	12555 Manchester Road	St. Louis, MO 63131
Anderson, Derrick Carl	12555 Manchester Road	St. Louis, MO 63131
Andrew & Rebecca Anderson Trust	12555 Manchester Road	St. Louis, MO 63131
Andrew C Bannister and Linda D Bannister Joint Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Andrew T. Miedler & Kristen M. Miedler Qualified Spousal Trust Dated June 3, 2020	12555 Manchester Road	St. Louis, MO 63131
Anselmo, Robert	12555 Manchester Road	St. Louis, MO 63131
Armentrout, Matthew James	12555 Manchester Road	St. Louis, MO 63131
Armstrong, Brenda Sue	12555 Manchester Road	St. Louis, MO 63131
Armstrong, Robyn Kathryn	12555 Manchester Road	St. Louis, MO 63131
Arnold, Kimberly	12555 Manchester Road	St. Louis, MO 63131
Asa T Jewett & Andrea P Jewett Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Asiala, Sean Peter	12555 Manchester Road	St. Louis, MO 63131
Asseff, Benjamin Chase	12555 Manchester Road	St. Louis, MO 63131
Astel, Jayson Michael	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Austin, Luke Tyler	12555 Manchester Road	St. Louis, MO 63131
Baer, Michael J.	12555 Manchester Road	St. Louis, MO 63131
Banister, Jeffrey Harlan	12555 Manchester Road	St. Louis, MO 63131
Bare, Brian Matthew	12555 Manchester Road	St. Louis, MO 63131
Bast, James Alexander	12555 Manchester Road	St. Louis, MO 63131
Beattie, Leanne Marlene	12555 Manchester Road	St. Louis, MO 63131
Beaudoin, Guy Andre	12555 Manchester Road	St. Louis, MO 63131
Beckstead, John Marshall	12555 Manchester Road	St. Louis, MO 63131
Becnel, Brandon Gerard	12555 Manchester Road	St. Louis, MO 63131
Becnel, Ron James	12555 Manchester Road	St. Louis, MO 63131
Benjamin R. Maxwell and Stephanie L. Maxwell Joint Family Trust	12555 Manchester Road	St. Louis, MO 63131
Benjamin, Travis	12555 Manchester Road	St. Louis, MO 63131
Bennett, Jason Joel	12555 Manchester Road	St. Louis, MO 63131
Benson Family Trust	12555 Manchester Road	St. Louis, MO 63131
Bernadt, Jeffrey John	12555 Manchester Road	St. Louis, MO 63131
Bethanie L. Keim Living Trust	12555 Manchester Road	St. Louis, MO 63131
Bibeau, Christopher Roland	12555 Manchester Road	St. Louis, MO 63131
Black, Meghan Mary	12555 Manchester Road	St. Louis, MO 63131
Blesener, Lucas Charles	12555 Manchester Road	St. Louis, MO 63131
Blocker III, Ananias	12555 Manchester Road	St. Louis, MO 63131
Bogard, Brian Ray	12555 Manchester Road	St. Louis, MO 63131
Bohn, Michelle Marie	12555 Manchester Road	St. Louis, MO 63131
Bolton Family Trust	12555 Manchester Road	St. Louis, MO 63131
Bosch, Daniel Joseph	12555 Manchester Road	St. Louis, MO 63131
Boudreau, Nicholas Vincent	12555 Manchester Road	St. Louis, MO 63131
Box Living Trust	12555 Manchester Road	St. Louis, MO 63131
Brace, Collin	12555 Manchester Road	St. Louis, MO 63131
Brenker, Sarah	12555 Manchester Road	St. Louis, MO 63131
Brian D Buckley Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Brian E Sachs and Heather A Sachs Trust	12555 Manchester Road	St. Louis, MO 63131
Brian S Melchiori & Emily J Melchiori Living Trust	12555 Manchester Road	St. Louis, MO 63131
Brown, Traci	12555 Manchester Road	St. Louis, MO 63131
Bruce, Tammy	12555 Manchester Road	St. Louis, MO 63131
Brudi, Eric C	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Bryan and Amy Anderson Family Trust	12555 Manchester Road	St. Louis, MO 63131
Buckland, Matthew Dale	12555 Manchester Road	St. Louis, MO 63131
Bugala, Julie Ann	12555 Manchester Road	St. Louis, MO 63131
Burgess, Melanie Reid	12555 Manchester Road	St. Louis, MO 63131
Burgoon, Theodore Eric	12555 Manchester Road	St. Louis, MO 63131
Burrus Jr, Robert Donnell	12555 Manchester Road	St. Louis, MO 63131
Burtell, Carina Emilie	12555 Manchester Road	St. Louis, MO 63131
Byrd, Berra	12555 Manchester Road	St. Louis, MO 63131
Cain, Amanda	12555 Manchester Road	St. Louis, MO 63131
Camp, Jennifer Eagen	12555 Manchester Road	St. Louis, MO 63131
Carlin Family Trust	12555 Manchester Road	St. Louis, MO 63131
Carnie Family Trust	12555 Manchester Road	St. Louis, MO 63131
Carr Joint Trust	12555 Manchester Road	St. Louis, MO 63131
Carr, Maurice Howard	12555 Manchester Road	St. Louis, MO 63131
Carroll, James Charles	12555 Manchester Road	St. Louis, MO 63131
Case, Russell Thomas	12555 Manchester Road	St. Louis, MO 63131
Casey J. Whalley Revocable Living Trust	12555 Manchester Road	St. Louis, MO 63131
Castagna, Dario	12555 Manchester Road	St. Louis, MO 63131
Chandler, Chris Wayne	12555 Manchester Road	St. Louis, MO 63131
Chervenak, Adam Franklin	12555 Manchester Road	St. Louis, MO 63131
Choate, Christopher Wayne	12555 Manchester Road	St. Louis, MO 63131
Christnovich, Adam	12555 Manchester Road	St. Louis, MO 63131
Chubak, David	12555 Manchester Road	St. Louis, MO 63131
Clapp, Laura Marsh	12555 Manchester Road	St. Louis, MO 63131
Clarkin, Ninoska Patricia	12555 Manchester Road	St. Louis, MO 63131
Clifton, Jill Elise	12555 Manchester Road	St. Louis, MO 63131
Clunie, David George	12555 Manchester Road	St. Louis, MO 63131
Cody B. Vardeman Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Colao, Jared Thomas	12555 Manchester Road	St. Louis, MO 63131
Cole, Aaron Wilson	12555 Manchester Road	St. Louis, MO 63131
Collins Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Coney, David Bridges	12555 Manchester Road	St. Louis, MO 63131
Conlon, Traci L	12555 Manchester Road	St. Louis, MO 63131
Cooley, Dana Rae	12555 Manchester Road	St. Louis, MO 63131
Cooper, Kevin Lee	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Corrigan, Gregory	12555 Manchester Road	St. Louis, MO 63131
Corry, David Edward	12555 Manchester Road	St. Louis, MO 63131
Cox III, Charles Earl	12555 Manchester Road	St. Louis, MO 63131
Crisp, Kelly	12555 Manchester Road	St. Louis, MO 63131
Crockett, Adrian Scott	12555 Manchester Road	St. Louis, MO 63131
Cronley, Thomas Joseph	12555 Manchester Road	St. Louis, MO 63131
Crowe III, James Edward	12555 Manchester Road	St. Louis, MO 63131
Curran, Paul Joseph	12555 Manchester Road	St. Louis, MO 63131
Cusi, Marissa	12555 Manchester Road	St. Louis, MO 63131
da Mata, Liz	12555 Manchester Road	St. Louis, MO 63131
Damiano, Gabriella Teresa	12555 Manchester Road	St. Louis, MO 63131
Daswani, Pooja	12555 Manchester Road	St. Louis, MO 63131
Davenport, Michael Todd	12555 Manchester Road	St. Louis, MO 63131
David Lance Chapman and Michelle Chapman Family Trust	12555 Manchester Road	St. Louis, MO 63131
David R. Gibson Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Davies Family Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Davis, Brent Robert	12555 Manchester Road	St. Louis, MO 63131
De La Ossa, Andres	12555 Manchester Road	St. Louis, MO 63131
Dempsey, Crystal Coltrain	12555 Manchester Road	St. Louis, MO 63131
Derby, Jonathan	12555 Manchester Road	St. Louis, MO 63131
Derrick, Jonathan	12555 Manchester Road	St. Louis, MO 63131
DiEduardo, Kyle Sager	12555 Manchester Road	St. Louis, MO 63131
Dike, Scott	12555 Manchester Road	St. Louis, MO 63131
Dimiceli II, Paul John	12555 Manchester Road	St. Louis, MO 63131
Dixon, Christopher Brian	12555 Manchester Road	St. Louis, MO 63131
Donald Joseph Bergan, Jr Revocable Living Trust	12555 Manchester Road	St. Louis, MO 63131
Driggers, Trent Mac	12555 Manchester Road	St. Louis, MO 63131
Ducharme, Robyn Elaine	12555 Manchester Road	St. Louis, MO 63131
Dulany, Christopher Lee	12555 Manchester Road	St. Louis, MO 63131
Dutton, Jonathan Donald	12555 Manchester Road	St. Louis, MO 63131
Dwyer, Kevin Michael	12555 Manchester Road	St. Louis, MO 63131
Eddy, Joe David	12555 Manchester Road	St. Louis, MO 63131
Edgar, Matthew Eric	12555 Manchester Road	St. Louis, MO 63131
Edward and Rachelle Holt Living Trust	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Edward L DeVault II Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Edwards, Gregory	12555 Manchester Road	St. Louis, MO 63131
Egan Jr, Thomas Michael	12555 Manchester Road	St. Louis, MO 63131
Eisemann, Jessica Ann	12555 Manchester Road	St. Louis, MO 63131
Elchert, Ashley Carlisle	12555 Manchester Road	St. Louis, MO 63131
Elgan, Jeffrey	12555 Manchester Road	St. Louis, MO 63131
Elizabeth O’Hanlon Revocable Living Trust	12555 Manchester Road	St. Louis, MO 63131
Elkins, Rachel Ann	12555 Manchester Road	St. Louis, MO 63131
Emaus, Shane	12555 Manchester Road	St. Louis, MO 63131
Emerson, Luke	12555 Manchester Road	St. Louis, MO 63131
Engeling, Jennifer Lynnae	12555 Manchester Road	St. Louis, MO 63131
Engert Jr, Robert Scott	12555 Manchester Road	St. Louis, MO 63131
Erekson, Gregory Rock	12555 Manchester Road	St. Louis, MO 63131
Eric J. Feller Living Trust	12555 Manchester Road	St. Louis, MO 63131
Eroh, Amy	12555 Manchester Road	St. Louis, MO 63131
Etchison, Holly Michelle	12555 Manchester Road	St. Louis, MO 63131
Evan and Carrie Llewellyn Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Fahrenbruch, Nanette Marie	12555 Manchester Road	St. Louis, MO 63131
Falcon, Josue Roche	12555 Manchester Road	St. Louis, MO 63131
Farber, Kelly Paul	12555 Manchester Road	St. Louis, MO 63131
Favazza Trust Agreement, Dated March 26, 2015	12555 Manchester Road	St. Louis, MO 63131
Fehr, Craig Vernon	12555 Manchester Road	St. Louis, MO 63131
Fell, Lori Anne	12555 Manchester Road	St. Louis, MO 63131
Fessler, Michael	12555 Manchester Road	St. Louis, MO 63131
Fiebelkorn, James	12555 Manchester Road	St. Louis, MO 63131
Field, David Paine	12555 Manchester Road	St. Louis, MO 63131
Figueira, Nicholas	12555 Manchester Road	St. Louis, MO 63131
Finchum, Taylor Kara	12555 Manchester Road	St. Louis, MO 63131
Foley, Patrick Michael	12555 Manchester Road	St. Louis, MO 63131
Forreider Self-Trusted Living Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Fox, Neal Joseph	12555 Manchester Road	St. Louis, MO 63131
Frazier, Michelle	12555 Manchester Road	St. Louis, MO 63131
Freeman, Terrence	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Friesen, David	12555 Manchester Road	St. Louis, MO 63131
Fross Living Trust	12555 Manchester Road	St. Louis, MO 63131
Fuller, Jason Paul	12555 Manchester Road	St. Louis, MO 63131
Gardner, Erica Lyn	12555 Manchester Road	St. Louis, MO 63131
Gasper, Eric Stephen	12555 Manchester Road	St. Louis, MO 63131
Gates, Katie Ann	12555 Manchester Road	St. Louis, MO 63131
Geddings Jr, James Jackson	12555 Manchester Road	St. Louis, MO 63131
George, Nathaniel David	12555 Manchester Road	St. Louis, MO 63131
George, Staci Lowe	12555 Manchester Road	St. Louis, MO 63131
Gernetzke, Mary Deanne	12555 Manchester Road	St. Louis, MO 63131
Gibson, Grant David	12555 Manchester Road	St. Louis, MO 63131
Gilbert, James Thomas	12555 Manchester Road	St. Louis, MO 63131
Giljum, Scott Andrew	12555 Manchester Road	St. Louis, MO 63131
Good, Jason Wayne	12555 Manchester Road	St. Louis, MO 63131
Gor Antashyan & Araxi Ognaian Living Trust	12555 Manchester Road	St. Louis, MO 63131
Grego, Jennifer	12555 Manchester Road	St. Louis, MO 63131
Gregory Joint Trust	12555 Manchester Road	St. Louis, MO 63131
Gregory Vanderburgh and Diane Bohaker Vanderburgh Trust	12555 Manchester Road	St. Louis, MO 63131
Grooms, Demetrius Tyrone	12555 Manchester Road	St. Louis, MO 63131
Gross Family Trust	12555 Manchester Road	St. Louis, MO 63131
Grutkoski, Tia Renee	12555 Manchester Road	St. Louis, MO 63131
Gumbs, Keir Devon	12555 Manchester Road	St. Louis, MO 63131
Gumper, Tony Joseph	12555 Manchester Road	St. Louis, MO 63131
Gunn, David Alexander	12555 Manchester Road	St. Louis, MO 63131
Hage, Ross Thomas	12555 Manchester Road	St. Louis, MO 63131
Hale, Brittany Lynn	12555 Manchester Road	St. Louis, MO 63131
Haluska, Shellie Larie	12555 Manchester Road	St. Louis, MO 63131
Hamaker, Elizabeth Lenie	12555 Manchester Road	St. Louis, MO 63131
Haney Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Hang, Kenneth	12555 Manchester Road	St. Louis, MO 63131
Harasty Family Trust	12555 Manchester Road	St. Louis, MO 63131
Harris, Arica January	12555 Manchester Road	St. Louis, MO 63131
Harris, Brad	12555 Manchester Road	St. Louis, MO 63131
Harris Jr, Steven Duane	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Harshberger, Melanie Laine	12555 Manchester Road	St. Louis, MO 63131
Hart, Paul	12555 Manchester Road	St. Louis, MO 63131
Hartog, Anna	12555 Manchester Road	St. Louis, MO 63131
Hasslinger, Kevin Philip	12555 Manchester Road	St. Louis, MO 63131
Hatfield, Kyle	12555 Manchester Road	St. Louis, MO 63131
Hawley Jr, David Michael	12555 Manchester Road	St. Louis, MO 63131
Hay, Bill	12555 Manchester Road	St. Louis, MO 63131
Heath F. Bowling Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Hecox, Jared Scott	12555 Manchester Road	St. Louis, MO 63131
Heimbach, Kimberly Iren	12555 Manchester Road	St. Louis, MO 63131
Heinbockel, Thomas James	12555 Manchester Road	St. Louis, MO 63131
Henderson, Bryn Michael	12555 Manchester Road	St. Louis, MO 63131
Henderson Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Henry, Christopher Travis	12555 Manchester Road	St. Louis, MO 63131
Hiskey Family Trust	12555 Manchester Road	St. Louis, MO 63131
Holdford, Michael William	12555 Manchester Road	St. Louis, MO 63131
Holmes, Torsten	12555 Manchester Road	St. Louis, MO 63131
Hoppe, Mark	12555 Manchester Road	St. Louis, MO 63131
Hopper, Jessica Baez	12555 Manchester Road	St. Louis, MO 63131
Hovgaard/Hanson Joint Trust	12555 Manchester Road	St. Louis, MO 63131
Howard, Scott Andrew	12555 Manchester Road	St. Louis, MO 63131
Hrevus Living Trust	12555 Manchester Road	St. Louis, MO 63131
Huenergardt, Joshua Velten	12555 Manchester Road	St. Louis, MO 63131
Hughes Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Humphries, Brian Matthew	12555 Manchester Road	St. Louis, MO 63131
Hunt, Jennifer	12555 Manchester Road	St. Louis, MO 63131
Huntley, Jason Hurst	12555 Manchester Road	St. Louis, MO 63131
Hutchison, Stephanie Ann	12555 Manchester Road	St. Louis, MO 63131
Jacobson, Brock Matthew	12555 Manchester Road	St. Louis, MO 63131
Jacobson, Keanan	12555 Manchester Road	St. Louis, MO 63131
Jacqueline K Deschler Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Jake Drobnick Revocable Living Trust UDT Dated February 22, 2021	12555 Manchester Road	St. Louis, MO 63131
James M. and Teri A. Watts Family Trust	12555 Manchester Road	St. Louis, MO 63131
Jarid K Brockman Trust	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Jason and Kelly Rae Haskell Living Trust Dated 1/23/23	12555 Manchester Road	St. Louis, MO 63131
Jason Hubersberger Living Trust dated December 26, 2024	12555 Manchester Road	St. Louis, MO 63131
Jay and J’nai Wallace Trust	12555 Manchester Road	St. Louis, MO 63131
Jeffrey R. Bell and Amy H. Bell Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Jeffrey Duncan Hartsock Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Jesse T Abercrombie Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Jew, Daniel Timothy	12555 Manchester Road	St. Louis, MO 63131
JJ Dooley Family Trust	12555 Manchester Road	St. Louis, MO 63131
Joel & Caroline Dunham Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Joel and Jennifer Mille Family Trust	12555 Manchester Road	St. Louis, MO 63131
John & Maureen Fieberg Living Trust	12555 Manchester Road	St. Louis, MO 63131
John F Rahal Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
John K Newland & Jill M Newland Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
John M. Fox and Melissa D. Fox Joint Revocable Living Trust	12555 Manchester Road	St. Louis, MO 63131
Johnson, David James	12555 Manchester Road	St. Louis, MO 63131
Johnson, Justin Murray	12555 Manchester Road	St. Louis, MO 63131
Jon C. & Lorie B. Albright Joint Living Trust	12555 Manchester Road	St. Louis, MO 63131
Jory L. Taylor & Christina M. Taylor Qualified Spousal Trust	12555 Manchester Road	St. Louis, MO 63131
Joseph, Jolly	12555 Manchester Road	St. Louis, MO 63131
Joseph and Laurea Crockett Family Trust	12555 Manchester Road	St. Louis, MO 63131
Joseph L Klocke Revocable Living Trust	12555 Manchester Road	St. Louis, MO 63131
Joseph Wesley Rivers Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Justin and Sheena Oberg Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Kalafatich, Clifton Michael	12555 Manchester Road	St. Louis, MO 63131
Kane, Catherine Anne	12555 Manchester Road	St. Louis, MO 63131
Kane, Chase Kartchner	12555 Manchester Road	St. Louis, MO 63131
Kaplan, Stuart	12555 Manchester Road	St. Louis, MO 63131
Kehrer, Crystal Patrice	12555 Manchester Road	St. Louis, MO 63131
Keister, Sarah Christine Gibson	12555 Manchester Road	St. Louis, MO 63131
Kelly, Julie Gerstmayr	12555 Manchester Road	St. Louis, MO 63131
Kennedy, Michelle	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Kenneth R Cella, Jr Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Khanna, Rajit	12555 Manchester Road	St. Louis, MO 63131
Kieffer, Anthony Edward	12555 Manchester Road	St. Louis, MO 63131
Kiessling, Michael Scot	12555 Manchester Road	St. Louis, MO 63131
Kim and Amy Fetterhoff Family Trust	12555 Manchester Road	St. Louis, MO 63131
King, Jacqueline D	12555 Manchester Road	St. Louis, MO 63131
King, John Frederick	12555 Manchester Road	St. Louis, MO 63131
King, Jonathan David	12555 Manchester Road	St. Louis, MO 63131
Kingston, Jennifer S.	12555 Manchester Road	St. Louis, MO 63131
Kinports, Kevin Richard	12555 Manchester Road	St. Louis, MO 63131
Kinzinger, Rodney	12555 Manchester Road	St. Louis, MO 63131
Kirkham, Jeremy Earl	12555 Manchester Road	St. Louis, MO 63131
Klein-Swormink, Moira	12555 Manchester Road	St. Louis, MO 63131
Kloeppel Family Living Trust dated November 30, 2023	12555 Manchester Road	St. Louis, MO 63131
Klug, Daniel William	12555 Manchester Road	St. Louis, MO 63131
Knaus, Christina Ann	12555 Manchester Road	St. Louis, MO 63131
Knutson, Cole	12555 Manchester Road	St. Louis, MO 63131
Koestner, Eric Brian	12555 Manchester Road	St. Louis, MO 63131
Kranz, Cheryl Lee	12555 Manchester Road	St. Louis, MO 63131
Krenos, Adriane Patricia	12555 Manchester Road	St. Louis, MO 63131
Kristin M Johnson Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Kroll, Michele	12555 Manchester Road	St. Louis, MO 63131
Kruse, Christopher Stephen	12555 Manchester Road	St. Louis, MO 63131
LaGrone, Andrew Victor	12555 Manchester Road	St. Louis, MO 63131
Lake, Helen Rice	12555 Manchester Road	St. Louis, MO 63131
Lampi Joint Living Trust	12555 Manchester Road	St. Louis, MO 63131
Lane, Angela Louise	12555 Manchester Road	St. Louis, MO 63131
Lanigan, Neal J	12555 Manchester Road	St. Louis, MO 63131
Laughlin, Larry Steven	12555 Manchester Road	St. Louis, MO 63131
Laura B Ellenhorn Revocable Trust No 1	12555 Manchester Road	St. Louis, MO 63131
Laura V. Lear Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Lawless, Jason Richard	12555 Manchester Road	St. Louis, MO 63131
Lawrence, Robert James	12555 Manchester Road	St. Louis, MO 63131
Leclerc, Gabriel Yves	12555 Manchester Road	St. Louis, MO 63131
Lee, Ariel Jordan	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Leech Revocable Trust Dated August 18, 2015	12555 Manchester Road	St. Louis, MO 63131
Leer, Christian Erick	12555 Manchester Road	St. Louis, MO 63131
LeMaster, Robert William	12555 Manchester Road	St. Louis, MO 63131
Leone Family Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Leone, Umberto	12555 Manchester Road	St. Louis, MO 63131
Lewandowski Revocable Trust Dated July 26, 2018	12555 Manchester Road	St. Louis, MO 63131
Lewis, Brian Michael	12555 Manchester Road	St. Louis, MO 63131
Lichty, Tove Catherine	12555 Manchester Road	St. Louis, MO 63131
Lisa L Peel Revocable Living Trust	12555 Manchester Road	St. Louis, MO 63131
Lisa M. Dolan Revocable Living Trust dated January 23, 2023	12555 Manchester Road	St. Louis, MO 63131
Littlemore, Ryan	12555 Manchester Road	St. Louis, MO 63131
Locke, Kenneth M	12555 Manchester Road	St. Louis, MO 63131
Loofe, Thomas	12555 Manchester Road	St. Louis, MO 63131
Lounsbury, Jason	12555 Manchester Road	St. Louis, MO 63131
Lucas, Julie Barter	12555 Manchester Road	St. Louis, MO 63131
Lukan, Blair Monte	12555 Manchester Road	St. Louis, MO 63131
Lydon, Christopher	12555 Manchester Road	St. Louis, MO 63131
Mahajan, Anisha	12555 Manchester Road	St. Louis, MO 63131
Mahmood, Mansoor Syed	12555 Manchester Road	St. Louis, MO 63131
Mahmoud, Kelly Ditmore	12555 Manchester Road	St. Louis, MO 63131
Mahoney, Michael Charles	12555 Manchester Road	St. Louis, MO 63131
Malchar, Samuel Mark	12555 Manchester Road	St. Louis, MO 63131
Malich, Michael	12555 Manchester Road	St. Louis, MO 63131
Malik, Hasan	12555 Manchester Road	St. Louis, MO 63131
Malley, Christian Paul	12555 Manchester Road	St. Louis, MO 63131
Manchester, Sarah Jean	12555 Manchester Road	St. Louis, MO 63131
Mark Nevermann Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Mark S Hilde Revocable Trust No 102	12555 Manchester Road	St. Louis, MO 63131
Mark S. Ellison Living Trust	12555 Manchester Road	St. Louis, MO 63131
Marrero, Lesley Catherine	12555 Manchester Road	St. Louis, MO 63131
Maroon, Christina Louise	12555 Manchester Road	St. Louis, MO 63131
Marshall, Scott Douglas	12555 Manchester Road	St. Louis, MO 63131
Matthew E. Johnson Trust dated November 19, 2021	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Maune, Travis Brian	12555 Manchester Road	St. Louis, MO 63131
McBride, Kimberly Renee’	12555 Manchester Road	St. Louis, MO 63131
McCabe, Michael Joseph	12555 Manchester Road	St. Louis, MO 63131
McConnachie, Stuart	12555 Manchester Road	St. Louis, MO 63131
McCooey, Kristen Lee	12555 Manchester Road	St. Louis, MO 63131
McDaniel Family Trust	12555 Manchester Road	St. Louis, MO 63131
McGhee, Alexander Smith	12555 Manchester Road	St. Louis, MO 63131
McElhaney Jr, Jeffrey Alan	12555 Manchester Road	St. Louis, MO 63131
McKiel Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
McSwain, Randle Mathes	12555 Manchester Road	St. Louis, MO 63131
Meghji, Nawaaz	12555 Manchester Road	St. Louis, MO 63131
Melanie L. Boehne Revocable Living Trust	12555 Manchester Road	St. Louis, MO 63131
Melhouse, Rusty Allen	12555 Manchester Road	St. Louis, MO 63131
Meno, Geoffrey Vanderzicht	12555 Manchester Road	St. Louis, MO 63131
Messina, John	12555 Manchester Road	St. Louis, MO 63131
Michael S. Mack and Elizabeth J. Mack Living Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Miller, Daniel Thomas	12555 Manchester Road	St. Louis, MO 63131
Miller, Laurie Lynne	12555 Manchester Road	St. Louis, MO 63131
Mitchell, Kent Lee	12555 Manchester Road	St. Louis, MO 63131
Mitchell, Kyle Martin	12555 Manchester Road	St. Louis, MO 63131
Moles, Brian Edward Roland	12555 Manchester Road	St. Louis, MO 63131
Moran, Jarod Michael	12555 Manchester Road	St. Louis, MO 63131
Morgan, Tara	12555 Manchester Road	St. Louis, MO 63131
Morris, Carla Marie	12555 Manchester Road	St. Louis, MO 63131
Morrison, Sam Andrew	12555 Manchester Road	St. Louis, MO 63131
Moseley, Christine Elizabeth	12555 Manchester Road	St. Louis, MO 63131
Mouw, Jeromy John	12555 Manchester Road	St. Louis, MO 63131
Mozer, Robert Walter	12555 Manchester Road	St. Louis, MO 63131
Mulligan, Devon Christopher	12555 Manchester Road	St. Louis, MO 63131
Munoz, Jason	12555 Manchester Road	St. Louis, MO 63131
Murock, Scott A.	12555 Manchester Road	St. Louis, MO 63131
Nance, Aaron	12555 Manchester Road	St. Louis, MO 63131
Nance, Jonathan	12555 Manchester Road	St. Louis, MO 63131
Nancy J. Erickson Living Trust	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Nehoray, Michael	12555 Manchester Road	St. Louis, MO 63131
Nelson, Erik Christian	12555 Manchester Road	St. Louis, MO 63131
Nelson, Troy Michael	12555 Manchester Road	St. Louis, MO 63131
Newton, Derick Troy	12555 Manchester Road	St. Louis, MO 63131
Ninedorf, Nicholas Richard	12555 Manchester Road	St. Louis, MO 63131
Nino, Jessica Claire	12555 Manchester Road	St. Louis, MO 63131
Norton, Corey Patrick	12555 Manchester Road	St. Louis, MO 63131
O’Malley, David Peter	12555 Manchester Road	St. Louis, MO 63131
Osterhout, Nathanial Jacob	12555 Manchester Road	St. Louis, MO 63131
Palazzo, Rose Mary	12555 Manchester Road	St. Louis, MO 63131
Papciak, Brent	12555 Manchester Road	St. Louis, MO 63131
Park, Bonnie Christine	12555 Manchester Road	St. Louis, MO 63131
Parker-Klimpel, Andrew Thomas Hall	12555 Manchester Road	St. Louis, MO 63131
Peacock, Dakota	12555 Manchester Road	St. Louis, MO 63131
Pemberton, Joel Robert	12555 Manchester Road	St. Louis, MO 63131
Perry, Ashleigh Kristina	12555 Manchester Road	St. Louis, MO 63131
Perry, James P	12555 Manchester Road	St. Louis, MO 63131
Peterson, Benjamin David	12555 Manchester Road	St. Louis, MO 63131
Phillips, Douglas	12555 Manchester Road	St. Louis, MO 63131
Pina Family Trust	12555 Manchester Road	St. Louis, MO 63131
Ping, Ryan	12555 Manchester Road	St. Louis, MO 63131
PJ Dinkel Living Trust	12555 Manchester Road	St. Louis, MO 63131
Plaskett Jr, James William	12555 Manchester Road	St. Louis, MO 63131
Poduch, Amy Marie	12555 Manchester Road	St. Louis, MO 63131
Pohlmeier, Laurelyn Gross	12555 Manchester Road	St. Louis, MO 63131
Poole, Patrick Eric	12555 Manchester Road	St. Louis, MO 63131
Pope, Randall Edward	12555 Manchester Road	St. Louis, MO 63131
Pounds, Britt Alan	12555 Manchester Road	St. Louis, MO 63131
Pritchett Community Property Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Pritchett, Lindsay	12555 Manchester Road	St. Louis, MO 63131
Prodanovic, Nikica	12555 Manchester Road	St. Louis, MO 63131
Prucha Living Trust	12555 Manchester Road	St. Louis, MO 63131
Puckett, Christopher Clayton	12555 Manchester Road	St. Louis, MO 63131
Purdy Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Puzniak, Mieka Nicole	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Rachel I Meier and Scott P Meier Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Ratermann, Ryan Edwin	12555 Manchester Road	St. Louis, MO 63131
Reed, Scott	12555 Manchester Road	St. Louis, MO 63131
Rehmann Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Reif-Caplan, Jessica	12555 Manchester Road	St. Louis, MO 63131
Revocable Trust of Christopher C. Lee and Sei J. Lee	12555 Manchester Road	St. Louis, MO 63131
Revocable Trust of Kevin P. Adams dated November 11, 2021, and as subsequently amended	12555 Manchester Road	St. Louis, MO 63131
Reynolds, Lance Michael	12555 Manchester Road	St. Louis, MO 63131
Rideout, Christopher Neal	12555 Manchester Road	St. Louis, MO 63131
Rice, Trevor Andrew	12555 Manchester Road	St. Louis, MO 63131
Richardson, Ryan Don	12555 Manchester Road	St. Louis, MO 63131
Ridgeway, Kristie Lee	12555 Manchester Road	St. Louis, MO 63131
Riggin, Andrew Nicholas	12555 Manchester Road	St. Louis, MO 63131
Rinke, Chad Patrick	12555 Manchester Road	St. Louis, MO 63131
Rivard, Jonathan Alexander	12555 Manchester Road	St. Louis, MO 63131
RLS Trust	12555 Manchester Road	St. Louis, MO 63131
Robbins, Eric Michael	12555 Manchester Road	St. Louis, MO 63131
Robert and Michelle Wood Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Robert Todd Eaker Revocable Living Trust	12555 Manchester Road	St. Louis, MO 63131
Robertson, Lauren	12555 Manchester Road	St. Louis, MO 63131
Robinson, David Mark	12555 Manchester Road	St. Louis, MO 63131
Robinson, Gregory	12555 Manchester Road	St. Louis, MO 63131
Robson, Ryan Timothy	12555 Manchester Road	St. Louis, MO 63131
Rodriguez, Kevin W	12555 Manchester Road	St. Louis, MO 63131
Rosendahl, David Erick	12555 Manchester Road	St. Louis, MO 63131
Roy, Erin Joanne	12555 Manchester Road	St. Louis, MO 63131
Roy, Sara Katherine	12555 Manchester Road	St. Louis, MO 63131
Rueschhoff, Steven J	12555 Manchester Road	St. Louis, MO 63131
Ruest, Justin Paul	12555 Manchester Road	St. Louis, MO 63131
Ryan and Breanne Ten Have Trust	12555 Manchester Road	St. Louis, MO 63131
Rygmyr, Adym W	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

S & J Dechant Living Trust	12555 Manchester Road	St. Louis, MO 63131
Sarah R. Nikle Living Trust	12555 Manchester Road	St. Louis, MO 63131
Satterfield, Joshua	12555 Manchester Road	St. Louis, MO 63131
Sceiford, Michael Richard	12555 Manchester Road	St. Louis, MO 63131
Schaeperkoetter, Seth Alan	12555 Manchester Road	St. Louis, MO 63131
Schafer, Kevin	12555 Manchester Road	St. Louis, MO 63131
Schmitz Qualified Spousal Trust	12555 Manchester Road	St. Louis, MO 63131
Schneck, Eric Lawrence	12555 Manchester Road	St. Louis, MO 63131
Scott A Miller and Monica J Miller Qualified Spousal Trust	12555 Manchester Road	St. Louis, MO 63131
Sean and Paige Tamm Trust	12555 Manchester Road	St. Louis, MO 63131
Shaffer, William Kevin	12555 Manchester Road	St. Louis, MO 63131
Sharp, Jason	12555 Manchester Road	St. Louis, MO 63131
Sherwood, Steven Francis	12555 Manchester Road	St. Louis, MO 63131
Sing, Michelle Oh	12555 Manchester Road	St. Louis, MO 63131
Shore, Jeffrey	12555 Manchester Road	St. Louis, MO 63131
Sievert, Christopher John	12555 Manchester Road	St. Louis, MO 63131
Simmons, Brandy Lynn	12555 Manchester Road	St. Louis, MO 63131
Skolfield, Emery Rallond	12555 Manchester Road	St. Louis, MO 63131
Smith Family Trust	12555 Manchester Road	St. Louis, MO 63131
Snider, Nikki Little	12555 Manchester Road	St. Louis, MO 63131
Snodgrass, Jon Michael	12555 Manchester Road	St. Louis, MO 63131
Soto Jr, Victor Manuel	12555 Manchester Road	St. Louis, MO 63131
Spangler, Ashley Renae	12555 Manchester Road	St. Louis, MO 63131
Spicer, Justin Thomas	12555 Manchester Road	St. Louis, MO 63131
Spilsbury, Landon	12555 Manchester Road	St. Louis, MO 63131
Spires, David Wayne	12555 Manchester Road	St. Louis, MO 63131
Spriggs, Emily Jo	12555 Manchester Road	St. Louis, MO 63131
Springman, Daniel Lee	12555 Manchester Road	St. Louis, MO 63131
Sprunger, Briana Leigh	12555 Manchester Road	St. Louis, MO 63131
Stacie A. Owens Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Stansbury, Audrey	12555 Manchester Road	St. Louis, MO 63131
Staten, Christopher Wayne	12555 Manchester Road	St. Louis, MO 63131
Steffens, Kristen	12555 Manchester Road	St. Louis, MO 63131
Stephen and Jennifer Homan Family Trust	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Stephens, Mollie Marie	12555 Manchester Road	St. Louis, MO 63131
Steven J Kuehl Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Stodola, Amy	12555 Manchester Road	St. Louis, MO 63131
Stotler, Jeffrey Richard	12555 Manchester Road	St. Louis, MO 63131
Strawson, Matt Spencer	12555 Manchester Road	St. Louis, MO 63131
Streeter, Andrew M	12555 Manchester Road	St. Louis, MO 63131
Stutz, Douglas	12555 Manchester Road	St. Louis, MO 63131
Suarez Family Trust	12555 Manchester Road	St. Louis, MO 63131
Sullivan, Amy Marie	12555 Manchester Road	St. Louis, MO 63131
Sullivan, Andrew	12555 Manchester Road	St. Louis, MO 63131
Sullivan, Scott Stephen	12555 Manchester Road	St. Louis, MO 63131
Susanne Thalman Living Trust	12555 Manchester Road	St. Louis, MO 63131
Swaffar, Tyler Preston	12555 Manchester Road	St. Louis, MO 63131
Swanson, Kelly Nicole	12555 Manchester Road	St. Louis, MO 63131
Swoboda, William Rodney	12555 Manchester Road	St. Louis, MO 63131
Tayet, Brent	12555 Manchester Road	St. Louis, MO 63131
Taylor, Christopher Scott	12555 Manchester Road	St. Louis, MO 63131
Taylor, Joshua Thomas	12555 Manchester Road	St. Louis, MO 63131
Taylor, Matthew Allen	12555 Manchester Road	St. Louis, MO 63131
Tefft, Kyle Nathan	12555 Manchester Road	St. Louis, MO 63131
The Adam Thomas Poff Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
The Albritton Living Trust	12555 Manchester Road	St. Louis, MO 63131
The Angelo Family Trust	12555 Manchester Road	St. Louis, MO 63131
The Aubrey Trust	12555 Manchester Road	St. Louis, MO 63131
The Bison Trust	12555 Manchester Road	St. Louis, MO 63131
The Brown Family 2021 Trust	12555 Manchester Road	St. Louis, MO 63131
The Carla M. Palamone Living Trust	12555 Manchester Road	St. Louis, MO 63131
The Charles C Orban Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
The Christopher F and Martha M Wallen Living Trust	12555 Manchester Road	St. Louis, MO 63131
The Christopher M Langley and Kelly M Langley Revocable Living Trust	12555 Manchester Road	St. Louis, MO 63131
The Dwyer Joint Living Trust	12555 Manchester Road	St. Louis, MO 63131
The Hill Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
The Holland Family Trust	12555 Manchester Road	St. Louis, MO 63131
The Ivan W. Snapp and Danielle G. Snapp Revocable Trust	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

The Jasen Steven Biro-Suvanapraphai and Tanya Dawn Ranchigoda Joint Revocable Living Trust	12555 Manchester Road	St. Louis, MO 63131
The Jeffery & Joyce Guebert Family Trust	12555 Manchester Road	St. Louis, MO 63131
The Jewett Family Revocable Living Trust	12555 Manchester Road	St. Louis, MO 63131
The Joanna F. Carr Living Trust	12555 Manchester Road	St. Louis, MO 63131
The Ladner Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
The Lauck Family Trust	12555 Manchester Road	St. Louis, MO 63131
The Leon and Amy Anderson Living Trust	12555 Manchester Road	St. Louis, MO 63131
The Magnolia Trust	12555 Manchester Road	St. Louis, MO 63131
The McRae Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
The Michael & Judy Eckholt Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
The Mittica Family Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
The O’Brien Family Trust	12555 Manchester Road	St. Louis, MO 63131
The Okwuraiwe Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
The Padilla Family Trust	12555 Manchester Road	St. Louis, MO 63131
The Payne Family Living Trust	12555 Manchester Road	St. Louis, MO 63131
The Pennino Living Trust	12555 Manchester Road	St. Louis, MO 63131
The Penny Pennington Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
The Rea Family Trust	12555 Manchester Road	St. Louis, MO 63131
The Rick Family Trust	12555 Manchester Road	St. Louis, MO 63131
The Schmidt Happens Living Trust	12555 Manchester Road	St. Louis, MO 63131
The Scott A Atkinson and Sandra K Atkinson Revocable Living Trust	12555 Manchester Road	St. Louis, MO 63131
The Scott K. and Carrie Smith Living Trust	12555 Manchester Road	St. Louis, MO 63131
The Scott Lawrence Living Trust	12555 Manchester Road	St. Louis, MO 63131
The Sims Family Living Trust	12555 Manchester Road	St. Louis, MO 63131
The Tipper Family Trust	12555 Manchester Road	St. Louis, MO 63131
The Turbush Family Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Theis, Bryan	12555 Manchester Road	St. Louis, MO 63131
Theodore H. Chiappini, Jr. Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Tice, Joshua Neil	12555 Manchester Road	St. Louis, MO 63131
Timothy M Baldes and Courtney R Baldes Revocable Living Trust	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Tisdale, Marshall-Ben B	12555 Manchester Road	St. Louis, MO 63131
Toner, Robert	12555 Manchester Road	St. Louis, MO 63131
Trankler, Donald Joseph	12555 Manchester Road	St. Louis, MO 63131
Turner, Lindsay Sharon	12555 Manchester Road	St. Louis, MO 63131
Tyrell, Nicholas James	12555 Manchester Road	St. Louis, MO 63131
Vagle, Michael James	12555 Manchester Road	St. Louis, MO 63131
VanDerKamp, Kristine Nicole	12555 Manchester Road	St. Louis, MO 63131
Vehring, Josh Taylor	12555 Manchester Road	St. Louis, MO 63131
Violette M. Hawkins Trust	12555 Manchester Road	St. Louis, MO 63131
Wallace, Scott Michael	12555 Manchester Road	St. Louis, MO 63131
Wang, Yi	12555 Manchester Road	St. Louis, MO 63131
Warrener, Ronda Lee	12555 Manchester Road	St. Louis, MO 63131
Wartsbaugh Jr, George Charles	12555 Manchester Road	St. Louis, MO 63131
Wartsbaugh, Kevin	12555 Manchester Road	St. Louis, MO 63131
Waters, Ryan Alexander	12555 Manchester Road	St. Louis, MO 63131
Webster, Trevor Ryan	12555 Manchester Road	St. Louis, MO 63131
Weindel, Scott	12555 Manchester Road	St. Louis, MO 63131
Wells, Bradley	12555 Manchester Road	St. Louis, MO 63131
Whelchel, Jeffery	12555 Manchester Road	St. Louis, MO 63131
Whicker, Catherine Johnson	12555 Manchester Road	St. Louis, MO 63131
Whitman, Justine Summer	12555 Manchester Road	St. Louis, MO 63131
Wicks Revocable Trust	12555 Manchester Road	St. Louis, MO 63131
Widhani, Hema	12555 Manchester Road	St. Louis, MO 63131
Widiker, Kevin Alex	12555 Manchester Road	St. Louis, MO 63131
Wilken, Jennifer Lynn	12555 Manchester Road	St. Louis, MO 63131
Williams, Eric Daniel	12555 Manchester Road	St. Louis, MO 63131
Williams, Isaac	12555 Manchester Road	St. Louis, MO 63131
Wilson, Jacqueline	12555 Manchester Road	St. Louis, MO 63131
Wilson, Kelly Renee	12555 Manchester Road	St. Louis, MO 63131
Wilson, Michael Brett	12555 Manchester Road	St. Louis, MO 63131
Winter, Loren	12555 Manchester Road	St. Louis, MO 63131
Wittig Living Trust	12555 Manchester Road	St. Louis, MO 63131
Wolfe, Darcy Irwin	12555 Manchester Road	St. Louis, MO 63131
Wood, Kelli Renee	12555 Manchester Road	St. Louis, MO 63131
Wulder, David John	12555 Manchester Road	St. Louis, MO 63131
Yang, Richard	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

York, Andrew Scott	12555 Manchester Road	St. Louis, MO 63131
Young, Todd Warren	12555 Manchester Road	St. Louis, MO 63131
Ytterberg, Eric Bradley	12555 Manchester Road	St. Louis, MO 63131
Zachary and Lisa Tarter 2015 Trust	12555 Manchester Road	St. Louis, MO 63131
Zanders, Dustin Holt	12555 Manchester Road	St. Louis, MO 63131
Zare, Raheem Kevin	12555 Manchester Road	St. Louis, MO 63131
Zeller, James	12555 Manchester Road	St. Louis, MO 63131
Zimmerman, Aaron Martin	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

EXHIBIT B

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Adam N. Hendrixson & Nicole E. Hendrixson Qualified Spousal Trust Dated June 4, 2020	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Adams, Rodney	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Altergott-Beirne Qualified Spousal Trust covered under agreement February 19, 2024, as amended or restated thereafter	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Andersen, Andrea Shelley	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Anthony P. Segalla Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Bertain, Lisa Murphy	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Besmer, Michael Joseph	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
BHB Family Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Bisbee, Peter Brian	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Broad, Michael Donald Charles	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Carroll, Douglas L	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Casper Family Revocable Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Castro, Daniel	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Chanod Jr, Patrick John	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Cowgill, James Matthew	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Daugherty, Elaine E	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Davidovici, Ilan	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Declaration of Trust of Mark A Eberlin	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Dolson, Andrea Barrett	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Dominy, Debra Diane	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Duenich, Stacie	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Eric J. and Cara L. Knox Joint Revocable Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Everett Jose Johnson Revocable Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131

Exhibit B to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Fannin, Roland Allen	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Fremont, Cynthia Ann	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Fritsche, Eric Robert	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Glynn, Tyler D	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Griesser, William	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Hansen, Jack Russell	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Hartley, Keith Edward	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Hayes, Allison Marie	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Henrikson, Kristopher Bjorn	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Irasa L. Downing Revocable Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
John M Keeley Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Johns, Tyler William	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Jonathan H Dahlstrom and Wanda E Dahlstrom Revocable Living Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Kantouth Family Trust dated December 11, 2019	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Katherine H. Sundararaman Revocable Living Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Kevin R Alm Revocable Living Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Kim B Hoffman Revocable Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
King, Elizabeth	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Kitchen, Jeffrey Wayne	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Knittel Family Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Koshy, Sunita	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Lagan, Jean-Luc	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Lam, Paul Wing-Yun	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
LaQuinta, Francis T	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Lena Haas Revocable Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Loftus, Gavin James	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Lori A Nay Living Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Lynette D McCloud Revocable Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Mary Patricia Brown Revocable Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Matthew D Collins Revocable Living Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Michael R Valley Revocable Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Michelman, Jeremy Leland	12/31/2025	12555 Manchester Road	St. Louis, MO 63131

Exhibit B to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Moses, Margaret Millin	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Neil R Draxler Revocable Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Niebuhr, Kurt Michael	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
O’Connor, David Michael	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Ozgenc, Deniz	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Peacock Family Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Reau, Jeffery Tillman	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Reed, Sarah Elizabeth	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Reese, Steven Alan	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Regan, Glenn T.	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Robert E Zaun Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Roncadin, Matthew	12/1/2025	12555 Manchester Road	St. Louis, MO 63131
Sales, Mary Christine	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Sean E. Dudley Revocable Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Singer, Robert George	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Sneed, Patrick B	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Steven and Angela Jones Revocable Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Steven G Carani Revocable Living Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Swanson, William Rauber	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Talley, James	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
The Aven Joint Revocable Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
The Carlson Family Revocable Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
The Christopher Sims Revocable Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
The Joel and Gail Childs Joint Living Trust Dated October 5, 2022	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
The Kellie T. Wise Revocable Trust dated December 18, 2023	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
The Steven C Melichar Revocable Living Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Thoma, Scott Austin	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Thomas C Kersting and Laura M Kersting Revocable Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Thomas R. and Hollie A. Revocable Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Toolan, Zariel	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Vieth Family Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Villa, Christopher	12/31/2025	12555 Manchester Road	St. Louis, MO 63131

Exhibit B to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Wayne A Roberts and Melissa C Roberts 2004 Trust	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
White, Justin	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Williams, Amy L	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Williamson, Jon	12/31/2025	12555 Manchester Road	St. Louis, MO 63131
Wylie, Mark Ryan	12/31/2025	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Armstrong, Robyn Kathryn	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Austin, Luke Tyler	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Bare, Brian Matthew	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Blocker III, Ananias	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Boudreau, Nicholas Vincent	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Case, Russell Thomas	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Collins Revocable Trust	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Conlon, Traci L	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
da Mata, Liz	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Derrick, Jonathan	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Elkins, Rachel Ann	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Emaus, Shane	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Engert Jr, Robert Scott	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Gates, Katie Ann	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Gernetzke, Mary Deanne	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Giljum, Scott Andrew	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Grutkoski, Tia Renee	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Hale, Brittany Lynn	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Hartog, Anna	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Hawley Jr, David Michael	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Heimbach, Kimberly Irene	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Henderson, Bryn Michael	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Jacobson, Keanan	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Jay and J’nai Wallace Trust	1/1/2026	12555 Manchester Road	St. Louis, MO 63131

Exhibit B to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Jeffrey R. Bell and Amy H. Bell Revocable Trust	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Joel and Jennifer Mille Family Trust	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Jon C. & Lorie B. Albright Joint Living Trust	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Kiessling, Michael Scot	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
King, John Frederick	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
King, Jonathan David	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Kruse, Christopher Stephen	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
LaGrone, Andrew Victor	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Laughlin, Larry Steven	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Lewis, Brian Michael	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Mitchell, Kyle Martin	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Moles, Brian Edward Roland	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Moran, Jarod Michael	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Morrison, Sam Andrew	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Mulligan, Devon Christopher	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Murock, Scott A.	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Norton, Corey Patrick	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Ratermann, Ryan Edwin	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Rodriguez, Kevin W	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Ryan and Breanne Ten Have Trust	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Sing, Michelle Oh	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Snider, Nikki Little	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Spires, David Wayne	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Sprunger, Briana Leigh	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Stephens, Mollie Marie	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Strawson, Matt Spencer	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
The Lauck Family Trust	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
VanDerKamp, Kristine Nicole	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Waters, Ryan Alexander	1/1/2026	12555 Manchester Road	St. Louis, MO 63131
Widiker, Kevin Alex	1/1/2026	12555 Manchester Road	St. Louis, MO 63131

Exhibit B to Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Exhibit 3.3

FIRST AMENDMENT OF TWENTY-THIRD AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Third Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership’s charter number is LP0000443.

(2)	The partnership filed the Twenty-Third Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 20, 2026.

(3)

The Twenty-Third Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the withdrawal and admission of said partners, the number of general partners is 573.

In affirmation thereof, the facts stated above are true.

Dated: February 19, 2026

General Partner:

By	/s/ Penny Pennington
Penny Pennington
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Beaudoin, Guy Andre	2/1/2026	12555 Manchester Road	St. Louis, MO 63131
Box Living Trust	2/1/2026	12555 Manchester Road	St. Louis, MO 63131
Harris, Brad	2/1/2026	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Barletta, Emily Sixta	2/1/2026	12555 Manchester Road	St. Louis, MO 63131
Guy A Beaudoin Revocable Trust	2/1/2026	12555 Manchester Road	St. Louis, MO 63131
Harris Revocable Living Trust	2/1/2026	12555 Manchester Road	St. Louis, MO 63131
Papadopoulos, Anna J	2/1/2026	12555 Manchester Road	St. Louis, MO 63131
The Scott Hoffmeyer and Jessica Hoffmeyer Revocable Living Trust	2/1/2026	12555 Manchester Road	St. Louis, MO 63131
Tsou, Charlotte	2/1/2026	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to First Amendment of Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Exhibit 4.1

THE JONES FINANCIAL COMPANIES, L.L.L.P.

DESCRIPTION OF SECURITIES

REGISTERED PURSUANT TO SECTION 12 OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

The units of Class A Limited Partner Interests (the “Interests”) in The Jones Financial Companies, L.L.L.P., a Missouri limited liability limited partnership (“JFC”), are registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. References herein to the “Partnership” refer to JFC or JFC and its consolidated subsidiaries, as the context requires.

The rights and obligations of Class A Limited Partners in the Partnership are governed by the Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership dated as of November 5, 2025, as amended from time to time (the “Partnership Agreement”). Effective as of the execution of the Partnership Agreement, the Partnership reclassified each “Limited Partner” in the books and records of the Partnership, and their respective limited partner interests in the Partnership existing prior to the date of the Partnership Agreement as “Class A Limited Partners” and “Class A Limited Partner Interests.” The following information describes the Interests, as well as selected provisions of the Partnership Agreement. This description is only a summary. The statements set forth herein do not purport to be complete and are qualified in their entirety by express reference to the Partnership Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Partnership Agreement.

Non-Assignability of Interests

No Class A Limited Partner may sell, pledge, exchange, transfer or assign their Interest(s) to any Person without the express written consent of the Managing Partner. The death or withdrawal of a Class A Limited Partner will terminate (as of such date) all his or her Interests, and neither the estate of a deceased Class A Limited Partner nor any other third party will become or have any rights as a Class A Limited Partner. No Class A Limited Partner will have the power to grant the right to become a substituted Class A Limited Partner to any assignee.

Lack of Voting Rights

None of the Class A Limited Partners in their capacities as Class A Limited Partners may vote or otherwise participate in the management of the business of the Partnership. Class A Limited Partners in their capacities as Class A Limited Partners have no right to vote in selecting the Managing Partner.

Dilution

The Managing Partner is authorized, without the approval of (and without prior notice to) the Class A Limited Partners, to admit to the Partnership additional Partners, and the Class A Limited Partners are afforded no pre-emptive rights. To the extent the Partnership incurs additional expense in servicing the 7 1⁄2% Payment (as defined below) for any additional Interests issued in future periods, the holders of outstanding Interests may suffer a decreased return on their investment because the amount of the Partnership’s accumulated profits in which they participate may be reduced as a consequence. Also, any additional Capital Contribution, including retention of General Partner allocation of Net Income, by General Partners in future periods may reduce the percentage of participation in Net Income by Class A Limited Partners.

2

7 1⁄2% Payments to Class A Limited Partners

Each of the Class A Limited Partners has the right to be paid a 7 1⁄2% payment per annum on the amount of their Capital Contribution (the “7 1⁄2% Payment”), which is charged as an expense to the Partnership. This sum will be payable whether or not the Partnership earns any accumulated profits during any given period. However, no reserve fund has been set aside to enable the Partnership to make such payments, and therefore each Class A Limited Partner is dependent on the Partnership’s ability to maintain sufficient working capital to service this annual 7 1⁄2% Payment, of which there is no assurance. Note that the Partnership Agreement refers to the 7 1⁄2% Payment generally as a “guaranteed payment.” The Partnership will treat the 7 1⁄2% Payment as a “guaranteed payment” for U.S. federal income tax purposes, and the references to the payment in the Partnership Agreement generally follow the tax nomenclature used for the payment. Although the 7 1⁄2% Payment is treated as a guaranteed payment for U.S. income tax purposes, the 7 1⁄2% Payment is not in fact guaranteed by the Partnership in the traditional sense of the word, and no reserve fund has been set aside to enable the Partnership to make such payment. The 7 1⁄2% Payment does take priority over all other distributions to the Partners. In addition to the 7 1⁄2% Payment, each of the Class A Limited Partners annually receive a percentage of the remaining Net Income of the Partnership, if any, as described below under the heading “Allocation of Net Income or Net Loss and Cash Distributions.”

Allocation of Net Income or Net Loss and Cash Distributions

Allocation of Net Income. Net Income for each Fiscal Year (except for Net Income generated in any transaction in connection with the Partnership’s dissolution and liquidation) will be allocated on a monthly basis first to each Class A Limited Partner in an amount equal to the product of Net Income times a percentage, which will equal the product of the following three factors: (a) one-fourth of one percent (0.0025) multiplied by (b) the quotient of $1,900,000 divided by the sum of Normalized GP Capital multiplied by (c) the quotient of the total Capital Contribution of the respective Class A Limited Partner divided by $25,000. The remaining Net Income is then allocated among the Partners other than the Class A Limited Partners in accordance with the terms of the Partnership Agreement.

The percentage of participation for Partners will be calculated at the beginning of each Fiscal Year and used in allocating Net Income earned during the Fiscal Year. This calculation shall be adjusted during the applicable period for any increases or decreases of Capital Contributions that occurs during such period as determined by the Managing Partner. For purposes of the calculation, Capital Contributions excludes undistributed Net Income (other than undistributed Net Income previously reserved from General Partner distributions). Any monthly Net Income allocation may be adjusted to the extent that the Partnership incurs a Net Loss in any Fiscal Month during the Fiscal Year.

Allocation of Net Loss. In any year in which there is a Net Loss and the Partnership is not dissolved and liquidated, such Net Loss will be allocated to the Subordinated Limited Partners and the General Partners in accordance with the Partnership Agreement.

Current Distributions. Subject to the limitations on distributions in the Partnership Agreement, for each Fiscal Year, the Partnership will distribute its cash (other than the proceeds of liquidation), from time to time, but in no event later than 180 days after the end of such Fiscal Year, first to each Class A Limited Partner in a total amount equal to the amount of Net Income allocated to the Class A Limited Partner for such Fiscal Year, and thereafter to the Partners other than the Class A Limited Partners in accordance with the terms of the Partnership Agreement.

Distributions Upon Dissolution. Upon the Partnership’s dissolution, the proceeds of liquidation will be applied and distributed in the following order of priority:

•

To the payment of the Partnership’s debts and liabilities, including any expenses of liquidation, but expressly excluding (a) all Capital Contributions of all General Partners, Class A Limited Partners, Class B Limited Partners and Subordinated Limited Partners and (b) accrued but unpaid 7 1⁄2% Payments.

•	To the payment of any accrued but unpaid 7 1⁄2% Payments.

•	To the payment of any accrued but unpaid amounts due as described above under the subheading “Current Distributions.”

•	To the repayment of the Capital Contributions of the Class A Limited Partners and the Class B Limited Partners.

•	To the repayment of the Capital Contributions of the Subordinated Limited Partners.

•	To the repayment of the General Partners’ Adjusted Capital Contribution.

•	The balance to the General Partners in proportion to their respective General Partner Percentages.

Distribution of Frozen Appreciation Amount. In the event any tract of real estate shown on the Partnership’s books and records at the time of its organization in 1987 or those of Edward D. Jones & Co., L.P. (“Edward Jones”) or EDJ Leasing Co., L.P. is sold, then there will be distributed from the net proceeds of such sale (prior to making any distributions described above under the subheadings “Current Distributions” or “Distributions Upon Dissolution”) to each General Partner an amount equal to his or her Frozen Appreciation Amount, with respect to such tract of real estate.

Sale of Assets to Third Party. In the event the Partnership sells or otherwise dispose of, at one time, all, or substantially all, of the Partnership’s assets (a “Sale”), to any one Person or to any one Person and its Affiliates and the Partnership is subsequently liquidated within 180 days, then prior to making any payments to the General Partners pursuant to the seventh bullet described above under the subheading “Distributions Upon Dissolution,” the Partnership will distribute first to the Partnership’s Class A Limited Partners and Class B Limited Partners, in the aggregate, a percentage of the Premium equal to the same percentage of the Partnership’s Net Income which the Class A Limited Partners and the Class B Limited Partners, in the aggregate, receive from the Partnership for the then current Fiscal Year as described above under the subheading “Current Distributions”, apportioned between the Class A Limited Partners and Class B Limited Partners according to each classes’ relative share of Net Income, and thereafter to the Subordinated Limited Partners and General Partners in accordance with the terms of the Partnership Agreement.

Neither the Partnership, the Managing Partner, nor any of the General Partners will have any obligation to cause a Sale to occur.

Other Sales or Dispositions to Third Party. In the event the Partnership or any of its significant subsidiaries, in a transaction (dealing with all or substantially all of the Partnership’s business or such significant subsidiary) not described above under the subheading “Sale of Assets to Third Party” (but similar in scope and nature to such a transaction), sells assets, merges or conducts a public offering, the General Partners intend, as a matter of policy of the Partnership, the Class A Limited Partners, the Class B Limited Partners, and the Subordinated Limited Partners to share in a portion of such “profit” or “premium” in a fair, just and equitable manner in such amount, if any, as determined in the sole and absolute discretion of the Managing Partner at the time of such transaction. No Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner will have any right to bring any cause of action against the Partnership or its General Partners by reason of such provision.

Distributions Based on Capital Accounts. In order to satisfy requirements of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (the “Regulations”) governing allocations of the Partnership’s income, gain, loss and deduction for U.S. income tax purposes, the Partnership will establish and maintain a Capital Account for each Class A Limited Partner in accordance with the Code and Regulations. Further, in connection with the liquidation and dissolution of the Partnership, if the aggregate amounts distributable to a Class A Limited Partner under the foregoing “Distributions Upon Dissolution,” “Sales of Assets to Third Party,” and “Other Sales or Dispositions to Third Party” subheadings differ from the balance of the Class A Limited Partner’s Capital Account, the Partnership would be required to distribute to the Class A Limited Partner the balance of the Class A Limited Partner’s Capital Account. The Partnership intends and expects that, after giving effect to the allocations described under “Allocations for Tax Purposes”, each Class A Limited Partner’s Capital Account will equal the amount distributable under the foregoing “Distributions Upon Dissolution,” “Sales of Assets to Third Party,” and “Other Sales or Dispositions to Third Party” subheadings, and that the Class A Limited Partner will be distributed such amounts.

Allocation for Tax Purposes

Under the Partnership Agreement, for U.S. income tax purposes, the Partnership’s income, gain, loss and deduction generally is required to be allocated among the Partners using what is commonly referred to as a “target allocation” methodology designed to align Capital Accounts with the Partners’ intended distribution entitlements upon the liquidation and dissolution of the Partnership. More specifically, for each taxable year or other period, such items generally will be allocated among the Partners in a manner intended to cause each Partner’s Capital Account at the end of such taxable year or other period to equal the amount that would be distributed to the Partner if the Partnership were liquidated and dissolved, its liabilities satisfied in accordance with their terms (but limited in the case of each nonrecourse liability of the Partnership to the book value of the asset(s) securing such liability), and the proceeds were distributed as provided under the foregoing “Distributions Upon Dissolution,” “Sales of Assets to Third Party,” “Other Sales or Dispositions to Third Party,” and, for General Partners, “Distribution of Frozen Appreciation Amount” subheadings. For such purpose, amounts distributable to a Partner under the “Sales of Assets to Third Party,” and “Other Sales or Dispositions to Third Party” subheadings are taken into account only to the extent those provisions are applicable for the relevant year or period.

In connection with the liquidation and dissolution of the Partnership, the Partnership therefore intends and expects that each Class A Limited Partner’s Capital Account, after giving effect to the allocations of the Partnership’s income, gain, loss and deduction, will equal the aggregate amount distributable to the Class A Limited Partner under the foregoing “Distributions Upon Dissolution,” “Sales of Assets to Third Party,” and “Other Sales or Dispositions to Third Party” subheadings. The Managing Partner may modify the manner in which such allocations are made among the Partners if the Managing Partner determines that the modification is necessary or appropriate to, among other reasons, comply with the Code or the Regulations or give effect to the respective economic rights and obligations of the Partners under the Partnership Agreement.

Partnership Capital; Liability of Class A Limited Partners; Liquidation

Except as otherwise described in the Partnership Agreement, or as otherwise determined by the Managing Partner, no Class A Limited Partner will be paid interest on any Capital Contribution to the Partnership. Except as otherwise provided in the Partnership Agreement, prior to the Partnership’s dissolution, no Class A Limited Partner will have the right to demand the return of their Capital Contribution. No Class A Limited Partner will have the right to demand and receive property other than cash in return for their Capital Contribution. The General Partners will have no personal liability for the repayment of the Capital Contribution of any Class A Limited Partner.

Except as otherwise provided in the Partnership Agreement, a Class A Limited Partner in their capacity as a Class A Limited Partner will only be liable to make the payment of their Capital Contribution. Except as otherwise provided in the Partnership Agreement or as provided in the Missouri Revised Uniform Limited Partnership Act, no Class A Limited Partner in their capacity as a Class A Limited Partner will be liable for any of the Partnership’s obligations. The contributions of the Class A Limited Partners are subordinate to all existing and future claims of the general creditors of the Partnership.

Upon a partial or total liquidation of the Partnership, the Capital Contributions of the General Partners would be used first to satisfy the claims of general creditors in the event the Partnership assets were insufficient to satisfy such claims. Except as otherwise provided in the Partnership Agreement, the liability of the Class A Limited Partners in their capacities as Class A Limited Partners for the Partnership’s obligations is limited to the extent of their Capital Contributions, and their individual assets would not be subject to the unsatisfied claims of the general creditors. The Partnership, in its discretion, may in the future issue securities which are senior in right of repayment to the claims of the Class A Limited Partners. If the Partnership suffers losses in any year but liquidation procedures described above are not undertaken and the Partnership is continued, the amounts of such losses are absorbed in the Capital Accounts of the Partners as described above, and each Class A Limited Partner in any event remains entitled to receive the 7 1⁄2% Payment on their Capital Contribution. However, as there would be no net profits in such a year, Class A Limited Partners would not receive any sums representing participation in the Partnership’s Net Income.

Termination and Withdrawal of Class A Partners; Return of Capital

Any Class A Limited Partner will have the right to voluntarily withdraw from the Partnership. The Managing Partner or General Partners by a General Partner Majority Vote may cause the withdrawal of any Class A Limited Partner from the Partnership (a “Mandatory Withdrawal”). Factors relevant to a Mandatory Withdrawal decision include whether the Class A Limited Partner engaged in conduct:

•	giving rise to a Suspension Event (as defined below);

•

that may negatively impact the Partnership, including directly competing with the Partnership’s business or for its employees or clients, or disparaging the Partnership, its current or former Partners, or employees; and

•	that negatively impacts the Partnership’s business or business strategy.

In the event of any withdrawal by a Class A Limited Partner from the Partnership, the Partnership will return their Capital Contribution in three equal installments. The first installment is to be paid no earlier than 90 days from the date on which the Class A Limited Partner’s Voluntary Withdrawal Notice is received by the Managing Partner or a Mandatory Notice of Withdrawal is received by the Class A Limited Partner. The balance of the Capital Contribution will be paid in two equal installments on the first and second anniversaries of the first installment payment. In addition, such Class A Limited Partner will receive their pro rata share of any cash distributions to which such Class A Limited Partner was entitled. Until the Class A Limited Partner’s Capital Contribution is returned, the unreturned portion continues to be subject to the Partnership Agreement, and such Person shall continue to receive 7 1⁄2% Payments. The Managing Partner, in their sole discretion, may cause the Partnership to accelerate the return of a Class A Limited Partner’s Capital Contribution or the payment of any or all installments.

The Capital Contributions of Class A Limited Partners may be used, in part, by JFC as part of its capital contribution to Edward Jones, which is regulated by the U.S. Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority (“FINRA”), and other governmental and regulatory agencies. Accordingly, in order for the Partnership to return to any Class A Limited Partner all or a portion of his or her Capital Contribution, JFC may have to obtain such funds from Edward Jones. Therefore, notwithstanding any other provision contained in the Partnership Agreement to the contrary, without the written consent of the Managing Partner, no Class A Limited Partner may have returned to them such Class A Limited Partner’s Capital Contribution, if after giving effect to such return of capital, JFC or any of its Affiliates (including Edward Jones) would, if such payment had been made directly by Edward Jones, be in violation of:

•	any rule of FINRA;

•	any rule issued under the Securities Exchange Act;

•	any agreement (cash subordination or otherwise) which has been entered into by JFC or any of its Affiliates (including Edward Jones);

•	any agreement (including any loan agreement, cash subordination agreement or otherwise) which has been entered into by JFC or any of its Affiliates (including Edward Jones); or

•	any other law, rule or regulation to which JFC or any of its Affiliates (including Edward Jones) is subject.

In the event there is returned to any Class A Limited Partner all or any portion of his or her Capital Contribution and because of such return JFC or any of its Affiliates (including Edward Jones) violated any of the above rules, agreements or regulations, then such Class A Limited Partner will be required, whether or not such Class A Limited Partner had any knowledge or notice of such facts at the time of such return, to repay the Partnership, its successors or assigns, the sum so returned to such Class A Limited Partner, which the Partnership will hold under the terms of the Partnership Agreement, as if such return had never been made; provided, however, that any suit for the recovery of any such return must be commenced within two years of the date of such return.

All allocations, distributions, or other payments to a withdrawing Class A Limited Partner are conditioned on the Class A Limited Partner not engaging in any conduct that gives rise to any Suspension Event prior to the actual payment or distribution of such amounts. If the Managing Partner determines that a Class A Limited Partner has engaged in conduct that gives rise to a Suspension Event, the Managing Partner may defer or hold back all payments otherwise due until making a determination that there are no unresolved claims, demands, actions, suits, investigations or proceedings against the Class A Limited Partner or until an earlier date set by the Managing Partner (i.e., the Deferral Period). Except as otherwise determined by the Managing Partner, throughout the Deferral Period, such withdrawing Class A Limited Partner will cease for all purposes to earn, accrue or have any rights as a Class A Limited Partner to any further allocations, distributions or other payments to Class A Limited Partners under the Partnership Agreement. The Partnership may elect to retain, apply as an offset to, or otherwise pay any unreturned portion of the withdrawing Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount or any other amount that would otherwise have been payable to the withdrawing Class A Limited Partner toward (i) the satisfaction of any loan financing the purchase of the withdrawing Class A Limited Partner’s applicable Interests, or (ii) the satisfaction of any losses, claims, damages, liabilities, costs, expenses (including reasonable legal and experts’ fees, costs and expenses), judgments, awards, fines, settlements or other amounts arising from any and all claims, demands, actions, suits, investigations or proceedings by the Partnership or its Affiliates (whether on their own behalf or on behalf of a client or regulatory body) against such withdrawing Class A Limited Partner. Any remaining unreturned amounts that have been deferred during the Deferral Period and not retained, applied as an offset to, or paid in connection with such claims, demands, actions, suits, investigations or proceedings shall be paid, without interest or additional earnings, to the withdrawing Class A Limited Partner within 30 days following the end of the Deferral Period. The Managing Partner may waive any of these provisions with the approval of the Enterprise Leadership Team.

Death of Class A Limited Partners

In the event of the death of any Class A Limited Partner, the Capital Contribution of such deceased Class A Limited Partner will be returned to their estate within six months after the date of death of such Class A Limited Partner. In addition, such Class A Limited Partner’s estate will receive the Class A Limited Partner’s pro rata share of any cash distributions to which such deceased Class A Limited Partner was entitled.

Term and Dissolution

The Partnership will dissolve on December 31, 2199, or prior thereto upon the happening of any of the following events:

•	the sale of all of its assets;

•	an event of withdrawal of a General Partner if no General Partner remains; or

•	the dissolution of the Partnership by a General Partner Majority Vote.

Books, Records and Reports; Appointment of Attorneys-in-Fact; Amendment

The Partnership’s books and records will at all times be maintained at the Partnership’s principal offices and will be open for examination and inspection by the Partners or by their duly authorized representatives during reasonable business hours. The Partnership will have financial statements prepared, and copies of such statements will be made available to the Partners.

Each Partner, by the execution of the Partnership Agreement, irrevocably constitutes and appoints the Managing Partner, their true and lawful attorney-in-fact with full power and authority to, among other things, execute such documents as may be necessary or appropriate to carry out the provisions and intent and purpose of the Partnership Agreement.

The Partnership Agreement may be amended without the consent or approval of (and without prior notice to) any Partner by the Managing Partner upon the affirmative vote of a majority of the Enterprise Leadership Team, or by a General Partner Majority Vote. In particular, but without limiting the foregoing, the Partners’ right to the Net Income or the proceeds of liquidation of the Partnership or in any other allocation or distribution to be received by them from the Partnership pursuant to the Partnership Agreement may be reduced or increased or otherwise modified or amended without the consent or approval of (and without prior notice to) any Partner.

Exhibit 4.2

THE JONES FINANCIAL COMPANIES, L.L.L.P.

DESCRIPTION OF SECURITIES

REGISTERED PURSUANT TO SECTION 12 OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

The limited partnership profits interest (the “Profits Interests”) in The Jones Financial Companies, L.L.L.P., a Missouri limited liability limited partnership (“JFC”), are registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. References herein to the “Partnership” refer to JFC or JFC and its consolidated subsidiaries, as the context requires.

The rights and obligations of Profits Interest Holders in the Partnership are governed by the Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership dated as of November 5, 2025, as amended from time to time (the “Partnership Agreement”) and the Profits Interest Subscription Agreement(s) entered into between each Profits Interest Holder and the Partnership. The following information describes the Profits Interests, as well as selected provisions of the Partnership Agreement. This description is only a summary. The statements set forth herein do not purport to be complete and are qualified in their entirety by express reference to the Partnership Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Partnership Agreement.

Profits Interests

The Profits Interests are offered for no cash consideration, without a capital purchase by the recipient, in recognition of the recipient’s provision of services for, on behalf of, or for the benefit of the Partnership as an employee, Partner or JV Financial Advisor. For each Profits Interest, the Partnership will designate in each Profits Interest Holder’s Profits Interest Subscription Agreement a Notional Capital Contribution amount (as described below) for each Fiscal Year of the Profits Interest.

Notional Capital Contributions

Under the Partnership Agreement, a “Notional Capital Contribution” represents a bookkeeping measure, expressed in terms of a U.S. dollar amount, that is designated for an individual Fiscal Year (or other applicable period) of a Profits Interest, as determined in the discretion of the Managing Partner and set forth in each Profits Interest Holder’s Profits Interest Subscription Agreement. The Notional Capital Contribution is used as the basis for calculating allocations and distributions to the Profits Interest Holders pursuant to the Partnership Agreement.

In no circumstances at or following the issuance of a Profits Interests will the Notional Capital Contribution designated with respect to such Profits Interest be treated in whole or in part as a Capital Contribution or as an Adjusted Capital Contribution nor shall any Notional Capital Contribution be credited to or otherwise construed as forming a part of any Capital Account of any Partner (including any Profits Interest Holder), and no Profits Interest Holder, in such capacity, shall have any obligation to make a payment of any Capital Contribution to the Partnership.

Because Notional Capital Contributions are not a part of a Profits Interest Holder’s Capital Account, the Profits Interests will only represent a right to allocations and distributions of Net Income and allocations of Profits, Losses and items of income, gain, loss and deduction of the Partnership and will not entitle the Profits Interest Holder to any return or payment connected with their Notional Capital Contributions (including upon the partial or total liquidation of the Partnership) other than with respect to the rights to allocations and distributions as a Profits Interest Holder. No Profits Interest Holder will have any right to demand and receive cash or property in return for their Notional Capital Contribution.

10

Upon the redemption by the Partnership of any Profits Interest, the Notional Capital Contribution designated as related to such Profits Interests will also be deemed redeemed by the Partnership without compensation by the Partnership for the redemption of such Notional Capital Contribution.

Non-Assignability of Profits Interests; Termination of Profits Interests

No Profits Interest Holder may sell, pledge, exchange, transfer or assign their Profits Interests to any Person without the express written consent of the Managing Partner.

A Profits Interest Holder must accept redemption of their Profits Interest(s) and accumulated profits due under the Partnership Agreement, and relinquish all rights as a Profits Interest Holder of the Partnership related to the Profits Interests upon: (i) such Profits Interest Holder’s death; (ii) such Profits Interest Holder’s cessation as a Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner of the Partnership; (iii) the receipt of a notice from the Managing Partner to the effect that such Profits Interest Holder shall cease to be a Profits Interest Holder for any reason at the discretion of the Managing Partner; or (iv) an automatic redemption of the Profits Interests, without any action by the Partnership, on the last day of the last calendar year for which a Notional Capital Contribution is designated pursuant to the terms of the Profits Interest Holder’s Profits Interest Subscription Agreement (each, a “Termination Event”).

Lack of Voting Rights

None of the Profits Interest Holders in their capacities as Profits Interest Holders may vote or otherwise participate in the management of the business of the Partnership. Profits Interest Holders in their capacities as Profits Interest Holders have no right to vote in selecting the Managing Partner.

Dilution

The Managing Partner is authorized, without the approval of (and without prior notice to) the Profits Interest Holders, to admit to the Partnership additional Profits Interest Holders, and the Profits Interest Holders are afforded no pre-emptive rights.

Allocation of Net Income or Net Loss and Cash Distributions

Allocation and distribution rights as a Profits Interest Holder, depend, in part, on whether the allocations and distributions relate to a Fiscal Year beginning prior to, on or after the Recapitalization Date.

Allocation of Net Income. Net Income for each Fiscal Year will be allocated on a monthly basis, to each Profits Interest Holder: (1) for any Fiscal Year beginning before the Recapitalization Date, second in priority after the Class A Limited Partners of the Partnership, in an amount equal to the product of such Net Income times a percentage, which will equal the product of the following three factors: (a) one-fourth of one percent (0.0025) multiplied by (b) the quotient of $1,900,000 divided by Normalized GP Capital multiplied by (c) the quotient of the Total Notional Capital Contribution of the respective Profits Interest Holder divided by $25,000; and (2) beginning on or after the Recapitalization Date, third in priority after the Class A Limited Partners and Service

Partners, an amount equal to the product of (x) the applicable Post-Recapitalization Aggregate Variable Return and (y) a percentage, derived by the following formula: (aa) the Total Notional Capital Contributions of such Profits Interest Holder, divided by (bb) the Post-Recapitalization Variable Capital Base. For purposes of allocations for Fiscal Years occurring on or after the Recapitalization Date, the Notional Capital Contributions of each Profits Interest issued before the Recapitalization Date shall be deemed to equal the amount that is 55% of the Notional Capital Contributions otherwise attributable to such Profits Interest. Net Income is also allocated to Class B Limited Partners and Subordinated Limited Partners pari passu with Profits Interest Holders based on similar calculations, and remaining Net Income is then allocated among the General Partners in accordance with the terms of the Partnership Agreement.

The percentage of participation for Profits Interest Holders will be calculated annually, at the beginning of each Fiscal Year, and used in allocating Net Income earned during the Fiscal Year. This calculation is to be adjusted during the applicable period for increases and decreases of Capital Contributions (including for this purpose Notional Capital Contributions) as determined by the Managing Partner. For purposes of the calculation, Capital Contributions and Notional Capital Contributions exclude undistributed Net Income, except that Net Income reserved from General Partner distributions are included as Capital Contributions. Any monthly Net Income allocation may be adjusted to the extent that the Partnership incurs a Net Loss in any Fiscal Month during the Fiscal Year.

Allocation of Net Loss. In any year in which there is a Net Loss and the Partnership is not dissolved and liquidated, such Net Loss will be allocated to the Subordinated Limited Partners and the General Partners in accordance with the Partnership Agreement.

Current Distributions. Subject to the limitations on distributions in the Partnership Agreement, for each Fiscal Year, the Partnership, from time to time, but in no event later than 180 days after the end of such Fiscal Year, will distribute cash to the Profits Interest Holders equal to the amount of aggregate Net Income allocated to such Profits Interest Holder for such Fiscal Year pursuant to Section 8.1 of the Partnership Agreement.

Distributions Upon Dissolution. Upon the Partnership’s dissolution, the proceeds of liquidation will be applied and distributed in the following order of priority:

•

To the payment of the Partnership’s debts and liabilities, including any expenses of liquidation, but expressly excluding (a) all Capital Contributions of all General Partners, Class A Limited Partners, Class B Limited Partners and Subordinated Limited Partners and (b) accrued but unpaid amounts due to the Class A Limited Partners under Section 3.3B of the Partnership Agreement (the “7 1⁄2% Payments”).

•	To the payment of any accrued but unpaid 7 1⁄2% Payments.

•	To the payment of any accrued but unpaid amounts due as described above under the subheading “Current Distributions.”

•	To the repayment of the Capital Contributions of the Class A Limited Partners and the Class B Limited Partners.

•	To the repayment of the Capital Contributions of the Subordinated Limited Partners.

•	To the repayment of the General Partners’ Adjusted Capital Contribution.

•	The balance to the General Partners in proportion to their respective General Partner Percentages.

The Profits Interests Holders will not be entitled to any distributions upon dissolution other than for “Current Distributions” (the third bullet above). The Profits Interest Holders will also not be entitled to receive any Premium in the event of a sale or other disposition of, at one time, all, or substantially all, of the Partnership’s assets to any one person and its affiliates, or a sale, merger, public offering similar in scope to such a transaction.

Profits Interests for Tax Purposes

Each Profits Interest is intended to be a “profits interest,” as that term is used in Internal Revenue Service (“IRS”) Revenue Procedures 93-27 and 2001-43, or, to the extent superseded by proposed regulations referenced in IRS Notice 2005-43 or by any other duly issued superseding rules, then as the term is described therein. Following the promulgation, if any, of final regulations or other guidance by the Treasury Department and IRS regarding the tax consequences associated with partnership interests issued in connection with the performance of services, the Partnership may, at the discretion of the Managing Partner, elect to have the liquidation value safe harbor contemplated by Proposed Regulations Section 1.83-3(l), and by the revenue procedure contemplated by IRS Notice 2005-43 (or any other safe harbor or other similar provision set forth in the applicable regulations or other guidance), to apply irrevocably with respect to the Partnership and any Profits Interest.

In accordance with the requirements of IRS Revenue Procedures 93-27 and 2001-43, each Profits Interest (i) will have a Capital Account balance of zero, and (ii) will not entitle the Profits Interest Holder to a share of the proceeds if the Partnership’s assets were sold at fair market value and then the proceeds were distributed in a complete liquidation of the Partnership (after satisfying the liabilities of the partnership according to their terms, but limited in the case of each nonrecourse liability of the Partnership to the book value of the asset(s) securing such liability), in each case, at the time of issuance of the Profits Interests. In addition, the Managing Partner may, in the sole discretion of the Managing Partner, limit the amount of Net Income to be allocated to a Profits Interests under the Partnership Agreement with respect to any calendar year (or portion thereof), to the extent that that Managing Partner determines, in the sole discretion of the Managing Partner, that such limitation is necessary or appropriate to comply with the requirements of IRS Revenue Procedures 93-27 and 2001-43 or to otherwise cause the Profits Interest to constitute a Profits Interest For Tax Purposes.

In addition, and as set forth in each Profits Interest Subscription Agreement, each Profits Interest Holder is required to authorize and direct the Partnership to file with the IRS, on the Profits Interest Holder’s behalf, a completed election under Section 83(b) of the IRC and the Regulations.

Liability of Profits Interest Holders

Except as otherwise provided in the Partnership Agreement or as provided in the Missouri Revised Uniform Limited Partnership Act, no Profits Interest Holder in their capacity as a Profits Interest Holder will be liable for any of the Partnership’s obligations.

Termination and Withdrawal of Profits Interest Holders; Amounts Payable

Within a reasonable time after a redemption of a Profits Interest after a Termination Event, but in no event later than the 60th day of the calendar year following the year in which such redemption is deemed to occur after such Termination Event, the Partnership shall pay to the Profits Interest Holder (or, if such Profits Interest Holder is deceased, such Profits Interests Holder’s estate) an amount of cash equal to such Profits Interest Holder’s pro rata share of any cash distributions to which such individual was entitled as set forth under “Current Distributions” with respect to such Aggregate Profits Interest, calculated as of the previous Valuation Date if such redemption occurs on or prior to the 15th day of a month or calculated as of the next Valuation Date if such redemption occurs on or after the 16th day of a month; provided, however, that the Partnership shall not be required to make any such payments to such Profits Interest Holder (or, if such Profits Interest Holder is deceased, such Profits Interest Holder’s estate), and such Profits Interest Holder shall not earn or otherwise be entitled to any allocations, distributions or other payments, if the Managing Partner determines, with the prior approval of the Enterprise Leadership Team, that such Profits Interest Holder has engaged in conduct that gives rise to a Suspension Event.

All allocations, distributions, or other payments to a Profits Interest Holder are conditioned on the Profits Interest Holder not engaging in any conduct that gives rise to any Suspension Event prior to the actual payment or distribution of such amounts. If the Managing Partner determines that the Profits Interest Holder engaged in conduct giving rise to a Suspension Event, the Managing Partner may defer or hold back all payments otherwise due until making a determination that there are no unresolved claims, demands, actions, suits, investigations or proceedings against the Profits Interest Holder or until an earlier date set by the Managing Partner (i.e., the Deferral Period). Except as otherwise determined by the Managing Partner, throughout the Deferral Period, such Profits Interest Holder will cease for all purposes to earn, accrue or have any rights as a Profits Interest Holder to any further allocations, distributions or other payments to Profits Interest Holders under the Partnership Agreement. The Partnership may elect to retain, apply as an offset to, or otherwise pay any unreturned portion of any amount that would otherwise have been payable to the Profits Interest Holder toward (i) the satisfaction of any loan financing the purchase of the Profits Interest Holder applicable Profits Interests, or (ii) the satisfaction of any losses, claims, damages, liabilities, costs, expenses (including reasonable legal and experts’ fees, costs and expenses), judgments, awards, fines, settlements or other amounts arising from any and all claims, demands, actions, suits, investigations or proceedings by the Partnership or its Affiliates (whether on their own behalf or on behalf of a client or regulatory body) against such Profits Interest Holder. Any remaining unreturned amounts that have been deferred during the Deferral Period and not retained, applied as an offset to, or paid in connection with such claims, demands, actions, suits, investigations or proceedings shall be paid, without interest or additional earnings, to the Profits Interest Holder within 30 days following the end of the Deferral Period. The Managing Partner may waive any of these provisions with the approval of the Enterprise Leadership Team.

Term and Dissolution

The Partnership will dissolve on December 31, 2199, or prior thereto upon the happening of any of the following events:

•	the sale of all of its assets;

•	an event of withdrawal of a General Partner if no General Partner remains; or

•	the dissolution of the Partnership by a General Partner Majority Vote.

Books, Records and Reports; Appointment of Attorneys-in-Fact; Amendment

The Partnership’s books and records will at all times be maintained at the Partnership’s principal offices and will be open for examination and inspection by the Partners or by their duly authorized representatives during reasonable business hours. The Partnership will have financial statements prepared, and copies of such statements will be made available to the Partners.

Each Partner, by the execution of the Partnership Agreement, irrevocably constitutes and appoints the Managing Partner, their true and lawful attorney-in-fact with full power and authority to, among other things, execute such documents as may be necessary or appropriate to carry out the provisions and intent and purpose of the Partnership Agreement.

The Partnership Agreement may be amended without the consent or approval of (and without prior notice to) any Partner by the Managing Partner upon the affirmative vote of a majority of the Enterprise Leadership Team, or by a General Partner Majority Vote. In particular, but without limiting the foregoing, the Partners’ right to the Net Income or the proceeds of liquidation of the Partnership or in any other allocation or distribution to be received by them from the Partnership pursuant to the Partnership Agreement may be reduced or increased or otherwise modified or amended without the consent or approval of (and without prior notice to) any Partner.

Exhibit 21.1

Subsidiaries of the Registrant

Entity Name	State or Jurisdiction of Organization
17440961 Canada Inc.	Canada (Federally Incorporated)
California Agency Holding, LLC	Missouri
EDJ Holding Company, Inc.	Missouri
EDJ Insurance Company, Inc.	Missouri
EDJ Leasing Co., L.P.	Missouri
Edward D. Jones & Co. Agency Holding Co., Inc.	Canada (Federally Incorporated)
Edward D. Jones & Co. Canada Holding Co., Inc.	Canada (Federally Incorporated)
Edward D. Jones & Co., L.P.	Missouri
Edward Jones	Ontario, Canada
Edward Jones Insurance Agency	Ontario, Canada
Edward Jones Insurance Agency Holding, L.L.C.	Missouri
Edward Jones Insurance Agency of California, L.L.C.	California
Edward Jones Insurance Agency of Massachusetts, L.L.C.	Massachusetts
Edward Jones Insurance Agency of New Mexico, L.L.C.	New Mexico
Edward Jones Insurance Agency (Quebec) Inc.	Canada (Federally Incorporated)
Edward Jones SBL, LLC	Missouri
Edward Jones Trust Company	United States (Federally Chartered)
EJB Holding Company, Inc.	Missouri
EJC Holding Company, Inc.	Missouri
JFCA, LLC	Missouri
JFCL, LLC	Missouri
JFC Holding Company, Inc.	Missouri
LHC, Inc.	Missouri
Olive Street Investment Advisers, LLC	Missouri

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-261542, 333-291417 and 333-293301) of The Jones Financial Companies, L.L.L.P. of our report dated March 13, 2026 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

March 13, 2026

Exhibit 31.1

CHIEF EXECUTIVE OFFICER CERTIFICATION

I, Penny Pennington, certify that:

1.	I have reviewed this Annual Report on Form 10-K of The Jones Financial Companies, L.L.L.P. (the “Registrant”);

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.

The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)

Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.

The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize, and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

/s/ Penny Pennington
Chief Executive Officer
The Jones Financial Companies, L.L.L.P.
March 13, 2026

Exhibit 31.2

CHIEF FINANCIAL OFFICER CERTIFICATION

I, Andrew T. Miedler, certify that:

1.	I have reviewed this Annual Report on Form 10-K of The Jones Financial Companies, L.L.L.P. (the “Registrant”);

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.

The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)

Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.

The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize, and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

/s/ Andrew T. Miedler
Chief Financial Officer
The Jones Financial Companies, L.L.L.P.
March 13, 2026

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of The Jones Financial Companies, L.L.L.P. (the “Registrant”) on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Penny Pennington, Chief Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Penny Pennington
Chief Executive Officer
The Jones Financial Companies, L.L.L.P.
March 13, 2026

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of The Jones Financial Companies, L.L.L.P. (the “Registrant”) on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew T. Miedler, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Andrew T. Miedler
Chief Financial Officer
The Jones Financial Companies, L.L.L.P.
March 13, 2026

APPENDIX C

QUARTERLY REPORTS ON FORM 10-Q

See attached.

QUARTERLY REPORTS ON FORM 10-Q

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 27, 2026

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from       to

Commission file number 0-16633

THE JONES FINANCIAL COMPANIES, L.L.L.P.

(Exact name of registrant as specified in its Charter)

MISSOURI	43-1450818
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12555 Manchester Road

Des Peres, Missouri 63131

(Address of principal executive office) (Zip Code)

(314) 515-2000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES  ☒ NO ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). YES ☒ NO ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicated by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of April 24, 2026, 1,725,019 units of Class A limited partner interests were outstanding, each representing $1,000 of Class A limited partner capital, and $719,048,000 of notional capital in limited partnership Profits Interests were outstanding. There is no public or private market for the Class A limited partner interests or the limited partnership Profits Interests.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

2

PART I. FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

THE JONES FINANCIAL COMPANIES, L.L.L.P.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

(Dollars in millions)	March 27, 2026	December 31, 2025
ASSETS:
Cash and cash equivalents	$2,625	$3,782
Cash and investments segregated under federal regulations	12,877	14,069
Securities purchased under agreements to resell	583	687
Receivables from:
Clients	5,577	5,369
Mutual funds, insurance companies and other	1,140	1,047
Brokers, dealers and clearing organizations	502	520
Securities owned, at fair value:
Investment securities	1,051	477
Inventory securities	48	54
Fixed assets, at cost, net of accumulated depreciation and amortization	1,796	1,759
Lease right-of-use assets	1,183	1,169
Other assets	1,629	1,575

TOTAL ASSETS	$29,011	$30,508

LIABILITIES:
Payables to:
Clients	$17,844	$18,605
Brokers, dealers and clearing organizations	118	95
Accrued compensation and employee benefits	2,887	3,600
Accounts payable, accrued expenses and other	1,560	2,190
Lease liabilities	1,226	1,216

	23,635	25,706

Contingencies (Note 8)

Partnership capital subject to mandatory redemption, net of reserve for anticipated withdrawals and partnership loans:
Limited partners	1,726	1,713
Subordinated limited partners	746	742
General partners	2,453	1,669

Total	4,925	4,124
Reserve for anticipated withdrawals	451	678

Total partnership capital and Profits Interests subject to mandatory redemption	5,376	4,802

TOTAL LIABILITIES	$29,011	$30,508

The accompanying notes are an integral part of these Consolidated Financial Statements.

3

THE JONES FINANCIAL COMPANIES, L.L.L.P.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended
(Dollars in millions, except per unit information and units outstanding)	March 27, 2026	March 28, 2025
Revenue:
Fee revenue
Asset-based	$3,882	$3,294
Account and activity	187	186

Total fee revenue	4,069	3,480
Trade revenue	450	443
Interest and dividends	229	270
Other (loss) revenue, net	(30)	25

Total revenue	4,718	4,218
Interest expense	41	51

Net revenue	4,677	4,167

Operating expenses:
Compensation and benefits	3,279	2,890
Communications and data processing	317	267
Occupancy and equipment	167	163
Fund sub-adviser fees	101	84
Professional and consulting fees	62	61
Advertising	43	39
Other operating expenses	167	150

Total operating expenses	4,136	3,654

Income before allocations	541	513

Allocations:
Limited partners	68	71
Profits Interests	27	17
Subordinated limited partners	60	56
General partners	386	369

Net income	$—	$—

Income allocated to limited partners per weighted average $1,000 equivalent limited partner unit outstanding	$37.87	$38.89

Weighted average $1,000 equivalent limited partner units outstanding	1,728,647	1,736,683

The accompanying notes are an integral part of these Consolidated Financial Statements.

4

THE JONES FINANCIAL COMPANIES, L.L.L.P.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended
(Dollars in millions)	March 27, 2026	March 28, 2025
Net income	$—	$—
Other comprehensive income:
Foreign currency translation	5	(5)

Comprehensive income (loss) before allocations	5	(5)

Allocations	5	(5)

Total comprehensive income	$—	$—

The accompanying notes are an integral part of these Consolidated Financial Statements.

5

THE JONES FINANCIAL COMPANIES, L.L.L.P.

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERSHIP CAPITAL AND PROFITS INTERESTS

SUBJECT TO MANDATORY REDEMPTION

FOR THE THREE MONTHS ENDED MARCH 27, 2026 AND MARCH 28, 2025

(Unaudited)

(Dollars in millions)	Limited Partner Capital	Profits Interests	Subordinated Limited Partner Capital	General Partner Capital	Total
2026
TOTAL PARTNERSHIP CAPITAL AND PROFITS INTERESTS SUBJECT TO MANDATORY REDEMPTION, DECEMBER 31, 2025	$1,913	$25	$820	$2,044	$4,802

Reserve for anticipated withdrawals	(200)	(25)	(78)	(375)	(678)

Partnership capital subject to mandatory redemption, net of reserve for anticipated withdrawals, December 31, 2025	$1,713	$—	$742	$1,669	$4,124
Partnership loans outstanding, December 31, 2025	—	—	—	424	424

Total partnership capital, including capital financed with partnership loans, net of reserve for anticipated withdrawals, December 31, 2025	1,713	—	742	2,093	4,548
Issuance of partnership interests	20	—	39	308	367
Redemption of partnership interests	(7)	—	(35)	(27)	(69)
Net income allocations	68	27	60	386	541
Other comprehensive income allocations	1	—	1	3	5
Distributions	15	(1)	—	(21)	(7)

Total partnership capital, including capital financed with partnership loans, and Profits Interests, March 27, 2026	1,810	26	807	2,742	5,385
Partnership loans outstanding, March 27, 2026	—	—	—	(9)	(9)

TOTAL PARTNERSHIP CAPITAL AND PROFITS INTERESTS SUBJECT TO MANDATORY REDEMPTION, MARCH 27, 2026	$1,810	$26	$807	$2,733	$5,376

Reserve for anticipated withdrawals	(84)	(26)	(61)	(280)	(451)

Partnership capital subject to mandatory redemption, net of reserve for anticipated withdrawals, March 27, 2026	$1,726	$—	$746	$2,453	$4,925

(Dollars in millions)	Limited Partner Capital	Profits Interests	Subordinated Limited Partner Capital	General Partner Capital	Total
2025
TOTAL PARTNERSHIP CAPITAL AND PROFITS INTERESTS SUBJECT TO MANDATORY REDEMPTION, DECEMBER 31, 2024	$1,926	$14	$794	$2,175	$4,909

Reserve for anticipated withdrawals	(199)	(14)	(73)	(422)	(708)

Partnership capital subject to mandatory redemption, net of reserve for anticipated withdrawals, December 31, 2024	$1,727	$—	$721	$1,753	$4,201
Partnership loans outstanding, December 31, 2024	—	—	—	473	473

Total partnership capital, including capital financed with partnership loans, net of reserve for anticipated withdrawals, December 31, 2024	1,727	—	721	2,226	4,674
Issuance of partnership interests	14	—	56	302	372
Redemption of partnership interests	(7)	—	(17)	(42)	(66)
Net income allocations	71	17	56	369	513
Other comprehensive loss allocations	—	—	(1)	(4)	(5)
Distributions	15	—	—	(23)	(8)
Total partnership capital, including capital financed with partnership loans, and Profits Interests, March 28, 2025	1,820	17	815	2,828	5,480
Partnership loans outstanding, March 28, 2025	—	—	—	(625)	(625)

TOTAL PARTNERSHIP CAPITAL AND PROFITS INTERESTS SUBJECT TO MANDATORY REDEMPTION, MARCH 28, 2025	$1,820	$17	$815	$2,203	$4,855

Reserve for anticipated withdrawals	(86)	(17)	(55)	(291)	(449)

Partnership capital subject to mandatory redemption, net of reserve for anticipated withdrawals, March 28, 2025	$1,734	$—	$760	$1,912	$4,406

The accompanying notes are an integral part of these Consolidated Financial Statements.

6

THE JONES FINANCIAL COMPANIES, L.L.L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
(Dollars in millions)	March 27, 2026	March 28, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$—	$—
Adjustments to reconcile net income to net cash provided by operating activities:
Income before allocations	541	513
Foreign currency translation	5	(5)
Depreciation and amortization	194	164
Changes in assets and liabilities:
Investments segregated under federal regulations	1,503	465
Securities purchased under agreements to resell	104	406
Net payable to clients	(969)	(317)
Net receivable from brokers, dealers and clearing organizations	41	33
Receivable from mutual funds, insurance companies and other	(93)	(95)
Securities owned	(568)	(21)
Other assets	(57)	(64)
Lease liabilities	(94)	(90)
Accrued compensation and employee benefits	(713)	(692)
Accounts payable, accrued expenses and other	(629)	(201)

Net cash (used in) provided by operating activities	(735)	96

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(139)	(131)

Cash used in investing activities	(139)	(131)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of partnership loans	264	41
Issuance of partner interests	358	70
Redemption of partner interests	(69)	(66)
Distributions from partnership capital	(525)	(607)

Net cash provided by (used in) financing activities	28	(562)

Net decrease in cash, cash equivalents and restricted cash	(846)	(597)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of period	8,380	6,350

End of period	$7,534	$5,753

See Note 10 for additional cash flow information.

The accompanying notes are an integral part of these Consolidated Financial Statements.

7

THE JONES FINANCIAL COMPANIES, L.L.L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in millions)

NOTE 1 – INTRODUCTION AND BASIS OF PRESENTATION

The accompanying Consolidated Financial Statements include the accounts of The Jones Financial Companies, L.L.L.P. and all wholly-owned subsidiaries (collectively, the “Partnership,” “JFC” or the “Firm”). The financial position of the Partnership’s subsidiaries in Canada as of February 28, 2026 and November 30, 2025 are included in the Partnership’s Consolidated Statements of Financial Condition and the results for the three-month periods ended February 28, 2026 and 2025 are included in the Partnership’s Consolidated Statements of Income, Consolidated Statements of Comprehensive Income, Consolidated Statements of Changes in Partnership Capital and Profits Interests Subject to Mandatory Redemption and Consolidated Statements of Cash Flows because of the timing of the Partnership’s financial reporting process.

The Partnership’s principal operating subsidiary, Edward D. Jones & Co., L.P. (“Edward Jones”), is a registered broker-dealer and investment adviser in the United States (“U.S.”), and the Partnership’s operating subsidiary in Canada, Edward Jones (an Ontario limited partnership), is a registered investment dealer in Canada (“EJ Canada”). The Partnership is a leading financial services firm and conducts business throughout North America through its U.S. and Canada business units with its clients, various brokers, dealers, clearing organizations, depositories and banks. Through these retail brokerage entities, the Partnership primarily serves individual investors in the U.S. and Canada and primarily derives revenues from fees for providing investment advisory and other account services to its clients, fees for assets held by clients and commissions for the distribution of mutual fund shares and insurance products and the purchase or sale of securities. For financial information related to the Partnership’s two operating segments for the three-month periods ended March 27, 2026 and March 28, 2025, see Note 4 to the Consolidated Financial Statements. Trust services are offered to Edward Jones’ U.S. clients through Edward Jones Trust Company (“Trust Co.”), a wholly-owned subsidiary of the Partnership. Olive Street Investment Advisers, LLC, a wholly-owned subsidiary of the Partnership, provides investment advisory services to the Edward Jones Money Market Fund (the “Money Market Fund”) and the twelve sub-advised mutual funds comprising the Bridge Builder® Trust.

The Consolidated Financial Statements have been prepared on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles, which require the use of certain estimates by management in determining the Partnership’s assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

The interim financial information included herein is unaudited. However, in the opinion of management, such information includes all adjustments, consisting primarily of normal recurring accruals, which are necessary for a fair statement of the results of interim operations. The Partnership evaluated subsequent events for recognition or disclosure through the date these Consolidated Financial Statements were issued and identified no matters requiring disclosure.

There have been no material changes to the Partnership’s significant accounting policies or disclosures of recently issued accounting standards as described in Part II, Item 8 – Financial Statements and Supplementary Data – Note 1 of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”). The results of operations for the three-month period ended March 27, 2026 are not necessarily indicative of the results to be expected for the year ending December 31, 2026. These unaudited Consolidated Financial Statements should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the Consolidated Financial Statements and notes thereto included in the Partnership’s Annual Report.

8

NOTE 2 – LEASES

For the three-month periods ended March 27, 2026 and March 28, 2025, cash paid for amounts included in the measurement of operating lease liabilities was $94 and $90, respectively, and lease right-of-use assets obtained in exchange for new operating lease liabilities were $105 and $98, respectively. As of March 27, 2026 and December 31, 2025, the weighted-average remaining lease term was five years for both periods and the weighted-average discount rate was 4.4% for both periods.

The following table summarizes the Partnership’s operating lease cost, variable lease cost not included in the lease liability and total lease cost for the:

	Three Months Ended
	March 27, 2026	March 28, 2025
Operating lease cost	$93	$88
Variable lease cost	20	19

Total lease cost	$113	$107

The Partnership’s future undiscounted cash outflows for operating leases are summarized below as of:

March 27, 2026
2026	$276
2027	326
2028	264
2029	191
2030	119
Thereafter	202

Total lease payments	1,378
Less: Interest	152

Total present value of lease liabilities	$1,226

While the rights and obligations for leases that have not yet commenced are not significant, the Partnership regularly enters into new branch office leases.

NOTE 3 – RECEIVABLES AND REVENUE

As of March 27, 2026 and December 31, 2025, collateral held for receivables from clients was $7,912 and $7,224, respectively, and collateral held for securities purchased under agreements to resell was $591 and $697, respectively. Given the nature of the agreements for receivables from clients and given the counterparties for resale agreements are financial institutions that the Partnership considers to be reputable and reliable, the Partnership does not expect the fair value of collateral to fall below the value of the agreements frequently or for an extended period of time. Therefore, the allowance for credit loss was zero for each period.

As of March 27, 2026, December 31, 2025 and December 31, 2024, $1,091, $1,056 and $883, respectively, of the receivable from clients balance and $390, $368 and $377, respectively, of the receivable from mutual funds, insurance companies and other balance related to revenue contracts with customers. The related fees are paid out of client accounts or third-party products consisting of cash and securities, the value of those accounts continues to exceed the amortized cost basis of these receivables and the receivables have a short duration. As a result, the Partnership does not expect an event or change which would result in the receivables being undercollateralized or unpaid. The allowance for credit loss for receivables from contracts with customers was zero as of March 27, 2026 and December 31, 2025.

9

The following table shows the Partnership’s disaggregated revenue information. See Note 4 for segment information.

	Three Months Ended March 27, 2026			Three Months Ended March 28, 2025
	U.S.	Canada	Total	U.S.	Canada	Total
Fee revenue:
Asset-based fee revenue:
Advisory programs fees	$3,021	$68	$3,089	$2,496	$49	$2,545
Service fees	413	28	441	384	26	410
Cash solutions fees	135	—	135	145	—	145
Other asset-based fees	217	—	217	194	—	194

Total asset-based fee revenue	3,786	96	3,882	3,219	75	3,294

Account and activity fee revenue:
Shareholder accounting services fees	114	—	114	118	—	118
Other account and activity fee revenue	70	3	73	65	3	68

Total account and activity fee revenue	184	3	187	183	3	186

Total fee revenue	3,970	99	4,069	3,402	78	3,480

Trade revenue:
Commissions	381	14	395	370	14	384
Principal transactions	53	2	55	56	3	59

Total trade revenue	434	16	450	426	17	443

Total revenue from customers	4,404	115	4,519	3,828	95	3,923

Net interest and dividends and other revenue	144	14	158	219	25	244

Net revenue	$4,548	$129	$4,677	$4,047	$120	$4,167

NOTE 4 – SEGMENT INFORMATION

The Partnership has determined it has two operating and reportable segments based upon geographic location, the U.S. and Canada. Canada segment information, as reported in the following table, is based upon the consolidated financial statements of the Partnership’s Canada operations, which primarily occur through a non-guaranteed subsidiary of the Partnership. The U.S. segment information is derived from the Consolidated Financial Statements less the Canada segment information as presented. Income before allocations margin represents income before allocations as a percentage of total revenue. The following table shows financial information for the Partnership’s reportable segments:

	Three Months Ended March 27, 2026			Three Months Ended March 28, 2025
	U.S.	Canada	Total	U.S.	Canada	Total
Net revenue	$4,548	$129	$4,677	$4,047	$120	$4,167
FA compensation and benefits	1,821	54	1,875	1,605	48	1,653
Home office operating expense	856	32	888	778	27	805
Branch office operating expense	606	19	625	568	17	585
Variable compensation	732	16	748	598	13	611

Operating expenses	4,015	121	4,136	3,549	105	3,654

Income before allocations	$533	$8	$541	$498	$15	$513

Income before allocations margin	11.6%	6.2%	11.5%	12.1%	12.8%	12.2%
Net interest and dividends revenue	$179	$9	$188	$206	$13	$219
Depreciation and amortization	$190	$4	$194	$159	$5	$164
Total assets	$27,507	$1,504	$29,011	$26,758	$1,222	$27,980

10

NOTE 5 – FAIR VALUE

The Partnership’s valuation methodologies for financial assets and financial liabilities measured at fair value and the fair value hierarchy are described in Part II, Item 8 – Financial Statements and Supplementary Data – Note 1 of the Partnership’s Annual Report. There have been no material changes to the Partnership’s valuation methodologies since December 31, 2025. The Partnership records fractional shares at fair value in other assets with associated liabilities in accounts payable, accrued expenses and other in the Consolidated Statements of Financial Condition. The liabilities are initially recorded at the dollar amount received from the clients, but the Partnership makes an election to record the liabilities at fair value. Changes in the fair value of the assets and liabilities offset in other revenue in the Consolidated Statements of Income, with no impact on income before allocations.

The Partnership did not have any assets or liabilities categorized as Level III during the three- and twelve-month periods ended March 27, 2026 and December 31, 2025, respectively. The following tables show the Partnership’s financial assets and liabilities measured at fair value as of:

	March 27, 2026
	Level I	Level II	Level III	Total
Assets:
Cash equivalents:
Certificates of deposit	$—	$95	$—	$95
Money market funds	36	—	—	36

Total cash equivalents	$36	$95	$—	$131

Investments segregated under federal regulations:
U.S. treasuries	7,968	—	—	7,968

Total investments segregated under federal regulations	$7,968	$—	$—	$7,968

Securities owned:
Investment securities:
Government and agency obligations	$699	$—	$—	$699
Mutual funds(1)	344	—	—	344
Equities	8	—	—	8

Total investment securities	$1,051	$—	$—	$1,051

Inventory securities:
Municipal obligations	$—	$17	$—	$17
Equities	10	—	—	10
Mutual funds	9	—	—	9
Corporate bonds and notes	—	6	—	6
Certificates of deposit	—	4	—	4
Government and agency obligations	2	—	—	2

Total inventory securities	$21	$27	$—	$48

Other assets:
Client fractional share ownership assets	$1,087	$—	$—	$1,087

Liabilities:
Accounts payable, accrued expenses and other:
Client fractional share redemption obligations	$1,087	$—	$—	$1,087

11

	December 31, 2025
	Level I	Level II	Level III	Total
Assets:
Cash equivalents:
Money market funds	$107	$—	$—	$107
Certificates of deposit	—	95	—	95

Total cash equivalents	$107	$95	$—	$202

Investments segregated under federal regulations:
U.S. treasuries	$9,271	$—	$—	$9,271
Certificates of deposit	—	200	—	200

Total investments segregated under federal regulations	$9,271	$200	$—	$9,471

Securities owned:
Investment securities:
Mutual funds(1)	$393	$—	$—	$393
Certificates of deposit	—	75	—	75
Equities	9	—	—	9

Total investment securities	$402	$75	$—	$477

Inventory securities:
Municipal obligations	$—	$23	$—	$23
Equities	17	—	—	17
Certificates of deposit	—	6	—	6
Corporate bonds and notes	—	5	—	5
Mutual funds	2	—	—	2
Government and agency obligations	1	—	—	1

Total inventory securities	$20	$34	$—	$54

Other assets:
Client fractional share ownership assets	$1,118	$—	$—	$1,118

Liabilities:
Accounts payable, accrued expenses and other:
Client fractional share redemption obligations	$1,118	$—	$—	$1,118

(1)

The mutual funds balance consists primarily of securities held to economically hedge future liabilities for the non-qualified deferred compensation plan. The balance also includes a security held for regulatory purposes at the Trust Co.

12

NOTE 6 – PARTNERSHIP CAPITAL SUBJECT TO MANDATORY REDEMPTION

The Partnership has historically made loans available to general partners and, in limited circumstances, subordinated limited partners (in each case, other than members of the Enterprise Leadership Team (“ELT”)), who elected to finance some or all of their Partnership capital contributions. The outstanding amount of Partnership loans is reflected as a reduction to total partnership capital.

The Partnership did not renew Partnership loans to existing general partners in 2026. Starting in 2026, any general partner who elects to finance some or all of their Partnership capital contributions for their general partner interest may elect to individually borrow funds via unsecured promissory notes payable to a third-party bank. As of December 31, 2025, the outstanding amount of Partnership loans was $424, however, the full loan balance was paid off in January 2026. During 2026, however, the Partnership expects to make loans available to new general partners who require financing. Those loans will expire at the end of 2026 and thereafter, the applicable general partners may elect to seek third-party bank financing consistent with other general partners. As of March 27, 2026, the outstanding amount of Partnership loans was $9 which will expire at the end of the year. Additionally, in 2026 the Partnership reduced the amount of general partner capital issued.

The minimum 7 1/2% annual return on the face amount of Class A limited partnership capital (the “7 1/2% Payment”) was $32 and $33 for the three-month periods ended March 27, 2026 and March 28, 2025, respectively. These amounts are included as a component of interest expense in the Consolidated Statements of Income.

The Partnership filed Registration Statements on Form S-8 with the Securities and Exchange Commission (“SEC”) on February 9, 2026 and November 10, 2025, respectively, to register Profits Interests (“Profit Interests”), described in further detail in the Partnership’s Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership, dated November 5, 2025 (the “Partnership Agreement”) with the aggregate Notional Capital Contributions not to exceed $100, to be issued pursuant to the Partnership’s 2026 Profits Interest Plan (the “2026 Plan”), and $1,400 of Class B limited partner interests to be issued pursuant to the Partnership’s 2025 Class B Limited Partner Interest Purchase Plan (the “2025 Plan”). Class B limited partners will only receive allocations and distributions based on the Partnership’s net income and will not be entitled to the 7 1/2% Payment to which Class A limited partners are entitled under the Partnership Agreement.

NOTE 7 – NET CAPITAL REQUIREMENTS

As a result of its activities as a U.S. broker-dealer, Edward Jones is subject to the net capital provisions of Rule 15c3-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and capital compliance rules of the Financial Industry Regulatory Authority (“FINRA”). Under the alternative method permitted by the rules, Edward Jones must maintain minimum net capital equal to the greater of $0.25 or 2% of aggregate debit items arising from client transactions. The net capital rules also provide that Edward Jones’ partnership capital may not be withdrawn if resulting net capital would be less than minimum requirements. Additionally, certain withdrawals require the approval of the SEC and FINRA to the extent they exceed defined levels, even though such withdrawals would not cause net capital to be less than minimum requirements.

EJ Canada is a registered investment dealer regulated by the Canadian Investment Regulatory Organization (“CIRO”). Under the regulations prescribed by CIRO, EJ Canada is required to maintain minimum levels of risk-adjusted capital, which are dependent on the nature of EJ Canada’s assets and operations.

13

The following table shows the Partnership’s capital figures for the U.S. broker-dealer and Canada investment dealer subsidiaries as of:

	March 27, 2026	December 31, 2025
U.S.:
Net capital	$1,051	$1,042
Net capital in excess of the minimum required	$969	$963
Net capital as a percentage of aggregate debit items	25.6%	26.4%
Net capital after anticipated capital withdrawals, as a percentage of aggregate debit items	2.8%	9.5%
Canada:
Regulatory risk-adjusted capital	$103	$102
Regulatory risk-adjusted capital in excess of the minimum required	$102	$101

U.S. net capital, Canada regulatory risk-adjusted capital and the related capital percentages may fluctuate daily.

NOTE 8 – CONTINGENCIES

In the normal course of its business, the Partnership is involved, from time to time, in various legal and regulatory matters, including arbitrations, class actions, other litigation, and examinations, investigations and proceedings by governmental authorities, self-regulatory organizations and other regulators, which may result in losses. These matters include:

Gender and Race Discrimination Class Action. On March 9, 2022, Edward Jones and JFC were named as defendants in a lawsuit (Dixon, et al. v. Edward D. Jones & Co., L.P., et al.) filed in the U.S. District Court for the Eastern District of Missouri. The lawsuit was brought by a then current financial advisor as a putative collective action alleging gender discrimination under the Fair Labor Standards Act, and by a former financial advisor as a putative class action alleging race discrimination under 42 U.S.C. § 1981. On April 25, 2022, the plaintiffs filed an amended complaint reasserting the original claims with modified allegations and adding claims under Title VII of the Civil Rights Act of 1964 alleging race/national origin, gender, and sexual orientation discrimination on behalf of putative classes of financial advisors. The defendants filed a motion to dismiss on May 23, 2022, and on September 15, 2022, the court stayed further proceedings in the case pending a decision on the motion to dismiss. On March 31, 2023, the district court denied the motion to dismiss and lifted the stay of proceedings. Edward Jones and JFC filed an answer to the amended complaint on April 17, 2023. Discovery related to collective and class certification closed on June 20, 2025 and the expert discovery phase closed on March 6, 2026. In April 2026, plaintiffs moved for class certification and Edward Jones moved for summary judgment on all of the plaintiffs’ individual claims. Edward Jones and JFC deny the allegations and intend to vigorously defend this lawsuit.

Home Office Gender Discrimination Class Action. Edward Jones and JFC were named as defendants in a lawsuit brought by a former employee (Zigler v. Edward D. Jones & Co., L.P. et al.) in the Northern District of Illinois. The initial complaint filed on September 1, 2022 alleged putative class and collective claims under the Equal Pay Act of 1963 (“EPA”), Title VII of the Civil Rights Act of 1964 (“Title VII”) and Illinois state laws of gender-based wage discrimination against a subset of female home office associates whom the plaintiff described as “home office financial advisor[s].” The plaintiff amended the complaint on November 29, 2022, seeking to expand the putative collective and class definitions to include all female home office associates in any role. Edward Jones and JFC filed a motion to dismiss the amended complaint on January 6, 2023. In June 2023, the district court granted in part and denied in part the defendants’ motion to dismiss, permitting the plaintiff’s EPA claim and related state-law claim to proceed in connection with only one of the roles she held during her employment by the firm, limiting the plaintiff’s Title VII claim and related state-law claim to a disparate treatment theory of liability as opposed to a disparate impact theory, and accepting the plaintiff’s agreement to dismiss JFC from the case without prejudice. In May 2025, the district court granted plaintiff’s motion to amend the complaint to reallege pay discrimination with regard to both roles plaintiff held during her employment with the firm, as well as the previously dismissed Title VII disparate impact claim. Plaintiff’s amended complaint maintains similar putative collective and class definitions to include all female home office associates in any role. On May 27, 2025, Edward Jones filed its answer and affirmative defenses to the amended complaint. Edward Jones also filed a motion to dismiss on personal jurisdiction grounds, and that motion remains pending. Phase I fact discovery closed on May 28, 2025. In June 2025, plaintiff filed a motion for sanctions, alleging

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a failure to produce ordered documents. On July 23, 2025, the district court granted plaintiff’s motion. Edward Jones filed a motion for reconsideration which was granted on September 9, 2025. The expert discovery phase closes on June 5, 2026. Class certification and Summary Judgment briefing is scheduled for completion by September 25, 2026. Edward Jones denies the allegations and intends to vigorously defend this lawsuit.

In addition to these matters, the Partnership provides for probable losses that may arise related to other contingencies. The Partnership assesses its liabilities and contingencies utilizing available information. The Partnership accrues for losses for those matters where it is probable that the Partnership will incur a loss to the extent that the amount of such loss can be reasonably estimated. This liability represents the Partnership’s estimate of the probable loss as of March 27, 2026, after considering, among other factors, the progress of each case, the Partnership’s experience with other legal and regulatory matters and discussion with legal counsel and is believed to be sufficient. The aggregate accrued liability is recorded in accounts payable, accrued expenses and other on the Consolidated Statements of Financial Condition and may be adjusted from time to time to reflect any relevant developments.

For such matters where an accrued liability has not been established and the Partnership believes a loss is both reasonably possible and estimable, as well as for matters where an accrued liability has been recorded but for which an exposure to loss in excess of the amount accrued is both reasonably possible and estimable, the current estimated aggregated range of additional possible loss is up to $39 as of March 27, 2026. This range of reasonably possible loss does not necessarily represent the Partnership’s maximum loss exposure as the Partnership was not able to estimate a range of reasonably possible loss for all matters.

Further, the matters underlying any disclosed estimated range will change from time to time, and actual results may vary significantly. While the outcome of these matters is inherently uncertain, based on information currently available, the Partnership believes that its established liabilities as of March 27, 2026 are adequate, and the liabilities arising from such matters will not have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Partnership. However, based on future developments and the potential unfavorable resolution of these matters, the outcome could be material to the Partnership’s future consolidated operating results for a particular period or periods.

NOTE 9 – OFFSETTING ASSETS AND LIABILITIES

The Partnership does not offset financial instruments in the Consolidated Statements of Financial Condition. However, the Partnership enters into master netting arrangements with counterparties for securities purchased under agreements to resell that are subject to net settlement in the event of default. These agreements create a right of offset for the amounts due to and due from the same counterparty in the event of default or bankruptcy.

The following table shows the Partnership’s securities purchased under agreements to resell as of:

	Gross amounts of recognized assets	Gross amounts offset in the Consolidated Statements of Financial Condition	Net amounts presented in the Consolidated Statements of Financial Condition	Gross amounts not offset in the Consolidated Statements of Financial Condition
				Financial instruments	Securities collateral	Net amount
March 27, 2026	$583	—	583	—	(583)	$—
December 31, 2025	$687	—	687	—	(687)	$—

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NOTE 10 – CASH FLOW INFORMATION

The following table reconciles certain line items on the Consolidated Statements of Financial Condition to the cash, cash equivalents and restricted cash balance on the Consolidated Statements of Cash Flows as of:

	March 27, 2026	March 28, 2025
Cash and cash equivalents	$2,625	$2,251
Cash and investments segregated under federal regulations	12,877	14,072
Less: Investments segregated under federal regulations	7,968	10,570

Restricted cash	4,909	3,502

Total cash, cash equivalents and restricted cash	$7,534	$5,753

Restricted cash represents cash segregated in special reserve bank accounts for the benefit of U.S. clients pursuant to Rule 15c3-3 under the Exchange Act.

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ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis is intended to help the reader understand the results of operations, the financial condition and the cash flows of the Partnership. Management’s Discussion and Analysis should be read in conjunction with the Consolidated Financial Statements and accompanying notes included in Part I, Item 1 – Financial Statements of this Quarterly Report on Form 10-Q and Part II, Item 8 – Financial Statements and Supplementary Data of the Partnership’s Annual Report. All amounts are presented in millions, except as otherwise noted.

Introduction

The Partnership is a leading financial services firm which operates throughout North America in the U.S. and Canada. The Partnership’s more than 20,000 financial advisors serve more than 9 million clients with a total of $2.4 trillion in client assets under care as of March 27, 2026. The Partnership’s purpose is to partner for positive impact to improve the lives of its clients and colleagues, and together, better our communities and society. Through the dedication of the Firm’s approximately 55,000 associates and our branch presence in 68% of U.S. counties and all Canadian provinces, the Firm is committed to helping improve the financial fulfillment for tens of millions of long-term investors across North America by providing comprehensive, personalized planning and professional advice.

Edward Jones Bank (in formation) (“Edward Jones Bank”)

In February 2026, the Utah Department of Financial Institutions (“UDFI”) and the Federal Deposit Insurance Corporation (“FDIC’’) conditionally approved the Partnership’s application to establish Edward Jones Bank as a Utah-chartered and FDIC-insured industrial bank headquartered in the Salt Lake City, Utah, area. Presently, the Partnership expects to open Edward Jones Bank by early 2027. For information on material risks related to Edward Jones Bank, refer to Part I, Item 1A – Risk Factors – Risks Related to Legal and Regulatory Matters – Bank Application Approval in the Partnership’s Annual Report.

Basis of Presentation

The Partnership broadly categorizes its net revenues into four categories: fee revenue, trade revenue, net interest and dividends revenue (net of interest expense) and other revenue, net. In the Partnership’s Consolidated Statements of Income, fee revenue is composed of asset-based fees and account and activity fees. Asset-based fees include advisory program fees which are based on the average daily market value of client assets in the program, as well as contractual rates. These fees are impacted by changes in market values of the assets and by client dollars invested in and divested from the accounts. Account and activity fees are impacted by the number of client accounts and the variety of services provided to those accounts, among other factors. Trade revenue is composed of commissions and principal transactions revenue. Commissions revenues are earned from the distribution of mutual fund shares and insurance products and the purchase or sale of securities. Principal transactions revenue primarily results from the Partnership’s distribution of and participation in principal trading activities in municipal obligations, certificates of deposit and corporate obligations. Trade revenue is impacted by the trading volume (client dollars invested), mix of the products in which clients invest and the size of trades, all of which may be impacted by market volatility, and margins earned on the transactions. Net interest and dividends revenue is impacted by the amount of cash and investments, receivables from and payables to clients, the variability of interest rates earned and paid on such balances and the number of Class A limited partner interests outstanding. Other (loss) revenue, net, primarily consists of unrealized gains and losses associated with changes in the fair market value of investment securities, resulting from changes in market levels and the interest rate environment.

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OVERVIEW

The following table sets forth the changes in major categories of the Consolidated Statements of Income as well as several related key financial metrics as of, and for the three-month periods ended, March 27, 2026 and March 28, 2025. Management of the Partnership relies on this financial information and the related metrics to evaluate the Partnership’s operating performance and financial condition.

	Three Months Ended
	March 27, 2026	March 28, 2025	% Change
Revenue:
Fee revenue	$4,069	$3,480	17%

% of net revenue	87%	84%	4%
Trade revenue	450	443	2%

% of net revenue	10%	11%	-9%
Interest and dividends	229	270	-15%
Other (loss) revenue, net	(30)	25	-220%

Total revenue	4,718	4,218	12%
Interest expense	41	51	-20%

Net revenue	4,677	4,167	12%
Operating expenses	4,136	3,654	13%

Income before allocations	$541	$513	5%

Related metrics:
Income before allocations margin(1)	11.5%	12.2%	-6%
Client assets under care ($ billions):
Total:
At period end	$2,417	$2,159	12%
Average	$2,498	$2,195	14%
Advisory programs:
At period end	$1,064	$860	24%
Average	$1,096	$875	25%
Client households at period end	6.8	6.6	3%
Net new assets for the period ($ billions)(2)	$18	$17	4%
Financial advisors (actual):
At period end	20,550	20,288	1%
Average	20,506	20,221	1%

(1)	Income before allocations margin is income before allocations expressed as a percentage of total revenue.
(2)	Net new assets represents cash and securities inflows and outflows, including fees and commissions and excluding mutual fund capital gain distributions received by U.S. clients.

First Quarter 2026 versus First Quarter 2025 Overview

The Partnership ended the first quarter of 2026 with $2.4 trillion of assets under care (“AUC”), including $1.1 trillion of advisory programs AUC. Average client AUC increased 14%, reflecting increases in the market value of client assets, as well as the cumulative impact of net new assets gathered. Advisory programs’ average AUC increased 25% due to higher average market levels and the increased investment of client dollars into advisory programs. Net new assets increased by 4% compared to the first quarter of 2025. The Partnership ended the first quarter with 20,550 financial advisors.

Net revenue increased 12% to $4,677, primarily due to an increase in asset-based fee revenue, partially offset by a decrease in other revenue, net. The increase in asset-based fee revenue was primarily due to growth in advisory programs with higher average market levels and the continued increase in investment of client dollars into advisory programs. Other revenue, net decreased primarily due to losses from changes in the fair market value of investment securities reflecting a lower interest rate environment.

Operating expenses increased 13% to $4,136, primarily due to increases in compensation and benefits expense, variable compensation and communications and data processing expense. Financial advisor compensation and benefits increased primarily due to an increase in revenues on which commissions are earned. Variable compensation increased due to increased branch profitability and overall Firm profitability. Communications and data processing increased due to continued investments in new tools and technology and related higher depreciation expense as a result of these recent investments.

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Income before allocations increased 5% to $541. Income before allocations margin was 11.5% in the first quarter of 2026, reflecting a strategic balance between investing in the future and current financial results.

RESULTS OF OPERATIONS FOR THE THREE-MONTH PERIODS ENDED MARCH 27, 2026 AND MARCH 28, 2025

The discussion below details the significant fluctuations and their drivers for each of the major categories of the Partnership’s Consolidated Statements of Income.

Fee Revenue

Fee revenue, which consists of asset-based fees and account and activity fees, increased 17% to $4,069 in the first quarter of 2026 compared to the same period in 2025. A discussion of fee revenue components follows.

	Three Months Ended
	March 27, 2026	March 28, 2025	% Change
Fee revenue:
Asset-based fee revenue:
Advisory programs fees	$3,089	$2,545	21%
Service fees	441	410	8%
Cash solutions fees	135	145	-7%
Other asset-based fees	217	194	12%

Total asset-based fee revenue	3,882	3,294	18%

Account and activity fee revenue:
Shareholder accounting services fees	114	118	-3%
Other account and activity fee revenue	73	68	7%

Total account and activity fee revenue	187	186	1%

Total fee revenue	$4,069	$3,480	17%

Related metrics ($ billions) (1):
Average advisory programs AUC	$1,096	$875	25%
Average AUC of mutual fund assets held outside of advisory programs	$734	$673	9%

(1)	Assets on which the Partnership earns asset-based fee revenue. Prior year numbers were updated to conform to current year presentation to include Canada.

Asset-based fee revenue increased 18% to $3,882 in the first quarter of 2026 primarily due to increases in revenue from advisory programs fees. Growth in revenue from advisory programs was due to higher average market levels as well as the continued increase in investment of client dollars into advisory programs.

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Trade Revenue

Trade revenue, which consists of commissions and principal transactions, increased 2% in the first quarter compared to the same period in 2025. A discussion of trade revenue components follows.

	Three Months Ended
	March 27, 2026		March 28, 2025		% Change
Trade revenue:
Commissions revenue:
Equities	$186		$170		9%
Mutual funds	116		118		-2%
Insurance products and other	93		96		-3%

Total commissions revenue	$395		$384		3%
Principal transactions	55		59		-7%

Total trade revenue	$450		$443		2%

Related metrics:
Client dollars invested ($ billions)(1)
Equities	$14.3	29%	$12.5	22%	14%
Mutual funds	7.5	15%	7.5	14%	—
Insurance products and other	3.5	7%	3.7	7%	-5%
Principal transactions	24.4	49%	31.4	57%	-22%

Total client dollars invested	$49.7		$55.1		-10%

Margin per $1,000 invested	$9.1		$8.1		12%
U.S. business days	59		59		—

(1)	Percentages represent client dollars invested in each product as a percent of total client dollars invested.

Trade revenue increased in the first quarter of 2026 primarily due to increases in equities commissions revenue from higher client dollars invested. Overall margin increased from a shift in the product mix with a higher proportion of client dollars invested in equities, which generally earn higher margins than principal transaction products.

Net Interest and Dividends

Net interest and dividends revenue decreased 14% to $188 in the first quarter of 2026, compared to the same period in 2025. The decrease was primarily due to reduced interest income earned on short-term investments in U.S. treasuries, partially offset by a decrease in customer credit interest expense paid on client balances. Overall, the decrease reflects the impact of a lower interest rate environment.

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Operating Expenses

Operating expenses increased 13% in the first quarter of 2026 to $4,136 compared to the same period in 2025. A discussion of operating expense components follows.

	Three Months Ended
	March 27, 2026	March 28, 2025	% Change
Operating expenses:
Compensation and benefits:
Financial advisor	$1,875	$1,653	13%
Home office and branch	656	626	5%
Variable compensation	748	611	22%

Total compensation and benefits	3,279	2,890	13%
Communications and data processing	317	267	19%
Occupancy and equipment	167	163	2%
Fund sub-adviser fees	101	84	20%
Professional and consulting fees	62	61	2%
Advertising	43	39	10%
Other operating expenses	167	150	11%

Total operating expenses	$4,136	$3,654	13%

Related metrics (actual):
Number of physical branches:
At period end	14,819	15,133	-2%
Average	14,860	15,163	-2%
Financial advisors:
At period end	20,550	20,288	1%
Average	20,506	20,221	1%
Client support team professionals(1):
At period end	20,452	20,261	1%
Average	20,414	20,202	1%
Home office associates(1):
At period end	8,907	9,400	-5%
Average	8,983	9,405	-4%

(1)	Counted on a full-time equivalent basis.

The increase in operating expenses in the first quarter of 2026 compared to the same period in 2025 was primarily due to increases in financial advisor compensation and benefits expense, variable compensation, and communications and data processing expense, which are described below.

Financial advisor compensation and benefits expense increased 13% in the first quarter of 2026 to $1,875. The increase was primarily due to increases in revenues on which commissions are earned.

Variable compensation expands and contracts in relation to the Partnership’s profitability and margin earned. A significant portion of the Partnership’s profits is allocated to variable compensation and paid to associates in the form of bonuses and profit sharing and remains a key component of the Firm’s performance-based compensation model. Variable compensation increased 22% in the first quarter of 2026 to $748 due to increased branch profitability and overall Firm profitability.

Communications and data processing expense increased 19% in the first quarter of 2026 to $317 primarily due to continued investments in new tools and technology and related higher depreciation expense as a result of these recent investments.

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Segment Information

The Partnership has determined it has two operating and reportable segments based upon geographic location, the U.S. and Canada. Canada segment information, as reported in the following table, is based upon the consolidated financial statements of the Partnership’s Canada operations. The U.S. segment information is derived from the Consolidated Financial Statements less the Canada segment information as presented. Income before allocations margin and pre-variable income margin, which represent income before allocations and pre-variable income as a percentage of total revenue, respectively, are also used to evaluate segment performance. The following table shows financial and other information for the Partnership’s reportable segments.

	U.S.			Canada
	Three Months Ended			Three Months Ended
	March 27, 2026	March 28, 2025	% Change	March 27, 2026	March 28, 2025	% Change
Net revenue	$4,548	$4,047	12%	$129	$120	8%
FA compensation and benefits	1,821	1,605	13%	54	48	13%
Home office operating expense	856	778	10%	32	27	19%
Branch office operating expense	606	568	7%	19	17	12%
Variable compensation	732	598	22%	16	13	23%

Operating expenses	4,015	3,549	13%	121	105	15%

Income before allocations	$533	$498	7%	$8	$15	-47%

Income before allocations margin	11.6%	12.1%	-4%	6.2%	12.8%	-52%
Pre-variable income margin	27.6%	26.7%	3%	18.6%	23.9%	-22%
Client assets under care ($ billions):
At period end	$2,365.0	$2,114.0	12%	$52.4	$44.6	17%
Average	$2,443.9	$2,149.7	14%	$53.6	$45.1	19%
Client households at period end	6.6	6.4	3%	0.2	0.2	—
Net new assets for the period ($ billions)	$17.6	$16.8	5%	$0.4	$0.5	-20%
Financial advisors (actual):
At period end	19,674	19,413	1%	876	875	—
Average	19,627	19,346	1%	879	875	—

U.S.

Net revenue increased 12% in the first quarter of 2026 to $4,548, compared to the same period in 2025, primarily due to an increase in asset-based revenue, partially offset by a decrease in other revenue, net. The increase in asset-based fee revenue was primarily due to growth in revenue from advisory programs, driven by higher average market levels, as well as the continued increase in investment of client dollars into advisory programs. Other revenue, net decreased primarily due to losses from changes in the fair market value of investment securities reflecting a lower interest rate environment.

Operating expenses increased 13% to $4,015 in the first quarter of 2026, primarily due to increases in financial advisor compensation and benefits expense, variable compensation and communications and data processing expense. Financial advisor compensation increased 13% in the first quarter of 2026 to $1,821 primarily due to increases in revenues on which commissions are earned. Variable compensation increased 22% to $732 due to increased branch profitability and overall Firm profitability. Communications and data processing increased due to continued investments in new tools and technology and higher depreciation expense as a result of these recent investments.

Income before allocations increased 7% to $533 in the first quarter of 2026. Income before allocations margin was 11.6% in the first quarter of 2026, reflecting a strategic balance between investing in the future and current financial results.

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Canada

Net revenue increased 8% to $129 in the first quarter of 2026, compared to the same period in 2025, primarily due to an increase in asset-based fee revenue. Asset-based fee revenue increased due to increases in advisory programs fees from higher average market levels and the increase in client dollars invested in advisory programs.

Operating expenses increased 15% to $121 in the first quarter of 2026, primarily due to increases in financial advisor compensation and benefits expense, home office operating expense and variable compensation. Financial advisor compensation increased 13% to $54 in the first quarter of 2026, primarily due to an increase in revenues on which commissions are earned. Home office operating expense increased 19% to $32 primarily due to an increase in communications and data processing expense due to continued investments in new tools and technology. Variable compensation increased 23% to $16 due to increased branch profitability and overall Firm profitability.

Income before allocations decreased 47% to $8 in the first quarter of 2026. Pre-variable income margin was 18.6% in the first quarter of 2026 as growth in investments and expenses outpaced growth in net revenue.

LEGISLATIVE AND REGULATORY REFORM

As discussed more fully in Part I, Item 1A – Risk Factors – Risk Related to the Partnership’s Business – Legislative and Regulatory Initiatives of the Partnership’s Annual Report, the Partnership continues to monitor several proposed, potential and recently enacted federal and state legislation, rules and regulations.

LIQUIDITY AND CAPITAL RESOURCES

The Partnership requires liquidity to cover its operating expenses, net capital requirements, capital expenditures, distributions to partners and redemptions of Partner interests, as well as to facilitate client transactions. The principal sources for meeting the Partnership’s liquidity requirements include funds generated from operations, cash and cash equivalents, securities purchased under agreements to resell, government and agency investment securities and partnership capital, all discussed further below. The Partnership believes that the liquid nature of these sources provides flexibility for managing and financing the operating needs of the Partnership and will be sufficient to meet its capital and liquidity requirements for the next twelve months. Depending on conditions in the capital markets and other factors, the Partnership will, from time to time, consider the issuance of additional Partnership capital and debt, the proceeds of which could be used to meet growth needs or for other purposes.

Partnership Capital

The Partnership’s growth in capital has historically been the result of the sale of limited partner interests to its associates and existing limited partners, the sale of subordinated limited partnership interests to its current or retiring general partners, and retention of a portion of general partner earnings.

The Partnership filed Registration Statements on Form S-8 with the SEC on February 9, 2026 and November 10, 2025, respectively, to register Profits Interests with aggregate Notional Capital Contributions not to exceed $100, to be issued pursuant to the 2026 Plan, and $1,400 of Class B limited partner interests to be issued pursuant to the 2025 Plan. Proceeds from the 2025 Plan are expected to be used to meet growth needs or for other purposes. Class B limited partners will only receive allocations and distributions based on the Partnership’s net income and are not entitled to the 7 1/2% Payment to which Class A limited partners are entitled under the Partnership Agreement.

The Partnership’s capital and Profits Interests subject to mandatory redemption as of March 27, 2026, net of reserve for anticipated withdrawals, was $4,925, an increase of $801 from December 31, 2025. This increase was primarily due to the decrease in Partnership loans outstanding ($415), additional capital contributions related to limited partner, subordinated limited partner and general partner interests ($20, $39 and $308, respectively) and retention of a portion of general partner earnings ($88), partially offset by the redemption of limited partner, subordinated limited partner and general partner interests ($7, $35 and $27, respectively). The Partnership retained 22.5% and 13.8% income allocated to general partners during the three-month periods ended March 27, 2026 and March 28, 2025, respectively.

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The Partnership historically made loans available to those general partners and, in limited circumstances, subordinated limited partners (in each case, other than members of the ELT), who required financing for some or all of their Partnership capital contributions. Partners borrowing from the Partnership were required to repay such loans by applying the earnings received from the Partnership to such loans, net of amounts retained by the Partnership, amounts distributed for income taxes and a portion of earnings distributed to the partner. The Partnership had full recourse against any partner that defaulted on loan obligations to the Partnership.

The Partnership did not renew Partnership loans to existing general partners in 2026. As of December 31, 2025, the outstanding amount of Partnership loans was $424, however the full loan balance was paid off in January 2026. Starting in 2026, any general partner who elects to finance some or all of their Partnership capital contributions (each such electing general partner a “GP Borrower”) may, subject to the bank’s credit underwriting, individually borrow funds via unsecured promissory notes payable to a third-party bank, including under a new structured program for loans to general partners (“GP Loan Program”). The Partnership does not and will not guarantee individual bank loans to general partners to finance their Partnership capital contributions, nor can the general partner pledge their general partner interest as collateral for an individual bank loan. The Partnership will perform certain administrative functions supporting the GP Loan Program. Until the GP Borrower’s promissory note under the GP Loan Program is paid in full, the individual GP Borrower’s promissory note instructs the Partnership to apply all distributions payable to such GP Borrower from or with respect to the GP Borrower’s general partner interest or general partner capital account net of any distributions to pay taxes and any cash flow distributions elected by the GP Borrower to repayment of the GP Borrower’s promissory note prior to any funds being released to the GP Borrower. During 2026, the Partnership expects to make loans available to new general partners who require financing. Those loans made by the Partnership will expire at the end of 2026 and thereafter, the applicable general partners may seek financing under the GP Loan Program. Additionally, in 2026 the Partnership reduced the amount of general partner capital issued. The net impact of the nonrenewal of Partnership loans and the reduction in the amount of general partner capital issued did not have a material adverse impact on total partnership capital and Profits Interests subject to mandatory redemption.

Any limited partner may also elect to individually borrow funds, including pursuant to a bank program (“LP Loan Program”) to finance the purchase of their limited partner interest in the Partnership (each such electing limited partner a “LP Borrower”), as evidenced by individual unsecured promissory notes payable to a third-party bank. The Partnership does not guarantee these individual bank loans, nor can a limited partner pledge their limited partner interest as collateral for individual bank loans to limited partners to finance their Partnership capital contributions. The Partnership performs certain administrative functions supporting the LP Loan Program in connection with the LP Borrowers. Until the LP Borrower’s promissory note is paid in full, the individual LP Borrower’s promissory note instructs the Partnership to apply all distributions payable to the LP Borrower from or with respect to the LP Borrower’s limited partner interest or limited partner capital account net of any distributions to pay taxes, to repayment of the LP Borrower’s promissory note prior to any funds being released to the LP Borrower.

Partners who finance all or a portion of their capital contributions with bank financing may be more likely to request the withdrawal of capital to meet bank financing requirements should the partners experience a period of reduced earnings. As a partnership, any withdrawals by general partners, subordinated limited partners or limited partners would reduce the Partnership’s available liquidity and capital.

Many of the same banks that provide financing to general and limited partners also provide financing to the Partnership. To the extent these banks increase credit available to the partners, financing available to the Partnership may be reduced.

The following table represents amounts related to Partnership loans as well as bank loans (for which the Partnership facilitates certain administrative functions). Partners may have arranged their own bank loans to finance their Partnership capital for which the Partnership does not facilitate certain administrative functions and therefore any such loans are not included in the table.

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	As of March 27, 2026
	Limited Partner Interests	Subordinated Limited Partner Interests	General Partner Interests	Total Partner Interests
Total Partnership capital(1)	$1,726	$746	$2,462	$4,934

Partnership capital owned by partners with individual loans	$150	$—	$1,424	$1,574

Partnership capital owned by partners with individual loans as a percent of total Partnership capital	9%	—	58%	32%

Individual loans:
LP Loan Program	$44	$—	$—	$44
GP Loan Program	—	—	556	556
Partnership loans	—	—	9	9

Total individual loans	$44	$—	$565	$609

Individual loans as a percent of total Partnership capital	3%	—	23%	12%
Individual loans as a percent of respective Partnership capital owned by partners with loans	29%	—	40%	39%

(1)	Total Partnership capital, as defined for this table, is before the reduction of Partnership loans and is net of reserve for anticipated withdrawals.

Historically, neither the amount of Partnership capital financed with individual loans as indicated in the table above, nor the amount of partner withdrawal requests, has had a significant impact on the Partnership’s liquidity or capital resources.

Lines of Credit

The following table shows the composition of the Partnership’s aggregate bank lines of credit in place as of March 27, 2026 and December 31, 2025:

	March 27, 2026	December 31, 2025
2022 Credit Facility	$500	$500
Uncommitted secured credit facilities	390	390

Total bank lines of credit	$890	$890

The Partnership has a $500 committed revolving line of credit (the “2022 Credit Facility”), entered into in October 2022 and amended from time to time thereafter. The Partnership has the ability to draw on various types of loans. The associated interest rate depends on the type of loan, duration of the loan and the Partnership’s private credit rating. Contractual rates are based on an index rate plus the applicable spread. The 2022 Credit Facility is intended to provide short-term liquidity to the Partnership should the need arise. As of March 27, 2026, the Partnership was in compliance with all covenants related to the 2022 Credit Facility.

In addition, the Partnership has multiple uncommitted secured lines of credit totaling $390 that are subject to change at the discretion of the banks. The Partnership also has an additional uncommitted line of credit where the amount and the associated collateral requirements are at the bank’s discretion in the event of a borrowing. Based on credit market conditions and the uncommitted nature of these credit facilities, it is possible that these lines of credit could decrease or not be available in the future. Actual borrowing capacity on secured lines is based on availability of client margin securities or firm-owned securities, which would serve as collateral on loans in the event the Partnership borrowed against these lines.

There were no amounts outstanding on the 2022 Credit Facility or the uncommitted lines of credit as of March 27, 2026 or December 31, 2025. In addition, the Partnership did not have any draws against these lines of credit during the three-month period ended March 27, 2026.

25

Cash Activity

As of March 27, 2026, the Partnership had $2,625 in cash and cash equivalents, $699 in government and agency securities owned and $583 in securities purchased under agreements to resell, which generally have overnight maturities. This totaled $3,907 of Partnership liquidity as of March 27, 2026, a 13% decrease from $4,469 as of December 31, 2025. The Partnership had $12,877 and $14,069 in cash and investments segregated under federal regulations as of March 27, 2026 and December 31, 2025, respectively, which was not available for general use. The decrease in cash and investments segregated under federal regulations was primarily due to the changes in net cash owed to clients based on their account activity during the period.

Regulatory Requirements

As a result of its activities as a U.S. broker-dealer, Edward Jones is subject to the net capital provisions of Rule 15c3-1 of the Exchange Act and capital compliance rules of FINRA. Under the alternative method permitted by the rules, Edward Jones must maintain minimum net capital equal to the greater of $0.25 or 2% of aggregate debit items arising from client transactions. The net capital rules also provide that Edward Jones’ partnership capital may not be withdrawn if resulting net capital would be less than minimum requirements. Additionally, certain withdrawals require the approval of the SEC and FINRA to the extent they exceed defined levels, even though such withdrawals would not cause net capital to be less than minimum requirements.

EJ Canada is a registered investment dealer regulated by CIRO. Under the regulations prescribed by CIRO, EJ Canada is required to maintain minimum levels of risk-adjusted capital, which are dependent on the nature of EJ Canada’s assets and operations.

The following table shows the Partnership’s capital figures for the U.S. broker-dealer and Canada investment dealer subsidiaries as of:

	March 27, 2026	December 31, 2025	% Change
U.S.:
Net capital	$1,051	$1,042	1%
Net capital in excess of the minimum required	$969	$963	1%
Net capital as a percentage of aggregate debit items	25.6%	26.4%	-3%
Net capital after anticipated capital withdrawals, as a percentage of aggregate debit items	2.8%	9.5%	-70%

Canada:
Regulatory risk-adjusted capital	$103	$102	1%
Regulatory risk-adjusted capital in excess of the minimum required	$102	$101	1%

U.S. net capital, Canada regulatory risk-adjusted capital and the related capital percentages may fluctuate daily.

THE EFFECTS OF INFLATION

The Partnership’s net assets are primarily monetary, consisting of cash and cash equivalents, cash and investments segregated under federal regulations, firm-owned securities, and receivables, less liabilities. Monetary net assets are primarily liquid in nature and would not be significantly affected by inflation. Inflation and future expectations of inflation influence securities prices, as well as activity levels in the securities markets. As a result, profitability and capital may be impacted by inflation and inflationary expectations. Additionally, inflation’s impact on the Partnership’s operating expenses may affect profitability to the extent that additional costs are not recovered through attracting new clients, gathering new prices of services offered by the Partnership to increase revenue.

26

FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q, and in particular Management’s Discussion and Analysis of Financial Condition and Results of Operations, contains forward-looking statements within the meaning of U.S. securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “may,“ “intend,” “estimate,” “will,” “should,” “plan,” and other expressions which predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Partnership. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Partnership to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause differences between forward-looking statements and actual events include, but are not limited to, the following: (1) general economic conditions, including inflation, an economic downturn, a recession or volatility in the U.S. and/or global securities markets, actions of the U.S. Federal Reserve and/or central banks outside of the United States and economic effects of international geopolitical conflicts, tariffs and other trade restrictions, the U.S. federal debt ceiling, widespread health epidemics or pandemics or other major world events; (2) actions of competitors; (3) the Partnership’s ability to attract and retain qualified financial advisors and other employees; (4) changes in interest rates; (5) regulatory actions; (6) changes in legislation or regulation, including changes in tax laws; (7) litigation; (8) the ability of clients, other broker-dealers, banks, depositories and clearing organizations to fulfill contractual obligations; (9) changes in technology and other technology-related risks; (10) a fluctuation or decline in the fair value of securities; and (11) the risks discussed under Part I, Item 1A – Risk Factors in the Partnership’s Annual Report. These forward-looking statements were based on information, plans, and estimates as of the date of this report, and the Partnership does not undertake to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

27

PART I. FINANCIAL INFORMATION

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Various levels of management within the Partnership manage the Partnership’s risk exposure. Position limits in inventory accounts are established and monitored on an ongoing basis. Credit risk related to various financing activities is reduced by the industry practice of obtaining and maintaining collateral. The Partnership monitors its exposure to counterparty risk through the use of credit exposure information, the monitoring of collateral values and the establishment of credit limits. For further discussion of monitoring, see the Risk Management discussion in Part III, Item 10 – Directors, Executive Officers and Corporate Governance of the Partnership’s Annual Report. All amounts are presented in millions, except as otherwise noted.

The Partnership is exposed to market risk from changes in interest rates. Such changes in interest rates impact the income from interest-earning assets, primarily client margin loans and investments, which are primarily comprised of cash and cash equivalents, investments segregated under federal regulations, certain investment securities and securities purchased under agreements to resell. Client margin loans and investments averaged $4.0 billion and $17.6 billion, respectively, for the three-month period ended March 27, 2026 and earned interest at an average annual rate of approximately 634 and 372 basis points (6.34% and 3.72%), respectively, during the first three months of 2026. Changes in interest rates also have an impact on the expense related to the liabilities that finance these assets, such as amounts payable to clients.

The Partnership performed an analysis of its financial instruments and assessed the related interest rate risk and materiality in accordance with the SEC rules. To estimate the impact of a 100-basis point (1.00%) change on net interest income, the Partnership uses a forecasting analysis to assess the sensitivity of net interest income to the movements in interest rates. The analysis estimates the sensitivity by calculating interest income and interest expense in a balance sheet environment using current balances at the end of the reporting period. Assumptions used in the analysis include the interest rate movement, along with interest related risks such as pricing spreads and the Partnership’s determined returns on client cash accounts. Under current and expected market conditions, and based on current levels of interest-earning assets and the liabilities that finance those assets, the Partnership estimates that a 100-basis point (1.00%) increase in short-term interest rates could increase its annual net interest income by approximately $145. Conversely, the Partnership estimates that a 100-basis point (1.00%) decrease in short-term interest rates could decrease the Partnership’s annual net interest income by approximately $147. This estimate reflects minimum contractual rates on certain balances. This analysis excludes client assets that are held off-balance sheet in the Partnership’s Money Market Fund and at third-party banks participating in the Partnership’s Insured Bank Deposit program.

ITEM 4.	CONTROLS AND PROCEDURES

The Partnership maintains a system of disclosure controls and procedures which are designed to ensure that information required to be disclosed by the Partnership in the reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to management, including the Partnership’s certifying officers, as appropriate to allow timely decisions regarding required disclosure.

Based upon an evaluation performed as of the end of the period covered by this report, the Partnership’s certifying officers, the Chief Executive Officer and the Chief Financial Officer, have concluded that the Partnership’s disclosure controls and procedures were effective as of March 27, 2026.

There have been no changes in the Partnership’s last fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

28

PART II. OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

The information in Part I, Item 1, Note 8 supplements the discussion in Item 3 – Legal Proceedings in the Partnership’s Annual Report.

ITEM 1A.	RISK FACTORS

For information regarding risk factors affecting the Partnership, please see the language in Part I, Item 2 – Forward-looking Statements of this Quarterly Report on Form 10-Q and the discussion in Part I, Item 1A – Risk Factors of the Partnership’s Annual Report.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

The Partnership issued $325 thousand in subordinated limited partner interests (“SLP Interests”), which are described in the Partnership Agreement, to retiring general partners during the first quarter of 2026. The Partnership also issued $20 million in Class A limited partner interests (“Class A Limited Partner Interests”), which are described in the Partnership Agreement, to Class A limited partners during the first quarter of 2026. The Partnership issued the SLP Interests and Class A Limited Partner Interests pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, in privately negotiated transactions and not pursuant to a public offering or general solicitation.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

Not applicable.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5.	OTHER INFORMATION

Rule 10b5-1 and Non-Rule 10b5-1 Trading Arrangements

None.

29

PART II. OTHER INFORMATION

ITEM 6.	EXHIBITS

Exhibit Number	Description

3.1 *	Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership, dated as of November 5, 2025, incorporated by reference from Exhibit 3.1 to The Jones Financial Companies, L.L.L.P. current report on Form 8-K dated November 5, 2025.

3.2 *	Twenty-Third Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated January 20, 2026, incorporated by reference from Exhibit 3.2 to The Jones Financial Companies, L.L.L.P. Form 10-K for the year ended December 31, 2025.

3.3 *	First Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated February 19, 2026, incorporated by reference from Exhibit 3.3 to The Jones Financial Companies, L.L.L.P. Form 10-K for the year ended December 31, 2025.

3.4 **	Second Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated March 17, 2026.

3.5 **	Third Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated April 16, 2026.

31.1 **	Certification of Chief Executive Officer pursuant to Rule 13a-14(a)/15(d)-14(a) of the Securities Exchange Act of 1934, as amended, as adopted pursuant to section 302 of the Sarbanes-Oxley Act of 2002.

31.2 **	Certification of Chief Financial Officer pursuant to Rule 13a-14(a)/15(d)-14(a) of the Securities Exchange Act of 1934, as amended, as adopted pursuant to section 302 of the Sarbanes-Oxley Act of 2002.

32.1 **	Certification of Chief Executive Officer pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002.

32.2 **	Certification of Chief Financial Officer pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002.

101.INS **	Inline XBRL Instance Document

104 **	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

*	Incorporated by reference to previously filed exhibits.
**	Filed herewith.

30

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

By:	/s/ Penny Pennington
Penny Pennington
Managing Partner (Principal Executive Officer)
May 7, 2026

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Penny Pennington Penny Pennington	Managing Partner (Principal Executive Officer)	May 7, 2026

/s/ Andrew T. Miedler Andrew T. Miedler	Chief Financial Officer (Principal Financial and Accounting Officer)	May 7, 2026

31

Exhibit 3.4

SECOND AMENDMENT OF TWENTY-THIRD AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Third Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership’s charter number is LP0000443.

(2)	The partnership filed the Twenty-Third Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 20, 2026.

(3)

The Twenty-Third Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the withdrawal and admission of said partners, the number of general partners is 574.

In affirmation thereof, the facts stated above are true.

Dated: March 17, 2026

General Partner:

By	/s/ Penny Pennington
Penny Pennington
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:
Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Abarquez, James	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Brenker, Sarah	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Chervenak, Adam Franklin	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Christnovich, Adam	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Colao, Jared Thomas	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Davis, Brent Robert	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Erekson, Gregory Rock	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Fell, Lori Anne	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Frazier, Michelle	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Gernetzke, Mary Deanne	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Haluska, Shellie Larie	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Hang, Kenneth	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Hart, Paul	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Henry, Christopher Travis	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Hunt, Jennifer	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Jacobson, Brock Matthew	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Klug, Daniel William	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Lee, Ariel Jordan	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Miller, Daniel Thomas	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Mozer, Robert Walter	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Perry, James P	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Scott A Miller and Monica J Miller Qualified Spousal Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Stansbury, Audrey	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Stodola, Amy	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Tefft, Kyle Nathan	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Wang, Yi	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Webster, Trevor Ryan	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Wilken, Jennifer Lynn	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Young, Todd Warren	3/1/2026	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Second Amendment of Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

EXHIBIT A

Admitted General Partners:
Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Adam R Christnovich and Amy L Christnovich Joint Revocable Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Allen Cherkassky and Jared Colao Revocable Inter Vivos Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Brent R. Davis Declaration of Trust 6/18/2002	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Brock M. Jacobsen Living Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Dean C. and Jennifer L. Hunt Joint Revocable Living Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Gernetzke 2020 Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Hang Family Revocable Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Henry Family Revocable Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
James D. Abarquez Living Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Jennifer L. Wilken Declaration of Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Kevin L. Frazier and Michelle M. Frazier Joint Revocable Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Klug Living Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Kyle and Kristen Tefft Family Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Lori A Fell Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Miller, Scott Aron	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Mozer Family Revocable Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
P.A. Hart Family Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Shellie L Haluska Liv Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Stansbury Family Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Stodola Family Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
The Adam and Elizabeth Chervenak 2011 Revocable Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Second Amendment of Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

EXHIBIT A

The Ariel J. Lee & Mary K. Lee Revocable Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
The Daniel T Miller Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
The Erekson Family Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
The Joshua A. Brenker and Sarah E. Brenker Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
The Macaluso Family Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
The Perry Family Revocable Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
The Todd W Young Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Trevor A Webster Living Trust	3/1/2026	12555 Manchester Road	St. Louis, MO 63131
Zinn, Daniel Christopher	3/1/2026	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Second Amendment of Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Exhibit 3.5

THIRD AMENDMENT OF TWENTY-THIRD AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Third Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership’s charter number is LP0000443.

(2)	The partnership filed the Twenty-Third Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 20, 2026.

(3)

The Twenty-Third Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawal and admission attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the withdrawal and admission of said partners, the number of general partners is 574.

In affirmation thereof, the facts stated above are true.

Dated: April 16, 2026

General Partner:

By	/s/ Penny Pennington
Penny Pennington
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip

Locke, Kenneth M	4/1/2026	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip

Kenneth M. Locke Living Trust, Dated 3/3/2026	4/1/2026	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Third Amendment of Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Exhibit 31.1

CHIEF EXECUTIVE OFFICER CERTIFICATION

I, Penny Pennington, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of The Jones Financial Companies, L.L.L.P. (the “Registrant”);

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.

The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)

Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.

The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize, and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

/s/ Penny Pennington
Chief Executive Officer
The Jones Financial Companies, L.L.L.P.
May 7, 2026

Exhibit 31.2

CHIEF FINANCIAL OFFICER CERTIFICATION

I, Andrew T. Miedler, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of The Jones Financial Companies, L.L.L.P. (the “Registrant”);

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.

The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)

Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.

The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize, and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

/s/ Andrew T. Miedler
Chief Financial Officer
The Jones Financial Companies, L.L.L.P.
May 7, 2026

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of The Jones Financial Companies, L.L.L.P. (the “Registrant”) on Form 10-Q for the period ended March 27, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Penny Pennington, Chief Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Penny Pennington
Chief Executive Officer
The Jones Financial Companies, L.L.L.P.
May 7, 2026

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of The Jones Financial Companies, L.L.L.P. (the “Registrant”) on Form 10-Q for the period ended March 27, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew T. Miedler, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Andrew T. Miedler
Chief Financial Officer
The Jones Financial Companies, L.L.L.P.
May 7, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 26, 2026

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________ to _________

Commission file number 0-16633

THE JONES FINANCIAL COMPANIES, L.L.L.P.

(Exact name of registrant as specified in its Charter)

MISSOURI	43-1450818
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12555 Manchester Road

Des Peres, Missouri 63131

(Address of principal executive office) (Zip Code)

(314) 515-2000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES ☒ NO ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). YES ☒ NO ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicated by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of July 31, 2026, 1,719,694 units of Class A limited partner interests were outstanding, each representing $1,000 of Class A limited partner capital, and $800,520,641 of notional capital in limited partnership Profits Interests were outstanding. There is no public or private market for the Class A limited partner interests or the limited partnership Profits Interests.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

2

PART I. FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

THE JONES FINANCIAL COMPANIES, L.L.L.P.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

(Dollars in millions)	June 26, 2026	December 31, 2025
ASSETS:
Cash and cash equivalents	$1,859	$3,782
Cash and investments segregated under federal regulations	12,160	14,069
Securities purchased under agreements to resell	212	687
Receivables from:
Clients	6,068	5,369
Mutual funds, insurance companies and other	1,354	1,047
Brokers, dealers and clearing organizations	180	520
Securities owned, at fair value:
Investment securities	598	477
Inventory securities	80	54
Fixed assets, at cost, net of accumulated depreciation and amortization	1,852	1,759
Lease right-of-use assets	1,210	1,169
Other assets	1,649	1,575

TOTAL ASSETS	$27,222	$30,508

LIABILITIES:
Payables to:
Clients	$15,968	$18,605
Brokers, dealers and clearing organizations	204	95
Accrued compensation and employee benefits	2,770	3,600
Accounts payable, accrued expenses and other	1,674	2,190
Lease liabilities	1,254	1,216

	21,870	25,706

Contingencies (Note 8)
Partnership capital subject to mandatory redemption, net of reserve for anticipated withdrawals and partnership loans:
Limited partners	1,722	1,713
Subordinated limited partners	746	742
General partners	2,544	1,669

Total	5,012	4,124
Reserve for anticipated withdrawals	340	678

Total partnership capital and Profits Interests subject to mandatory redemption	5,352	4,802

TOTAL LIABILITIES	$27,222	$30,508

The accompanying notes are an integral part of these Consolidated Financial Statements.

3

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements, continued

THE JONES FINANCIAL COMPANIES, L.L.L.P.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in millions, except per unit information and units outstanding)	June 26, 2026	June 27, 2025	June 26, 2026	June 27, 2025
Revenue:
Fee revenue
Asset-based	$4,111	$3,346	$7,993	$6,640
Account and activity	188	186	375	372

Total fee revenue	4,299	3,532	8,368	7,012
Trade revenue	460	449	910	892
Interest and dividends	224	265	453	535
Other revenue, net	59	38	29	63

Total revenue	5,042	4,284	9,760	8,502
Interest expense	40	49	81	100

Net revenue	5,002	4,235	9,679	8,402

Operating expenses:
Compensation and benefits	3,464	3,007	6,743	5,897
Communications and data processing	356	277	673	544
Occupancy and equipment	177	164	344	327
Fund sub-adviser fees	103	89	204	173
Professional and consulting fees	78	62	140	123
Advertising	45	37	88	76
Other operating expenses	174	128	341	278

Total operating expenses	4,397	3,764	8,533	7,418

Income before allocations	605	471	1,146	984
Allocations:
Limited partners	81	71	149	142
Profits Interests	32	16	59	33
Subordinated limited partners	64	49	124	105
General partners	428	335	814	704

Net income	$—	$—	$—	$—

Income allocated to limited partners per weighted average $1,000 equivalent limited partner unit outstanding	$41.84	$36.71	$79.71	$75.60

Weighted average $1,000 equivalent limited partner units outstanding	1,723,503	1,730,731	1,725,947	1,733,793

The accompanying notes are an integral part of these Consolidated Financial Statements.

4

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements, continued

THE JONES FINANCIAL COMPANIES, L.L.L.P.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in millions)	June 26, 2026	June 27, 2025	June 26, 2026	June 27, 2025
Net income	$—	$—	$—	$—
Other comprehensive income:
Foreign currency translation	(3)	9	2	4

Comprehensive (loss) income before allocations	(3)	9	2	4
Allocations	(3)	9	2	4

Total comprehensive income	$—	$—	$—	$—

The accompanying notes are an integral part of these Consolidated Financial Statements.

5

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements, continued

THE JONES FINANCIAL COMPANIES, L.L.L.P.

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERSHIP CAPITAL AND PROFITS INTERESTS

SUBJECT TO MANDATORY REDEMPTION

FOR THE THREE AND SIX MONTHS ENDED JUNE 26, 2026

(Unaudited)

(Dollars in millions)	Limited Partner Capital	Profits Interests	Subordinated Limited Partner Capital	General Partner Capital	Total
2026
TOTAL PARTNERSHIP CAPITAL AND PROFITS INTERESTS SUBJECT TO MANDATORY REDEMPTION, DECEMBER 31, 2025	$1,913	$25	$820	$2,044	$4,802

Reserve for anticipated withdrawals	(200)	(25)	(78)	(375)	(678)

Partnership capital subject to mandatory redemption, net of reserve for anticipated withdrawals, December 31, 2025	$1,713	$—	$742	$1,669	$4,124
Partnership loans outstanding, December 31, 2025	—	—	—	424	424

Total partnership capital, including capital financed with partnership loans, net of reserve for anticipated withdrawals, December 31, 2025	1,713	—	742	2,093	4,548
Issuance of partnership interests	20	—	39	308	367
Redemption of partnership interests	(7)	—	(35)	(27)	(69)
Net income allocations	68	27	60	386	541
Other comprehensive income allocations	1	—	1	3	5
Distributions	15	(1)	—	(21)	(7)

Total partnership capital, including capital financed with partnership loans, and Profits Interests, March 27, 2026	1,810	26	807	2,742	5,385
Issuance of partnership interests	1	—	—	5	6
Redemption of partnership interests	(5)	—	—	(5)	(10)
Net income allocations	81	32	64	428	605
Other comprehensive loss allocations	(1)	—	(1)	(1)	(3)
Distributions	(33)	(47)	(103)	(435)	(618)

Total partnership capital, including capital financed with partnership loans, and Profits Interests, June 26, 2026	1,853	11	767	2,734	5,365
Partnership loans outstanding, June 26, 2026	—	—	—	(13)	(13)

TOTAL PARTNERSHIP CAPITAL AND PROFITS INTERESTS SUBJECT TO MANDATORY REDEMPTION, JUNE 26, 2026	$1,853	$11	$767	$2,721	$5,352

Reserve for anticipated withdrawals	(131)	(11)	(21)	(177)	(340)

Partnership capital subject to mandatory redemption, net of reserve for anticipated withdrawals, June 26, 2026	$1,722	$—	$746	$2,544	$5,012

The accompanying notes are an integral part of these Consolidated Financial Statements.

6

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements, continued

THE JONES FINANCIAL COMPANIES, L.L.L.P.

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERSHIP CAPITAL AND PROFITS INTERESTS

SUBJECT TO MANDATORY REDEMPTION

FOR THE THREE AND SIX MONTHS ENDED JUNE 27, 2025

(Unaudited)

(Dollars in millions)	Limited Partner Capital	Profits Interests	Subordinated Limited Partner Capital	General Partner Capital	Total
2025
TOTAL PARTNERSHIP CAPITAL AND PROFITS INTERESTS SUBJECT TO MANDATORY REDEMPTION, DECEMBER 31, 2024	$1,926	$14	$794	$2,175	$4,909

Reserve for anticipated withdrawals	(199)	(14)	(73)	(422)	(708)

Partnership capital subject to mandatory redemption, net of reserve for anticipated withdrawals, December 31, 2024	$1,727	$—	$721	$1,753	$4,201
Partnership loans outstanding, December 31, 2024	—	—	—	473	473

Total partnership capital, including capital financed with partnership loans, net of reserve for anticipated withdrawals, December 31, 2024	1,727	—	721	2,226	4,674
Issuance of partnership interests	14	—	56	302	372
Redemption of partnership interests	(7)	—	(17)	(42)	(66)
Net income allocations	71	17	56	369	513
Other comprehensive loss allocations	—	—	(1)	(4)	(5)
Distributions	15	—	—	(23)	(8)

Total partnership capital, including capital financed with partnership loans, and Profits Interests, March 28, 2025	1,820	17	815	2,828	5,480
Issuance of partnership interests	—	—	—	14	14
Redemption of partnership interests	(5)	—	(17)	(18)	(40)
Net income allocations	71	16	49	335	471
Other comprehensive income allocations	1	—	1	7	9
Distributions	(33)	(27)	(87)	(430)	(577)

Total partnership capital, including capital financed with partnership loans, and Profits Interests, June 27, 2025	1,854	6	761	2,736	5,357
Partnership loans outstanding, June 27, 2025	—	—	—	(595)	(595)

TOTAL PARTNERSHIP CAPITAL AND PROFITS INTERESTS SUBJECT TO MANDATORY REDEMPTION, JUNE 27, 2025	$1,854	$6	$761	$2,141	$4,762

Reserve for anticipated withdrawals	(125)	(6)	(18)	(156)	(305)

Partnership capital subject to mandatory redemption, net of reserve for anticipated withdrawals, June 27, 2025	$1,729	$—	$743	$1,985	$4,457

The accompanying notes are an integral part of these Consolidated Financial Statements.

7

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements, continued

THE JONES FINANCIAL COMPANIES, L.L.L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
(Dollars in millions)	June 26, 2026	June 27, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$—	$—
Adjustments to reconcile net income to net cash provided by operating activities:
Income before allocations	1,146	984
Foreign currency translation	2	4
Depreciation and amortization	402	343
Changes in assets and liabilities:
Investments segregated under federal regulations	2,417	2,277
Securities purchased under agreements to resell	475	1,263
Net payable to clients	(3,336)	(1,449)
Net receivable from brokers, dealers and clearing organizations	449	5
Receivable from mutual funds, insurance companies and other	(307)	(55)
Securities owned	(147)	(248)
Other assets	(80)	(85)
Lease liabilities	(189)	(180)
Accrued compensation and employee benefits	(830)	(745)
Accounts payable, accrued expenses and other	(515)	(97)

Net cash (used in) provided by operating activities	(513)	2,017

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(304)	(297)

Cash used in investing activities	(304)	(297)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of partnership loans	265	42
Issuance of partner interests	359	70
Redemption of partner interests	(79)	(106)
Distributions from partnership capital	(1,143)	(1,141)

Net cash used in financing activities	(598)	(1,135)

Net (decrease) increase in cash, cash equivalents and restricted cash	(1,415)	585
CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of period	8,380	6,350

End of period	$6,965	$6,935

See Note 10 for additional cash flow information.

The accompanying notes are an integral part of these Consolidated Financial Statements.

8

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements, continued

THE JONES FINANCIAL COMPANIES, L.L.L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in millions)

NOTE 1 – INTRODUCTION AND BASIS OF PRESENTATION

The accompanying Consolidated Financial Statements include the accounts of The Jones Financial Companies, L.L.L.P. and all wholly-owned subsidiaries (collectively, the “Partnership,” “JFC” or the “Firm”). The financial position of the Partnership’s subsidiaries in Canada as of May 31, 2026 and November 30, 2025 are included in the Partnership’s Consolidated Statements of Financial Condition and the results for the three- and six-month periods ended May 31, 2026 and 2025 are included in the Partnership’s Consolidated Statements of Income, Consolidated Statements of Comprehensive Income, Consolidated Statements of Changes in Partnership Capital and Profits Interests Subject to Mandatory Redemption and Consolidated Statements of Cash Flows because of the timing of the Partnership’s financial reporting process.

The Partnership’s principal operating subsidiary, Edward D. Jones & Co., L.P. (“Edward Jones”), is a registered broker-dealer and investment adviser in the United States (“U.S.”), and the Partnership’s operating subsidiary in Canada, Edward Jones (an Ontario limited partnership), is a registered investment dealer in Canada (“EJ Canada”). The Partnership is a leading financial services firm and conducts business throughout North America through its U.S. and Canada business units with its clients, various brokers, dealers, clearing organizations, depositories and banks. Through these retail brokerage entities, the Partnership primarily serves individual investors in the U.S. and Canada and primarily derives revenues from fees for providing investment advisory and other account services to its clients, fees for assets held by clients and commissions for the distribution of mutual fund shares and insurance products and the purchase or sale of securities. For financial information related to the Partnership’s two operating segments for the three- and six-month periods ended June 26, 2026 and June 27, 2025, see Note 4 to the Consolidated Financial Statements. Trust services are offered to Edward Jones’ U.S. clients through Edward Jones Trust Company (“Trust Co.”), a wholly-owned subsidiary of the Partnership. Olive Street Investment Advisers, LLC, a wholly-owned subsidiary of the Partnership, provides investment advisory services to the Edward Jones Money Market Fund (the “Money Market Fund”) and the twelve sub-advised mutual funds comprising the Bridge Builder® Trust.

The Consolidated Financial Statements have been prepared on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles, which require the use of certain estimates by management in determining the Partnership’s assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

The interim financial information included herein is unaudited. However, in the opinion of management, such information includes all adjustments, consisting primarily of normal recurring accruals, which are necessary for a fair statement of the results of interim operations. The Partnership evaluated subsequent events for recognition or disclosure through the date these Consolidated Financial Statements were issued and identified no matters requiring disclosure.

There have been no material changes to the Partnership’s significant accounting policies or disclosures of recently issued accounting standards as described in Part II, Item 8 – Financial Statements and Supplementary Data – Note 1 of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”). The results of operations for the three- and six-month periods ended June 26, 2026 are not necessarily indicative of the results to be expected for the year ending December 31, 2026. These unaudited Consolidated Financial Statements should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the Consolidated Financial Statements and notes thereto included in the Partnership’s Annual Report.

9

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements, continued

NOTE 2 – LEASES

For the three- and six-month periods ended June 26, 2026 and June 27, 2025, cash paid for amounts included in the measurement of operating lease liabilities was $95 and $90 and $189 and $180, respectively, and lease right-of-use assets obtained in exchange for new operating lease liabilities were $119 and $100 and $224 and $198, respectively. As of June 26, 2026 and December 31, 2025, the weighted-average remaining lease term was five years for both periods and the weighted-average discount rates were 4.5% and 4.4%, respectively.

The following table summarizes the Partnership’s operating lease cost, variable lease cost not included in the lease liability and total lease cost for the:

	Three Months Ended		Six Months Ended
	June 26, 2026	June 27, 2025	June 26, 2026	June 27, 2025
Operating lease cost	$95	$90	$188	$178
Variable lease cost	20	19	40	38

Total lease cost	$115	$109	$228	$216

The Partnership’s future undiscounted cash outflows for operating leases are summarized below as of:

June 26, 2026
2026	$188
2027	344
2028	283
2029	211
2030	139
Thereafter	253

Total lease payments	1,418
Less: Interest	164

Total present value of lease liabilities	$1,254

While the rights and obligations for leases that have not yet commenced are not significant, the Partnership regularly enters into new branch office leases.

NOTE 3 – RECEIVABLES AND REVENUE

As of June 26, 2026 and December 31, 2025, collateral held for receivables from clients was $8,914 and $7,224, respectively, and collateral held for securities purchased under agreements to resell was $212 and $697, respectively. Given the nature of the agreements for receivables from clients and given the counterparties for resale agreements are financial institutions that the Partnership considers to be reputable and reliable, the Partnership does not expect the fair value of collateral to fall below the value of the agreements frequently or for an extended period of time. Therefore, the allowance for credit loss was zero for each period.

As of June 26, 2026, December 31, 2025 and December 31, 2024, $1,155, $1,056 and $883, respectively, of the receivable from clients balance and $399, $368 and $377, respectively, of the receivable from mutual funds, insurance companies and other balance related to revenue contracts with customers. The related fees are paid out of client accounts or third-party products consisting of cash and securities, the value of those accounts continues to exceed the amortized cost basis of these receivables and the receivables have a short duration. As a result, the Partnership does not expect an event or change which would result in the receivables being undercollateralized or unpaid. The allowance for credit loss for receivables from contracts with customers was zero as of June 26, 2026 and December 31, 2025.

10

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements, continued

The following table shows the Partnership’s disaggregated revenue information. See Note 4 for segment information.

	Three Months Ended June 26, 2026			Three Months Ended June 27, 2025
	U.S.	Canada	Total	U.S.	Canada	Total
Fee revenue:
Asset-based fee revenue:
Advisory programs fees	$3,234	$73	$3,307	$2,551	$54	$2,605
Service fees	423	26	449	379	26	405
Cash solutions fees	128	—	128	142	—	142
Other asset-based fees	227	—	227	194	—	194

Total asset-based fee revenue	4,012	99	4,111	3,266	80	3,346

Account and activity fee revenue:
Shareholder accounting services fees	114	—	114	115	—	115
Other account and activity fee revenue	71	3	74	67	4	71

Total account and activity fee revenue	185	3	188	182	4	186

Total fee revenue	4,197	102	4,299	3,448	84	3,532

Trade revenue:
Commissions	389	15	404	371	12	383
Principal transactions	54	2	56	64	2	66

Total trade revenue	443	17	460	435	14	449

Total revenue from customers	4,640	119	4,759	3,883	98	3,981

Net interest and dividends and other revenue	223	20	243	246	8	254

Net revenue	$4,863	$139	$5,002	$4,129	$106	$4,235

	Six Months Ended June 26, 2026			Six Months Ended June 27, 2025
	U.S.	Canada	Total	U.S.	Canada	Total
Fee revenue:
Asset-based fee revenue:
Advisory programs fees	$6,255	$141	$6,396	$5,047	$103	$5,150
Service fees	836	54	890	763	52	815
Cash solutions fees	263	—	263	287	—	287
Other asset-based fees	444	—	444	388	—	388

Total asset-based fee revenue	7,798	195	7,993	6,485	155	6,640

Account and activity fee revenue:
Shareholder accounting services fees	228	—	228	233	—	233
Other account and activity fee revenue	141	6	147	132	7	139

Total account and activity fee revenue	369	6	375	365	7	372

Total fee revenue	8,167	201	8,368	6,850	162	7,012

Trade revenue:
Commissions	770	29	799	741	26	767
Principal transactions	107	4	111	120	5	125

Total trade revenue	877	33	910	861	31	892

Total revenue from customers	9,044	234	9,278	7,711	193	7,904

Net interest and dividends and other revenue	367	34	401	465	33	498

Net revenue	$9,411	$268	$9,679	$8,176	$226	$8,402

NOTE 4 – SEGMENT INFORMATION

The Partnership has determined it has two operating and reportable segments based upon geographic location, the U.S. and Canada. Canada segment information, as reported in the following table, is based upon the consolidated financial statements of the Partnership’s Canada operations, which primarily occur through a non-guaranteed subsidiary of the

11

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements, continued

Partnership. The U.S. segment information is derived from the Consolidated Financial Statements less the Canada segment information as presented. Income before allocations margin represents income before allocations as a percentage of total revenue. The following table shows financial information for the Partnership’s reportable segments:

	Three Months Ended June 26, 2026			Three Months Ended June 27, 2025
	U.S.	Canada	Total	U.S.	Canada	Total
Net revenue	$4,863	$139	$5,002	$4,129	$106	$4,235
FA compensation and benefits	1,946	55	2,001	1,646	46	1,692
Home office operating expense	921	30	951	851	27	878
Branch office operating expense	645	20	665	588	18	606
Variable compensation	763	17	780	574	14	588

Operating expenses	4,275	122	4,397	3,659	105	3,764

Income before allocations	$588	$17	$605	$470	$1	$471

Income before allocations margin	12.0%	12.2%	12.0%	11.2%	1.0%	11.0%
Net interest and dividends revenue	$175	$9	$184	$207	$9	$216
Depreciation and amortization	$206	$2	$208	$175	$4	$179
Total assets	$25,774	$1,448	$27,222	$25,861	$1,226	$27,087

	Six Months Ended June 26, 2026			Six Months Ended June 27, 2025
	U.S.	Canada	Total	U.S.	Canada	Total
Net revenue	$9,411	$268	$9,679	$8,176	$226	$8,402
FA compensation	3,767	109	3,876	3,251	94	3,345
Home office operating expense	1,777	62	1,839	1,629	54	1,683
Branch office operating expense	1,251	39	1,290	1,156	35	1,191
Variable compensation	1,495	33	1,528	1,172	27	1,199

Operating expenses	8,290	243	8,533	7,208	210	7,418

Income before allocations	$1,121	$25	$1,146	$968	$16	$984

Income before allocations margin	11.8%	9.3%	11.7%	11.7%	7.2%	11.6%
Net interest and dividends revenue	$354	$18	$372	$413	$22	$435
Depreciation and amortization	$396	$6	$402	$334	$9	$343
Total assets at period end	$25,774	$1,448	$27,222	$25,861	$1,226	$27,087

NOTE 5 – FAIR VALUE

The Partnership’s valuation methodologies for financial assets and financial liabilities measured at fair value and the fair value hierarchy are described in Part II, Item 8 – Financial Statements and Supplementary Data – Note 1 of the Partnership’s Annual Report. There have been no material changes to the Partnership’s valuation methodologies since December 31, 2025. The Partnership records fractional shares at fair value in other assets with associated liabilities in accounts payable, accrued expenses and other in the Consolidated Statements of Financial Condition. The liabilities are initially recorded at the dollar amount received from the clients, but the Partnership makes an election to record the liabilities at fair value. Changes in the fair value of the assets and liabilities offset in other revenue in the Consolidated Statements of Income, with no impact on income before allocations.

The Partnership did not have any assets or liabilities categorized as Level III during the six- and twelve-month periods ended June 26, 2026 and December 31, 2025, respectively. The following tables show the Partnership’s financial assets and liabilities measured at fair value as of:

12

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements, continued

	June 26, 2026
	Level I	Level II	Level III	Total
Assets:
Cash equivalents:
Certificates of deposit	$—	$95	$—	$95
Money market funds	70	—	—	70

Total cash equivalents	$70	$95	$—	$165

Investments segregated under federal regulations:
U.S. treasuries	7,054	—	—	7,054

Total investments segregated under federal regulations	$7,054	$—	$—	$7,054

Securities owned:
Investment securities:
Mutual funds(1)	$389	$—	$—	$389
Government and agency obligations	200	—	—	200
Equities	9	—	—	9

Total investment securities	$598	$—	$—	$598

Inventory securities:
Municipal obligations	$—	$40	$—	$40
Mutual funds	15	—	—	15
Equities	11	—	—	11
Corporate bonds and notes	—	9	—	9
Certificates of deposit	—	5	—	5

Total inventory securities	$26	$54	$—	$80

Other assets:
Client fractional share ownership assets	$1,176	$—	$—	$1,176

Liabilities:
Accounts payable, accrued expenses and other:
Client fractional share redemption obligations	$1,176	$—	$—	$1,176

13

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements, continued

	December 31, 2025
	Level I	Level II	Level III	Total
Assets:
Cash equivalents:
Money market funds	$107	$—	$—	$107
Certificates of deposit	—	95	—	95

Total cash equivalents	$107	$95	$—	$202

Investments segregated under federal regulations:
U.S. treasuries	$9,271	$—	$—	$9,271
Certificates of deposit	—	200	—	200

Total investments segregated under federal regulations	$9,271	$200	$—	$9,471

Securities owned:
Investment securities:
Mutual funds(1)	$393	$—	$—	$393
Certificates of deposit	—	75	—	75
Equities	9	—	—	9

Total investment securities	$402	$75	$—	$477

Inventory securities:
Municipal obligations	$—	$23	$—	$23
Equities	17	—	—	17
Certificates of deposit	—	6	—	6
Corporate bonds and notes	—	5	—	5
Mutual funds	2	—	—	2
Government and agency obligations	1	—	—	1

Total inventory securities	$20	$34	$—	$54

Other assets:
Client fractional share ownership assets	$1,118	$—	$—	$1,118

Liabilities:
Accounts payable, accrued expenses and other:
Client fractional share redemption obligations	$1,118	$—	$—	$1,118

(1)

The mutual funds balance consists primarily of securities held to economically hedge future liabilities for the non-qualified deferred compensation plan. The balance also includes a security held for regulatory purposes at the Trust Co.

14

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements, continued

NOTE 6 – PARTNERSHIP CAPITAL SUBJECT TO MANDATORY REDEMPTION

The Partnership has historically made loans available to general partners and, in limited circumstances, subordinated limited partners (in each case, other than members of the Enterprise Leadership Team (“ELT”)), who elected to finance some or all of their Partnership capital contributions. The outstanding amount of Partnership loans is reflected as a reduction to total partnership capital.

The Partnership did not renew Partnership loans to existing general partners in 2026. Starting in 2026, any general partner who elects to finance some or all of their Partnership capital contributions for their general partner interest may elect to individually borrow funds via unsecured promissory notes payable to a third-party bank. As of December 31, 2025, the outstanding amount of Partnership loans was $424, however, the full loan balance was paid off in January 2026. During 2026, the Partnership expects to make loans available to new general partners who require financing. Those loans will expire at the end of 2026 and thereafter, the applicable general partners may elect to seek third-party bank financing consistent with other general partners. As of June 26, 2026, the outstanding amount of Partnership loans was $13 which will expire at the end of the year. Additionally, in 2026 the Partnership reduced the amount of general partner capital issued.

The minimum 7 1/2% annual return on the face amount of Class A limited partnership capital (the “7 1/2% Payment”) was $33 and $32 and $65 and $65 for the three- and six-month periods ended June 26, 2026 and June 27, 2025, respectively. These amounts are included as a component of interest expense in the Consolidated Statements of Income.

The Partnership filed Registration Statements on Form S-8 with the Securities and Exchange Commission (“SEC”) on February 9, 2026 and November 10, 2025, respectively, to register Profits Interests (“Profit Interests”), described in further detail in the Partnership’s Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership, dated November 5, 2025 (the “Partnership Agreement”) with the aggregate Notional Capital Contributions not to exceed $100, to be issued pursuant to the Partnership’s 2026 Profits Interest Plan (the “2026 Plan”), and $1,400 of Class B limited partner interests to be issued pursuant to the Partnership’s 2025 Class B Limited Partner Interest Purchase Plan (the “2025 Plan”). Class B limited partners will only receive allocations and distributions based on the Partnership’s net income and will not be entitled to the 7 1/2% Payment to which Class A limited partners are entitled under the Partnership Agreement. Under the terms of the Partnership Agreement, Class B limited partner interests will not be issued before and no Class A limited partner interests will be issued after the Recapitalization Date (as defined in the Partnership Agreement).

NOTE 7 – NET CAPITAL REQUIREMENTS

As a result of its activities as a U.S. broker-dealer, Edward Jones is subject to the net capital provisions of Rule 15c3-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and capital compliance rules of the Financial Industry Regulatory Authority (“FINRA”). Under the alternative method permitted by the rules, Edward Jones must maintain minimum net capital equal to the greater of $0.25 or 2% of aggregate debit items arising from client transactions. The net capital rules also provide that Edward Jones’ partnership capital may not be withdrawn if resulting net capital would be less than minimum requirements. Additionally, certain withdrawals require the approval of the SEC and FINRA to the extent they exceed defined levels, even though such withdrawals would not cause net capital to be less than minimum requirements.

EJ Canada is a registered investment dealer regulated by the Canadian Investment Regulatory Organization (“CIRO”). Under the regulations prescribed by CIRO, EJ Canada is required to maintain minimum levels of risk-adjusted capital, which are dependent on the nature of EJ Canada’s assets and operations.

15

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements, continued

The following table shows the Partnership’s capital figures for the U.S. broker-dealer and Canada investment dealer subsidiaries as of:

	June 26, 2026	December 31, 2025
U.S.:
Net capital	$1,180	$1,042
Net capital in excess of the minimum required	$1,089	$963
Net capital as a percentage of aggregate debit items	25.9%	26.4%
Net capital after anticipated capital withdrawals, as a percentage of aggregate debit items	4.5%	9.5%
Canada:
Regulatory risk-adjusted capital	$112	$102
Regulatory risk-adjusted capital in excess of the minimum required	$111	$101

U.S. net capital, Canada regulatory risk-adjusted capital and the related capital percentages may fluctuate daily.

NOTE 8 – CONTINGENCIES

In the normal course of its business, the Partnership is involved, from time to time, in various legal and regulatory matters, including arbitrations, class actions, other litigation, and examinations, investigations and proceedings by governmental authorities, self-regulatory organizations and other regulators, which may result in losses. These matters include:

Gender and Race Discrimination Class Action. On March 9, 2022, Edward Jones and JFC were named as defendants in a lawsuit (Dixon, et al. v. Edward D. Jones & Co., L.P., et al.) filed in the U.S. District Court for the Eastern District of Missouri. The lawsuit was brought by a then current financial advisor as a putative collective action alleging gender discrimination under the Fair Labor Standards Act, and by a former financial advisor as a putative class action alleging race discrimination under 42 U.S.C. § 1981. On April 25, 2022, the plaintiffs filed an amended complaint reasserting the original claims with modified allegations and adding claims under Title VII of the Civil Rights Act of 1964 alleging race/national origin, gender, and sexual orientation discrimination on behalf of putative classes of financial advisors. The defendants filed a motion to dismiss on May 23, 2022, and on September 15, 2022, the court stayed further proceedings in the case pending a decision on the motion to dismiss. On March 31, 2023, the district court denied the motion to dismiss and lifted the stay of proceedings. Edward Jones and JFC filed an answer to the amended complaint on April 17, 2023. Discovery related to collective and class certification closed on June 20, 2025 and the expert discovery phase closed on March 6, 2026. In April 2026, plaintiffs moved for class certification and Edward Jones moved for summary judgment on all of the plaintiffs’ individual claims. Edward Jones and JFC deny the allegations and intend to vigorously defend this lawsuit.

Home Office Gender Discrimination Class Action. Edward Jones and JFC were named as defendants in a lawsuit brought by a former employee (Zigler v. Edward D. Jones & Co., L.P. et al.) in the Northern District of Illinois. The initial complaint filed on September 1, 2022 alleged putative class and collective claims under the Equal Pay Act of 1963 (“EPA”), Title VII of the Civil Rights Act of 1964 (“Title VII”) and Illinois state laws of gender-based wage discrimination against a subset of female home office associates whom the plaintiff described as “home office financial advisor[s].” The plaintiff amended the complaint on November 29, 2022, seeking to expand the putative collective and class definitions to include all female home office associates in any role. Edward Jones and JFC filed a motion to dismiss the amended complaint on January 6, 2023. In June 2023, the district court granted in part and denied in part the defendants’ motion to dismiss, permitting the plaintiff’s EPA claim and related state-law claim to proceed in connection with only one of the roles she held during her employment by the firm, limiting the plaintiff’s Title VII claim and related state-law claim to a disparate treatment theory of liability as opposed to a disparate impact theory, and accepting the plaintiff’s agreement to dismiss JFC from the case without prejudice. In May 2025, the district court granted plaintiff’s motion to amend the complaint to reallege pay discrimination with regard to both roles plaintiff held during her employment with the firm, as well as the previously dismissed Title VII disparate impact claim. Plaintiff’s amended complaint maintains similar putative collective and class definitions to include all female home office associates in any role. On May 27, 2025, Edward Jones filed its answer and affirmative defenses to the amended complaint. Edward Jones also filed a motion to dismiss on personal jurisdiction grounds, and that motion remains pending. In June 2025, plaintiff filed a motion for sanctions, alleging a failure to produce ordered documents. On

16

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements, continued

July 23, 2025, the district court granted plaintiff’s motion. Edward Jones filed a motion for reconsideration which was granted on September 9, 2025. Phase I fact and expert discovery is now complete. Class certification and Summary Judgment briefing is scheduled for completion by September 25, 2026. Edward Jones denies the allegations and intends to vigorously defend this lawsuit.

In addition to these matters, the Partnership provides for probable losses that may arise related to other contingencies. The Partnership assesses its liabilities and contingencies utilizing available information. The Partnership accrues for losses for those matters where it is probable that the Partnership will incur a loss to the extent that the amount of such loss can be reasonably estimated. This liability represents the Partnership’s estimate of the probable loss as of June 26, 2026, after considering, among other factors, the progress of each case, the Partnership’s experience with other legal and regulatory matters and discussion with legal counsel and is believed to be sufficient. The aggregate accrued liability is recorded in accounts payable, accrued expenses and other on the Consolidated Statements of Financial Condition and may be adjusted from time to time to reflect any relevant developments.

For such matters where an accrued liability has not been established and the Partnership believes a loss is both reasonably possible and estimable, as well as for matters where an accrued liability has been recorded but for which an exposure to loss in excess of the amount accrued is both reasonably possible and estimable, the current estimated aggregated range of additional possible loss is up to $45 as of June 26, 2026. This range of reasonably possible loss does not necessarily represent the Partnership’s maximum loss exposure as the Partnership was not able to estimate a range of reasonably possible loss for all matters.

Further, the matters underlying any disclosed estimated range will change from time to time, and actual results may vary significantly. While the outcome of these matters is inherently uncertain, based on information currently available, the Partnership believes that its established liabilities as of June 26, 2026 are adequate, and the liabilities arising from such matters will not have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Partnership. However, based on future developments and the potential unfavorable resolution of these matters, the outcome could be material to the Partnership’s future consolidated operating results for a particular period or periods.

NOTE 9 – OFFSETTING ASSETS AND LIABILITIES

The Partnership does not offset financial instruments in the Consolidated Statements of Financial Condition. However, the Partnership enters into master netting arrangements with counterparties for securities purchased under agreements to resell that are subject to net settlement in the event of default. These agreements create a right of offset for the amounts due to and due from the same counterparty in the event of default or bankruptcy.

The following table shows the Partnership’s securities purchased under agreements to resell as of:

	Gross amounts of recognized assets	Gross amounts offset in the Consolidated Statements of Financial Condition	Net amounts presented in the Consolidated Statements of Financial Condition	Gross amounts not offset in the Consolidated Statements of Financial Condition
				Financial instruments	Securities collateral	Net amount
June 26, 2026	$212	—	212	—	(212)	$—
December 31, 2025	$687	—	687	—	(687)	$—

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PART I. FINANCIAL INFORMATION

Item 1. Financial Statements, continued

NOTE 10 – CASH FLOW INFORMATION

The following table reconciles certain line items on the Consolidated Statements of Financial Condition to the cash, cash equivalents and restricted cash balance on the Consolidated Statements of Cash Flows as of:

	June 26, 2026	June 27, 2025
Cash and cash equivalents	$1,859	$1,749
Cash and investments segregated under federal regulations	12,160	13,944
Less: Investments segregated under federal regulations	7,054	8,758

Restricted cash	5,106	5,186

Total cash, cash equivalents and restricted cash	$6,965	$6,935

Restricted cash represents cash segregated in special reserve bank accounts for the benefit of U.S. clients pursuant to Rule 15c3-3 under the Exchange Act.

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PART I. FINANCIAL INFORMATION

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis is intended to help the reader understand the results of operations, the financial condition and the cash flows of the Partnership. Management’s Discussion and Analysis should be read in conjunction with the Consolidated Financial Statements and accompanying notes included in Part I, Item 1 – Financial Statements of this Quarterly Report on Form 10-Q and Part II, Item 8 – Financial Statements and Supplementary Data of the Partnership’s Annual Report. All amounts are presented in millions, except as otherwise noted.

Introduction

The Partnership is a leading financial services firm which operates throughout North America in the U.S. and Canada. The Partnership’s more than 20,000 financial advisors serve more than 9 million clients with a total of $2.6 trillion in client assets under care as of June 26, 2026. The Partnership’s purpose is to partner for positive impact to improve the lives of its clients and colleagues, and together, better our communities and society. Through the dedication of the Firm’s approximately 55,000 associates and our branch presence in 68% of U.S. counties and all Canadian provinces, the Firm is committed to helping improve the financial fulfillment for tens of millions of long-term investors across North America by providing comprehensive, personalized planning and professional advice.

Basis of Presentation

The Partnership broadly categorizes its net revenues into four categories: fee revenue, trade revenue, net interest and dividends revenue (net of interest expense) and other revenue, net. In the Partnership’s Consolidated Statements of Income, fee revenue is composed of asset-based fees and account and activity fees. Asset-based fees include advisory program fees which are based on the average daily market value of client assets in the program, as well as contractual rates. These fees are impacted by changes in market values of the assets and by client dollars invested in and divested from the accounts. Account and activity fees are impacted by the number of client accounts and the variety of services provided to those accounts, among other factors. Trade revenue is composed of commissions and principal transactions revenue. Commissions revenues are earned from the distribution of mutual fund shares and insurance products and the purchase or sale of securities. Principal transactions revenue primarily results from the Partnership’s distribution of and participation in principal trading activities in municipal obligations, certificates of deposit and corporate obligations. Trade revenue is impacted by the trading volume (client dollars invested), mix of the products in which clients invest and the size of trades, all of which may be impacted by market volatility, and margins earned on the transactions. Net interest and dividends revenue is impacted by the amount of cash and investments, receivables from and payables to clients, the variability of interest rates earned and paid on such balances and the number of Class A limited partner interests outstanding. Other (loss) revenue, net, primarily consists of unrealized gains and losses associated with changes in the fair market value of investment securities, resulting from changes in market levels and the interest rate environment.

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PART I. FINANCIAL INFORMATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

OVERVIEW

The following table sets forth the changes in major categories of the Consolidated Statements of Income as well as several related key financial metrics as of, and for the three- and six-month periods ended, June 26, 2026 and June 27, 2025. Management of the Partnership relies on this financial information and the related metrics to evaluate the Partnership’s operating performance and financial condition.

	Three Months Ended			Six Months Ended
	June 26, 2026	June 27, 2025	% Change	June 26, 2026	June 27, 2025	% Change
Revenue:
Fee revenue	$4,299	$3,532	22%	$8,368	$7,012	19%

% of net revenue	86%	83%	4%	86%	83%	4%
Trade revenue	460	449	2%	910	892	2%

% of net revenue	9%	11%	-18%	9%	11%	-18%

Interest and dividends	224	265	-15%	453	535	-15%
Other revenue, net	59	38	55%	29	63	-54%

Total revenue	5,042	4,284	18%	9,760	8,502	15%
Interest expense	40	49	-18%	81	100	-19%

Net revenue	5,002	4,235	18%	9,679	8,402	15%
Operating expenses	4,397	3,764	17%	8,533	7,418	15%

Income before allocations	$605	$471	28%	$1,146	$984	16%

Related metrics:
Income before allocations margin(1)	12.0%	11.0%	9%	11.7%	11.6%	1%
Client assets under care ($ billions):
Total:
At period end	$2,647	$2,306	15%	$2,647	$2,306	15%
Average	$2,580	$2,212	17%	$2,556	$2,210	16%
Advisory programs:
At period end	$1,198	$931	29%	$1,198	$931	29%
Average	$1,155	$888	30%	$1,135	$884	28%
Client households at period end(2)	6.3	6.2	2%	6.3	6.2	2%
Net new assets for the period ($ billions)(3)	$18	$17	6%	$36	$34	6%
Financial advisors (actual):
At period end	20,514	20,309	1%	20,514	20,309	1%
Average	20,537	20,316	1%	20,517	20,265	1%

(1)	Income before allocations margin is income before allocations expressed as a percentage of total revenue.
(2)	Prior year numbers were updated to conform to current year presentation.
(3)	Net new assets represents cash and securities inflows and outflows, including fees and commissions and excluding mutual fund capital gain distributions received by U.S. clients.

Second Quarter 2026 versus Second Quarter 2025 Overview

The Partnership ended the second quarter of 2026 with $2.6 trillion of assets under care (“AUC”), including $1.2 trillion of advisory programs AUC. Average client AUC increased 17%, reflecting increases in the market value of client assets, as well as the cumulative impact of net new assets gathered. Advisory programs’ average AUC increased 30% due to higher average market levels and the increased investment of client dollars into advisory programs. Net new assets increased by 6% compared to the second quarter of 2025. The Partnership ended the second quarter with 20,514 financial advisors.

Net revenue increased 18% to $5,002, primarily due to an increase in asset-based fee revenue, partially offset by a decrease in interest and dividends revenue due to a lower interest rate environment. The increase in asset-based fee revenue was primarily due to growth in advisory programs with higher average market levels and the continued increase in investment of client dollars into advisory programs.

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PART I. FINANCIAL INFORMATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

Operating expenses increased 17% to $4,397, primarily due to increases in financial advisor compensation and benefits expense, variable compensation and communications and data processing expense. Financial advisor compensation and benefits increased primarily due to an increase in revenues on which commissions are earned. Variable compensation increased due to increased branch profitability and overall Firm profitability. Communications and data processing increased due to continued investments in new tools and technology and related higher depreciation expense as a result of these recent investments.

Income before allocations increased 28% to $605. Income before allocations margin was 12.0% in the second quarter of 2026, reflecting a strategic balance between investing in the future and current financial results.

Six Months Ended June 26, 2026 versus Six Months Ended June 27, 2025 Overview

Average client AUC increased 16%, reflecting increases in the market value of client assets, as well as the cumulative impact of net new assets gathered. Advisory programs’ average AUC increased 28% due to higher average market levels and the increased investment of client dollars into advisory programs. Net new assets increased by 6% compared to prior year.

Net revenue increased 15% to $9,679, primarily due to an increase in asset-based fee revenue, partially offset by a decrease in interest and dividends revenue due to a lower interest rate environment. The increase in asset-based fee revenue was primarily due to growth in advisory programs with higher average market levels and the continued increase in investment of client dollars into advisory programs.

Operating expenses increased 15% to $8,533, primarily due to increases in financial advisor compensation and benefits expense, variable compensation and communications and data processing expense. Financial advisor compensation and benefits increased primarily due to an increase in revenues on which commissions are earned. Variable compensation increased due to increased branch profitability and overall Firm profitability. Communications and data processing increased due to continued investments in new tools and technology and related higher depreciation expense as a result of these recent investments.

Income before allocations increased 16% to $1,146. Income before allocations margin was 11.7% for the first half of 2026, reflecting a strategic balance between investing in the future and current financial results.

RESULTS OF OPERATIONS FOR THE THREE- AND SIX-MONTH PERIODS ENDED JUNE 26, 2026 AND JUNE 27, 2025

The discussion below details the significant fluctuations and their drivers for each of the major categories of the Partnership’s Consolidated Statements of Income.

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PART I. FINANCIAL INFORMATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

Fee Revenue

Fee revenue, which consists of asset-based fees and account and activity fees, increased 22% to $4,299 and 19% to $8,368 in the second quarter and first half of 2026, respectively, compared to the same periods in 2025. A discussion of fee revenue components follows.

	Three Months Ended			Six Months Ended
	June 26, 2026	June 27, 2025	% Change	June 26, 2026	June 27, 2025	% Change
Fee revenue:
Asset-based fee revenue:
Advisory programs fees	$3,307	$2,605	27%	$6,396	$5,150	24%
Service fees	449	405	11%	890	815	9%
Cash solutions fees	128	142	-10%	263	287	-8%
Other asset-based fees	227	194	17%	444	388	14%

Total asset-based fee revenue	4,111	3,346	23%	7,993	6,640	20%

Account and activity fee revenue:
Shareholder accounting services fees	114	115	-1%	228	233	-2%
Other account and activity fee revenue	74	71	4%	147	139	6%

Total account and activity fee revenue	188	186	1%	375	372	1%

Total fee revenue	$4,299	$3,532	22%	$8,368	$7,012	19%

Related metrics ($ billions) (1):
Average advisory programs AUC	$1,155	$888	30%	$1,135	$884	28%
Average AUC of mutual fund assets held outside of advisory programs	$745	$675	10%	$745	$676	10%

(1)	Assets on which the Partnership earns asset-based fee revenue. Prior year numbers were updated to conform to current year presentation to include Canada.

Asset-based fee revenue increased 23% to $4,111 and 20% to $7,993 in the second quarter and first half of 2026, respectively, primarily due to increases in revenue from advisory programs fees. Growth in revenue from advisory programs was due to higher average market levels as well as the continued increase in investment of client dollars into advisory programs.

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PART I. FINANCIAL INFORMATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

Trade Revenue

Trade revenue, which consists of commissions and principal transactions, increased 2% in both the second quarter and first half of 2026 compared to the same periods in 2025. A discussion of trade revenue components follows.

	Three Months Ended					Six Months Ended
	June 26, 2026		June 27, 2025		% Change	June 26, 2026		June 27, 2025		% Change
Trade revenue:
Commissions revenue:
Equities	$197		$166		19%	$383		$336		14%
Mutual funds	103		103		—	219		221		-1%
Insurance products and other	104		114		-9%	197		210		-6%

Total commissions revenue	$404		$383		5%	$799		$767		4%
Principal transactions	56		66		-15%	111		125		-11%

Total trade revenue	$460		$449		2%	$910		$892		2%

Related metrics:
Client dollars invested ($ billions)(1)
Equities	$15.6	30%	$12.3	23%	27%	$29.9	29%	$24.8	23%	21%
Mutual funds	6.6	13%	6.6	12%	—	14.1	14%	14.1	13%	—
Insurance products and other	2.5	5%	4.4	8%	-43%	6.0	6%	8.1	7%	-26%
Principal transactions	27.1	52%	30.9	57%	-12%	51.5	51%	62.3	57%	-17%

Total client dollars invested	$51.8		$54.2		-4%	$101.5		$109.3		-7%

Margin per $1,000 invested	$8.9		$8.3		7%	$9.0		$8.2		10%
U.S. business days	62		62		—	121		121		—

(1)	Percentages represent client dollars invested in each product as a percent of total client dollars invested.

Trade revenue increased in the second quarter and first half of 2026 primarily due to increases in equities commissions revenue from higher client dollars invested. Overall margin increased from a shift in the product mix with a higher proportion of client dollars invested in equities, which generally earn higher margins than principal transaction products.

Net Interest and Dividends

Net interest and dividends revenue decreased 15% to $184 and 14% to $372 in the second quarter and first half of 2026, respectively, compared to the same periods in 2025. The decreases were primarily due to reduced interest income earned on short-term investments in U.S. treasuries, partially offset by decreases in customer credit interest expense paid on client balances. Overall, the decreases reflect the impact of a lower interest rate environment.

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PART I. FINANCIAL INFORMATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

Operating Expenses

Operating expenses increased 17% and 15% in the second quarter and first half of 2026 to $4,397 and $8,533, respectively, compared to the same periods in 2025. A discussion of operating expense components follows.

	Three Months Ended			Six Months Ended
	June 26, 2026	June 27, 2025	% Change	June 26, 2026	June 27, 2025	% Change
Operating expenses:
Compensation and benefits:
Financial advisor	$2,001	$1,692	18%	$3,876	$3,345	16%
Home office and branch	683	727	-6%	1,339	1,353	-1%
Variable compensation	780	588	33%	1,528	1,199	27%

Total compensation and benefits	3,464	3,007	15%	6,743	5,897	14%
Communications and data processing	356	277	29%	673	544	24%
Occupancy and equipment	177	164	8%	344	327	5%
Fund sub-adviser fees	103	89	16%	204	173	18%
Professional and consulting fees	78	62	26%	140	123	14%
Advertising	45	37	22%	88	76	16%
Other operating expenses	174	128	36%	341	278	23%

Total operating expenses	$4,397	$3,764	17%	$8,533	$7,418	15%

Related metrics (actual):
Number of physical branches:
At period end	14,671	15,071	-3%	14,671	15,071	-3%
Average	14,740	15,101	-2%	14,797	15,132	-2%
Financial advisors:
At period end	20,514	20,309	1%	20,514	20,309	1%
Average	20,537	20,316	1%	20,517	20,265	1%
Client support team professionals(1):
At period end	20,654	20,543	1%	20,654	20,543	1%
Average	20,499	20,350	1%	20,457	20,278	1%
Home office associates(1):
At period end	8,808	9,455	-7%	8,808	9,455	-7%
Average	8,887	9,429	-6%	8,938	9,419	-5%

(1)	Counted on a full-time equivalent basis.

The increases in operating expenses in the second quarter and first half of 2026 compared to the same periods in 2025 were primarily due to increases in financial advisor compensation and benefits expense, variable compensation, and communications and data processing expense, which are described below.

Financial advisor compensation and benefits expense increased 18% and 16% in the second quarter and first half of 2026 to $2,001 and $3,876, respectively. The increases were primarily due to increases in revenues on which commissions are earned.

Variable compensation expands and contracts in relation to the Partnership’s profitability and margin earned. A significant portion of the Partnership’s profits is allocated to variable compensation and paid to associates in the form of bonuses and profit sharing and remains a key component of the Firm’s performance-based compensation model. Variable compensation increased 33% and 27% in the second quarter and first half of 2026 to $780 and $1,528, respectively, due to increased branch profitability and overall Firm profitability.

Communications and data processing expense increased 29% and 24% in the second quarter and first half of 2026 to $356 and $673, respectively, primarily due to continued investments in new tools and technology and related higher depreciation expense as a result of these recent investments.

24

PART I. FINANCIAL INFORMATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

Segment Information

The Partnership has determined it has two operating and reportable segments based upon geographic location, the U.S. and Canada. Canada segment information, as reported in the following table, is based upon the consolidated financial statements of the Partnership’s Canada operations. The U.S. segment information is derived from the Consolidated Financial Statements less the Canada segment information as presented. Income before allocations margin and pre-variable income margin, which represent income before allocations and pre-variable income as a percentage of total revenue, respectively, are also used to evaluate segment performance. The following table shows financial and other information for the Partnership’s reportable segments.

	U.S. Three Months Ended			Canada Three Months Ended
	June 26, 2026	June 27, 2025	% Change	June 26, 2026	June 27, 2025	% Change
Net revenue	$4,863	$4,129	18%	$139	$106	31%
FA compensation and benefits	1,946	1,646	18%	55	46	20%
Home office operating expense	921	851	8%	30	27	11%
Branch office operating expense	645	588	10%	20	18	11%
Variable compensation	763	574	33%	17	14	21%

Operating expenses	4,275	3,659	17%	122	105	16%

Income before allocations	$588	$470	25%	$17	$1	1600%

Income before allocations margin	12.0%	11.2%	7%	12.2%	1.0%	1123%
Pre-variable income margin	27.6%	25.0%	10%	24.5%	14.1%	73%
Client assets under care ($ billions):
At period end	$2,591.3	$2,256.6	15%	$56.1	$49.0	14%
Average	$2,524.8	$2,165.0	17%	$55.4	$46.7	19%
Client households at period end(1)	6.1	6.0	2%	0.2	0.2	—
Net new assets for the period ($ billions)	$17.7	$16.4	8%	$0.2	$0.4	-50%
Financial advisors (actual):
At period end	19,647	19,435	1%	867	874	-1%
Average	19,665	19,442	1%	872	874	—

	U.S. Six Months Ended			Canada Six Months Ended
	June 26, 2026	June 27, 2025	% Change	June 26, 2026	June 27, 2025	% Change
Net revenue	$9,411	$8,176	15%	$268	$226	19%
FA compensation and benefits	3,767	3,251	16%	109	94	16%
Home office operating expense	1,777	1,629	9%	62	54	15%
Branch office operating expense	1,251	1,156	8%	39	35	11%
Variable compensation	1,495	1,172	28%	33	27	22%

Operating expenses	8,290	7,208	15%	243	210	16%

Income before allocations	$1,121	$968	16%	$25	$16	56%

Income before allocations margin	11.8%	11.7%	1%	9.3%	7.2%	30%
Pre-variable income margin	27.6%	25.8%	7%	21.6%	19.3%	12%
Client assets under care ($ billions):
At period end	$2,591.3	$2,256.6	15%	$56.1	$49.0	14%
Average	$2,501.4	$2,163.5	16%	$54.8	$46.1	19%
Client households at period end(1)	6.1	6.0	2%	0.2	0.2	—
Net new assets for the period ($ billions)	$35.3	$33.2	6%	$0.6	$0.9	-33%
Financial advisors (actual):
At period end	19,647	19,435	1%	867	874	-1%
Average	19,642	19,391	1%	875	874	—

(1)	Prior year numbers were updated to conform to current year presentation.

25

PART I. FINANCIAL INFORMATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

U.S.

Net revenue increased 18% and 15% in the second quarter and first half of 2026 to $4,863 and $9,411, respectively, compared to the same periods in 2025, primarily due to increases in asset-based revenue. The increases in asset-based fee revenue were primarily due to growth in revenue from advisory programs, driven by higher average market levels, as well as the continued increases in investment of client dollars into advisory programs.

Operating expenses increased 17% and 15% to $4,275 and $8,290 in the second quarter and first half of 2026, respectively, primarily due to increases in financial advisor compensation and benefits expense, variable compensation and communications and data processing expense. Financial advisor compensation increased 18% and 16% in the second quarter and first half of 2026 to $1,946 and $3,767, respectively, primarily due to increases in revenues on which commissions are earned. Variable compensation increased 33% to $763 and 28% to $1,495 in the second quarter and first half of 2026, respectively, due to increased branch profitability and overall Firm profitability. Communications and data processing increased due to continued investments in new tools and technology and higher depreciation expense as a result of these recent investments.

Income before allocations increased 25% to $588 and 16% to $1,121 in the second quarter and first half of 2026, respectively. Income before allocations margin was 12.0% and 11.8% in the second quarter and first half of 2026, respectively, reflecting a strategic balance between investing in the future and current financial results.

Canada

Net revenue increased 31% to $139 and 19% to $268 in the second quarter and first half of 2026, respectively, compared to the same periods in 2025, primarily due to increases in asset-based fee revenue. Asset-based fee revenue increased due to increases in advisory programs fees from higher average market levels.

Operating expenses increased 16% to $122 and 16% to $243 in the second quarter and first half of 2026, respectively, primarily due to increases in financial advisor compensation and benefits expense and variable compensation. Financial advisor compensation increased 20% to $55 and 16% to $109 in the second quarter and first half of 2026, respectively, primarily due to increases in revenues on which commissions are earned. Variable compensation increased 21% to $17 and 22% to $33 in the second quarter and first half of 2026, respectively, due to increased branch profitability and overall Firm profitability.

Income before allocations increased to $17 and $25 in the second quarter and first half of 2026, respectively. Pre-variable income margin was 24.5% and 21.6% in the second quarter and first half of 2026, respectively.

LEGISLATIVE AND REGULATORY REFORM

As discussed more fully in Part I, Item 1A – Risk Factors – Risk Related to the Partnership’s Business – Legislative and Regulatory Initiatives of the Partnership’s Annual Report, the Partnership continues to monitor several proposed, potential and recently enacted federal and state legislation, rules and regulations.

LIQUIDITY AND CAPITAL RESOURCES

The Partnership requires liquidity to cover its operating expenses, net capital requirements, capital expenditures, distributions to partners and redemptions of Partner interests, as well as to facilitate client transactions. The principal sources for meeting the Partnership’s liquidity requirements include funds generated from operations, cash and cash equivalents, securities purchased under agreements to resell, government and agency investment securities and partnership capital, all discussed further below. The Partnership believes that the liquid nature of these sources provides flexibility for managing and financing the operating needs of the Partnership and will be sufficient to meet its capital and liquidity requirements for the next twelve months. Depending on conditions in the capital markets and other factors, the Partnership will, from time to time, consider the issuance of additional Partnership capital and debt, the proceeds of which could be used to meet growth needs or for other purposes.

26

PART I. FINANCIAL INFORMATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

Partnership Capital

The Partnership’s growth in capital is the result of the sale of limited partner interests to its associates and retention of a portion of general partner earnings.

The Partnership filed Registration Statements on Form S-8 with the SEC on February 9, 2026 and November 10, 2025, respectively, to register Profits Interests with aggregate Notional Capital Contributions not to exceed $100, to be issued pursuant to the 2026 Plan, and $1,400 of Class B limited partner interests to be issued pursuant to the 2025 Plan. Proceeds from the 2025 Plan are expected to be used to meet growth needs or for other purposes. Class B limited partners will only receive allocations and distributions based on the Partnership’s net income and are not entitled to the 7 1/2% Payment to which Class A limited partners are entitled under the Partnership Agreement.

The Partnership’s capital and Profits Interests subject to mandatory redemption as of June 26, 2026, net of reserve for anticipated withdrawals, was $5,012, an increase of $888 from December 31, 2025. This increase was primarily due to the decrease in Partnership loans outstanding ($411), additional capital contributions related to limited partner, subordinated limited partner and general partner interests ($21, $39 and $313, respectively) and retention of a portion of general partner earnings ($183), partially offset by the redemption of limited partner, subordinated limited partner and general partner interests ($12, $35 and $32, respectively). The Partnership retained 22.5% and 13.8% income allocated to general partners during the three- and six-month periods ended June 26, 2026 and June 27, 2025, respectively.

The Partnership historically made loans available to those general partners and, in limited circumstances, subordinated limited partners (in each case, other than members of the ELT), who required financing for some or all of their Partnership capital contributions. Partners borrowing from the Partnership were required to repay such loans by applying the earnings received from the Partnership to such loans, net of amounts retained by the Partnership, amounts distributed for income taxes and a portion of earnings distributed to the partner. The Partnership had full recourse against any partner that defaulted on loan obligations to the Partnership.

The Partnership did not renew Partnership loans to existing general partners in 2026. As of December 31, 2025, the outstanding amount of Partnership loans was $424, however the full loan balance was paid off in January 2026. Starting in 2026, any general partner who elects to finance some or all of their Partnership capital contributions (each such electing general partner a “GP Borrower”) may, subject to the bank’s credit underwriting, individually borrow funds via unsecured promissory notes payable to a third-party bank, including under a new structured program for loans to general partners (“GP Loan Program”). The Partnership does not and will not guarantee individual bank loans to general partners to finance their Partnership capital contributions, nor can the general partner pledge their general partner interest as collateral for an individual bank loan. The Partnership will perform certain administrative functions supporting the GP Loan Program. Until the GP Borrower’s promissory note under the GP Loan Program is paid in full, the individual GP Borrower’s promissory note instructs the Partnership to apply all distributions payable to such GP Borrower from or with respect to the GP Borrower’s general partner interest or general partner capital account net of any distributions to pay taxes and any cash flow distributions elected by the GP Borrower to repayment of the GP Borrower’s promissory note prior to any funds being released to the GP Borrower. During 2026, the Partnership expects to make loans available to new general partners who require financing. Those loans made by the Partnership will expire at the end of 2026 and thereafter, the applicable general partners may seek financing under the GP Loan Program. Additionally, in 2026 the Partnership reduced the amount of general partner capital issued. The net impact of the nonrenewal of Partnership loans and the reduction in the amount of general partner capital issued did not have a material adverse impact on total partnership capital and Profits Interests subject to mandatory redemption.

Any limited partner may also elect to individually borrow funds, including pursuant to a bank program (“LP Loan Program”) to finance the purchase of their limited partner interest in the Partnership (each such electing limited partner a “LP Borrower”), as evidenced by individual unsecured promissory notes payable to a third-party bank. The Partnership does not guarantee these individual bank loans, nor can a limited partner pledge their limited partner interest as collateral for individual bank loans to limited partners to finance their Partnership capital contributions. The Partnership performs certain administrative functions supporting the LP Loan Program in connection with the LP Borrowers. Until the LP Borrower’s promissory note is paid in full, the individual LP Borrower’s promissory note instructs the Partnership to apply all distributions payable to the LP Borrower from or with respect to the LP Borrower’s limited partner interest or limited partner capital account net of any distributions to pay taxes, to repayment of the LP Borrower’s promissory note prior to any funds being released to the LP Borrower.

27

PART I. FINANCIAL INFORMATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

Partners who finance all or a portion of their capital contributions with bank financing may be more likely to request the withdrawal of capital to meet bank financing requirements should the partners experience a period of reduced earnings. As a partnership, any withdrawals by general partners, subordinated limited partners or limited partners would reduce the Partnership’s available liquidity and capital.

Many of the same banks that provide financing to general and limited partners also provide financing to the Partnership. To the extent these banks increase credit available to the partners, financing available to the Partnership may be reduced.

The following table represents amounts related to Partnership loans as well as bank loans (for which the Partnership facilitates certain administrative functions). Partners may have arranged their own bank loans to finance their Partnership capital for which the Partnership does not facilitate certain administrative functions and therefore any such loans are not included in the table.

	As of June 26, 2026
	Limited Partner Interests	Subordinated Limited Partner Interests	General Partner Interests	Total Partner Interests
Total Partnership capital(1)	$1,722	$746	$2,557	$5,025

Partnership capital owned by partners with individual loans	$141	$—	$1,417	$1,558

Partnership capital owned by partners with individual loans as a percent of total Partnership capital	8%	—	55%	31%
Individual loans:
LP Loan Program	$41	$—	$—	$41
GP Loan Program	—	—	491	491
Partnership loans	—	—	13	13

Total individual loans	$41	$—	$504	$545

Individual loans as a percent of total Partnership capital	2%	—	20%	11%
Individual loans as a percent of respective Partnership capital owned by partners with loans	29%	—	36%	35%

(1)	Total Partnership capital, as defined for this table, is before the reduction of Partnership loans and is net of reserve for anticipated withdrawals.

Historically, neither the amount of Partnership capital financed with individual loans as indicated in the table above, nor the amount of partner withdrawal requests, has had a significant impact on the Partnership’s liquidity or capital resources.

Lines of Credit

The following table shows the composition of the Partnership’s aggregate bank lines of credit in place as of June 26, 2026 and December 31, 2025:

	June 26, 2026	December 31, 2025
2022 Credit Facility	$500	$500
Uncommitted secured credit facilities	390	390

Total bank lines of credit	$890	$890

The Partnership has a $500 committed revolving line of credit (the “2022 Credit Facility”), entered into in October 2022 and amended from time to time thereafter. The Partnership has the ability to draw on various types of loans. The associated interest rate depends on the type of loan, duration of the loan and the Partnership’s private credit rating. Contractual rates are based on an index rate plus the applicable spread. The 2022 Credit Facility is intended to provide short-term liquidity to the Partnership should the need arise. As of June 26, 2026, the Partnership was in compliance with all covenants related to the 2022 Credit Facility.

28

PART I. FINANCIAL INFORMATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

In addition, the Partnership has multiple uncommitted secured lines of credit totaling $390 that are subject to change at the discretion of the banks. The Partnership also has an additional uncommitted line of credit where the amount and the associated collateral requirements are at the bank’s discretion in the event of a borrowing. Based on credit market conditions and the uncommitted nature of these credit facilities, it is possible that these lines of credit could decrease or not be available in the future. Actual borrowing capacity on secured lines is based on availability of client margin securities or firm-owned securities, which would serve as collateral on loans in the event the Partnership borrowed against these lines.

There were no amounts outstanding on the 2022 Credit Facility or the uncommitted lines of credit as of June 26, 2026 or December 31, 2025. In addition, the Partnership did not have any draws against these lines of credit during the six-month period ended June 26, 2026.

Cash Activity

As of June 26, 2026, the Partnership had $1,859 in cash and cash equivalents, $212 in securities purchased under agreements to resell, which generally have overnight maturities, and $200 in government and agency securities owned. This totaled $2,271 of Partnership liquidity as of June 26, 2026, a 49% decrease from $4,469 as of December 31, 2025. Changes in liquidity were due to timing of daily client cash activity in relation to the weekly segregation requirement and generally higher cash balances held at the end of December to fund partner distributions. The Partnership had $12,160 and $14,069 in cash and investments segregated under federal regulations as of June 26, 2026 and December 31, 2025, respectively, which was not available for general use. The decrease in cash and investments segregated under federal regulations was primarily due to the changes in net cash owed to clients based on their account activity during the period.

Regulatory Requirements

As a result of its activities as a U.S. broker-dealer, Edward Jones is subject to the net capital provisions of Rule 15c3-1 of the Exchange Act and capital compliance rules of FINRA. Under the alternative method permitted by the rules, Edward Jones must maintain minimum net capital equal to the greater of $0.25 or 2% of aggregate debit items arising from client transactions. The net capital rules also provide that Edward Jones’ partnership capital may not be withdrawn if resulting net capital would be less than minimum requirements. Additionally, certain withdrawals require the approval of the SEC and FINRA to the extent they exceed defined levels, even though such withdrawals would not cause net capital to be less than minimum requirements.

EJ Canada is a registered investment dealer regulated by CIRO. Under the regulations prescribed by CIRO, EJ Canada is required to maintain minimum levels of risk-adjusted capital, which are dependent on the nature of EJ Canada’s assets and operations.

The following table shows the Partnership’s capital figures for the U.S. broker-dealer and Canada investment dealer subsidiaries as of:

	June 26, 2026	December 31, 2025	% Change
U.S.:
Net capital	$1,180	$1,042	13%
Net capital in excess of the minimum required	$1,089	$963	13%
Net capital as a percentage of aggregate debit items	25.9%	26.4%	-2%
Net capital after anticipated capital withdrawals, as a percentage of aggregate debit items	4.5%	9.5%	-52%
Canada:
Regulatory risk-adjusted capital	$112	$102	10%
Regulatory risk-adjusted capital in excess of the minimum required	$111	$101	10%

U.S. net capital, Canada regulatory risk-adjusted capital and the related capital percentages may fluctuate daily.

29

PART I. FINANCIAL INFORMATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, continued

THE EFFECTS OF INFLATION

The Partnership’s net assets are primarily monetary, consisting of cash and cash equivalents, cash and investments segregated under federal regulations, firm-owned securities, and receivables, less liabilities. Monetary net assets are primarily liquid in nature and would not be significantly affected by inflation. Inflation and future expectations of inflation influence securities prices, as well as activity levels in the securities markets. As a result, profitability and capital may be impacted by inflation and inflationary expectations. Additionally, inflation’s impact on the Partnership’s operating expenses may affect profitability to the extent that additional costs are not recovered through attracting new clients, gathering new assets or raising prices of services offered by the Partnership to increase revenue.

FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q, and in particular Management’s Discussion and Analysis of Financial Condition and Results of Operations, contains forward-looking statements within the meaning of U.S. securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “may,” “intend,” “estimate,” “will,” “should,” “plan,” and other expressions which predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Partnership. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Partnership to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause differences between forward-looking statements and actual events include, but are not limited to, the following: (1) general economic conditions, including inflation, an economic downturn, a recession or volatility in the U.S. and/or global securities markets, actions of the U.S. Federal Reserve and/or central banks outside of the United States and economic effects of international geopolitical conflicts, tariffs and other trade restrictions, the U.S. federal debt ceiling, widespread health epidemics or pandemics or other major world events; (2) actions of competitors; (3) the Partnership’s ability to attract and retain qualified financial advisors and other employees; (4) changes in interest rates; (5) regulatory actions; (6) changes in legislation or regulation, including changes in tax laws; (7) litigation; (8) the ability of clients, other broker-dealers, banks, depositories and clearing organizations to fulfill contractual obligations; (9) changes in technology, including artificial intelligence, and other technology-related risks; (10) a fluctuation or decline in the fair value of securities; and (11) the risks discussed under Part I, Item 1A – Risk Factors in the Partnership’s Annual Report. These forward-looking statements were based on information, plans, and estimates as of the date of this report, and the Partnership does not undertake to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

30

PART I. FINANCIAL INFORMATION

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Various levels of management within the Partnership manage the Partnership’s risk exposure. Position limits in inventory accounts are established and monitored on an ongoing basis. Credit risk related to various financing activities is reduced by the industry practice of obtaining and maintaining collateral. The Partnership monitors its exposure to counterparty risk through the use of credit exposure information, the monitoring of collateral values and the establishment of credit limits. For further discussion of monitoring, see the Risk Management discussion in Part III, Item 10 – Directors, Executive Officers and Corporate Governance of the Partnership’s Annual Report. All amounts are presented in millions, except as otherwise noted.

The Partnership is exposed to market risk from changes in interest rates. Such changes in interest rates impact the income from interest-earning assets, primarily client margin loans and investments, which are primarily comprised of cash and cash equivalents, investments segregated under federal regulations, certain investment securities and securities purchased under agreements to resell. Client margin loans and investments averaged $4.2 billion and $16.6 billion, respectively, for the six-month period ended June 26, 2026 and earned interest at an average annual rate of approximately 636 and 370 basis points (6.36% and 3.70%), respectively, during the first six months of 2026. Changes in interest rates also have an impact on the expense related to the liabilities that finance these assets, such as amounts payable to clients.

The Partnership performed an analysis of its financial instruments and assessed the related interest rate risk and materiality in accordance with the SEC rules. To estimate the impact of a 100-basis point (1.00%) change on net interest income, the Partnership uses a forecasting analysis to assess the sensitivity of net interest income to the movements in interest rates. The analysis estimates the sensitivity by calculating interest income and interest expense in a balance sheet environment using current balances at the end of the reporting period. Assumptions used in the analysis include the interest rate movement, along with interest related risks such as pricing spreads and the Partnership’s determined returns on client cash accounts. Under current and expected market conditions, and based on current levels of interest-earning assets and the liabilities that finance those assets, the Partnership estimates that a 100-basis point (1.00%) increase in short-term interest rates could increase its annual net interest income by approximately $120. Conversely, the Partnership estimates that a 100-basis point (1.00%) decrease in short-term interest rates could decrease the Partnership’s annual net interest income by approximately $147. This estimate reflects minimum contractual rates on certain balances. This analysis excludes client assets that are held off-balance sheet in the Partnership’s Money Market Fund and at third-party banks participating in the Partnership’s Insured Bank Deposit program.

ITEM 4.	CONTROLS AND PROCEDURES

The Partnership maintains a system of disclosure controls and procedures which are designed to ensure that information required to be disclosed by the Partnership in the reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to management, including the Partnership’s certifying officers, as appropriate to allow timely decisions regarding required disclosure.

Based upon an evaluation performed as of the end of the period covered by this report, the Partnership’s certifying officers, the Chief Executive Officer and the Chief Financial Officer, have concluded that the Partnership’s disclosure controls and procedures were effective as of June 26, 2026.

There have been no changes in the Partnership’s last fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

31

PART II. OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

The information in Part I, Item 1, Note 8 supplements the discussion in Item 3 – Legal Proceedings in the Partnership’s Annual Report.

ITEM 1A.	RISK FACTORS

For information regarding risk factors affecting the Partnership, please see the language in Part I, Item 2 – Forward-looking Statements of this Quarterly Report on Form 10-Q and the discussion in Part I, Item 1A – Risk Factors of the Partnership’s Annual Report.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

The Partnership issued $725 thousand in subordinated limited partner interests (“SLP Interests”), which are described in the Partnership Agreement, to retiring general partners during the second quarter of 2026. The Partnership also issued $1,025 thousand in Class A limited partner interests (“Class A Limited Partner Interests”), which are described in the Partnership Agreement, to associates during the second quarter of 2026. The Partnership issued the SLP Interests and Class A Limited Partner Interests pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, in privately negotiated transactions and not pursuant to a public offering or general solicitation.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

Not applicable.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5.	OTHER INFORMATION

Rule 10b5-1 and Non-Rule 10b5-1 Trading Arrangements

None.

32

PART II. OTHER INFORMATION

ITEM 6.	EXHIBITS

Exhibit Number		Description

3.1	*	Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership, dated as of November 5, 2025, incorporated by reference from Exhibit 3.1 to The Jones Financial Companies, L.L.L.P. current report on Form 8-K dated November 5, 2025.

3.2	*	Twenty-Third Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated January 20, 2026, incorporated by reference from Exhibit 3.2 to The Jones Financial Companies, L.L.L.P. Form 10-K for the year ended December 31, 2025.

3.3	*	First Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated February 19, 2026, incorporated by reference from Exhibit 3.3 to The Jones Financial Companies, L.L.L.P. Form 10-K for the year ended December 31, 2025.

3.4	*	Second Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated March 17, 2026, incorporated by reference from Exhibit 3.4 to The Jones Financial Companies, L.L.L.P. Form 10-Q for the quarterly period ended March 27, 2026.

3.5	*	Third Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated April 16, 2026, incorporated by reference from Exhibit 3.5 to The Jones Financial Companies, L.L.L.P. Form 10-Q for the quarterly period ended March 27, 2026.

3.6	**	Fourth Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated May 12, 2026.

3.7	**	Fifth Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated June 11, 2026.

3.8	**	Sixth Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated July 14, 2026.

31.1	**	Certification of Chief Executive Officer pursuant to Rule 13a-14(a)/15(d)-14(a) of the Securities Exchange Act of 1934, as amended, as adopted pursuant to section 302 of the Sarbanes-Oxley Act of 2002.

31.2	**	Certification of Chief Financial Officer pursuant to Rule 13a-14(a)/15(d)-14(a) of the Securities Exchange Act of 1934, as amended, as adopted pursuant to section 302 of the Sarbanes-Oxley Act of 2002.

32.1	**	Certification of Chief Executive Officer pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002.

32.2	**	Certification of Chief Financial Officer pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	**	Inline XBRL Instance Document

104	**	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

*	Incorporated by reference to previously filed exhibits.
**	Filed herewith.

33

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

By:	/s/ Penny Pennington
Penny Pennington
Managing Partner (Principal Executive Officer)
August 7, 2026

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Penny Pennington	Managing Partner (Principal Executive Officer)	August 7, 2026
Penny Pennington

/s/ Andrew T. Miedler	Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2026
Andrew T. Miedler

34

Exhibit 3.6

FOURTH AMENDMENT OF TWENTY-THIRD AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Third Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership’s charter number is LP0000443.

(2)	The partnership filed the Twenty-Third Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 20, 2026.

(3)

The Twenty-Third Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the withdrawal and admission of said partners, the number of general partners is 574.

In affirmation thereof, the facts stated above are true.

Dated: May 12, 2026

General Partner:

By	/s/ Penny Pennington
Penny Pennington
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:
Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Hoppe, Mark	5/1/2026	12555 Manchester Road	St. Louis, MO 63131
Malchar, Samuel Mark	5/1/2026	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:
Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
The Mark D. Hoppe and Danae J. Hoppe Revocable Trust	5/1/2026	12555 Manchester Road	St. Louis, MO 63131
The Sam Squared Revocable Living Trust	5/1/2026	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Fourth Amendment of Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Exhibit 3.7

FIFTH AMENDMENT OF TWENTY-THIRD AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Third Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership’s charter number is LP0000443.

(2)	The partnership filed the Twenty-Third Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 20, 2026.

(3)

The Twenty-Third Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the withdrawal and admission of said partners, the number of general partners is 574.

In affirmation thereof, the facts stated above are true.

Dated: June 11, 2026

General Partner:

By	/s/ Penny Pennington
Penny Pennington
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:
Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Curran, Paul Joseph	6/1/2026	12555 Manchester Road	St. Louis, MO 63131
James D. Abarquez Living Trust	6/1/2026	12555 Manchester Road	St. Louis, MO 63131
Khanna, Rajit	6/1/2026	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:
Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Carroll, Bradley	6/1/2026	12555 Manchester Road	St. Louis, MO 63131
Paul Joseph Curran, Jr. Revocable Living Trust	6/1/2026	12555 Manchester Road	St. Louis, MO 63131
Tsirtaskis, Arthur	6/1/2026	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Fifth Amendment of Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Exhibit 3.8

SIXTH AMENDMENT OF TWENTY-THIRD AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Third Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership’s charter number is LP0000443.

(2)	The partnership filed the Twenty-Third Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 20, 2026.

(3)

The Twenty-Third Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the withdrawal and admission of said partners, the number of general partners is 573.

In affirmation thereof, the facts stated above are true.

Dated: July 14, 2026

General Partner:

By	/s/ Penny Pennington
Penny Pennington
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Arthur Tsirtaskis	7/1/2026	12555 Manchester Road	St. Louis, MO 63131
Moseley, Christine Elizabeth	7/1/2026	12555 Manchester Road	St. Louis, MO 63131
Spriggs, Emily Jo	7/1/2026	12555 Manchester Road	St. Louis, MO 63131
The Hill Revocable Trust	7/1/2026	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Arthur Tsirtsakis	7/1/2026	12555 Manchester Road	St. Louis, MO 63131
Spriggs Trust Agreement	7/1/2026	12555 Manchester Road	St. Louis, MO 63131
The Christine Moseley Living Trust	7/1/2026	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Sixth Amendment of Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Exhibit 31.1

CHIEF EXECUTIVE OFFICER CERTIFICATION

I, Penny Pennington, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of The Jones Financial Companies, L.L.L.P. (the “Registrant”);

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.

The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)

Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.

The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize, and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

/s/ Penny Pennington
Chief Executive Officer
The Jones Financial Companies, L.L.L.P.
August 7, 2026

Exhibit 31.2

CHIEF FINANCIAL OFFICER CERTIFICATION

I, Andrew T. Miedler, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of The Jones Financial Companies, L.L.L.P. (the “Registrant”);

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.

The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)

Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.

The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize, and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

/s/ Andrew T. Miedler
Chief Financial Officer
The Jones Financial Companies, L.L.L.P.
August 7, 2026

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of The Jones Financial Companies, L.L.L.P. (the “Registrant”) on Form 10-Q for the period ended June 26, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Penny Pennington, Chief Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Penny Pennington
Chief Executive Officer
The Jones Financial Companies, L.L.L.P.
August 7, 2026

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of The Jones Financial Companies, L.L.L.P. (the “Registrant”) on Form 10-Q for the period ended June 26, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew T. Miedler, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Andrew T. Miedler
Chief Financial Officer
The Jones Financial Companies, L.L.L.P.
August 7, 2026

APPENDIX D

Letter of Election and Transmittal

to

Exchange Units of Class A Limited Partner Interests

of

The Jones Financial Companies, L.L.L.P.

Pursuant to Prospectus Dated September 8, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M.,

ST. LOUIS CITY TIME, ON DECEMBER 28, 2026 UNLESS THE EXCHANGE OFFER IS EXTENDED

The Exchange Agent for the Exchange Offer is:

The Jones Financial Companies, L.L.L.P.

12555 Manchester Road

St. Louis, MO 63131

Delivery of this Letter of Election and Transmittal (“Letter of Transmittal”) and the Class B Limited Partner Subscription Agreement (as described in the Offering Documents, the “Subscription Agreement”) other than (i) to an address as set forth above, (ii) via the online portal website provided by The Jones Financial Companies, L.L.L.P. (the “Partnership”) for active associates participating in the Exchange Offer (the “Associate Website”), (iii) via the online portal website provided by the Partnership for retirees and associates on leave of absence participating in the Exchange Offer (the “Retiree/LOA Website”) or (iv) via other electronic means accepted in writing by the Partnership, will not constitute a valid delivery to the Exchange Agent or to the Partnership. You must sign this Letter of Transmittal in the appropriate space provided below. In addition, to validly tender units of Class A Limited Partner Interests (the “Class A Interests”), including the related capital contribution of such Class A Limited Partner (the “Class A LP Capital”), in the Exchange Offer, the holder of such Class A Interests must also execute and deliver the Subscription Agreement and the Power of Attorney appended thereto (collectively with this Letter of Transmittal, the “Exchange Documents”).

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed (including with regard to the conditions under which partial exchanges of Class A Interests will be accepted by the Partnership).

Each unit of Class A Interest of the Partnership has a designated Class A LP Capital of $1,000.00.

DESCRIPTION OF CLASS A LP CAPITAL EXCHANGED (See Instruction 6)

INFORMATION ON FILE
Legal Name: Employee ID: Email:

CLASS A LP CAPITAL EXCHANGE DETAILS

Total of all Class A LP Capital currently Owned: Total of Class A LP Capital to be Exchanged: Total of Class A LP Capital to be Retained:	$ $ $

ELECTION

(See Instructions 1 and 2)

☐  Check here to participate in the Exchange Offer and indicate the applicable amount of Class A LP Capital for the Class A Interests in the Partnership to be exchanged into units of Class B Limited Partner Interests (the “Class B Interests”) with the same related Class B Limited Partner Capital (the “Class B LP Capital”), in accordance with the terms and conditions of the Exchange Offer set forth in the Registration Statement on Form S-4 filed by the Partnership with the United States Securities and Exchange Commission (the “SEC”) on August 25, 2026 for the Exchange Offer (the “Form S-4”), the prospectus forming a part thereof (the “Prospectus”) and the Schedule TO that has been filed by the Partnership with the SEC in connection with the Exchange Offer (the “Schedule TO” and collectively with the Form S-4 and the Prospectus, as the same may be amended, supplemented or otherwise modified, the “Offering Documents”). If no Class A LP Capital for the Class A Interests to be exchanged is indicated below, then all Class A LP Capital related to all Class A Interests held by you will be exchanged for Class B Interests with the same total Class B LP Capital.

Total Class A LP Capital for the Class A Interests to Be Exchanged:_________________________________________________

IMPORTANT LIMITED PARTNER: SIGN HERE IF AN INDIVIDUAL: Name of Individual: (Signature) IF A TRUST: Name of Trust:

(Signature of Trustee)

INFORMATION ON FILE

Legal Name:______________________________________________________________________________________________________

Employee ID:_____________________________________________________________________________________________________

TIME IS CRITICAL. IF YOU INTEND TO PARTICIPATE IN THE EXCHANGE OFFER, PLEASE COMPLETE AND RETURN THIS LETTER OF TRANSMITTAL, THE SUBSCRIPTION AGREEMENT, INCLUDING THE POWER OF ATTORNEY APPENDED THERETO, AND ANY OTHER REQUIRED DOCUMENTS THAT ARE DESCRIBED HEREIN AS SOON AS POSSIBLE.

Ladies and Gentlemen:

The undersigned hereby elects to exchange, pursuant to the terms and conditions of the exchange offer (the “Exchange Offer”) set forth in the Registration Statement on Form S-4 filed by the Partnership with the United States Securities and Exchange Commission (the “SEC”) on August 25, 2026 for the Exchange Offer (the “Form S-4”), the prospectus forming a part thereof (the “Prospectus”) and the Schedule TO that has been filed by the Partnership with the SEC in connection with the Exchange Offer (the “Schedule TO” and collectively with the Form S-4 and the Prospectus, as the same may be amended, supplemented or otherwise modified, the “Offering Documents”), the applicable capital contribution amount of Class A Limited Partner Capital (the “Class A LP Capital”) for the units of Class A Limited Partner Interests (each such unit of Class A Limited Partner Interest is referred to herein as a “Class A Interest,” and collectively, such units of Class A Limited Partner Interests are referred to herein as “Class A Interests”) of The Jones Financial Companies, L.L.L.P. (the “Partnership”) indicated in this Letter of Transmittal, for one unit of Class B Limited Partner Interest of the Partnership (each such unit of Class B Limited Partner Interest is referred to herein as a “Class B Interest,” and collectively, such units of Class B Limited Partner Interests are referred to herein as “Class B Interests”) with an equal capital contribution amount of Class B Limited Partner Capital (the “Class B LP Capital”). Each Class A Interest and Class B Interest of the Partnership has a designated Class A LP Capital and Class B LP Capital, respectively, of $1,000.00.

As a condition to participating in the Exchange Offer, the Exchanging Limited Partner must execute and deliver the Exchange Documents.

Receipt of the Offering Documents, the Partnership Agreement (as defined in the Subscription Agreement) and the Exchange Documents is hereby acknowledged. The undersigned elects to have all or a portion of its Class A Interests exchanged pursuant to the Exchange Offer. If you fail to fully complete, execute and return this Letter of Transmittal, you will be deemed to have made no election to participate in the Exchange Offer.

Upon the terms and subject to the conditions of the Exchange Offer (and if the Exchange Offer is extended or amended, the terms of any such extension or amendment), and effective upon acceptance by the Partnership of the Class A Interests exchanged herewith in accordance with the terms of the Exchange Offer, the undersigned hereby sells, assigns and transfers to or upon the order of all right, title and interest in and to all of the Class A Interests and related Class A LP Capital being exchanged hereby, and all associated rights, allocations and distributions (collectively, “Distributions”) and irrevocably constitutes and appoints The Jones Financial Companies, L.L.L.P. (the “Exchange Agent”) and the Partnership, as the true and lawful agents and attorneys-in-fact of the undersigned with respect to such Class A Interests (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) transfer ownership of such Class A Interests (and any and all Distributions) on the account books maintained by the Partnership, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Partnership, (ii) present such Class A Interests (and any and all Distributions) for transfer on the books of the Partnership, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Class A Interests (and any and all Distributions), all in accordance with the terms of the Exchange Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, sell, assign and transfer the Class A Interests exchanged hereby and all Distributions and that, when the same are accepted for exchange by the Partnership, the Partnership will acquire good, marketable and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims.

The undersigned acknowledges that (a) all validly tendered Class A Interests will be accepted, wherever undersigned may be located; and (b) the Partnership has not taken any action under the laws of any country outside the United States to qualify or otherwise facilitate a public offer to exchange the Class A Interests in that country.

The undersigned further acknowledges that the Partnership may contact the undersigned to request documentation or other evidence reasonably satisfactory to the Partnership that the Exchange Documents were in fact properly completed and that the representations and warranties made by the undersigned therein are true and correct. The undersigned hereby agrees to promptly respond to any such request with the requested evidence.

The undersigned also understands that pending the completion of the Exchange Offer, the undersigned may not and shall not sell or otherwise transfer the Class A Interests unless the Exchange Offer is terminated or the undersigned properly withdraws the Class A Interests prior to the Expiration Date in compliance with the instructions included herein and in the Prospectus and such sale or transfer is in compliance with all terms and conditions of the Partnership Agreement (as defined in the Subscription Agreement).

The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Partnership to be necessary or desirable to complete the sale, assignment and transfer of the Class A Interests exchanged hereby and all Distributions.

All authority herein conferred or agreed to be conferred shall survive the death, incapacity, dissolution or termination of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Exchange Offer, this exchange is irrevocable.

The undersigned understands that the valid exchange of the Class A Interests pursuant to any one of the procedures described in “The Exchange Offer— Procedures for Tendering Class A Interests” in the Prospectus and in the Instructions hereto will constitute a binding agreement between the undersigned and the Partnership upon the terms and subject to the conditions of the Exchange Offer (and if the Exchange Offer is extended or amended, the terms or conditions of any such extension or amendment). The undersigned recognizes that under certain circumstances set forth in the Offering Documents, the Partnership may not be required to accept for exchange any of the Class A Interests exchanged hereby.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Requirements of Exchange. This Letter of Transmittal properly completed and duly executed and any other documents required by this Letter of Transmittal and the Offering Documents, including the other Exchange Documents, must be received by the Exchange Agent prior to the Expiration Date.

The method of delivery of the Exchange Documents and all other required documents is at the option and the risk of the exchanging limited partner and the delivery will be deemed made only when actually received by the Exchange Agent.

THE EXCHANGE DOCUMENTS AND ALL OTHER DOCUMENTS REQUIRED BY THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY 11:59 P.M. ST. LOUIS CITY TIME ON THE EXPIRATION DATE OF THE EXCHANGE OFFER.

No alternative, conditional or contingent exchanges will be accepted. All or a portion of the applicable Class A Interests may be exchanged; provided, that, the exchanged Class A LP Capital must be in increments of $100.00. All exchanging limited partners by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their Class A Interests for exchange.

2. Partial Exchanges. If a Class A Limited Partner wishes to exchange less than all of the Class A LP Capital held by them, they should specify the applicable portion of the Total Class A LP Capital that is to be exchanged in the column entitled “Total Class A LP Capital of Class A Interests to Be Exchanged” in the box entitled “Election” above. Unless otherwise specified in the box entitled “Election” above all Class A Interests and related Class A LP Capital held by a Class A Limited Partner will be deemed to have been exchanged.

Notwithstanding the foregoing, in order to do a partial exchange of Class A Interests (and not an exchange of all of your Class A Interests), the following conditions must be met:

•	you must hold at least $5,000.00 in Class A LP Capital (representing at least five units of Class A Interests) after the exchange; and

•	you must hold at least $5,000.00 in Class B LP Capital (representing at least five units of Class B Interests) after the exchange.

In addition to meeting these conditions, you may only exchange Class A Interests in $100.00 increments of Class A LP Capital.

Each Class A Interest and Class B Interest of the Partnership has a designated Class A LP Capital and Class B LP Capital, respectively of $1,000.00.

3. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offering Documents and the Exchange Documents may be directed to the Information Agent at the address, email and telephone number set forth below.

4. Waiver of Conditions. Subject to the terms and conditions of the Exchange Offer, the Partnership reserves the right, in its sole discretion, to waive, at any time or from time to time, any of the specified conditions of the Exchange Offer, in whole or in part, in the case of any Class A Interests and related Class A LP Capital exchanged.

5. Revocation or Change of Election. An election is irrevocable, except that Class A Interests and related Class A LP Capital tendered in the Exchange Offer may be withdrawn at any time prior to the Expiration Date by following the procedures set forth in the Offering Documents. In addition, you may change an election with respect to the Class A Interests and related Class A LP Capital tendered in the Exchange Offer by submitting a replacement of this document and any other documents required by the Exchange Offer, including the Subscription Agreement and the Power of Attorney appended thereto, prior to the expiration date of the Exchange Offer. In the event that you submit more than one Letter of Transmittal, the last submitted Letter of Transmittal executed by you and received by the Partnership prior to the expiration date of the Exchange Offer will govern your elections for the Exchange Offer.

6. Election Procedure. To properly complete the “Description of Class A LP Capital Exchanged” box you must include the your name, related employment identification number and email under the heading “Information on File” and indicate the Total Class A LP Capital owned by you, the total Class A LP Capital you are electing to exchange and the total Class A LP Capital to be retained under the heading “Class A LP Capital Exchange Details.”

* * *

Questions and requests for assistance may be directed to the Information Agent at its address, email and telephone number set forth below. Requests for copies of the Offering Documents, the Exchange Documents and other Exchange Offer materials may also be directed to the Information Agent.

The Information Agent for the Exchange Offer is:

The Jones Financial Companies, L.L.L.P.

12555 Manchester Road

St. Louis, MO 63131

joneslp@edwardjones.com

1-800-441-2222 (x1931073)

APPENDIX E

FORM OF

CLASS B LIMITED PARTNER

SUBSCRIPTION AGREEMENT

The Jones Financial Companies, L.L.L.P.

12555 Manchester Road

Saint Louis, MO 63131

Attn: Partnership Accounting

UNLESS EXECUTED AND DELIVERED IN ACCORDANCE WITH THE LETTER OF TRANSMITTAL AND OFFERING DOCUMENTS (EACH AS DEFINED BELOW), THIS SUBSCRIPTION AGREEMENT HAS NO VALUE OR VALIDITY.

Ladies and Gentlemen:

I, the undersigned, hereby irrevocably agree to purchase [—] units of Class B Limited Partner Interests (the “Interests”) of The Jones Financial Companies, L.L.L.P. (the “Partnership”) at $1,000 per unit of Interest, by exchange of Class A Limited Partner Interests (the “Exchange Offer”) pursuant to that certain Letter of Election and Transmittal dated as of the date hereof (the “Letter of Transmittal”) in full payment for the Interests. Closing of the transactions contemplated by this Subscription Agreement shall take place as described in the Offering Documents.

I acknowledge that: (a) I have received a copy of the Letter of Transmittal, the Registration Statement on Form S-4 filed by the Partnership with the United States Securities and Exchange Commission (the “SEC”) for the Exchange Offer (the “Form S-4”), the prospectus forming a part thereof (the “Prospectus”) and the Schedule TO filed with the SEC in connection with the Exchange Offer (the “Schedule TO” and collectively with the Form S-4 and the Prospectus, as the same may be amended, supplemented or otherwise modified, the “Offering Documents”); (b) I have had an opportunity to review the Offering Documents and ask questions and receive answers from the Partnership regarding the Interests, the Offering Documents and the documents incorporated by reference therein (including, but not limited to, the “Risk Factors” Section of the Offering Documents and the risk factors incorporated by reference in the Offering Documents from the Partnership’s other filings with the SEC), and the Exchange Offer pursuant to which I am subscribing to acquire the Interests; (c) I have had an opportunity to consult my own legal, tax and financial advisors with respect to the Exchange Offer and an investment in the Interests; (d) there are restrictions on transferring the Interests and the Interests are non-transferable without the express written consent of the Managing Partner (which is not expected to be given); (e) neither the Partnership nor any of its employees, partners, representatives or agents has provided any tax or investment advice or made any representation as to the suitability of an investment in the Interests or any guarantee or representation as to the potential success, return, effect or benefit of an investment in the Interests; (f) an investment in the Interests involves substantial risks and I have reviewed, understand and accept the risks associated with an investment in the Interests; and (g) my obligations hereunder are binding upon me and irrevocable.

I understand that any Interests I subscribe to will be governed by the terms of the Partnership’s Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership dated as of November 5, 2025, as may be amended from time to time in accordance with its terms (the “Partnership Agreement”). I have been advised that my participation in the Exchange Offer will not affect my position with the Partnership or any of its subsidiaries.

This subscription is invalid unless an executed copy of this Subscription Agreement is delivered in accordance with the Letter of Transmittal and the Offering Documents. This Subscription Agreement may be executed and delivered in counterparts, including electronic signature by both parties. To the extent I elect to execute this Subscription Agreement electronically, I: (a) consent to conducting this transaction electronically and to using an electronic signature, (b) understand that I have the option of obtaining a paper record of this transaction and that my electronic signature is legally equivalent to a manual signature and constitutes my binding acceptance of and agreement to the terms of this subscription, and (c) agree that no certification or third party verification will be necessary to validate my electronic signature.

I have enclosed herewith an executed Power of Attorney attached hereto as Exhibit 1.

I ACKNOWLEDGE AND AGREE THAT THE PARTNERSHIP AGREEMENT CONTAINS, IN ARTICLE ELEVEN, A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Signature:	Date:

Name:	Employee ID:

Accepted: THE JONES FINANCIAL COMPANIES, L.L.L.P.

Signature:	Date:

Name:	Title:

THIS SUBSCRIPTION AGREEMENT IS NOT TRANSFERABLE OR ASSIGNABLE.

Exhibit 1

FORM OF POWER OF ATTORNEY

THE JONES FINANCIAL COMPANIES, L.L.L.P.

A REGISTERED LIMITED LIABILITY LIMITED PARTNERSHIP

DURABLE POWER OF ATTORNEY

The undersigned does, by their execution hereof, hereby irrevocably appoint the managing partner of The Jones Financial Companies, L.L.L.P., a Missouri registered limited liability limited partnership (the “Partnership”), governed by the Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership dated as of November 5, 2025 (as may be amended from time to time, the “Partnership Agreement”) and, during any period where the Partnership does not have a managing partner, the Enterprise Leadership Team, (in either instance, the “Managing Partner”), as their true and lawful attorney-in-fact with full power and authority in their name, place, and stead, to execute or acknowledge under oath, deliver, and/or file and record at the appropriate public offices:

(a)

The Partnership Agreement and an amendment or amendments to the Partnership Agreement for the purpose of adding the undersigned as a Class B Limited Partner in the Partnership and otherwise binding the undersigned to the terms of the Partnership Agreement;

(b)	Any document necessary to withdraw the undersigned as a Class B Limited Partner in accordance with the Partnership Agreement;

(c)

All tax returns, forms, schedules and similar documents required to effectuate the terms or intent of the Partnership Agreement and as allowed or required by state or local tax laws to be filed on behalf of all nonresident limited partners in states where such limited partners are allocated Partnership income derived from such states, which we refer to as a composite filing; provided, however, that for composite filing return purposes, each nonresident Class B Limited Partner shall be notified electronically or in writing annually prior to the composite filing and confirm participation in such composite filing;

(d)

All annual state or local tax forms and certifications required to be completed to acknowledge inclusion in any federal, state or foreign composite filing allowed and deemed appropriate by the Managing Partner, and any tax forms, certifications, and other similar documents required to give effect to Section 9.3 or Section 9.4 of the Partnership Agreement, as determined by the Managing Partner; and

(e)

As contemplated by Section 12.1 of the Partnership Agreement, such documents as may be necessary or appropriate to carry out the business of the Partnership and the provisions of the Partnership Agreement, including:

(i)

All certificates and other instruments (including the Partnership Agreement or any certificate of limited partnership or certificate of limited liability partnership and any amendment thereof) which the Managing Partner deems appropriate to qualify or continue the Partnership as a registered limited liability limited partnership under the Missouri Limited Partnership Act and the Missouri Partnership Act (or a partnership in which the partners will have limited liability comparable to that provided by the Missouri Limited Partnership Act and the Missouri Partnership Act) or under the laws of any other jurisdiction in which the Partnership may conduct business;

(ii)

All amendments to the Partnership Agreement or any certificate of limited partnership or any certificate of limited liability partnership which are required to be filed or which the Managing Partner deems to be advisable to file;

(iii)	All instruments which the Managing Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of the Partnership Agreement;

(iv)	All conveyances and other instruments which the Managing Partner deems appropriate to reflect the dissolution and termination of the Partnership; and

(v)

All other instruments, documents, or contracts (including, without limiting the foregoing, any deed, lease, mortgage, note, bill of sale, contract, trust agreement, guarantee, partnership agreement, indenture, underwriting agreement or any instrument or documentation which may be required to be filed (or which the Managing Partner deems advisable to file) by the Partnership under the laws of any state or by any governmental agency) and any other agreements (including cash subordination agreements) as deemed appropriate by the Managing Partner or otherwise requisite to carrying out the intent and purpose of the Partnership Agreement and the business of the Partnership and its affiliates.

The appointment by the undersigned of the Managing Partner as attorney-in-fact shall be deemed to be a power coupled with an interest in recognition of the fact that the undersigned will be relying upon the power of the Managing Partner to act as contemplated by the Partnership Agreement in any filing and other action by the Managing Partner on behalf of the Partnership. This Power of Attorney shall survive the death, disability or incompetence of the undersigned or the assignment by the undersigned of the whole or any part of their interest hereunder (which such assignment is, in any event, prohibited by the terms of the Partnership Agreement).

The undersigned agrees to indemnify and hold the Partnership, its subsidiaries, and the partners, employees, successors and assigns of each harmless from any and all liability, including, but not limited to, attorney’s fees, arising from the Partnership’s reliance on this Power of Attorney. This indemnity includes but is not limited to any breach by an agent of the undersigned of such agent of the undersigned’s obligation to notify the Partnership of the death or disability of the undersigned. This Power of Attorney and indemnity shall remain in effect until such time as the undersigned is no longer a limited partner of the Partnership. Such termination of the undersigned’s status as a limited partner will not affect the undersigned’s liability for transactions entered into prior thereto.

The undersigned has executed this Power of Attorney as of the date set forth below.

Signature:	Date:

Name:	Employee ID:

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

As general partners in a registered limited liability limited partnership, Missouri law provides that JFC’s officers shall not be liable or accountable, directly or indirectly, including by way of indemnification, contribution, assessment or otherwise, for any debts, obligations and liabilities of, or chargeable to, JFC or its general partners, whether in tort, contract or otherwise, which are incurred, created or assumed by JFC while JFC is a registered limited liability limited partnership; provided, however, that this liability limitation does not affect the liability of the officers for: (i) such officer’s own negligence, wrongful acts, omissions, misconduct or malpractice; (ii) such officer’s liability for any taxes or fees administered by the department of revenue; (iii) any liabilities owed as determined by the division of employment security; and (iv) any local taxes.

Pursuant to the Partnership Agreement:

(a)

JFC’s officers are not liable to JFC or any other person for any losses, claims, damages, liabilities, costs, expenses (including reasonable legal and experts’ fees, costs and expenses) judgments, awards, fines, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, arbitral, administrative or investigative, incurred by reason of any act or omission performed or omitted by such officer on behalf of JFC or failure to act (even if such action, omission or failure to act constituted negligence on such officer’s part) on behalf of JFC; provided, however, that the provision in the Partnership Agreement does not limit the liability of such officer (i) for fraud, (ii) acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law or which were grossly negligent, (iii) for any transaction in which such officer derived improper personal benefit, or (iv) for any liability in connection with a Suspension Event (as defined in the Partnership Agreement).

(b)

To the fullest extent permitted under applicable law, JFC shall indemnify, defend and hold each officer harmless from and against any and all claims brought against such party arising out of or in connection to acts or omissions performed in connection with the business of JFC, and shall indemnify and hold each such officer harmless from and against all resulting awards, settlements, damages liabilities, fines, costs and expenses (including reimbursement of reasonable attorneys’ and experts’ fees and court costs), to the extent that such claim results from or is attributable to acts or omissions performed or omitted to be performed by such officer unless such act was not: (i) in good faith on behalf of JFC, (ii) in a manner reasonably believed by such officer to be within the scope of the authority granted to him/her by the Partnership Agreement, nor (iii) in the best interests of JFC; provided, however, JFC will have no indemnification obligation for claims to the extent directly attributable to acts or omissions of an officer that constitute (A) fraud, (B) acts or omissions of an officer not in subjective good faith or which involve intentional misconduct or a knowing violation of law or which were grossly negligent, (C) for any transaction in which such officer derived improper personal benefit, or (D) for any liability in connection with a Suspension Event (as defined in the Partnership Agreement).

JFC’s Directors, Officers and Corporate Liability/General Partners and Limited Partnership Liability Insurance Policy generally provides officers with a maximum of $60,000,000 aggregate coverage of, with certain exclusions and exceptions, defense costs, judgments, settlements, and damages for claims (a) of employment practice wrongful acts, (b) of any actual or alleged error, misstatement, or misleading statement, neglect or breach of duty committed, attempted or allegedly committed; (c) related to an omission or act in their capacity as an individual general partner; (d) against an officer solely by reason of their status as an individual general partner; and (e) against an officer in their capacity as director or officer of an outside entity if such service is at the request of JFC.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibit List

Exhibit No.	Exhibit

3.1

* Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership, dated as of November 5, 2025, incorporated by reference from Exhibit 3.1 to The Jones Financial Companies, L.L.L.P. current report on Form 8-K dated November 5, 2025.

3.2	* Twenty-Third Restated Certificate of Limited Partnership of the Jones Financial Companies, L.L.L.P., dated January 20, 2026.
3.3	* First Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of the Jones Financial Companies, L.L.L.P., dated February 19, 2026.
3.4	* Second Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated March 17, 2026.
3.5	* Third Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated April 16, 2026.
3.6	** Fourth Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated May 12, 2026.
3.7	** Fifth Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated June 11, 2026.
3.8	** Sixth Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated July 14, 2026.

5.1	** Opinion of Thompson Coburn LLP.

8.1	** Tax Opinion of Eversheds Sutherland (US) LLP.

23.1	** Consent of PricewaterhouseCoopers LLP.

23.2	** Consent of Thompson Coburn LLP (included in Exhibit 5.1).

99.1	** Form of Letter of Election and Transmittal

99.2	** Form of Subscription Agreement

107.1	** Filing Fee Exhibit

*	Incorporated by reference to previously filed exhibits.

**	Filed herewith.

Item 22. Undertakings.

(a)

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

The Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(c)

The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)

The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)

The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Peres, State of Missouri, on August 25, 2026.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

/s/ Penny Pennington
By:
Penny Pennington

Managing Partner

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Penny Pennington Penny Pennington	Managing Partner (Principal Executive Officer)	August 25, 2026

/s/ Andrew T. Miedler Andrew T. Miedler	Chief Financial Officer (Principal Financial and Accounting Officer)	August 25, 2026